EXHIBIT T3E.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

EXPLANATORY STATEMENT IN RELATION TO
INTER-CONDITIONAL SCHEMES OF ARRANGEMENT

between

MONGOLIAN MINING CORPORATION (IN PROVISIONAL LIQUIDATION)
(an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 240791)

and

THE SCHEME CREDITORS
(as defined in this Explanatory Statement)

IN THE GRAND COURT OF THE CAYMAN ISLANDS UNDER SECTION 86 OF THE COMPANIES LAW (2016 REVISION) AND FSD CAUSE NO: 39 OF 2017 (RMJ)

AND

IN THE HIGH COURT OF HONG KONG UNDER SECTIONS 673 AND 674 OF THE HONG KONG COMPANIES ORDINANCE (CAP 622) AND MISCELLANEOUS PROCEEDINGS NO. HCMP 370 / 2017

20 MARCH 2017

This document comprises an explanatory statement in relation to inter-conditional schemes of arrangement proposed Mongolian Mining Corporation (In Provisional Liquidation and acting by its Joint Provisional Liquidators) pursuant to section 86 of the Companies Law (2016 Revision) of the Cayman Islands, and sections 673 and 674 of the Companies Ordinance (Cap 622) of Hong Kong (the "Explanatory Statement"). Reference is made to the definitions set out in Appendix 1 (Definitions and Interpretation) to this Explanatory Statement.

This Explanatory Statement is being sent to persons who it is believed are or may be Scheme Creditors at the date of this Explanatory Statement. If you have assigned, sold, or otherwise transferred, or assign, sell or otherwise transfer, your interests as a Scheme Creditor before the Record Time you must forward this Explanatory Statement and the accompanying documents at once to the person or persons to whom you have assigned, sold or otherwise transferred your interests as a Scheme Creditor.

WARNING – The contents of this Explanatory Statement have not been reviewed by any regulatory authority in the Cayman Islands, Hong Kong, Singapore or in any other jurisdiction. Neither the SEC nor any United States state securities commission has approved or disapproved of the Scheme Consideration or determined if this Explanatory Statement is truthful or complete. Any representation to the contrary is a criminal offence. You are strongly encouraged to exercise caution in relation to any offer pursuant to the schemes of arrangement set out in this Explanatory Statement.

You are recommended to seek your own independent financial, legal and/or tax advice immediately from your financial, legal and/or tax adviser with respect to the contents of this Explanatory Statement or the documents that accompany it or what action you should take.

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An application will be made to the Singapore Exchange Securities Trading Limited ("SGX-ST") for permission to deal in and the listing and quotation of the New Notes and the New Perpetual Notes on the SGX-ST. Such permission will be granted when the New Notes and the New Perpetual Notes have been admitted to the Official List of the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or reports contained herein. Admission of the New Notes and the New Perpetual Notes to the Official List of the SGX-ST and quotation of any of the New Notes and the New Perpetual Notes on the SGX-ST are not to be taken as an indication of the merits of the New Notes and the New Perpetual Notes or of the issuers of them, any guarantees, any guarantors, their respective subsidiaries (if any), their respective associated companies (if any) or their respective joint venture companies (if any). If the application to the SGX-ST to list the New Notes and the New Perpetual Notes is approved, for so long as such New Notes and New Perpetual Notes are listed on the SGX-ST and the rules of the SGX-ST so require, such New Notes and New Perpetual Notes will be traded on the SGX-ST in a minimum board lot size of at least US$200,000. To the extent that the Company is required to disclose additional information solely for the purposes of the application to list the New Notes and the New Perpetual Notes on the SGX-ST, such information will be made available to Scheme Creditors on the Scheme Website.

This Explanatory Statement is accompanied by the Solicitation Packet, as set out at Appendix 9 (Solicitation Packet) to this Explanatory Statement, which is also available on the Scheme Website.

The Solicitation Packet contains: (i) the Account Holder Letter (which also encloses the Designated Recipient Form and the Distribution Confirmation) and (ii) instructions and guidance for Scheme Creditors as to how to complete those documents.

Queries in relation to this Explanatory Statement should be directed to the Information Agent as follows:

Lynchpin Bondholder Management

Attn: Elizabeth Wilson / Michelle Michaels

Wellington Plaza, 4th Floor, Suite 402

56-58 Wellington Street, Central, Hong Kong

http://www.lynchpinbm.com/project/mongolian-mining

Phone: +852 2526 5406

Fax: +852 2526 5020

E-Mail: mminfo@lynchpinbm.com

NOTES AS TO KEY DATES AND INSTRUCTIONS

___________________________________________________________________________

•	The Record Time and Initial Deadline for the Schemes will be 5:00pm New York time on 5 April 2017, the equivalent being 4:00pm Cayman Islands time on 5 April 2017 and 5:00am Hong Kong time on 6 April 2017.

•	The Cayman Scheme Meeting and the Hong Kong Scheme Meeting, at which the Scheme Creditors will consider and vote on the Cayman Scheme and the Hong Kong Scheme respectively, will be convened as separate meetings but taking place at the same time.

•	The Cayman Scheme Meeting will be held at the offices of Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, with any adjournment as may be appropriate, at 9:00pm on 10 April 2017 Cayman Islands time, the equivalent time being 10:00am Hong Kong time on 11 April 2017 / 10:00pm New York time on 10 April 2017.

•	The Hong Kong Scheme Meeting will be held at the offices of Walkers, 15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong, with any adjournment as may be appropriate, at 10:00am on 11 April 2017 Hong Kong time, the equivalent time being 9:00pm Cayman Islands time on 10 April 2017 / 10:00pm New York time on 10 April 2017.

•	For convenience, the Cayman Scheme Meeting and the Hong Kong Scheme Meeting are referred to in this Explanatory Statement as the "Scheme Meetings" save where explicit reference is made to the Cayman Scheme Meeting or the Hong Kong Scheme Meeting, as applicable.

•	Scheme Creditors will be able to attend either of the Scheme Meetings in person, and will also be able to join by video conference at the relevant locations or by telephone in listening mode using the dial-in details which will be published on the Scheme Website (but it will not be possible to vote at the Scheme Meetings by telephone).

•	A formal notice convening the Cayman Scheme Meeting is set out in Appendix 7 (Notice of Cayman Scheme Meeting) to this Explanatory Statement.

•	A formal notice convening the Hong Kong Scheme Meeting is set out in Appendix 8 (Notice of Hong Kong Scheme Meeting) to this Explanatory Statement.

•	The Cayman Scheme Sanction Hearing before the Cayman Court to determine whether or not the Cayman Court will sanction the Cayman Scheme is presently scheduled to take place on 24 April 2017 (Cayman Islands time) at 10:00am (Cayman Islands time). Scheme Creditors will have the right to attend and be heard at such hearing.

•	The Hong Kong Scheme Sanction Hearing before the Hong Kong Court to determine whether or not the Hong Kong Court will sanction the Hong Kong Scheme is presently scheduled to take place on 25 April 2017 (Hong Kong time) at 10:00am (Hong Kong time). Scheme Creditors will have the right to attend and be heard at such hearing.

•	Instructions about actions to be taken by the Scheme Creditors before the Scheme Meetings are set out in section 9 (Scheme Creditors and actions to be taken), along with Appendix 9 (Solicitation Packet) to this Explanatory Statement (which contains each of the Account Holder Letter, Distribution Confirmation and Designated Recipient Form).

•	Scheme Creditors should be aware that (i) the New Notes and the New Perpetual Notes will only be eligible for clearing and settlement through Euroclear and Clearstream, and (ii) that DTC's ATOP (automated tender offer program) system may not be used.

It is highly recommended that each Scheme Creditor instructs its Account Holder to move its Old Notes from DTC to an account with Euroclear or Clearstream without delay. It will not be possible to receive the New Notes and New Perpetual Notes without providing relevant Euroclear or Clearstream account details.

•	Whether or not you intend to attend the Scheme Meetings, you are requested to ensure that the documents specified below are duly completed, executed and returned in accordance with the instructions set out therein so that they are received by the Information Agent as soon as possible and in any event by the dates and times set out below:

Action	Documents1 / blocking instructions[2] to submit	Deadline
To accede to the Noteholder RSA to be eligible to receive the Late Consent Fee	• Accession Letter	• Late Consent Fee Longstop Deadline (1:00 a.m. New York time on 29 March 2017 / 12:00 a.m. Cayman time on 29 March 2017 / 1:00 p.m. Hong Kong time on 29 March 2017)
To vote at the Scheme Meeting	• Relevant blocking instructions	• Prior to submission of the Account Holder Letter (Check relevant deadlines with your custodian and/or Clearing System)
	• Account Holder Letter (to include Blocking Reference Number)[3]	• Initial Deadline (10:00 a.m. New York time on 5 April 2017 / 9:00 a.m. Cayman time on 5 April 2017 / 10:00 p.m. Hong Kong time on 5 April 2017)

________________________

[1]	All documents (save for the Accession Letter) must be submitted to the Information Agent by Account Holders. To accede to the Noteholder RSA to be eligible to receive the Late Consent Fee, the Accession Letter must be delivered to the Information Agent by the Scheme Creditor in accordance with paragraph 1.2 of the Solicitation Packet at Appendix 9 to this Explanatory Statement.

[2]	Blocking Instructions to block the Old Notes in the Clearing Systems must be submitted by Account Holders to Clearstream / Euroclear, save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream the Old Notes must be blocked in accordance with paragraph 4.3 of the Solicitation Packet at Appendix 9 to this Explanatory Statement.

[3]	Save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream, the Account Holder Letter must be affixed with a signature medallion guarantee stamp in accordance with paragraph 4.3 of the Solicitation Packet at Appendix 9 to this Explanatory Statement.

To receive Scheme Consideration	• Relevant blocking instructions	• Prior to submission of the Account Holder Letter (Check relevant deadlines with custodian and Clearing System)
• Account Holder Letter (to include Blocking Reference Number if submitted prior to the Initial Distribution Deadline)[4] • Distribution Confirmation

•   Initial Deadline (10:00 a.m. New York time on 5 April 2017 / 9:00 a.m. Cayman time on 5 April 2017 / 10:00 p.m. Hong Kong time on 5 April 2017) (to receive Scheme Consideration on the Initial Distribution Date)

•   No later than the Bar Date[5] (to receive Scheme Consideration by the Final Distribution Date)[6]

To appoint a Designated Recipient to receive Scheme Consideration on your behalf	• Designated Recipient Form	• To be submitted together with the Account Holder Letter and the Distribution Confirmation

•	Further important information is set out under sections 2 (Important Notice to Scheme Creditors) and 3 (Important Securities Law Notices) of this Explanatory Statement.

________________________

[4]	Save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream, the Account Holder Letter must be affixed with a signature medallion guarantee stamp in accordance with paragraph 4.3 of the Solicitation Packet at Appendix 9 to this Explanatory Statement.

[5]	Being a time to be specified on the date falling twelve months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date) as notified by the Company to Scheme Creditors pursuant to the provisions of the Schemes.

[6]	There will be a Holding Period from the Initial Distribution Date up to and including the Final Distribution Date during which the Scheme Consideration Trustee will hold the Surplus Scheme Consideration on trust for the Participating Scheme Creditors in accordance with the terms of the Distribution Agreement. Quarterly Distributions of the Surplus Scheme Consideration will be made during the Holding Period (including on the Final Distribution Date) to settle Surplus Scheme Consideration in respect of Account Holder Letters, Distribution Confirmations and, if applicable, Designated Recipient Forms which are received after the Initial Deadline and by the Bar Date (but note that Scheme Claims will be determined as at the Record Time).

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TABLE OF CONTENTS

1	EXPECTED TIMETABLE OF PRINCIPAL EVENTS	1
2	IMPORTANT NOTICES TO SCHEME CREDITORS	5
3	IMPORTANT SECURITIES LAW NOTICES	11
4	LETTER FROM THE JOINT PROVISIONAL LIQUIDATORS AND THE BOARD TO THE SCHEME CREDITORS	18
5	BACKGROUND TO THE COMPANY AND THE RESTRUCTURING	31
6	OVERVIEW OF THE RESTRUCTURING	56
7	INTRODUCTION TO THE SCHEMES	89
8	NOTES RESTRUCTURING DOCUMENTS	112
9	SCHEME CREDITORS AND ACTIONS TO BE TAKEN	113
10	FURTHER DETAILS REGARDING THE COMPANY	120
11	RISK FACTORS	128
12	TAXATION	144
APPENDIX 1 DEFINITIONS AND INTERPRETATION		145
APPENDIX 2 COMPANY FINANCIAL MODEL REVIEW		174
APPENDIX 3 LIQUIDATION ANALYSIS		189
APPENDIX 4 2016 INTERIM REPORT		201
APPENDIX 5 CAYMAN SCHEME		202
APPENDIX 6 HONG KONG SCHEME		203
APPENDIX 7 NOTICE OF CAYMAN SCHEME MEETING		204
APPENDIX 8 NOTICE OF HONG KONG SCHEME MEETING		205
APPENDIX 9 SOLICITATION PACKET		206
APPENDIX 10 PRE-RESTRUCTURING GROUP STRUCTURE CHART		207
APPENDIX 11 POST-RESTRUCTURING GROUP STRUCTURE CHART		208
APPENDIX 12 JOINT PROVISIONAL LIQUIDATORS APPOINTMENT AND CONTINUATION ORDERS		209
APPENDIX 13 CAYMAN SCHEME MEETING CONVENING ORDER		210
APPENDIX 14 HONG KONG SCHEME MEETING CONVENING ORDER		211

1.	Expected Timetable of Principal Events[7]

1.1	Scheme Creditors should observe any deadlines set by any institution or settlement system (including the Clearing Systems) through which they hold interests in the Old Notes to ensure that any voting instructions given by them are taken into account at the Scheme Meetings and that they can participate in the distributions of Scheme Consideration on the Initial Distribution Date and the Final Distribution Date.

1.2	The Joint Provisional Liquidators strongly urge each Scheme Creditor to contact its relevant Account Holder or Intermediary as soon as possible to ensure they are aware of this Explanatory Statement and the process and timetable set out in it.

1.3	Principal events taking place before the date of this Explanatory Statement are set out below marked with an asterisk* and are for information purposes only.

Event	Expected date	Cayman Islands time	New York time	Hong Kong time
Date of the Noteholder RSA*	21 December 2016
Early Consent Fee Longstop Date* (the latest date for Noteholders to accede to the Noteholder RSA in accordance with its provisions in order to receive the Early Consent Fee under it)	13 January 2017	13 January 2017	13 January 2017	13 January 2017

Interim Consent Fee Longstop Date*

(the latest time and date for Noteholders to accede to the Noteholder RSA in accordance with its provisions in order to be eligible to receive the Interim Consent Fee under it)

	20 January 2017	4:00pm 20 January 2017	4:00pm 20 January 2017	5:00am 21 January 2017
Cayman Scheme Convening Hearing*	13 March 2017	9:30am 13 March 2017	10:30am 13 March 2017	10:30pm 13 March 2017
Hong Kong Scheme Convening Hearing*	14 March 2017	9:00pm 13 March 2017	10:00pm 13 March 2017	10:00am 14 March 2017
Anticipated publication of the Company's audited financial statements for the fiscal year ending 31 December 2016	On or around 24 March 2017

________________________

[7]	The dates in this timetable and those mentioned throughout this Explanatory Statement assume that none of the court hearings or the Scheme Meeting are adjourned or delayed. It is also possible that the drawing up or registration of the Court Orders may be delayed if any person appeals either order.

Event	Expected date	Cayman Islands time	New York time	Hong Kong time

Late Consent Fee Longstop Date

(the latest time and date for Noteholders to accede to the Noteholder RSA in accordance with its provisions in order to be eligible to receive the Late Consent Fee under it)

	Midnight on the date falling 5 RSA Business Days before the Record Time, being 29 March 2017	12:00am 29 March 2017	1:00am 29 March 2017	1:00pm 29 March 2017

Initial Deadline

(the latest time and date for delivery of duly completed documentation (including proxy forms and Account Holder Letters) necessary to vote at the Scheme Meetings and to receive an initial distribution of the Scheme Consideration on the Initial Distribution Date (subject to the Restructuring Effective Date occurring))[8]

	5 April 2017	4:00pm on 5 April 2017	5:00pm on 5 April 2017	5:00am on 6 April 2017
Record Time[9]	5 April 2017	4:00pm on 5 April 2017	5:00pm on 5 April 2017	5:00am on 6 April 2017
Scheme Meetings[10]	10 April 2017 (Cayman Islands time) / 11 April 2017 (Hong Kong time)	9:00pm on 10 April 2017	10:00pm on 10 April 2017	10:00am on 11 April 2017

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[8]	Note that the Clearing System in which you hold your Old Notes (or your Account Holder) may impose an earlier deadline for the submission of the relevant blocking instructions and/or Account Holder Letter. To ensure timely submission of your relevant blocking instructions and Account Holder Letter, please ask your Account Holder to check with the Clearing System as to whether any earlier deadline is applicable and ensure that your relevant blocking instructions and/or Account Holder Letter are received before any such applicable deadline. This is particularly important if you wish to submit an Account Holder Letter by the Initial Deadline in order to vote at the Scheme Meetings and receive Scheme Consideration on the Initial Distribution Date.

[9]	All Scheme Claims are determined as at the Record Time. The Company will be entitled to exercise discretion as to whether it recognises any assignment or transfer of Scheme Claims after the Record Time.

[10]	The Scheme Meetings will commence at the time stated. Any Scheme Creditor that wishes to attend the Scheme Meetings should produce a duplicate copy of the Account Holder Letter that was executed and delivered on their behalf, evidence of personal identity (for example, a passport or other picture identification) and, in the case of a corporation, evidence of corporate authority (for example, a valid power of attorney and/or board minutes) at the registration desk by no later than one hour before the scheduled time of the Scheme Meetings.

Event	Expected date	Cayman Islands time	New York time	Hong Kong time
Cayman Scheme Sanction Hearing[11]	24 April 2017	10:00am on 24 April 2017	11:00am on 24 April 2017	11:00pm on 25 April 2017
Hong Kong Scheme Sanction Hearing[12]	25 April 2017	9:00pm on 24 April 2017	10:00pm on 24 April 2017	10:00am on 25 April 2017
Scheme Effective Date	Day on which the Court Orders are filed with the Company Registrars	-	-	-
Chapter 15 Recognition Hearing[13]	Week commencing 24 April 2017	-	-	-
Chapter 15 Recognition Order Date	As soon as possible after the Chapter 15 Recognition Hearing	-	-	-
Restructuring Effective Date[14]	A date to be specified by the Company in a notice which is a Business Day, cannot occur after the Scheme Longstop Date and which may only occur following the date on which all of the Scheme Conditions are satisfied or, to the extent permitted by law and the Noteholder RSA (and with the consent of the Senior Lenders, such consent not to be unreasonably withheld or delayed), waived by the Company.
Initial Distribution Date	The initial date upon which the Scheme Consideration will be distributed to the Initial Participating Scheme Creditors, being the same date as the Restructuring Effective Date, as notified by the Company to the Scheme Creditors, Senior Lenders, QGX and the Agents in accordance with the terms of the Schemes.
Scheme Longstop Date	8 May 2017[15]

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[11]	The date of the hearings by the Courts for sanction of the Schemes and the Scheme Effective Date of the Schemes will depend on the Courts’ availability. Notice will be provided to all Scheme Creditors if the dates of the sanction hearings change.

[12]	As per note 10 above regarding the Cayman Scheme Sanction Hearing.

[13]	This is also an estimated date and will depend upon the US Bankruptcy Court's availability.

[14]	This is also an estimated date and will depend both upon the courts’ availability and when the conditions precedent to the Restructuring Effective Date have been satisfied.

Event	Expected date	Cayman Islands time	New York time	Hong Kong time
Holding Period and Quarterly Distribution Dates

The holding period from the time immediately following the initial distribution of the Scheme Consideration on the Initial Distribution Date up to and including the Final Distribution Date during which time the Scheme Consideration Trustee will hold the Surplus Scheme Consideration on trust for the Participating Scheme Creditors until they are distributed in Quarterly Distributions in accordance with the terms of the Distribution Agreement.

Distributions of Surplus Scheme Consideration shall be made on a quarterly basis on the Quarterly Distribution Dates which will occur during the Holding Period in accordance with the provisions of the Distribution Agreement.

Bar Date (the latest time and date for delivery of duly completed documentation necessary to receive any Scheme Consideration)	A time to be specified on the date falling 12 months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date) as notified by the Company pursuant to the provisions of the Schemes.
Final Distribution Date	10 Business Days after the Bar Date

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[15]	Or such later date as may be agreed in accordance with the provisions summarised at section 5.17(f) (Noteholder RSA) of this Explanatory Statement.

2.	Important NoticeS to Scheme Creditors

This section contains a number of important notices to Scheme Creditors. Scheme Creditors are strongly encouraged to carefully review the notices in this section and, if necessary, seek and obtain independent legal and/or financial advice.

2.1	Defined terms

Unless the context otherwise requires, all capitalised terms used in this Explanatory Statement shall have the meanings set out in Appendix 1 (Definitions and Interpretation) to this Explanatory Statement.

2.2	Information

This Explanatory Statement has been prepared in connection with schemes of arrangement under:

(a)	section 86 of the Cayman Companies Law in relation to the Cayman Scheme between the Company and the Scheme Creditors; and

(b)	sections 673 and 674 of the Hong Kong Companies Ordinance between the Company and the Scheme Creditors,

and has been prepared solely for the purpose of providing information to Scheme Creditors in relation to the Schemes.

Nothing in this Explanatory Statement or any other document issued with or appended to it should be relied on for any purpose other than for Scheme Creditors to make a decision on the Schemes. In particular and without limitation, nothing in this Explanatory Statement should be relied on in connection with the purchase or acquisition of any Scheme Claim or any other financial instruments, securities, assets or liabilities of the Company or any other Group Company.

Nothing contained in this Explanatory Statement constitutes a recommendation, or the giving of advice, by the Board, the Joint Provisional Liquidators, the Company or any other member of the Group to take a particular course of action or to exercise any right conferred by the Old Notes in relation to, buying, selling, subscribing for, exchanging, redeeming, holding, underwriting, disposing of, or converting Old Notes or any other financial instruments, securities, assets, claims, property interests or liabilities of the Company or any other Group Company.

2.3	Scheme Creditors

This Explanatory Statement is to be distributed to Scheme Creditors. Information on the actions that Scheme Creditors are required to take under the Schemes is set out in section 9 (Scheme Creditors and Actions to be Taken) of this Explanatory Statement and Appendix 9 (Solicitation Packet) to this Explanatory Statement.

2.4	Notice to Scheme Creditors

Without prejudice to any representations and warranties to be given by the Company in the Notes Restructuring Documents, nothing contained in this Explanatory Statement shall constitute a representation, warranty, undertaking or guarantee of any kind, express or implied, nor any admission of any fact or liability on the part of the Joint Provisional Liquidators, the Company or any other Group Company with respect to any asset to which it may be entitled or any claim against it. Without prejudice to the generality of the foregoing, nothing in this Explanatory Statement or the distribution thereof evidences to any person, or constitutes any admission by the Joint Provisional Liquidators, the Company or any other Group Company, that a liability is owed to any person in respect of any claim (including without limitation any Scheme Claim) or that any person is or may be a Scheme Creditor. The failure to distribute this Explanatory Statement to any Scheme Creditor shall not constitute an admission or determination by the Joint Provisional Liquidators, the Company or any other Group Company that such person is not a Scheme Creditor.

No person has been authorised by the Joint Provisional Liquidators or the Company to give any information or make any representations concerning the Notes Restructuring Documents or the Schemes which is inconsistent with this Explanatory Statement and, if made, such representations shall not be relied upon as having been so authorised.

The information contained in this Explanatory Statement has been prepared based upon information available to the Joint Provisional Liquidators and the Company prior to the date of this Explanatory Statement. The delivery of this Explanatory Statement does not imply that the information herein is correct as at any time subsequent to the date hereof. To the best of the Joint Provisional Liquidators' and the Company's knowledge, information and belief, the information contained in this Explanatory Statement is in accordance with the facts and does not omit anything likely to affect the import of such information, each in a material respect. The Joint Provisional Liquidators and the Company have taken all reasonable steps to ensure that this Explanatory Statement contains the information reasonably necessary and material to enable Scheme Creditors to make an informed decision about how the Restructuring affects them.

None of the Joint Provisional Liquidators' and/or the Company's advisers have verified that the information contained in this Explanatory Statement is materially in accordance with facts and does not omit anything likely to affect the import of such information in any material way, and each of those persons expressly disclaims responsibility for such information.

The Joint Provisional Liquidators have not performed an audit examination on any financial information set out or referred to in, or appended to, this Explanatory Statement.

Neither the Scheme Creditors nor their advisers have authorised the content of this document or any part of it, nor do they or their advisers accept any responsibility for the accuracy, completeness or reasonableness of the statements contained within it.

This Explanatory Statement has not been reviewed, verified or approved by any rating agency, the Old Notes Trustee, or any regulatory authority. Without prejudice to any representations and warranties to be given by the Company in the Notes Restructuring Documents, to the fullest extent permitted by law, the Joint Provisional Liquidators, the Company and any other Group Company will have no tortious, contractual or any other liability to any person in connection with the use of this Explanatory Statement and the Joint Provisional Liquidators, the Company and any other Group Company will not accept any liability whatsoever to any person, regardless of the form of action, for any lost profits or lost opportunity, or for any indirect, special, consequential, incidental or punitive damages arising from any use of this Explanatory Statement, its contents or preparation or otherwise in connection with it, even if the Joint Provisional Liquidators, the Company or any other Group Company has been advised of the possibility of such damages.

2.5	Restrictions

The distribution of this Explanatory Statement to or in certain jurisdictions may be restricted by law or regulation and persons into whose possession this Explanatory Statement comes are requested to inform themselves about, and to observe, any such restrictions. Failure to comply with any such restrictions could result in a violation of the laws of such jurisdictions.

2.6	Summary only

The summary of the principal provisions of the Schemes contained in this Explanatory Statement is qualified in its entirety by reference to the Cayman Scheme and the Hong Kong Scheme themselves. The full text of the Cayman Scheme and the Hong Kong Scheme are set out in Appendix 5 (Cayman Scheme) and Appendix 6 (Hong Kong Scheme) to this Explanatory Statement, respectively. Each Scheme Creditor is strongly encouraged to read and consider carefully the text of both the Cayman Scheme and the Hong Kong Scheme. This Explanatory Statement has been prepared solely to assist Scheme Creditors in respect of voting on the Schemes.

2.7	Conflicts

In the event of a conflict between the information and terms described in:

(a)	this Explanatory Statement; and

(b)	the Schemes or the Notes Restructuring Documents;

the terms of the Schemes and the Notes Restructuring Documents shall prevail.

Subject to the terms of the Bank RSA, the Noteholder RSA and the Promissory Notes RSA, the Company and/or the Joint Provisional Liquidators shall be at liberty to modify the Schemes, or to propose a different scheme or schemes of arrangement, at any time prior to sanction of the Schemes and delivery of the relevant Court Order to the relevant Company Registrar. The Company and/or the Joint Provisional Liquidators shall enjoy such liberty notwithstanding any actions in reliance on the Schemes or this Explanatory Statement by a Scheme Creditor or any other person.

2.8	Forward-looking Statements

Nothing in this Explanatory Statement shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company and/or any member of the Group except where otherwise specifically stated.

This Explanatory Statement contains statements, estimates, opinions and projections with respect to the Company and the Group and certain plans and objectives of the Company and the Group. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "will", "may", "should", "would", "could" or other words of similar import. These statements are based on numerous assumptions and assessments made by the Joint Provisional Liquidators and the Company as appropriate in light of their experience and perception of historical trends, current conditions, expected future developments and other factors which they believe appropriate. No assurance can be given that such expectations will prove to be correct. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not such results will be achieved. Such forward-looking statements only speak as at the date of this Explanatory Statement. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, the factors and uncertainties set out in section 11 (Risk Factors) of this Explanatory Statement. Each Scheme Creditor is urged to make its own assessment of the validity of such forward-looking statements and their underlying assumptions and no liability is accepted by the Joint Provisional Liquidators and/or the Company in respect of the achievement or failure thereof of such forward-looking statements and assumptions. Without limiting the above, none of the boards of the directors of the companies within the Group or the Joint Provisional Liquidators assumes any obligation to update or correct any forward-looking statements contained in this Explanatory Statement to reflect any change of expectations with respect thereto or any change in event, situation or circumstances on which any such forward-looking statement was based.

2.9	Risk Factors

Scheme Creditors' attention is drawn to certain risks and uncertainties associated with the Restructuring that are set out in section 11 (Risk Factors) of this Explanatory Statement.

These important risk factors could cause the Company's and the Group's actual results and future prospects to differ materially from those expressed in this Explanatory Statement (including any forward-looking statements).

Each Scheme Creditor should carefully read and analyse such risk factors and uncertainties, and fully understand their impact, which may be material and adverse, on its financial condition and prospects. The statement of risk factors is not and is not intended to be an exhaustive statement of such factors or of all possible factors which might influence the decision of Scheme Creditors as regards the Schemes or any investment decision.

2.10	Unaudited financial information

(a)	The 2016 Interim Report at Appendix 4 (2016 Interim Report) to this Explanatory Report contains unaudited financial information. Scheme Creditors are directed to the 2016 Interim Report which contains information as to the basis on which it has been prepared. In addition, Scheme Creditors should note that the Joint Provisional Liquidators have not performed an audit examination of the 2016 Interim Report.

(b)	The Company intends to publish its audited financial statements for the fiscal year ending 31 December 2016 in compliance with its existing listing obligations on or around 24 March 2017 and prior to holding of the Scheme Meetings. Such additional audited financial statements shall be made available, amongst other places, on the Scheme Website.

2.11	Disclaimer regarding preparation of the Company Financial Model Review and Liquidation Analysis by the Joint Provisional Liquidators

(a)	The Joint Provisional Liquidators were initially appointed as joint provisional liquidators of the Company on 19 July 2016. Prior to the Joint Provisional Liquidators' appointment, the Company's advisors had prepared a base case financial model in support of the Company Proposal and the ongoing restructuring negotiations as at 16 June 2016. Such financial model was updated by the Company and its advisors on 28 July 2016. Such financial model is referred to in this Explanatory Statement as the "Company Financial Model". The Joint Provisional Liquidators have reviewed such Company Financial Model and a summary of such review was set out in the First Progress Report filed with the Cayman Court (and available on the Scheme Website) and subsequently updated for the purposes of this Explanatory Statement. Such summary can be found in Appendix 2 (Company Financial Model Review) to this Explanatory Statement.

(b)	In addition, the Joint Provisional Liquidators have prepared a high level liquidation analysis of the potential outcome for creditors of the Company, based on the unaudited financial position of the Group, as assessed on the basis of individual unaudited balance sheets provided by Management for each entity in the Group, as at 30 June 2016, in the event that the Restructuring is not completed (the "Liquidation Analysis"). A copy of the Liquidation Analysis, as appended to the First Progress Report filed with the Cayman Court and subsequently updated for the purposes of this Explanatory Statement, is set out at Appendix 3 (Liquidation Analysis) to this Explanatory Statement.

(c)	By reviewing the Company Financial Model Review and the Liquidation Analysis, the Scheme Creditors and any other party who gains access to the Company Financial Model Review and the Liquidation Analysis will be deemed to have read and irrevocably agreed to comply with the following contents of this disclaimer:

(i)	the Company Financial Model Review has been prepared by the Joint Provisional Liquidators and is based on information and explanations provided by the Company which have not been subject to independent verification, audit or checking. In performing a review of the Company Financial Model, the Joint Provisional Liquidators have primarily relied upon information provided by the Company (including the Company Financial Model itself), public market information, information provided by and various discussions and correspondence with Management and officials from the Mongolian Government. The Joint Provisional Liquidators have neither verified the accuracy of the data nor performed any independent market research to assess the reasonableness of the business assumptions adopted in the Company Financial Model, unless otherwise stated. By its very nature, this work cannot be regarded as an exact science and the findings arrived at in many cases will of necessity be subjective and dependent on the exercise of individual judgement. There is, therefore, no indisputable single value in terms of outcomes and the Joint Provisional Liquidators cannot provide absolute assurance on the work performed;

(ii)	the Liquidation Analysis has been prepared by the Joint Provisional Liquidators solely for the benefit of the Company and is based on documents and information (including but not limited to unaudited management accounts of the individual companies of the Group as at 30 June 2016 with reference to the corresponding breakdowns, relevant contracts, and intercompany positions) provided by the Company. Additionally, discussions with Management were held to discuss information provided by Management to further understand developments since 30 June 2016. None of this information or explanations provided by the Company has been subject to independent verification, audit or checking. Attention is drawn to the basis on which the Liquidation Analysis has been prepared which is set out in section 1 of the Liquidation Analysis at Appendix 3 (Liquidation Analysis) to this Explanatory Statement. Additionally, and without limiting the foregoing, the Joint Provisional Liquidators have identified a number of limitations to the Liquidation Analysis. A full list of these limitations can be found in sections 4, 5 and 6 of the Liquidation Analysis at Appendix 3 (Liquidation Analysis) to this Explanatory Statement;

(iii)	except where specifically stated, the Joint Provisional Liquidators have not sought to establish the reliability of the sources of any information presented to them by reference to independent evidence. The analyses presented in the Company Financial Model Review and the Liquidation Analysis are based on estimates and assumptions, with limited information available. Where the Joint Provisional Liquidators have made observations and drawn conclusions from the information and analysis, unless specifically stated, these observations and conclusions have not been confirmed with the Company’s management or service providers;

(iv)	the Joint Provisional Liquidators assume no liability whatsoever and make no representations or warranties, express or implied, in relation to the contents of the Company Financial Model Review or the Liquidation Analysis, including their accuracy, completeness or verification or for any other statement made or purported to be made by or on behalf of the Company or the Joint Provisional Liquidators, and the Joint Provisional Liquidators shall not be responsible for any reliance which Scheme Creditors may place on the accuracy or completeness of the information set out in the Company Financial Model Review or Liquidation Analysis. To the fullest extent permitted by law, no liability or responsibility whatsoever is accepted by the Joint Provisional Liquidators for any loss howsoever arising from any use of or reliance on the Company Financial Model Review or Liquidation Analysis or any statement contained in this Explanatory Statement in connection therewith;

(v)	each recipient of this Explanatory Statement should examine, analyse and evaluate, and conduct its own independent financial, legal and/or tax analysis of the information contained or referred to in this Explanatory Statement, including the Company Financial Model Review and the Liquidation Analysis; and

(vi)	the information set out in the Company Financial Model Review and the Liquidation Analysis is subject to change at any time and the Joint Provisional Liquidators do not undertake to keep such information current.

2.12	Legal, tax and financial advice

Without limiting any of the above, Scheme Creditors should not construe the contents of this Explanatory Statement or any other document in connection with the Restructuring as legal, tax or financial advice.

This Explanatory Statement has been prepared without taking into account the objectives, financial or tax situation or needs of any particular recipient of it, and consequently, the information contained in this Explanatory Statement may not be sufficient or appropriate for the purpose for which a recipient might use it. Each Scheme Creditor should conduct its own due diligence and consider the appropriateness of the information in this Explanatory Statement having regard to its own objectives, financial situations and needs. Scheme Creditors are also recommended to consult their own professional advisers as to legal, tax, financial or other aspects relevant to any action Scheme Creditors might take in relation to the Schemes and the Restructuring, or the implications/consequences of such action.

This Explanatory Statement is addressed to Scheme Creditors for their information only and no person should rely on it in formulating or reaching any investment decision other than for Scheme Creditors to make a decision whether or not to approve the Schemes. Scheme Creditors must rely on their own due diligence and their professional advisers in their decisions with respect to the Schemes and the Restructuring.

2.13	Other Jurisdictions

The implications of the Restructuring for Scheme Creditors who are residents or citizens of jurisdictions other than the Cayman Islands and Hong Kong may be affected by the laws of other relevant jurisdictions. Such overseas Scheme Creditors should inform themselves about and observe any applicable legal requirements in their respective jurisdictions. Any person outside of the Cayman Islands or Hong Kong who is resident in, or who has a registered address in, or is a citizen of, an overseas jurisdiction should consult independent professional advisers and satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection with the Schemes and the Restructuring, including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any issue, transfer or other taxes due in such jurisdiction.

3.	Important Securities Law NoticeS

3.1	United States Securities Law Considerations

(a)	The Company and Energy Resources intend to rely on the exemption from the registration requirements of the US Securities Act provided in Section 3(a)(10) thereof for the issuance of the Scheme Consideration to Scheme Creditors in exchange for their Scheme Claims as contemplated in the Schemes. This exemption is available subject to the following conditions:

(i)	the relevant Scheme Consideration must be issued in exchange for Scheme Claims; and

(ii)	the Cayman Court and the Hong Kong Court, having been previously advised of the Company's and Energy Resources’ reliance on their respective determinations on the exemption provided by Section 3(a)(10) of the US Securities Act, must hold an open hearing and approve the fairness of the terms and conditions of the exchange.

(b)	The Company and Energy Resources are relying on each of the following in order to avail itself of the exemption described above:

(i)	under the laws of the Cayman Islands and Hong Kong, the Cayman Court and the Hong Kong Court will not approve the Schemes for the issuance of the Scheme Consideration to Scheme Creditors in exchange for their Scheme Claims unless each court finds that the terms and the conditions of the exchange are fair to Scheme Creditors at the Sanction Hearings and that the Schemes are such as an intelligent and honest Scheme Creditor, a member of the class concerned and acting in respect of its interest, might reasonably approve;

(ii)	Scheme Creditors received notice of the Convening Hearings and had the right to appear at such hearings;

(iii)	Scheme Creditors have (in connection with the distribution of this Explanatory Statement) received notice of (and have the right to attend and appear at) the Scheme Meetings, the Cayman Scheme Sanction Hearing and the Hong Kong Scheme Sanction Hearing; and

(iv)	the Company has advised the Cayman Court and the Hong Kong Court before the Cayman Scheme Sanction Hearing and the Hong Kong Scheme Sanction Hearing, respectively, that the Company and Energy Resources will rely on the exemption provided by Section 3(a)(10) of US Securities Act and not register under the US Securities Act the Scheme Consideration to be issued to the Scheme Creditors in exchange for their Scheme Claims based on the Cayman Court's and the Hong Kong Court's sanctioning of the Schemes at the Sanction Hearings.

(c)	None of the Scheme Consideration has been or will be registered under the securities laws of any state of the United States, and will be issued pursuant to the Schemes in reliance on available exemptions from such state law registration requirements or the pre-emption of such requirements by the US Securities Act.

(d)	The Scheme Consideration generally should not be treated as "restricted securities" within the meaning of Rule 144(a)(3) under the US Securities Act and may be immediately resold without restriction under the US Securities Act by holders who are not "affiliates" (as defined under the US Securities Act) of the Company or Energy Resources and have not been affiliates of the Company or Energy Resources within 90 days prior to the Initial Distribution Date or the Final Distribution Date, as applicable.

(e)	Under the US Securities Act, a Scheme Creditor who is an affiliate of the Company or Energy Resources at the time or within 90 days prior to any resale of the relevant Scheme Consideration received under the Schemes will be subject to certain transfer restrictions relating to such Scheme Consideration to the extent they wish to sell such securities in the United States. In particular, such Scheme Consideration may not be sold in the United States without registration under the US Securities Act, except pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the US Securities Act, such as in an offshore transaction in accordance with Regulation S under the US Securities Act.

(f)	Whether a person is an affiliate of the Company or Energy Resources for such purposes depends upon the circumstances, but affiliates could include certain officers and directors and significant shareholders. A Scheme Creditor who believes that it may be an affiliate of the Company or Energy Resources should consult its own legal advisers prior to any resale of the Scheme Consideration.

(g)	The Scheme Consideration will not be listed on a US securities exchange or any inter-dealer quotation system in the United States. The Group does not intend to take action to facilitate a market in any of the Scheme Consideration in the United States. Consequently, the Group believes that it is unlikely that an active trading market in the United States will develop for any such securities.

(h)	Neither the SEC, nor any other United States state or other securities commission or regulatory authority has approved or disapproved of the Scheme Consideration or passed comment upon the accuracy or adequacy of this Explanatory Statement. Any representation to the contrary is a criminal offence in the United States.

(i)	Scheme Creditors should consult their own legal, financial and tax advisers with respect to the legal, financial and tax consequences of the Schemes, the Scheme Consideration and the Restructuring in their particular circumstances.

3.2	European Economic Area

(a)	This Explanatory Statement is not a prospectus for the purposes of the Prospectus Directive. This Explanatory Statement is only being distributed to and is only directed at Scheme Creditors: (i) who are not incorporated or situated in any member state of the European Economic Area (the "EEA"), (ii) who are "qualified investors" within the meaning of Article 2(1)(e) of the Prospectus Directive and any implementing measure in each member state of the EEA, or (iii) in compliance with any other circumstances falling within Article 3(2) of the Prospectus Directive (all such persons together being referred to as "Relevant Persons"). This Explanatory Statement has been prepared on the basis that all offers of the Scheme Consideration will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the EEA, from the requirement to produce a prospectus for offers of the Scheme Consideration. Accordingly, any person making or intending to make any offer within the EEA of the Scheme Consideration should only do so in circumstances in which no obligation arises for the Company or Energy Resources to produce a prospectus for such offer. Neither the Company nor Energy Resources has authorised the making of any offer of any of the Scheme Consideration through any financial intermediary other than offers made by the Company or Energy Resources as contemplated by this Explanatory Statement.

(b)	The Scheme Consideration is only available to the Scheme Creditors (or their Designated Recipients) in accordance with the terms of the Schemes and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Scheme Consideration will only be engaged in with a Relevant Person; provided that if any such Relevant Person is a qualified investor acting as a "financial intermediary" (as such terms are used in the Prospectus Directive), it has not elected for any Scheme Consideration and will not subscribe for the Scheme Consideration on a non-discretionary basis on behalf of, nor will the Scheme Consideration be acquired with a view to its offer or resale to, persons in circumstances which may give rise to an offer of securities to the public, and provided further that no such offer of any of the Scheme Consideration shall require the Company or Energy Resources to publish a prospectus pursuant to the Prospectus Directive. Any person who is not a Relevant Person should not act or rely on this Explanatory Statement or any of its contents.

(c)	For the purposes of this provision, the expression "offer of Scheme Consideration to the public" in relation to the Scheme Consideration in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Scheme Consideration to be offered so as to enable an investor to decide to purchase or subscribe for the Scheme Consideration, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

3.3	United Kingdom

(a)	This Explanatory Statement and any other documents or materials relating to the Schemes may only be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 (the "FSMA") does not apply. Accordingly, such documents or materials and this Explanatory Statement are not being distributed to, and must not be passed on to, persons in the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply. In the United Kingdom, this Explanatory Statement is only being distributed to and is only directed at (i) persons who have professional experience in matters relating to investments and who qualify as Investment Professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); (ii) high net worth companies, unincorporated associations, partnerships or trustees in accordance within Article 49(2) of the Order; and (ii) Scheme Creditors falling within Article 43(2) of the Order (together, "relevant persons"). This Explanatory Statement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Explanatory Statement relates, including the Scheme Consideration, is available only to relevant persons and will be engaged in only with relevant persons. Any persons other than relevant persons should not act or rely on this Explanatory Statement.

3.4	Hong Kong

(a)	The arrangements for the issue of the Scheme Consideration have not been authorised by Hong Kong's Securities and Futures Commission ("SFC"), nor has this Explanatory Statement (for this purpose including the Solicitation Packet) been approved by the SFC pursuant to section 105(1) of Hong Kong's Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("SFO") or section 342C(5) of Hong Kong's Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("C(WUMP)O") or registered by Hong Kong's Registrar of Companies pursuant to section 342C(7) of C(WUMP)O. Accordingly, the content and use of this Explanatory Statement must comply with each of the following SFO and C(WUMP)O restrictions, so:-

(i)	SFO: this Explanatory Statement is not and does not contain, contrary to section 103 of SFO, an invitation to the public of Hong Kong to acquire or subscribe for the Scheme Consideration, other than (1) an invitation only to professional investors (as defined in SFO) to do so or (2) to the extent that this Explanatory Statement is not a prospectus (as defined in C(WUMP)O) by virtue of any of the maximum offeree number, minimum investment amount or other exclusions set out in the 17th Schedule to C(WUMP)O ("Prospectus Exclusions"); and

(ii)	C(WUMP)O: this Explanatory Statement must not, contrary to sections 342 and 342C of C(WUMP)O, be issued, circulated or distributed to any person in Hong Kong other than (1) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or (2) to professional investors (as defined in the SFO) or (3) in circumstances in which this Explanatory Statement is not a prospectus (as defined in C(WUMP)O) by virtue of any of the Prospectus Exclusions or (4) otherwise in circumstances that do not constitute an offer to the public.

3.5	PRC

(a)	The Scheme Consideration has not been and will not be registered under the relevant laws of the PRC. Accordingly, no offer, promotion, solicitation for sales or sale of or for, as the case may be, any Scheme Consideration in the PRC will be made, except where permitted by the China Securities Regulatory Commission or where the activity otherwise is permitted under the laws of the PRC.

3.6	Singapore

(a)	With respect to the listing of the New Notes and the New Perpetual Notes on the SGX-ST, Energy Resources and the Company are relying on an exemption from registration under the US Securities Act and Section 274 and/or Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA") for offers and sales of securities that do not involve a public offering.

(b)	This Explanatory Statement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Explanatory Statement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the New Notes and the New Perpetual Notes may not be circulated or distributed, nor may the New Notes and the New Perpetual Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the New Notes and the New Perpetual Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the New Notes and the New Perpetual Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Future s (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

(c)	To the extent that the Company or Energy Resources is required to disclose additional information solely for the purposes of the application to list the New Notes and the New Perpetual Notes on the SGX-ST, such information will be made available to Scheme Creditors on the Scheme Website.

3.7	Cayman Islands

(a)	There is no registration required or made under the Securities Investment Business Law in the Cayman Islands or with the Cayman Islands Monetary Authority in relation to this Explanatory Statement and this Explanatory Statement is only distributed to Scheme Creditors such that it does not represent an offer to the public in the Cayman Islands under any law in the Cayman Islands.

3.8	Mongolia

(a)	Energy Resources is required under the Law on Securities Market to submit to the Financial Regulatory Commission of Mongolia ("FRCM") a notice regarding its issuance of the New Notes on the HKEx and the SGX-ST and such notice shall be accompanied by certain documents specified in a regulation approved by the FRCM.

3.9	General

(a)	There will be no offer of Scheme Consideration in any state or jurisdiction in which such offer would be unlawful prior to qualification under securities law of such state or jurisdiction.

(b)	The implications of the Schemes for Scheme Creditors who are resident in, have a registered address in or are citizens of any other jurisdictions may be affected by the laws of such jurisdictions. Such Scheme Creditors should inform themselves about and observe any applicable legal requirements and should consult their professional advisers and satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection with the Schemes, including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any issue, transfer or other taxes due in such jurisdiction.

(c)	In the absence of bad faith, none of the Group, the Board, the Joint Provisional Liquidators, the Information Agent or any person appointed to distribute the Scheme Consideration shall have any liability for any loss or damage arising as a result of the timing or terms of such a sale or as a result of the timing or terms of, or as a result of any remittance made pursuant to, such distribution or regulatory, civil or criminal sanctions or penalties incurred by the Scheme Creditors as a result of the implementation of the Schemes in respect of laws or regulations applicable to them.

3.10	Disqualified Persons and Prohibited Transferees

(a)	Without limiting the information set out in this section (Important Securities Law Notices), the Scheme Consideration will not be issued to a Scheme Creditor pursuant to the Schemes where such Scheme Creditor is a Disqualified Person or Prohibited Transferee. A Disqualified Person is a person who is disqualified from holding, receiving or handling any Scheme Consideration pursuant to any applicable laws or regulations. A Prohibited Transferee is a person who is prohibited from being allotted, issued with, holding, receiving or handling any Scheme Consideration pursuant to any applicable laws or regulations or so prohibited except after compliance with conditions or requirements that the Joint Provisional Liquidators consider to be disproportionate to the value of the relevant Scheme Consideration.

(b)	However, a Scheme Creditor who is either a Disqualified Person or a Prohibited Transferee may designate a Designated Recipient (who itself must not be a Disqualified Person or Prohibited Transferee) to receive the Scheme Consideration, provided, however, that when designating a Designated Recipient, a Scheme Creditor which is a Disqualified Person or a Prohibited Transferee will be required to represent and warrant to the Company that it will retain no beneficial interest in the Scheme Consideration designated to be held by the Designated Recipient.

(c)	If a Scheme Creditor is a Disqualified Person or Prohibited Transferee and fails to designate a Designated Recipient prior to the Bar Date, all of the Scheme Consideration that would otherwise have been distributed to such Scheme Creditor will be distributed as Surplus Scheme Consideration to the other Participating Scheme Creditors that are not Disqualified Persons or Prohibited Transferees or who have designated a Designated Recipient in accordance with the terms of the Scheme and the Distribution Agreement.

3.11	Certain ERISA and Related Considerations

(a)	The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and related requirements on employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Part 4 of Subtitle B of Title I of ERISA ("ERISA Plans"), and on the persons charged with administering and investing the assets of ERISA Plans, called "fiduciaries" under ERISA. Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") prohibit certain transactions involving the assets of an ERISA Plan, or the assets of a plan, account or arrangement that is not subject to ERISA but is subject to Section 4975 of the Code, such as a U.S. individual retirement account (a "Tax Advantaged Arrangement"), and certain persons (referred to as "parties in interest" under ERISA and "disqualified persons" under the Code) having certain relationships to the ERISA Plan or Tax Advantaged Arrangement, unless a statutory or administrative exemption applies to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, a fiduciary of an ERISA Plan or Tax Advantaged Arrangement who engages in or causes the ERISA Plan or Tax Advantaged Arrangement to engage in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

(b)	Under the regulations promulgated by the U.S. Department of Labor, 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA, the "Plan Asset Rules"), if an ERISA Plan or Tax Advantaged Arrangement (each, a "Plan") invests in an "equity interest" of an entity that is neither a "publicly offered security" as defined in the Plan Asset Rules nor a security issued by an investment company registered under the U.S. Investment Company Act, the Plan's assets will include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that equity participation in the entity by Plans or entities themselves holding "plan assets" under the Plan Asset Rules (collectively, "Benefit Plan Investors") is not "significant". Equity participation in an entity by Benefit Plan Investors will be "significant" if 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors, excluding interests held by certain persons managing or providing investment advice to the entity and by certain of their affiliates. An "equity interest" is defined under the Plan Asset Rules as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. If an entity is subject to "look through" treatment in this manner under the Plan Asset Rules, the entity and its operations and investments will be directly subject to ERISA and to the prohibited transaction provisions of the Code, and the persons charged with managing the entity and investing its assets will be treated as "fiduciaries" under ERISA and the prohibited transaction provisions of the Code.

(c)	U.S.-based governmental plans, certain church plans, non-U.S. plans and other plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local, federal or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code ("Similar Laws").

(d)	The foregoing discussion regarding ERISA and the Code is general in nature and does not purport to be complete.

(e)	Fiduciaries of any Scheme Creditor that is a plan, arrangement or entity subject to Section 406 of ERISA or Section 4975 of the Code or to any Similar Law should consult with their counsel concerning the matters described in this section.

None of the securities referred to in this Explanatory Statement may be sold, issued or transferred in any jurisdiction in contravention of applicable law.

4.	Letter from THE joint provisional liquidators AND THE BOARD to the Scheme Creditors

20 March 2017

Dear Scheme Creditor,

MONGOLIAN MINING CORPORATION (IN PROVISIONAL LIQUIDATION) (THE "COMPANY")

1.	INTRODUCTION

The Joint Provisional Liquidators and the Board write to you in your capacity as a Scheme Creditor. This letter forms part of the Explanatory Statement for the Schemes proposed by the Company as part of the Restructuring, the details of which are explained below. Unless otherwise specified, capitalised words or phrases used in this letter have the meanings attributed to them in Appendix 1 (Definitions and Interpretation) to the Explanatory Statement.

2.	Powers and Obligations of the Joint Provisional Liquidators

The JPL Order

On 19 July 2016, the Cayman Court appointed Simon Conway of PwC Corporate Finance (Cayman) Limited, PO Box 258, 18 Forum Lane, Camana Bay, Grand Cayman, KY1-1104, Cayman Islands and Christopher So Man Chun of PwC and PricewaterhouseCoopers Ltd., 22/F Prince's Building, Central, Hong Kong, respectively as Joint Provisional Liquidators of the Company pursuant to the terms of an order made on that date (the "JPL Order"). A copy of the JPL Order is at Appendix 11 (Joint Provisional Liquidators Appointment and Continuation Orders) to the Explanatory Statement.

Pursuant to the JPL Order, the Joint Provisional Liquidators were granted the express authority to "develop and propose a restructuring of the Company's indebtedness in a manner designed to allow the Company to continue as a going concern, with a view to making an arrangement with the Company's creditors, including (without limitation) a compromise or arrangement by way of a scheme of arrangement pursuant to section 86 of the Companies Law". Specific powers were expressly granted by the JPL Order to assist the Joint Provisional Liquidators to achieve this function.

In furtherance of their Court appointed functions, the Joint Provisional Liquidators performed a detailed analysis of the Company's background, current financial and operational situation and an assessment of the Company's future viability, the results of which were presented in the Joint Provisional Liquidators' First Progress Report to the Cayman Court on 25 August 2016 as ordered by the Cayman Court pursuant to the JPL Order. A copy of the First Progress Report is available on the JPL Website.

The continuation orders

On 1 September 2016, the Cayman Court ordered that the Joint Provisional Liquidators continue as joint provisional liquidators of the Company and work to prepare and promote a restructuring proposal with the Company's stakeholders to ensure the Company's viability as a going concern. A proposal was presented to the principal parties on 8 October 2016 and was subsequently referred to in the Joint Provisional Liquidators' Second Progress Report to the Cayman Court dated 12 October 2016 and filed on 19 October 2016. A copy of the Second Progress Report is available on the JPL Website. Further to the 1 September 2016 order, the Joint Provisional Liquidators' appointment has been continued by the Cayman Court, most recently by way of an order made with the consent of certain creditors of the Company, following a hearing on 21 December 2016. Copies of all orders made in connection with the continuation of the appointment of the Joint Provisional Liquidators are at Appendix 11 (Joint Provisional Liquidators Appointment and Continuation Orders) to the Explanatory Statement.

3.	The Purpose of the Explanatory Statement

As you may be aware, the Company has been exploring ways to secure its financial position and the future of its business. Following extensive negotiations with the Steering Committee (being a representative group of certain Scheme Creditors) and the Senior Lenders, the Company, acting by the Joint Provisional Liquidators, has now come to a decision that the Restructuring, as more fully described in section 6 (Overview of the Restructuring) of the Explanatory Statement, is in the best interest of those with an economic interest in the Company and the Group.

It is proposed that the implementation of the Restructuring will involve (amongst other things):

•	the implementation of the Cayman Scheme, being a court approved scheme of arrangement in the Cayman Islands for the Company pursuant to section 86 of the Cayman Companies Law in respect of the Company's liabilities under the Old Notes;

•	the implementation of the Hong Kong Scheme, being a court approved scheme of arrangement in Hong Kong for the Company pursuant to sections 673 and 674 of the Hong Kong Companies Ordinance in respect of the Company's liabilities under the Old Notes;

•	the Recognition Filings, being a petition for the recognition of the provisional liquidation proceedings in respect of the Company and/or the Cayman Scheme under Chapter 15 of the US Bankruptcy Code and the filing of a request for the US Bankruptcy Court to grant the Chapter 15 Recognition Order;

•	the entry into of the Senior Secured Facilities Restructuring Documents to restructure the Company's liabilities under the Senior Secured Facilities Agreement (which, for the avoidance of doubt, will not be implemented directly by the Schemes, but the effectiveness of which will be conditional upon, amongst other things, the effectiveness of the Schemes); and

•	the entry into of the Promissory Notes Restructuring Documents to restructure the Company's liabilities under the Promissory Notes (which, for the avoidance of doubt, will also not be implemented directly by the Schemes, but the effectiveness of which will be conditional upon, amongst other things, the effectiveness of the Schemes).

A scheme of arrangement is an arrangement entered into between a company and its creditors, as provided for under section 86 of the Cayman Companies Law and sections 673 and 674 of the Hong Kong Companies Ordinance, respectively. A scheme of arrangement becomes legally binding on all creditors, including both those voting against the scheme of arrangement and those not voting, if at least a majority in number of creditors, representing at least seventy-five per cent (75%) in value of creditors, present and voting (either in person or by proxy) at the scheme meeting, vote in favour of the scheme of arrangement and the relevant Court then sanctions it. The respective Schemes will become effective and legally binding in accordance with their terms when an order of the Cayman Court sanctioning the Cayman Scheme is filed with the Cayman Registrar of Companies in the Cayman Islands and when an order of the Hong Kong Court sanctioning the Hong Kong Scheme is filed with the Hong Kong Registrar of Companies. Following the Schemes becoming effective, the Joint Provisional Liquidators will make the Recognition Filings, being a petition for the recognition of the provisional liquidation proceedings in respect of the Company and/or the Cayman Scheme under Chapter 15 of the US Bankruptcy Code and the filing of a request for the US Bankruptcy Court to grant the Chapter 15 Recognition Order.

The Explanatory Statement, which is provided pursuant to Order 102, Rule 20(4)e of the Cayman Islands Grand Court Rules 1995 (Revised Edition) and section 671 of the Hong Kong Companies Ordinance, is distributed for the purpose of providing Scheme Creditors with all the information reasonably necessary to enable the Scheme Creditors to make an informed decision on whether to approve the Schemes. A short explanation of the reasons for the Restructuring and the proposed Schemes is included below, as part of this letter.

J.P. Morgan Securities (Asia Pacific) and SC Lowy Financial (HK) Ltd. have acted as financial advisers to the Company, and Davis Polk & Wardwell has acted as global legal adviser, along with Walkers as the Cayman Islands law advisers and MinterEllison as Mongolian legal advisers to the Company and the Joint Provisional Liquidators in relation to the Schemes and the Restructuring.

4.	Overview of the Restructuring

The Restructuring comprises three elements:

•	the restructuring of the Company's existing indebtedness under the Old Notes, being the Notes Restructuring;

•	the restructuring of the Company's existing indebtedness under the Senior Secured Facilities Agreement, being the Senior Secured Facilities Restructuring; and

•	the restructuring of the Company's existing indebtedness under the Promissory Notes, being the Promissory Notes Restructuring.

The Notes Restructuring will take place under and pursuant to the Schemes and the Notes Restructuring Documents whereas the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring are intended to take place under and pursuant to the Senior Secured Facilities Restructuring Documents and the Promissory Notes Restructuring Documents, respectively. The effectiveness of the Notes Restructuring, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring will be inter-conditional upon each other since all three elements are vital to the success of the Restructuring. For the avoidance of any doubt, the Senior Lenders and QGX are not Scheme Creditors.

The Restructuring envisages that Scheme Creditors, Senior Lenders and QGX will release their existing claims under and in connection with the Old Notes, the Senior Secured Facilities Agreement and the Promissory Notes, respectively, in return for receiving (or being entitled to receive) certain allocations of the following new debt and equity (but not taking into account any Consent Fee New Notes to be issued in connection with the payment of consent fees under the Noteholder RSA and the Bank RSA):

•	Term Sheet New Notes to be issued by Energy Resources in the aggregate principal amount of US$395,000,000 plus the principal amount of Term Sheet PIK Notes, allocated between the Scheme Creditors and Senior Lenders, of which (based on estimated indebtedness to each party as at 30 September 2016 and excluding any such Term Sheet PIK Notes): (A) approximately US$357,336,000 of such Term Sheet New Notes (representing approximately 90.0% of the total issuance of Term Sheet New Notes) would be available for distribution to Scheme Creditors, and (B) approximately US$$37,664,000 of such Term Sheet New Notes (representing approximately 10.0% of the total issuance of Term Sheet New Notes) would be available for distribution to Senior Lenders;

•	New Perpetual Notes to be issued by the Company in the aggregate principal amount of US$195,000,000 of which (based on estimated indebtedness to each party as at 30 September 2016): (A) approximately US$135,697,000 of such New Perpetual Notes (representing approximately 69.6 % of the total issuance of New Perpetual Notes) would be available for distribution to Scheme Creditors, (B) approximately US$14,303,000 of such New Perpetual Notes (representing approximately 7.3% of the total issuance of New Perpetual Notes) would be available for distribution to Senior Lenders, and (C) US$45,000,000 of such New Perpetual Notes (representing approximately 23.1% of the total issuance of New Perpetual Notes) would be available for distribution to QGX;

•	New Shares to be issued by the Company in a sufficient number to constitute 10% of the Company's ordinary share capital on a post-money basis as at the Initial Distribution Date (which number is presently estimated to be 1,029,176,778 New Shares), allocated between the Scheme Creditors and Senior Lenders, of which (based on estimated indebtedness to each party as at 30 September 2016 and using an estimate of 1,029,176,778 New Shares): (A) approximately 926,259,100 New Shares (representing approximately 90.0% of the total issuance of New Shares) would be available for distribution to Scheme Creditors, and (B) approximately 102,917,678 New Shares (representing approximately 10.0% of the total issuance of New Shares) would be available for distribution to Senior Lenders; and

•	a New Senior Secured Facility in the aggregate principal amount of US$30,000,000 plus the Additional Principal with Energy Resources as the borrower. The New Senior Secured Facility will replace the existing Senior Secured Facilities Agreement and participations under it will only be available to the Senior Lenders.

No new monies will be advanced or made available to the Company or any other member of the Group in connection with the issuance of the New Notes, the New Perpetual Notes, the New Shares or with the entering into of the New Senior Secured Facility.

In addition, as detailed below, the Company has entered into certain restructuring support agreements with certain Noteholders, the Senior Lenders and QGX. Under the same, the Company has agreed to pay certain consent fees to certain Noteholders and the Senior Lenders and a portion of such consent fees are payable in New Notes. The Company's payment obligations in respect of such portions of such consent fees payable in New Notes will be settled by Energy Resources issuing a number of Consent Fee New Notes in addition to the Term Sheet New Notes, as detailed in the Explanatory Statement.

Also, it is a term of the Restructuring that the Receivers and Delegates appointed in April 2016 over the shares of the Company’s direct subsidiary MCCL in Hong Kong and MCCL's direct subsidiary MCCSARL in Luxembourg, respectively, will be discharged. Further details regarding the appointment of the Receivers and Delegates are set out in section 5.10 (Events leading to the appointment of the Joint Provisional Liquidators) of the Explanatory Statement.

Further details regarding the commercial terms of the Restructuring and the allocation/distribution of the above-mentioned new debt and equity as between Scheme Creditors, the Senior Lenders and QGX is set out at section 6 (Overview of the Restructuring) of the Explanatory Statement.

5.	restructuring support agreements

On 21 December 2016, the Company (acting by its Joint Provisional Liquidators), the Senior Lenders, the members of the Steering Committee, QGX and certain other parties entered into (as applicable) the Bank RSA, the Noteholder RSA and the Promissory Notes RSA to set out the terms on which the parties thereto would assist and facilitate the implementation of the Restructuring. Details regarding each of the restructuring support agreements are set out in sections 5.16 (Restructuring Support Agreements), 5.17 (Noteholder RSA), 5.18 (Noteholder RSA Consent Fees), 5.19 (Accession to the Noteholder RSA), 5.20 (Bank RSA) and 5.21 (Promissory Notes RSA) of the Explanatory Statement. In addition, a copy of the execution version of the Noteholder RSA is available on the Scheme Website.

The entry into of such restructuring support agreements is typical in financial restructurings such as the Restructuring and helps to secure a critical mass of creditor support to implement the restructuring. As at the date of the Explanatory Statement, certain Noteholders had designated the aggregate principal amount of approximately US$581,714,000 of Old Notes (representing approximately 96.95% of the aggregate outstanding principal amount of all Old Notes) as Supporting Notes under the Noteholder RSA meaning that the holders of such Old Notes are obliged to vote their holdings of such Old Notes in favour of the Schemes, subject to the terms of the Noteholder RSA. In addition, all Senior Lenders are bound by the Bank RSA and QGX, as sole holder of the Promissory Notes, is bound by the Promissory Notes RSA.

Consent fees were and remain payable to Noteholders who have become party to the Noteholder RSA and were/are payable in a mixture of cash and Consent Fee New Notes. Full details of such consent fees are set out in section 5.18 (Noteholder RSA consent fees) of the Explanatory Statement.

Noteholders who are not already party to the Noteholder RSA are still able to accede to it in order to become eligible to receive the Late Consent Fee.

If you wish to accede to the Noteholder RSA to undertake to vote in favour of the Schemes and to be eligible to receive the Late Consent Fee you must complete and sign the form of Accession Letter at Schedule 3 to the Noteholder RSA. In order to be eligible to receive the Late Consent Fee, a duly completed and signed Accession Letter must be received by the Information Agent before the Late Consent Fee Longstop Date, being 1:00am New York time on 29 March 2017 / 12:00am Cayman Islands time on 29 March 2017 / 1:00pm Hong Kong time on 29 March 2017. An editable version of the Accession Letter is available on the Scheme Website. Completed and signed Accession Letters should be returned to Mongolian.mining@ky.pwc.com and mminfo@lynchpinbm.com. Originals are not required.

Noteholders who have queries regarding the process for acceding to the Noteholder RSA are advised to contact the Information Agent using the following contact information:

Lynchpin Bondholder Management

56-58 Wellington St., 402

Wellington Plaza

Central

Hong Kong

Ph: +852 2526 5406

Fax: +852 2526 5020

Email: mminfo@lynchpinbm.com

Attention: Michelle Michaels

However, Noteholders who are not already party to the Noteholder RSA may no longer accede to it in order to receive the Early Consent Fee or the Interim Consent Fee because the Early Consent Fee Longstop Date and the Interim Consent Fee Longstop Date have now passed. However, that is without prejudice to the rights of Consenting Noteholders who hold (including as a result of an acquisition of Old Notes from another Noteholder), at the Record Time, Old Notes which validly became Early Consent Fee Supporting Notes or Interim Consent Fee Supporting Notes before the Early Consent Fee Longstop Date or the Interim Consent Fee Longstop Date to receive any portion of the Early Consent Fee or the Interim Consent Fee remaining unpaid.

6.	Effect of the Schemes

The effect of the Schemes will be to release the Scheme Claims of Scheme Creditors under and in connection with the Old Notes in return for which Scheme Creditors will be entitled to receive distributions of Scheme Consideration (comprising the New Notes, the New Perpetual Notes and the New Shares) in accordance with the terms of the Schemes.

7.	Whose rights will be altered by the Schemes?

The Schemes will affect the rights of the Company, other Group Companies and the Scheme Creditors only.

However, Scheme Creditors should be aware that the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring will take place separately pursuant to the Senior Secured Facilities Restructuring Documents and the Promissory Notes Restructuring Documents, respectively. The effectiveness of the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring will be conditions to the effectiveness of the Schemes and the effectiveness of the Schemes will be a condition to the effectiveness of the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring such that the effectiveness of each is inter-conditional upon the other.

8.	Can the Company continue as a going concern?

Reference is made to the unaudited financial information for the six months ending 30 June 2016 contained at Appendix 4 (2016 Interim Report) to the Explanatory Statement, the review of the Company Financial Model carried out by the Joint Provisional Liquidators at Appendix 2 (Company Financial Model Review) to the Explanatory Statement and the Liquidation Analysis prepared by the Joint Provisional Liquidators at Appendix 3 (Liquidation Analysis) to the Explanatory Statement. Scheme Creditors are strongly encouraged to review such information. In addition, the Company intends to publish its audited financial statements for the fiscal year ending 31 December 2016 in compliance with its existing listing obligations on or around 24 March 2017 and prior to holding of the Scheme Meetings. Such additional audited financial statements shall be made available, amongst other places, on the Scheme Website.

The Joint Provisional Liquidators believe that, subject to the successful implementation of the Restructuring, there is a real opportunity for the Company and the Group to return to going concern trading notwithstanding the issues facing the coal sector as a whole. In recent months, the price of coal has risen. However, the price has not reached previous highs and it is not known if the recovery is sustainable and therefore the position remains volatile. In reaching this conclusion, while recognising that there are significant uncertainties and execution risks, the Joint Provisional Liquidators have had regard to a number of key factors including the fact that: (i) the Group has the advantage of an experienced and highly reputable management team which has over the course of the past 12 months taken significant steps towards reducing the cost base and improving efficiencies, (ii) the Group has been awarded preferred bidder status in the TT Mining Project, and has the important synergy of spare production capacity adjacent to the TT location, and (iii) the Company announced on 15 December 2016 that it has officially received, as part of the Consortium of the TT Mining Project, from the working group established by the Mongolian Government for the purpose of continuing negotiations in relation to the TT Mining Project a letter confirming the terms and conditions of the investment and cooperation agreement and such other ancillary agreements with respect to the TT Mining Project. This project is key to the Company and the Group’s return to trading as a going concern.

9.	What happens if the Restructuring fails?

The Joint Provisional Liquidators believe that should the Restructuring not proceed, the Company will be unable to comply with its financial obligations.

The Company has limited available cash (sufficient only to fund the implementation of the Restructuring and to meet ongoing operational costs during this period) and, if the Restructuring should fail, would be unable to pay its debts.

If the Schemes are not approved and implemented, it is likely that the Company will be wound-up, likely resulting in a substantially lower return to creditors of the Company. In that regard, if the Restructuring were to fail, it is likely that the existing Company Winding Up Petition (which is presently adjourned) would be listed for hearing. The estimated recoveries in such scenario are described in the Liquidation Analysis prepared by the Joint Provisional Liquidators (see Appendix 3 (Liquidation Analysis) to the Explanatory Statement).

10.	Listing Requirements - Hong Kong and Singapore

The Company's Shares are listed on the HKEx and the Old Notes are listed on the SGX-ST.

The Joint Provisional Liquidators and the Board have taken all necessary and appropriate steps to retain the listing of the Shares on the HKEx and the listing of the Old Notes on the SGX-ST pending the completion of the Restructuring whereupon the Old Notes will be de-listed from the SGX-ST.

It is anticipated that the New Shares will be listed on the HKEx and that the New Notes and the New Perpetual Notes will be listed on the SGX-ST. To the extent that the Company is required to disclose additional information solely for the purposes of the application to list the New Notes and the New Perpetual Notes on the SGX-ST, such information will be made available to Scheme Creditors on the Scheme Website

11.	The Directors and the effects of the Schemes on their interests

The current Board members of the Company are listed in section 5 (Background to the Company and the Restructuring) of the Explanatory Statement.

The interests of the directors of the Company, including in the share capital of the Company are also set out in section 10 (Further Details Regarding the Company) of the Explanatory Statement.

A description of the stock incentive arrangements for the directors of the Company is set out in section 10 (Further Details Regarding the Company) of the Explanatory Statement.

A Cooperation Protocol is in place between the Board and the Joint Provisional Liquidators and is detailed in section 5 (Background to the Company and the Restructuring) of the Explanatory Statement.

12.	Shareholders

The list of the material shareholders of the Company as at the date of the Explanatory Statement is set out in sections 5 (Background to the Company and the Restructuring) and 10 (Further Details Regarding the Company) of the Explanatory Statement.

13.	Risk Factors

The Company and the Group of which it is a part, like many in the same industry in the current business environment, are faced with significant business risks. Since the Company is the ultimate holding company of the Group, its financial condition and results of operations are necessarily affected by the operations and financial conditions of its subsidiaries on a consolidated basis. In addition to the risks associated with the implementation of the Restructuring, the Joint Provisional Liquidators have identified a number of factors that may affect the Group's operating results, liquidity and financial condition. The Joint Provisional Liquidators believe that the successful implementation of the Restructuring is a key step towards mitigating these risks and will allow the Group to focus on its operations and principal business activities.

Certain principal risk factors that the Company and the Group will likely face in connection with and following the Restructuring are set out in section 11 (Risk Factors) of the Explanatory Statement. However, those risk factors are not an exhaustive list of all the potential risks and uncertainties which may be involved.

14.	Actions to be taken

Scheme Creditors, Account Holders and Intermediaries

You are a Scheme Creditor if you have a beneficial interest as principal in the Old Notes held in global form or global restricted form through the Clearing Systems as at the Record Time and have a right, upon satisfaction of certain conditions, to be issued definitive notes in accordance with the terms of the Old Notes and the Old Notes Indenture.

A Scheme Creditor may or may not also be an Account Holder. Account Holders are those persons who are direct participants in the Old Notes Depository, Euroclear or Clearstream with their interests in the Global Notes being recorded directly in the books or other records maintained by the Old Notes Depository, Euroclear or Clearstream. Each Account Holder may be holding its interests in the Old Notes on behalf of one or more Scheme Creditors. For the avoidance of doubt, an Account Holder may also be a Scheme Creditor but only if it has a beneficial interest as principal in the Old Notes held in global form or global restricted form through the Clearing Systems as at the Record Time and has a right, upon satisfaction of certain conditions, to be issued definitive notes in accordance with the terms of the Old Notes and the Old Notes Indenture.

You are an Intermediary if you hold an interest at the Record Time in any Old Notes on behalf of another person or other persons and you do not hold that interest as an Account Holder. An Intermediary is commonly a bank or a brokerage house which does not have an account with the Old Notes Depository, Euroclear or Clearstream.

Scheme Creditors and any persons with an interest in the Old Notes (whether as a Scheme Creditor, Account Holder or Intermediary) should read the full instructions set out in the Solicitation Packet at Appendix 9 to the Explanatory Statement and should read the Explanatory Statement as a whole, in conjunction with the Solicitation Packet appended to it. More specifically:

•	if you are a Scheme Creditor, you should read the Explanatory Statement carefully.

•	if you are a Scheme Creditor who is not an Account Holder, you should contact your Account Holder (through any Intermediaries, if applicable) to ensure that your Account Holder takes appropriate action(s) described in the Explanatory Statement and the Solicitation Packet appended to it.

•	if you are a Scheme Creditor who is an Account Holder, you should take the appropriate action as described below and in the Explanatory Statement and the Solicitation Packet appended to it.

Meetings of Scheme Creditors

On 13 March 2017 (Cayman Islands time) the Cayman Court and on 14 March 2017 (Hong Kong time), the Hong Kong Court ordered that meetings of Scheme Creditors be convened to consider and if thought fit, approve the Schemes proposed by the Company acting through its Joint Provisional Liquidators.

Such meetings are intended to be held concurrently and are referred to herein and in the Explanatory Statement as the Cayman Scheme Meeting and the Hong Kong Scheme Meeting, and together as the Scheme Meetings.

A formal notice convening the Cayman Scheme Meeting is set out at Appendix 7 (Notice of Cayman Scheme Meeting) to the Explanatory Statement. A formal notice convening the Hong Kong Scheme Meeting is set out in Appendix 8 (Notice of Hong Kong Scheme Meeting) to the Explanatory Statement.

The Cayman Scheme Meeting will be held at the offices of Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, with any adjournment as may be appropriate, at 9:00pm on 10 April 2017 Cayman Islands time, the equivalent time being 10:00am Hong Kong time on 11 April 2017 / 10:00pm New York time on 10 April 2017.

The Hong Kong Scheme Meeting will be held at the offices of Walkers, 15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong, with any adjournment as may be appropriate, at 10:00am on 11 April 2017 Hong Kong time, the equivalent time being 9:00pm Cayman Islands time on 10 April 2017 / 10:00pm New York time on 10 April 2017.

Scheme Creditors will be able to attend either of the Scheme Meetings in person, and will also be able to join by video conference at the relevant locations or by telephone in listening mode using the dial-in details which will be published on the Scheme Website (but it will not be possible to vote at the Scheme Meetings by telephone).

Relevant documents

•	Account Holder Letter.

Among other things, the Account Holder Letter is the document that allows Scheme Creditors to vote on the Schemes and to become eligible to receive Scheme Consideration should the Restructuring Effective Date occur. A failure by a Scheme Creditor to submit, or a failure by a Scheme Creditor to procure that its Account Holder submits on its behalf (if applicable), the Account Holder Letter by the Initial Deadline will mean that the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meetings and the relevant Scheme Creditors will, subject to the Chairperson's discretion, not be entitled to vote at the Scheme Meetings. A failure by a Scheme Creditor to submit, or a failure by a Scheme Creditor to procure that its Account Holder submits on its behalf (if applicable), the Account Holder Letter by the Initial Deadline will also mean that such Scheme Creditor will not be eligible to participate in an initial distribution of Scheme Consideration on the Initial Distribution Date. A failure by a Scheme Creditor to submit, or a failure by a Scheme Creditor to procure that its Account Holder submits on its behalf (if applicable), the Account Holder Letter by the Bar Date will mean that such Scheme Creditor will not be entitled to participate in any distribution of Scheme Consideration and will therefore not receive any Scheme Consideration, but will have its Scheme Claims released in accordance with the terms of the Schemes.

•	Distribution Confirmation.

The Distribution Confirmation is a document that Scheme Creditors (or their Account Holder, if applicable) must complete in order to confirm (among other things) that the Scheme Creditor (or its Designated Recipient, if applicable) may lawfully be issued the Scheme Consideration. The Distribution Confirmation is appended to the Account Holder Letter. Failure to submit a Distribution Confirmation will result in no Scheme Consideration being issued to that Scheme Creditor or its Designated Recipient, if applicable.

•	Designated Recipient Form.

The Designated Recipient Form is a form that Scheme Creditors may complete in order to appoint, should they wish, a Designated Recipient to be the recipient of some or all of the Scheme Consideration that would otherwise be issued to such Scheme Creditor. In addition, any Scheme Creditor that is a Disqualified Person or Prohibited Transferee will only be entitled to have its Scheme Consideration issued to a Designated Recipient and must therefore complete and return a Designated Recipient Form in order to receive any Scheme Consideration. The Designated Recipient Form is appended to the Account Holder Letter.

Voting at the Scheme Meeting

In order to vote on the Schemes, attend the Scheme Meetings and be eligible to receive Scheme Consideration, it is of the utmost importance that Scheme Creditors ensure that they follow the voting and other documentary instructions set out below and throughout the Explanatory Statement.

If you wish to vote in respect of the Schemes, please ensure that the Account Holder Letter is duly completed, executed and returned in accordance with the instructions set out therein so that it is received by the Information Agent by the Initial Deadline being no later than 5:00pm New York time on 5 April 2017, the equivalent being 4:00pm Cayman Islands time on 5 April 2017 and 5:00am Hong Kong time on 6 April 2017.

Participating in the Initial Distribution of Scheme Consideration on the Initial Distribution Date

If you wish to participate in the initial distribution of Scheme Consideration on the Initial Distribution Date, please ensure that the Account Holder Letter and Distribution Confirmation are duly completed, executed and returned in accordance with the instructions set forth therein so that they are received by the Information Agent by the Initial Deadline being 5:00pm New York time on 5 April 2017, the equivalent being 4:00pm Cayman Islands time on 5 April 2017 and 5:00am Hong Kong time on 6 April 2017.

To receive any Scheme Consideration

Surplus Scheme Consideration not distributed on the Initial Distribution Date will be held on trust by the Scheme Consideration Trustee for a period of 12 months, being the Holding Period. During that period, Scheme Creditors who are not already Participating Scheme Creditors may become Participating Scheme Creditors by completing and returning the required documentation to the Information Agent.

Throughout the Holding Period the Scheme Consideration Trustee will make rolling Quarterly Distributions of Surplus Scheme Consideration on the Quarterly Distribution Dates. Such distributions will be made to Scheme Creditors who become Participating Scheme Creditors after the Initial Deadline and within the period from and including the preceding Quarterly Distribution Date to and excluding the next Quarterly Distribution Date. Scheme Creditors should note that in order to receive a distribution of Scheme Consideration on a Quarterly Distribution Date, Scheme Creditors will be required to submit a completed Account Holder Letter to the Information Agent at least 10 Business Days prior to the relevant Quarterly Distribution Date or the Bar Date (as applicable). If any Scheme Creditor submits a completed Account Holder Letter to the Information Agent within the period of 10 Business Days prior to the relevant Quarterly Distribution Date, such Scheme Creditor's entitlement to Scheme Consideration will be distributed on the next Quarterly Distribution Date or the Bar Date (as applicable). Scheme Creditors are encouraged to review the terms of the Distribution Agreement in this regard.

In order to receive any Scheme Consideration at all, please ensure that the Account Holder Letter and Distribution Confirmation are duly completed, executed and returned in accordance with the instructions set forth therein so that they are received by the Information Agent by the Bar Date. The Bar Date will be a time to be specified on the date falling 12 months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date) as notified by the Company pursuant to the provisions of the Schemes.

To nominate a Designated Representative to receive your Scheme Consideration

If you wish to nominate a Designated Recipient to receive any Scheme Consideration to which you may be entitled, please ensure that a duly completed and executed Designated Recipient Form is also returned with the other documents to be submitted to the Information Agent.

Additional required electronic instructions

Any Scheme Creditor that procures the submission of an Account Holder Letter (to vote at the Scheme Meetings and/or receive any Scheme Consideration) must block its Old Notes by ensuring that its Account Holder, prior to delivering the Account Holder Letter to the Information Agent takes the action set out in the Solicitation Packet at Appendix 9 of this Explanatory Statement with regard to the submission of Blocking Instructions and inclusion of a Blocking Reference Number in such Account Holder Letter, save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream in order to block its Old Notes the Scheme Creditor must confirm the instructions contained in the Account Holder Letter (which among other things confirms to the Company and the Information Agent that the Scheme Creditor holds the Old Notes as at the Record Time and will not trade the Old Notes) and arrange for the Old Notes referred to in the Account Holder Letter to be signature medallion guarantee stamped by the Account Holder.

Scheme Creditors should note:

•	that an Account Holder Letter will not be valid and the Company reserves the right to reject any Account Holder Letter that does not contain reference to a valid Blocking Reference Number (if the Old Notes are held through Euroclear and Clearstream) or affix a signature medallion guarantee stamp (if the Old Notes are held through DTC and outside of Euroclear and Clearstream) (to the extent that the Old Notes have not been cancelled); and

•	the Clearing System in which you hold your Old Notes (or your custodian) may impose an earlier deadline for the submission of the relevant blocking instructions and/or Account Holder Letter. To ensure timely submission of your relevant blocking instructions and Account Holder Letter, please ask your custodian to check with the Clearing System as to whether any earlier deadline is applicable and ensure that your relevant blocking instructions and/or Account Holder Letter are received before any applicable deadline. This is particularly important if you wish to submit an Account Holder Letter by the Initial Deadline and receive Scheme Consideration on the Initial Distribution Date.

Undertakings not to sell, transfer, assign etc

Additionally, by completing the Account Holder Letter, the Scheme Creditor undertakes that it will not from the date of delivery of its Account Holder Letter sell, transfer, assign or otherwise dispose of its interest in all or any part of its specified Old Notes. Such undertaking will terminate immediately upon the occurrence of certain circumstances.

Return of documents

All completed documents should be returned to:

Lynchpin Bondholder Management

Attention: Michelle Michaels

Lynchpin Bondholder Management

56-58 Wellington St., 402

Wellington Plaza

Central

Hong Kong

Ph: +852 2526 5406

Fax: +852 2526 5020

Email: mminfo@lynchpinbm.com

http://www.lynchpinbm.com/project/mongolian-mining

in each case, so that the documents are received by the Information Agent before the important deadlines set out above and further detailed in the Explanatory Statement and the Solicitation Packet.

We would encourage all Scheme Creditors to start the process for submitting their votes for the Scheme Meetings and submitting the documentation required to participate in a distribution of Scheme Consideration as soon as possible.

If you are in any doubt as to what action you should take in connection with the Explanatory Statement and/or the Schemes, the proposals contained in them or the documents that accompany them, you are recommended to:

•	contact the Information Agent using the following contact details:

Lynchpin Bondholder Management

56-58 Wellington St., 402

Wellington Plaza

Central

Hong Kong

Ph: +852 2526 5406

Fax: +852 2526 5020

Email: mminfo@lynchpinbm.com

Attention: Michelle Michaels

•	seek your own independent advice immediately from your legal, financial, tax or other independent adviser.

ANY SCHEME CREDITOR THAT FAILS TO ENSURE THAT A DULY COMPLETED AND EXECUTED ACCOUNT HOLDER LETTER, DISTRIBUTION CONFIRMATION AND, IF APPLICABLE, DESIGNATED RECIPIENT FORM ARE PROVIDED TO AND RECEIVED BY THE INFORMATION AGENT BY NO LATER THAN THE BAR DATE IN ACCORDANCE WITH THE INSTRUCTIONS SET OUT THEREIN SHALL BE A NON-PARTICIPATING SCHEME CREDITOR AND SHALL NOT RECEIVE ANY SCHEME CONSIDERATION OR ANY OTHER BENEFITS UNDER THE TERMS OF THE SCHEMES BUT SHALL HAVE ITS SCHEME CLAIMS RELEASED IN ACCORDANCE WITH THE TERMS OF THE SCHEMES AND THE SCHEME CONSIDERATION TO WHICH THAT SCHEME CREDITOR WOULD HAVE BEEN ENTITLED WILL BE SOLD AND PAID TO A CHARITY WHICH THE COMPANY MAY SELECT IN ITS SOLE DISCRETION.

15.	JOINT PROVISIONAL LIQUIDATORS' Recommendation

For the reasons set out in the Explanatory Statement, the Joint Provisional Liquidators strongly believe that the Schemes and the Restructuring represent a structural solution to the current financial issues facing the Group, and are essential to delivering the successful financial restructuring of the Company to return to going concern trading and is in the best interests of the Company and the Scheme Creditors.

Accordingly, the Joint Provisional Liquidators strongly recommend that the Scheme Creditors vote in favour of the Schemes at the Scheme Meetings and return their Account Holder Letters as soon as possible and prior to the Initial Deadline.

16.	DIRECTORS' Recommendation

The Board has reviewed this Explanatory Statement and the documents referred to in it and approves the form and content of this Explanatory Statement. For the reasons set out herein, the Board also believes that the Schemes and the Restructuring are in the best interests of the Scheme Creditors and strongly recommend that the Scheme Creditors vote in favour of the Schemes at the Scheme Meetings.

This letter has been co-signed by a director of the Company below for the purposes of making such recommendation.

Yours faithfully,

________________________	________________________
Simon Conway	Christopher So Man Chun

for and on behalf of

the Joint Provisional Liquidators as agents of

Mongolian Mining Corporation (In Provisional Liquidation)

without personal liability

Yours faithfully,

________________________
Battsengel Gotov

for and on behalf of

the Board of

Mongolian Mining Corporation (In Provisional Liquidation)

5.	Background to the company and the Restructuring

This section contains a brief description of the Group, the principal activities of the Group, the Group's shareholders, the Company's debt, security structure and assets, the deterioration in the Company's financial condition, events leading up to the appointment of, and the appointment of, the Joint Provisional Liquidators, the Cayman Islands provisional liquidation regime, the Cooperation Protocol, progress since the appointment of the Joint Provisional Liquidators, agreement of the Restructuring, the Bank RSA, the Noteholder RSA and the Promissory Notes RSA, relevant financial information and consequences of the failure to implement the Restructuring.

Reference should also be made to the review of the Company Financial Model carried out by the Joint Provisional Liquidators at Appendix 2 (Company Financial Model Review) and the Liquidation Analysis prepared by the Joint Provisional Liquidators at Appendix 3 (Liquidation Analysis) to this Explanatory Statement.

In addition, the Company intends to publish its audited financial statements for the fiscal year ending 31 December 2016 in compliance with its existing listing obligations on or around 24 March 2017 and prior to holding of the Scheme Meetings. Such additional audited financial statements shall be made available, amongst other places, on the Scheme Website.

5.1	The Group

(a)	The Company is an exempted company which was incorporated with limited liability under the laws of the Cayman Islands on 18 May 2010 with company number 240791 and registered in Hong Kong as an overseas company on 18 August 2010 under Part XI of the Companies Ordinance with company number F0017770. The Company's registered office is situated at PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 4th Floor, 18 Forum Lane, Camana Bay, Grand Cayman, KY1-1104, Cayman Islands.

(b)	The Shares of the Company were listed on the Main Board of the HKEx (Stock Code: 975) on 13 October 2010.

(c)	The Old Notes were listed on the Official List of the SGX-ST on 30 March 2012.

(d)	The Company’s Board of directors is comprised of eight directors:

Executive Directors

(i)	Mr Odjargal Jambaljamts (Chairman);

(ii)	Dr Battsengel Gotov (Chief Executive Officer);

Non-Executive Directors

(iii)	Ms Oyungerel Janchiv;

(iv)	Mr Od Jambaljamts;

(v)	Mr Gankhuyag Adilbish;

Independent Non-Executive Directors

(vi)	Dr Khashchuluun Chuluundorj;

(vii)	Mr Unenbat Jigjid; and

(viii)	Mr Chan Tze Ching, Ignatius.

(e)	The Group comprises the Company and its direct and indirect subsidiaries located in Hong Kong, Luxembourg, Mongolia and the PRC. A chart depicting the organisational and capital structure of the Group as of the date of this Explanatory Statement is set out at Appendix 10 (Pre-Restructuring Group Structure Chart).

(f)	The Company acts as an investment holding company of the Group, with an intermediate holding entity in Hong Kong, being MCCL, which in turn wholly owns subsidiaries in Luxembourg, being MCCSARL and BNSARL. MCCSARL and BNSARL, through their direct wholly owned subsidiaries, own the Group’s major mining assets in Mongolia.

5.2	Principal activities of the Group

(a)	The Group is primarily engaged in the mining, processing, transportation and sale of coal. As the largest producer and exporter of washed hard coking coal ("HCC") in Mongolia, the Group owns and operates two open-pit coking coal mines – Ukhaa Khudag ("UHG") and Baruun Naraan ("BN"), both of which are located in the Southern Gobi province of Mongolia. Mining activity at the BN mine has been suspended to save variable costs since the fiscal year ended 31 December 2014.

(b)	The mining activities of UHG and BN are carried out by two of the Company’s subsidiaries incorporated in Mongolia, namely, Energy Resources and Khangad. Eight subsidiaries under Energy Resources (the "ER Subsidiaries") were incorporated to perform specific activities to support and facilitate the mining of coal by Energy Resources.

5.3	Shareholders

(a)	To the best of the Company's knowledge, the current shareholders of the Company are:

(i)	MCS Mining Group Limited – 34.89%;

(ii)	Kerry Mining (UHG) Limited – 8.10%;

(iii)	TDBM – 4.98%; and

(iv)	Other shareholders – 52.03%.

(b)	MCS Mining Group Limited is indirectly wholly-owned by MCS (Mongolia) Limited and approximately 79% of the issued share capital of MCS (Mongolia) Limited is held by Novel and Trimunkh. Odjargal Jambaljamts, the Chairman of the Company is the sole shareholder of Novel, and his elder brother Od Jambaljamts, a non-executive Director of the Company, is the sole shareholder of Trimunkh. Accordingly, Odjargal Jambaljamts is deemed to be (either directly or indirectly) interested in approximately 22.37% of the issued share capital of the Company, and Od Jambaljamts is deemed to be (either directly or indirectly) interested in approximately 12.88% of the issued share capital of the Company. As stated above, Odjargal Jambaljamts and Od Jambaljamts are both directors of the Company.

(c)	The Company's market capitalisation as at close of business on 17 February 2017 (Hong Kong time) as stated on the HKEx was approximately US$298,379,095.75.

5.4	Financial statements

(a)	A copy of the Company's 2016 Interim Report (including unaudited financial statements as at 30 June 2016) is at Appendix 4 (2016 Interim Report) to this Explanatory Statement.

(b)	In addition, the Company intends to publish its audited financial statements for the fiscal year ending 31 December 2016 in compliance with its existing listing obligations on or around 24 March 2017 and prior to holding of the Scheme Meetings. Such additional audited financial statements shall be made available, amongst other places, on the Scheme Website.

5.5	Debt structure

(a)	The Company's principal financial indebtedness comprises:

(i)	Old Notes.

The Old Notes were issued in the original aggregate principal amount of US$600,000,000 on 29 March 2012. The Old Notes bear interest at 8.875% per annum which is payable semi-annually in arrears on 29 March and 29 September of each year. The Old Notes are listed on SGX-ST. The obligations of the Company in respect of the Old Notes are guaranteed by the Old Notes Subsidiary Guarantors and are secured by the Shared Security.

Further summary information regarding the terms of the Old Notes constituted by the Old Notes Indenture are set out at section 6.10 (Terms of Old Notes) of this Explanatory Statement below;

(ii)	Senior Secured Facilities Agreement.

On 5 March 2014, the Company entered into the current Senior Secured Facilities Agreement pursuant to which the aggregate principal amount of US$150,000,000 was advanced or made available by the Senior Lenders. This facility is a coal pre-export secured loan facility bearing interest payable every three months at LIBOR + 6% per annum. The liabilities of the Company under the Senior Secured Facilities Agreement are guaranteed by the Old Facility Subsidiary Guarantors. The Senior Secured Facilities Agreement is secured by both the Shared Security and the Non-Shared Security;

(iii)	Promissory Notes.

On 27 November 2012, the Company issued two Promissory Notes in the aggregate original principal amounts of US$52,500,000 each to QGX. The Promissory Notes originally bore interest at a rate of 3% per annum commencing on the issue date and had a maturity date of 22 November 2013. Thereafter, the Promissory Notes were amended from time to time to extend their maturities and to reflect partial settlements of the Company’s obligations. In addition, on 2 July, 2014 and 31 December 2014, the interest rates on the first and second Promissory Notes, respectively, were increased to 8% per annum. On 31 March 2016, the Company subsequently successfully negotiated further extensions of the maturity date to 15 April 2016, together with an arrangement to set off certain payment obligations under the Promissory Notes with middling coal. The Promissory Notes are unsecured and do not benefit from any guarantees.

(b)	In addition the Company has provided a parent company guarantee in favour of Thiess. Thiess is the sole mining contractor of the UHG mine, providing a wide scope of mining ancillary services, whose ongoing work is crucial to the operations of the Group. Pursuant to a parent company guarantee deed dated 28 December 2015, the Company has guaranteed certain of the obligations of Energy Resources to Thiess.

(c)	Further, the Group had indebtedness at the subsidiary levels. Specifically:

(i)	ERC, a wholly owned Mongolian subsidiary of the Company, entered into a US$10,000,000 term loan facility with Golomt Bank of Mongolia on 23 March 2015. As of 31 December 2015, the facility was fully drawn and outstanding principal amount of the loan was US$10,000,000. The loan was fully repaid on 6 May 2016;

(ii)	on 27 February 2014, ERC entered into a US$40,000,000 revolving credit facility with TDBM. This facility was unsecured. The original maturity date of this credit facility was 20 March 2015, which has been extended by consent on several occasions. During May 2016, the majority part of the facility was settled by offsetting the facility against bank deposits. The remaining outstanding and unsecured principal amount of the loan was US$1,300,000, which has been fully repaid as at the date of this Explanatory Statement;

(iii)	ER entered in to a US$180,000,000 term loan facility with European Bank for Reconstruction and Development on 12 May 2010, and with Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. and Deutsche Investitionsund Entwicklungsgesellschaft mbH on 11 August 2010. As at 31 December 2015, the outstanding principal amount of the loan was US$51,800,000. On 11 March 2016, the Group entered into Deed of Termination and Release with the lenders regarding the repayment of the loan by endorsing certain promissory notes issued by Ministry of Finance of Mongolia. All obligations under this loan were fully discharged in July 2016; and

(iv)	letters of credit or similar guarantees or trade assurances for overdue payables incurred in favour of contractors in the ordinary course of business up to US$60,000,000.

(d)	The liabilities of the Company under the Old Notes and the Senior Secured Facilities Agreement are subject to the provisions of the Old Intercreditor Agreement. Pursuant to the terms of the Old Intercreditor Agreement:

(i)	liabilities due to Noteholders and the Senior Lenders rank equally; and

(ii)	the Shared Security is shared equally between Noteholders and Senior Lenders.

5.6	Financial indebtedness

(a)	As at 30 June 2016 (being the date of the last published financial statements of the Company, as set out in the 2016 Interim Report), the Group had total indebtedness of US$981,165,000 of which US$810,871,000 was owed by the Company.

(b)	As at 30 June 2016, the Group's total financial indebtedness was as follows:

Borrowing entity	Creditor	Nature of liability	Total outstanding amount (US$ ’000)	% of total indebtedness
MMC	Senior Lenders	Senior Secured Facilities Agreement	96,981	9.88%
MMC	Noteholders	Old Notes	640,233	65.25%
MMC	QGX	Promissory Notes	73,657	7.51%
Subtotal			810,871	82.64%
Energy Resources	Thiess	Payable to onshore supplier	113,232	11.54%
Energy Resources	Other trade creditors	Payable to suppliers	55,226	5.63%
Energy Resources Corporation LLC	TDBM	Onshore term loan	1,836	0.19%
Total			US$981,165	100.00%
(c)	In addition to the existing payment obligation of US$113,232,000 noted above as due to Thiess, it is understood that as at 30 June 2016 a potential contingent liability of US$206,000,000 could crystallise in the event of termination of the relevant service agreement with Thiess (e.g. on a liquidation of Energy Resources).

(d)	Scheme Creditors should note, however, that:

(i)	the Company intends to publish its audited financial statements for the fiscal year ending 31 December 2016 in compliance with its existing listing obligations on or around 24 March 2017 and prior to holding of the Scheme Meetings. Such additional audited financial statements shall be made available, amongst other places, on the Scheme Website and will contain updated financial indebtedness information;

(ii)	since 30 June 2016, in respect of the indebtedness above, the following material payments have been made:

(A)	the TDBM onshore term loan facility has been repaid in full;

(B)	all of ER's obligations in respect of the US$180,000,000 term loan facility entered into with the European Bank for Reconstruction and Development on 12 May 2010, and with Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. and Deutsche Investitionsund Entwicklungsgesellschaft mbH on 11 August 2010 were discharged in July 2016.

5.7	Security structure

(a)	In order to secure the obligations of the Company under the Old Notes and the Senior Secured Facilities Agreement, the Company pledged all of the shares it held in the MCCL and caused MCCL to pledge all of the shares it held in the MCCSARL pursuant to the MCCL Share Charge and the MCCSARL Share Pledge, respectively. Such security constitutes the Shared Security and, pursuant to the terms of the Old Intercreditor Agreement, such Shared Security equally secures liabilities due under or in connection with both the Old Notes and the Senior Secured Facilities Agreement.

(b)	In addition to the Shared Security, the Non-Shared Security was granted to secure liabilities due under or in connection with the Senior Secured Facilities Agreement only over:

(i)	certain accounts of the Company and Energy Resources pursuant to the Collection Account Charge and the Cash Collateral Account Charge;

(ii)	certain coal collateral owned by Energy Resources pursuant to Coal Pledge Agreement; and

(iii)	rights under certain coal sales agreements owned by Energy Resources pursuant to the Assignment Agreement.

5.8	Assets

(a)	Based on the Company's 2016 Interim Report, the current assets of the Company on a consolidated basis as at 30 June 2016 amount to approximately US$140,488,000. The Group's revenue for the 2016 financial half-year to 30 June 2016 amounted to US$31,066,000 as compared against US$71,804,000 for the 2015 financial half-year.

(b)	The majority of the Group's current assets cannot be collected or converted into cash immediately. As of 30 June 2016, these assets may be summarised as follows:

(i)	Assets held for sale amounted to approximately US$170,000: this refers to the township apartments at the UHG Mine which are being sold to employees under bank mortgages. This process started in 2015 and is ongoing;

(ii)	Inventory of approximately US$30.6 million: currently only hard coking coal inventories are being sold. There are no viable markets for the sale of raw coal before it is processed; and

(iii)	Trade and other receivables amounted to approximately US$106.7 million: the receivables currently outstanding consists of (i) prepayments to mining contractor Thiess for maintenance provision; and (ii) tax receivables, which have effectively been applied in the previous years to offset against tax payable in Mongolia and payables to contractors (which is permissible on a periodic basis with audit and confirmation from the tax authorities).

(c)	Further details regarding the assets of the Company are set out in the Liquidation Analysis at Appendix 3 (Liquidation Analysis) to this Explanatory Statement below.

5.9	The Group's deteriorating financial condition

Market Conditions

(a)	Due to the downturn in the international coking coal market, both revenue and sales volume of the Group has dropped significantly in recent years, especially in FY15.

(b)	In China, the Group’s principal sales market, crude steel output, which represents the principal source of demand for HCC, fell in 2015 for the first time since 1981, amid a wider slowdown in the country’s economy and reduced infrastructure investment. Following the weak performance in the steel industry, Chinese 2015 domestic HCC consumption was 3.0% below the equivalent consumption in 2014. Consequently, in the fourth quarter of 2015, coking coal prices dropped to the lowest levels in a decade. The Chinese government has announced that it is committed to supply side reform by cutting back industrial overcapacity by steel, coal and cement producers. Accordingly, Management is of the view that the coal industry within China will remain subject to fierce competition and consolidation among producers from various regions, and anticipate that mine closures will occur among high cost producers in the near future.

(c)	With declining industry demand in 2015, Chinese coking coal imports fell to 47.8 million tonnes ("mt"), representing a 23.3% year-on-year decline compared to 62.4mt imported in 2014. While Mongolia preserved its position as the second largest supplier to China and increased its market share to 26.6% in 2015 from 23.7% in 2014, the absolute volume imported from Mongolia fell from c. 14.8mt to c. 12.7mt in 2015.

Historical Trading

(d)	Sale of HCC is the main source of income for the Group. The Group traditionally only distributed its products on Delivery-At-Place terms ("DAP GM"), that is selling products on the Chinese side of the border exclusive of Chinese fees & taxes. Since FY14, Free-on-Transport ("FOT") (sale of products at nearby stockyards and at train stations from Ganqimaodu ("GM") in Chinese territory) and Cost-and-Freight ("C&F") (delivery to the end-users locations) were adopted to expand penetration into the Chinese market. Since FY13, the Company has been developing other sales channels to support sales in the Chinese domestic market, for example by setting up Tianjing Zhengcheng Import and Export Trade Co. Ltd., a joint venture company based in Tianjin as its sales agent in China.

(e)	The graph below illustrates the change of prices and total production costs for products under DAP GM terms in recent years. In FY13, the Group had a margin of 17%, which equates to US$16 per tonne. However, the margin has since eroded and was recently diminished as a consequence of the continued sharp decline in sales prices. In FY14, the sales price could barely cover the production cost (including non-cash costs) and the Group’s DAP GM products incurred a loss of US$4.9 per tonne. In FY15 and 1H FY16, the sales price could not cover cash cost (that is variable and fixed cost) and loss per tonne increased to US$9.7 and US$8.9 respectively.

Source: PwC analysis of Company data

(f)	To mitigate the decreasing profit margin on products under DAP GM terms, the Group penetrated the inland China market through new sales terms (that is FOT and C&F) from 2014. The following chart analyses these two new sales terms. The chart presents the profit margins of the two new sales terms compared to DAP GM. The extra cost of FOT and C&F over DAP GM is due to additional selling and distribution costs for delivering products from GM, located at the Chinese-Mongolian border crossing, to inland Chinese customers. The costs include fees and charges incurred for importing coal into China, logistics and transportation costs, governmental fees and charges and fixed agent fees.

(g)	As products are sold at nearby stockyards and at train stations from GM in Chinese territory on FOT terms (that is no need for inland transportation in China), the selling and distribution costs of FOT are significantly lower than that of C&F (where additional costs have to be incurred to deliver the products to the end customers in China). Additional selling and distribution costs of FOT dropped significantly in FY15 and 1H FY16 as import related expenses such as fees, stockpile and agent costs decreased since FY15.

(h)	In FY14, despite negative profit margins on both new terms, the Group sought to grow sales on C&F terms in order to win market share, so as to allow the Group to maintain a relatively low unit cost through economies of scale.

(i)	In FY15, the cash profit margin of FOT and C&F became positive and achieved US$3.7 per tonne and US$3.9 per tonne respectively, while DAP GM continued to incur negative margin of US$3.4 per tonne. However, influenced by a further drop in HCC price, all three sales terms incurred gross margin losses in 1H FY16.

Source: PwC analysis of Company data

(j)	Due to the downturn in the international coking coal market, both revenue and sales volume of the Group has dropped significantly in recent years, especially in FY15.

(k)	In 1H FY16, the DAP GM price achieved by the Group, at US$49.6 per tonne, is higher than the FOT price, at US$47.3 per tonne. According to Management, sales at DAP GM terms were made only to two customers in 1H FY16, both of which had already made prepayments to the Group by the end of FY15. The prepayment enhanced the Group’s negotiation power, and therefore allowed it to achieve a higher selling price.

(l)	The following chart presents the change of total sales volume of the Group from FY13 to 1H FY16. HCC sales volume dropped by 72%, from 4.3mt in FY13 to 1.2mt in FY15. Mining activity at the BN mine has been suspended to save variable costs since FY14. However, the share of sales volume of HCC on FOT & C&F terms increased from 35% in FY14 to 42% in FY15, which is consistent with the Group’s market penetration strategy. In 1H FY16, FOT became the Group’s dominant term of sales, contributing 67% of the Group’s total sales volume.

Source: PwC analysis of Company data

(m)	The chart below presents sales revenues from 1H FY13 to 1H FY16 and illustrates the pricing and volume trends discussed above.

Source: PwC analysis of Company data

Limited onshore financial restructuring

(n)	In order to seek to combat the downturn in the commodity market in general, and the liquidity shortage faced by the Company and the Group as a whole, the Group has taken certain actions:

(i)	the contract with Thiess, the sole mining contractor to the UHG mine, was renegotiated in late 2015 to lower the costs of the mining extraction process by an estimated US$100,000,000 over the next 6 years depending on the HCC market price;

(ii)	the Group deferred payments outstanding since the end of FY14 to Thiess in FY15 in order to service its debt obligations to the Senior Lenders and the Noteholders. In November 2015 an agreement with Thiess was reached, where legacy payables would be repaid in 12 equal monthly instalments starting January 2017. In December 2016, the Group entered into an amendment agreement that further amended the monthly payment schedule starting from December 2016. Pursuant to the amendment agreement, the Group paid US$5,000,000 by 31 December 2016 and agreed to make a minimum cumulative payment of US$7,000,000 during the period 1 January 2017 to 31 March 2017 consisting of monthly instalments of at least US$2,000,000 each, and minimum payments of US$7,000,000 each month starting from April 2017 until paid in full;

(iii)	in order to reduce working capital needs, operations at the BN mine were suspended since FY14, and production at the UHG mine was also lowered; and

(iv)	historically, the Group sold on both credit terms and on a prepayment basis. Since FY15 the Group started to lower sales on credit terms and move to sales on a prepayment basis.

Ongoing Covenant Breaches

(o)	A variety of covenants (financial and non-financial) are being breached as at the date of this Explanatory Statement, including (amongst others):

(i)	a breach of principal and interest payment obligations under Senior Secured Facilities Agreement;

(ii)	a breach of interest payment obligations under the Old Notes;

(iii)	a breach of the obligation to assign certain coal sales contracts and pay sales proceeds into the relevant collection account as required by certain of the Non-Shared Security Documents which secure the Senior Secured Facilities Agreement;

(iv)	a breach of financial covenants of interest cover ratio, leverage ratio and consolidated tangible net worth under the Senior Secured Facilities Agreement; and

(v)	a breach of the repayment obligations under the Promissory Notes.

5.10	Events leading to the appointment of the Joint Provisional Liquidators

(a)	Since October 2015 when the Company informed the Senior Lenders that it was having difficulty following the original principal and interest repayment schedule and requested a waiver, the Company has actively communicated with the Senior Lenders and the Noteholders regarding its financial circumstances and successfully negotiated a variety of default waivers with the Senior Lenders in respect of a limited period of time.

(b)	On 26 January 2016, the Company announced the appointment of J.P. Morgan Securities (Asia Pacific) and SC Lowy Financial (HK) Ltd. as its financial advisers for the purpose of providing advice with respect to the potential restructuring of the Company’s indebtedness. After appointing its financial advisers, the Company commenced dialogue with the Senior Lenders (via the Agent under the Senior Secured Facilities Agreement) and the Noteholders. A Steering Committee was formed to represent the Noteholders. The Steering Committee appointed Moelis as its financial adviser and Ropes & Gray as its legal adviser. The Agent under the Senior Secured Facilities Agreement retained Clifford Chance as its legal adviser. The Company provided the parties with access to a virtual dataroom containing relevant information on the indebtedness and security framework, and the Company’s financial model and certain other financial and operational information as requested.

(c)	Discussions with the Steering Committee regarding the Company's non-compliance with on-going covenants in respect of the Old Notes and the potential for a restructuring commenced in February 2016 and on 8 March 2016, the Company gave a presentation to the Steering Committee with (i) an update on the mining industry, (ii) an overview of the Group's business, (iii) the Group's financial forecast, and (iv) an overview of the Group's major transactions to facilitate a constructive discussion for an intended restructuring of the Company. Subsequently, the Company was involved in ongoing discussions with the Steering Committee and its advisers, in particular to provide answers to questions raised by the Noteholders.

(d)	Discussions with the Agent regarding the Company's non-compliance with on-going covenants in respect of the Senior Secured Facilities Agreement and the potential for a restructuring also commenced in February 2016 and an initial meeting was held on 23 February 2016 at which the Company shared a preliminary restructuring proposal with the Agent.

(e)	On 8 March 2016, the Company sought a temporary waiver on certain payment obligations under the Senior Secured Facilities Agreement and on 15 March 2016 the Company received a waiver letter under which the due date of the Company’s obligations to make certain repayments of principal instalments under the Senior Secured Facilities Agreement with interest, and replenish certain collection accounts, were postponed to 22 March 2016.

(f)	On 22 March 2016, the Company defaulted under the Senior Secured Facilities Agreement as it had neither made the required payments to the Senior Lenders, nor been able to secure any additional waiver or forbearance from the Senior Lenders. This default triggered a cross default with regards to the Company’s other indebtedness, including the Old Notes.

(g)	On 29 March 2016, when interest fell due on the Old Notes, the Company failed to make the interest payment or secure any waiver or forbearance from the Noteholders. Under the Old Notes Indenture governing the Old Notes, failure to pay the coupon payment for a period of 30 consecutive days constituted an event of default.

(h)	On 26 April 2016, the Company received an acceleration notice from the Agent under the Senior Secured Facilities Agreement, together with a demand in respect of the Senior Secured Facilities Agreement, for immediate payment of all amounts outstanding under the Senior Secured Facilities Agreement in the amount of US$95,433,944. The Company also received an enforcement notice from the Shared Security Agent under the Old Intercreditor Agreement. Under the enforcement notice, the Shared Security Agent, as instructed by the Security Agent, gave notice of the appointment of Roderick John Sutton, John Howard Batchelor and Kenneth Fung, Senior Managing Directors of FTI Consulting, as the Receivers over all the shares in MCCL (a wholly owned subsidiary of the Company) pursuant to the MCCL Share Charge (governed by Hong Kong law) which secures the Senior Secured Facilities Agreement and the Old Notes. The Receivers were also (pursuant to such instructions) appointed as Delegates of the Shared Security Agent in respect of all shares of MCCSARL pursuant to the MCCSARL Share Pledge (governed by Luxembourg law) which also secures the Senior Secured Facilities Agreement and the Old Notes. The Joint Provisional Liquidators are advised that the Receivers appointed a director to the board of MCCL on 27 May 2016. Prior to that event, the MCCL board comprised of two members. On 8 July 2016, the director appointed by the Receivers on 27 May 2016 resigned and the Receivers passed a shareholder resolution to appoint a director to the board of MCCL. In addition, on 17 August 2016, the Company was advised that the Receivers passed a shareholder resolution on 16 August 2016 to appoint two more directors to the board of MCCL. The Joint Provisional Liquidators understand that (as at the date of this Explanatory Statement) no additional steps to those referenced to above have been taken by the Shared Security Agent, the Receivers and/or Delegates, or the nominated directors.

(i)	On 29 April 2016, the Company failed to pay the interest payment due under the Old Notes and did not secure any waiver or forbearance from the Noteholders. This led to an event of default under the Old Notes, as the failure to pay the interest payment under the Old Notes continued for a period of 30 consecutive calendar days.

5.11	Appointment of the Joint Provisional Liquidators

(a)	On 7 July 2016, the Company presented a petition for its own winding up (the "Company Winding Up Petition") and filed an application with the Cayman Court for the appointment of provisional liquidators over the Company on a 'soft touch' basis to assist the Company and its existing Board with regard to the implementation of the Restructuring.

(b)	Subsequently, on 8 July 2016, BNP Paribas Singapore Branch (as an original lender under the Senior Secured Facilities Agreement) presented a petition seeking the winding up of the Company and the appointment of joint official liquidators to the Company. Since such petition post-dated the Company's petition presented on 7 July 2016, it is stayed by operation of law.

(c)	On 19 July 2016, pursuant to the JPL Order, the Joint Provisional Liquidators were appointed jointly and severally as provisional liquidators of the Company. A copy of the JPL Order is at Appendix 12 (Joint Provisional Liquidators Appointment and Continuation Orders) to this Explanatory Statement.

(d)	The appointment of the Joint Provisional Liquidators resulted in the automatic acceleration of the Old Notes in accordance with the provisions of the Old Notes Indenture.

(e)	Pursuant to the JPL Order, the Joint Provisional Liquidators were authorised (amongst other things) to develop and propose a restructuring of the Company's indebtedness in a manner designed to allow the Company to continue as a going concern with a view to making an arrangement with the Company's creditors, including, without limitation, a compromise or arrangement by way of a scheme of arrangement.

(f)	Subsequent to the making of the JPL Order, the Cayman Court made orders continuing the appointment of the Joint Provisional Liquidators as joint provisional liquidators of the Company and adjourning the Company Winding Up Petition by orders made on 1 September 2016 (following a hearing), 27 October 2016 (following a hearing), 17 November 2016 (by consent without a hearing) and 21 December 2016 (following a hearing). Copies of such orders are at Appendix 12 (Joint Provisional Liquidators Appointment and Continuation Orders) to this Explanatory Statement.

(g)	An announcement regarding the appointment of the Joint Provisional Liquidators as joint provisional liquidators of the Company was made by the Company on the HKEx on 8 July 2016. Further announcements regarding the continuation of the appointment of the Joint Provisional Liquidators as joint provisional liquidators of the Company following the orders made by the Cayman Court on 1 September 2016, 27 October 2016 and 17 November 2016 were made on the HKEx on 2 September 2016, 28 October 2016 and 20 November 2016 respectively.

5.12	The Cayman Islands Provisional Liquidation Regime

(a)	A company may apply, pursuant to the Cayman Companies Law, for a provisional liquidator to be appointed where it is, or is likely to become, unable to pay its debts and intends to present a compromise or arrangement to its creditors.

(b)	The objective of provisional liquidation is usually to preserve and protect a company’s assets until the hearing of a winding-up petition and the appointment of official liquidators but, as noted above, a company can petition for its own winding-up and apply for the appointment of provisional liquidators to protect itself from creditors and to have time to propose a restructuring. The appointment of a provisional liquidator in assisting the rescue of a solvent company may be beneficial in circumstances where a restructuring is a real possibility and could be more advantageous to creditors than realising and distributing the assets in a compulsory liquidation.

(c)	The Joint Provisional Liquidators are subject to the Cayman Court’s supervision and only carry out the functions that the Cayman Court confers on them. The JPL Order sets out the powers conferred on the Joint Provisional Liquidators and also provides that existing Management may remain in control of the Company which is subject to the Joint Provisional Liquidator's oversight. In that regard, the Joint Provisional Liquidators and the Board are party to the Cooperation Protocol which is explained below.

(d)	In addition, whilst the Company is in provisional liquidation no suit, action or other proceedings, including criminal proceedings, shall be proceeded with or commenced against the Company except with the leave of the Cayman Court and subject to such terms as the Cayman Court may impose.

5.13	Cooperation Protocol

(a)	Following their initial appointment and in accordance with the JPL Order, the Joint Provisional Liquidators entered into a Cooperation Protocol Agreement with the Board on 16 August 2016 (the "Cooperation Protocol"). The Cooperation Protocol sets out a framework of general principles that the Joint Provisional Liquidators and the Board have adopted in order to facilitate the continued day-to-day operation of the Company during the period of the Company's provisional liquidation.

(b)	Generally, the Cooperation Protocol provides that the Board will continue to manage the day-to-day business and operations of the Company, subject to the supervision of the Joint Provisional Liquidators. The Cooperation Protocol further provides that the Joint Provisional Liquidators should be consulted by the Board as soon as practicable in advance in connection with all transactions which reasonably may be considered to fall outside of the ordinary course of business of the Company, the Company's dealings, to be of individual materiality, or which do not constitute Ordinary Course Transactions (as defined in the Cooperation Protocol) ("Extraordinary Course Transactions") and that the Joint Provisional Liquidators must give their express written approval for the same to be valid. Such Extraordinary Course Transactions include, but are not limited to:

(i)	creating security over, selling or otherwise disposing of any business operation, subsidiary, division or other significant asset of the Company, including the whole or any part of its undertaking as a going concern;

(ii)	incurring liability or borrowing money in excess of US$100,000;

(iii)	individual items of expenditure in excess of US$100,000; and

(iv)	providing any subsidiary with funding in excess of US$100,000.

(c)	Any request for approval of an Extraordinary Course Transaction is required to be accompanied by such supporting documentation as the Joint Provisional Liquidators may specify, and as a minimum shall include the following representations by the Board or an officer of the Company duly authorised by the Board:

(i)	the transaction has been duly authorised by the Board itself, or by officers of the Company consistent with the levels of authority delegated by the Board; and

(ii)	the transaction is a bona fide transaction.

(d)	The Cooperation Protocol also provides that any public announcements intended and/or required to be made during the period of the provisional liquidation of the Company, including (without limitation) announcements intended and/or required to be made pursuant to the Listing Rules and/or the Inside Information Provisions under Part XVIA of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), require the Joint Provisional Liquidators' written approval prior to being published.

5.14	Progress since the appointment of the Joint Provisional Liquidators

(a)	The conduct of the provisional liquidation of the Company in the period from the appointment of the Joint Provisional Liquidators through to and including 12 October 2016 is summarised in the first progress report prepared by the Joint Provisional Liquidators and dated 25 August 2016 (the "First Progress Report") and the second progress report prepared by the Joint Provisional Liquidators and dated 12 October 2016 (the "Second Progress Report").Copies of the First Progress Report and the Second Progress Report were filed with the Cayman Court and are available on the JPL Website.

(b)	Scheme Creditors are encouraged to review the full text of the First Progress Report and the Second Progress Report to familiarise themselves with the conduct of the provisional liquidation of the Company.

5.15	Agreement of the Restructuring

(a)	Prior to the appointment of the Joint Provisional Liquidators, the Company had been negotiating the terms of a Restructuring of the Company's financial indebtedness with the Steering Committee, the Senior Lenders and the Receivers and Delegates.

(b)	On 2 June 2016, the Receivers and Delegates submitted their own proposed terms (the "Receivers’ Terms") for a potential restructuring to the Company. On 8 July 2016, the Company announced its indicative restructuring proposal (the "Company Proposal") following lengthy negotiations between the Company and the Steering Committee.

(c)	Both the Receivers' Terms and the Company Proposal have since been superseded by the terms of the Restructuring as set out in the Term Sheet and as explained at section 6 (Overview of the Restructuring) of this Explanatory Statement.

(d)	Since their appointment, the Joint Provisional Liquidators have assumed conduct of the negotiations regarding the Restructuring on behalf of the Company and have entered into detailed discussions with multiple creditors in order to seek to negotiate the terms of the Restructuring, and achieve a better return for creditors than would be likely from a winding up of the Company.

(e)	The final agreed terms of the Restructuring as set out in the Term Sheet have been negotiated between the Company, acting by the Joint Provisional Liquidators, the Steering Committee and the Senior Lenders.

(f)	Further details regarding the commercial terms of the Restructuring, as set out in the Term Sheet, are at section 6 (Overview of the Restructuring) of this Explanatory Statement.

5.16	Restructuring Support Agreements

(a)	In order to assist and facilitate the implementation of the Restructuring:

(i)	the Company, the Joint Provisional Liquidators, the Senior Lenders and certain others have entered into the Bank RSA;

(ii)	the Company, the Joint Provisional Liquidators and certain of the Noteholders have entered into the Noteholder RSA; and

(iii)	the Company, the Joint Provisional Liquidators and QGX have entered into the Promissory Notes RSA.

(b)	The entry by the Company and the Joint Provisional Liquidators into the Bank RSA, the Noteholder RSA and the Promissory Notes RSA was sanctioned by an order made by the Cayman Court on 21 December 2016 in accordance with applicable Cayman Islands law.

(c)	As at the date of this Explanatory Statement:

(i)	certain Noteholders had designated the aggregate principal amount of approximately US$581,714,000 of Old Notes (representing approximately 96.95% of the aggregate outstanding principal amount of all Old Notes) as Supporting Notes under the Noteholder RSA meaning that the holders of such Old Notes are bound by the provisions of the Noteholder RSA and are obliged to vote such holdings of Supporting Notes in favour of the Schemes, subject to the terms of the Noteholder RSA;

(ii)	all Senior Lenders are bound by the Bank RSA; and

(iii)	QGX, as sole holder of the Promissory Notes, is bound by the Promissory Notes RSA.

(d)	Noteholders that have not entered into the Noteholder RSA as at the date of this Explanatory Statement may still do so and are directed to the provisions of section 5.19 (Accession to the Noteholder RSA) of this Explanatory Statement.

(e)	A copy of the execution version of the Noteholder RSA is available on the Scheme Website.

(f)	Noteholders who are party to the Noteholder RSA are entitled to receive a copy of the Bank RSA provided that such Noteholder agrees to keep confidential the existence and terms of the Bank RSA on the same terms as set out under the Bank RSA. Noteholders who are party to the Noteholder RSA and wish to receive a copy of the Bank RSA should contact the Information Agent.

5.17	Noteholder RSA

There follows a summary of the key terms of the Noteholder RSA (which is qualified entirely by reference to the terms of the Noteholder RSA, a copy of the execution version of which is available on the Scheme Website):

(a)	A key structural feature of the Noteholder RSA is that certain key provisions of the Noteholder RSA (including with respect to consent fees and obligations to vote Old Notes in favour of the Schemes, as detailed below) apply only in respect of the Supporting Notes held by a Consenting Noteholder (whether as an Initial Consenting Noteholder as a result of such Noteholder having been an initial signatory to the Noteholder RSA or as an Additional Consenting Noteholder as a result of such Noteholder subsequently delivering an Accession Letter in order to accede to and become bound by the Noteholder RSA). In that regard, a Consenting Noteholder's Supporting Notes are the aggregate of Old Notes specified as Supporting Notes by that Consenting Noteholder in a Supporting Notes Notice or relevant Accession Letter less the aggregate amount of Old Notes sold, transferred or otherwise disposed of by that Consenting Noteholders in accordance with the restrictions on transfers of Old Notes set out in the Noteholder RSA. Accordingly, the Noteholder RSA is structured in such a way that a Consenting Noteholder need not designate 100% of their aggregate holding of Old Notes as Supporting Notes under the Noteholder RSA meaning that such Consenting Noteholder is not bound by the restrictions on transfers in relation to Old Notes which they have not designated as Supporting Notes and are not bound to vote such Old Notes which are not Supporting Notes in favour of the Schemes. Such flexibility was a term of the Noteholder RSA required by the Steering Committee and the Joint Provisional Liquidators strongly encourage Noteholders acceding to the Noteholder RSA to designate all of their Old Notes as Supporting Notes in order to bolster support for the Schemes.

(b)	Each Noteholder who is bound by the terms of the Noteholder RSA has agreed not to take any restricted action which includes:

(i)	accelerating the Notes or the making of any demand against the Company or any member of the Group in respect of them;

(ii)	the enforcement of any security granted by the Company or any member of the Group;

(iii)	the suing for, commencing, supporting and/or joining of any legal or arbitration proceedings against any the Company or member of the Group to recover any liabilities payable pursuant to the Notes;

(iv)	the petitioning, applying or voting for, or supporting of, any Insolvency Proceeding against the Company or any member of the Group (other than the appointment of the Joint Provisional Liquidators and the provisional liquidation of the Company or any action required in respect of the Cayman Scheme and/or the Hong Kong Scheme); and

(v)	the taking, encouraging, assisting or supporting any action that would, or would reasonably be expected to, frustrate, delay, impede or prevent the Schemes or the Restructuring or that is inconsistent with the Noteholder RSA or the Term Sheet.

(c)	Consenting Noteholders party to the Noteholder RSA have given a number of irrevocable undertakings in respect of the Restructuring, including to:

(i)	work in good faith with the Company and its advisers to implement the Restructuring as soon as possible in a manner consistent with the terms of the Noteholder RSA and the Term Sheet;

(ii)	enter into negotiations in good faith in order to finalise the terms of any Restructuring Documents to which such Consenting Noteholder will be a party in form and substance consistent with the Term Sheet;

(iii)	vote their Supporting Notes in favour of the Schemes (including by delivering any proxies, instructions, directions or consents required and by attending the Scheme Meetings by proxy or in person) provided that the Schemes are proposed by the Company and that the terms of the Schemes (including any amendments or modifications) are consistent with the form of Restructuring Documents approved by Advisors to the Steering Committee;

(iv)	provide reasonable support and assistance to the Company and any other member of the Group (at the expense of the Group and without incurring any additional liability or obligation) to prevent the occurrence of an insolvency proceeding;

(v)	support any other actions as may be taken by the Company or any Subsidiary Guarantor (as defined therein) (at the expense of the Group and without incurring any additional liability or obligation) pursuant to an order of, or sanction by, the Cayman Court, the Hong Kong Court, and/or the US Bankruptcy Court (as the case may be) as may be reasonably required or reasonably necessary to implement or give effect to the Schemes as approved by the Advisors to the Steering Committee; and

(vi)	take any other commercially reasonable actions which are necessary on the part of the Consenting Noteholders to complete the Schemes as approved by the Advisors to the Steering Committee, provided that no Consenting Noteholder shall be required to take any action that would cause it to incur, in its absolute judgment, any cost or liability unless such cost or liability is specifically indemnified by the Company to the reasonable satisfaction of such Consenting Noteholder.

(d)	The Company and the Subsidiary Guarantors (as defined therein) have agreed to a number of undertakings to support the Restructuring and a number of restrictions set out in the Noteholder RSA. Such undertakings and restrictions are set out at clauses 5.1 and 5.2, respectively, of the Noteholder RSA (a copy of which is available on the Scheme Website).

(e)	The Noteholder RSA contains provisions restricting the transferring (whether by assignment, transfer or sub-participation) or declaring of a trust over by a Consenting Noteholder of any of its rights, interests, benefits or entitlements in respect of the Old Notes to any other person whereby no Consenting Noteholder may complete a transfer unless the proposed transferee is already a Consenting Noteholder or agrees to become bound by the Noteholder RSA by delivering an Accession Letter. Noteholders are urged to review in detail the terms of the Noteholder RSA available on the Scheme Website regarding such transfer provisions.

(f)	The Noteholder RSA may be terminated in a number of instances. Notably, key termination trigger events include:

(i)	automatic termination upon the occurrence of the earliest of the following events:

(A)	a Scheme Longstop Date of 8 May 2017 (or such later date as may be agreed by the Company and the Supermajority Consenting Noteholders (as such term is defined in the Noteholder RSA) and which will also require the consent of the Senior Lenders under the Bank RSA);

(B)	the entry of a final non-appealable order by any court of competent jurisdiction or other competent governmental or regulatory authority making illegal or otherwise preventing, prohibiting or materially restricting the consummation of the Restructuring; and

(C)	either of the Schemes not being approved at the relevant scheme meeting of creditors or not being sanctioned by this Honourable Court or the Hong Kong Court (as applicable);

(ii)	termination by the Majority Consenting Noteholders (being Consenting Noteholders holding Supporting Notes constituting more than 75% in aggregate of the aggregate principal amount of all Supporting Notes held by all Consenting Noteholders at the relevant time) upon the occurrence of any of the following key milestone events:

(A)	if agreements to implement the Restructuring have not been entered into by the Company and the Subsidiary Guarantors (as defined therein) (as applicable) with either the Senior Lenders or QGX by 30 January 2017;

(B)	if the Company has not, prior to 17 February 2017, filed a petition with the Cayman Court seeking the sanction of the Cayman Scheme and has not filed a summons for directions (the "Summons") seeking orders convening a meeting of the Company's creditors and has not taken such equivalent actions as is necessary to obtain the sanction by the High Court of Hong Kong of the Hong Kong Scheme;

(C)	if in the Summons the Company has not sought orders that the notice convening the Scheme Meetings and supporting documentation be circulated within 7 days of the hearing of the Summons, and the Company does not comply with such order;

(D)	if in the Summons the Company has not sought orders that the Scheme Meetings occur within 28 days of the hearing of the Summons, and the Company does not comply with such order;

(E)	if the Company has not made reasonable and good faith efforts to have the sanction hearing listed and the Schemes are not sanctioned by the this Honourable Court and High Court of Hong Kong (respectively) within 20 Business Days of the Scheme Meeting; or

(F)	if the Company fails to apply for the Chapter 15 Scheme Order within 5 Business Days of the later of this Honourable Court and the High Court of Hong Kong (respectively) sanctioning the Schemes;

(iii)	termination by individual Consenting Noteholders at the election of that Consenting Noteholder (but without terminating the Noteholder RSA in respect of the other parties to it), by the delivery of a written notice of termination to the Company upon the occurrence of any of the following events:

(A)	if any one or more Scheme Creditor(s) other than Consenting Noteholders (in such context, collectively, the "Blocking Creditor") provides evidence satisfactory to the Company and the relevant Consenting Noteholder (each acting reasonably) that such Blocking Creditor:

(1)	holds (or advises or manages one or more Scheme Creditor(s) who hold(s)) an aggregate of more than 25% of the Notes; and

(2)	will oppose the Restructuring and vote against the Schemes in respect of all such Notes;

(iv)	if any member of the Group does not comply with any provisions in the Noteholder RSA in any material respect, unless the failure to comply is capable of remedy and is remedied within five RSA Business Days;

(v)	if an event occurs which has a Material Adverse Effect. The definition of material adverse effect under the Noteholder RSA is the same as under the Bank RSA as summarised at section 5.20 (Bank RSA) of this Explanatory Statement below;

(vi)	if either the Bank RSA or the Promissory Notes RSA is terminated in accordance with its terms by any party;

(vii)	if there is a breach of either the Bank RSA or the Promissory Notes RSA; or

(viii)	if any person petitions, applies, or votes for, or takes any formal steps, in relation to certain specified enforcement and insolvency actions against the Company or any other member of the Group if likely to materially frustrate the Restructuring.

(g)	The Noteholder RSA is governed by the laws of the Cayman Islands, being the law under which the Joint Provisional Liquidators are appointed.

5.18	Noteholder RSA consent fees

Noteholders who become Consenting Noteholders under the Noteholder RSA are and have been eligible to receive a Consent Fee for becoming bound by the Noteholder RSA as follows:

(a)	Early Consent Fee.

Noteholders who elected Old Notes to become Supporting Notes on or before 13 January 2017 (such Supporting Notes thereby becoming Early Consent Fee Supporting Notes) were eligible to receive an Early Consent Fee equal to 1% of the aggregate principal amount of Early Consent Fee Supporting Notes in which a Consenting Noteholder has a beneficial economic interest as principal payable as follows:

(i)	0.25% payable in cash within 5 RSA Business Days of 13 January 2017 to each Consenting Noteholder who holds Early Consent Fee Supporting Notes as at 13 January 2017 (such amount payable being the Early Consent Fee First Tranche); and

(ii)	0.75% (comprising 0.50% in cash and 0.25% in Consent Fee New Notes) payable, subject to the sanctioning of the Schemes, within 5 RSA Business Days of the Restructuring Effective Date to each Consenting Noteholder who holds Early Consent Fee Supporting Notes as at the Record Time and has not breached certain provisions of the Noteholder RSA regarding prohibitions against the taking of restricted actions under it and the undertakings given by Consenting Noteholders under the Noteholder RSA unless the failure to comply is capable of remedy and is remedied within five RSA Business Days of a notice by the Company to that Consenting Noteholder.

Noteholders who are not already party to the Noteholder RSA may no longer accede to it in order to receive the Early Consent Fee because the Early Consent Fee Longstop Date has now passed. However, Noteholders who are or become party to the Noteholder RSA and who hold (including as a result of an acquisition of Old Notes from another Noteholder) at the Record Time Old Notes which validly became Early Consent Fee Supporting Notes before the Early Consent Fee Longstop Date may still receive any portion of the Early Consent Fee remaining unpaid.

(b)	Interim Consent Fee.

Noteholders who elected Old Notes to become Supporting Notes after 13 January 2017 but before 21 January 2017 (such Supporting Notes thereby becoming Interim Consent Fee Supporting Notes) were eligible to receive an Interim Consent Fee equal to 0.75% of the aggregate principal amount of Interim Consent Fee Supporting Notes in which a Consenting Noteholder has a beneficial economic interest as principal payable as follows:

(i)	0.50% payable in cash; and

(ii)	0.25% payable in Consent Fee New Notes,

in each case payable, subject to the sanctioning of the Schemes, within 5 RSA Business Days of the Restructuring Effective Date to each Consenting Noteholder who holds Interim Consent Fee Supporting Notes as at the Record Time and has not breached certain provisions of the Noteholder RSA regarding prohibitions against the taking of restricted actions under it and the undertakings given by Consenting Noteholders under the Noteholder RSA unless the failure to comply is capable of remedy and is remedied within five RSA Business Days of a notice by the Company to that Consenting Noteholder.

Noteholders who are not already party to the Noteholder RSA may no longer accede to it in order to receive the Interim Consent Fee because the Interim Consent Fee Longstop Date has now passed. However, Noteholders who are or become party to the Noteholder RSA and who hold (including as a result of an acquisition of Old Notes from another Noteholder) at the Record Time Old Notes which validly became Interim Consent Fee Supporting Notes before the Interim Consent Fee Longstop Date may still receive any portion of the Interim Consent Fee remaining unpaid.

(c)	Late Consent Fee.

Noteholders who elect Old Notes to become Supporting Notes after 21 January 2017 but before midnight on the date falling five Business Days before the Record Date (being (1:00am New York time on 29 March 2017 / 12:00am Cayman Islands time on 29 March 2017 / 1:00pm Hong Kong time on 29 April 2017) (such Old Notes thereby becoming Late Consent Fee Supporting Notes) will receive a Late Consent Fee of 0.10% of the aggregate principal amount of Late Consent Fee Supporting Notes in which a Consenting Noteholder has a beneficial economic interest as principal payable, subject to the sanctioning of the Schemes, payable solely in Consent Fee New Notes to each Consenting Noteholder who holds Late Consent Fee Supporting Notes as at the Record Time and has not breached certain provisions of the Noteholder RSA regarding prohibitions against the taking of restricted actions under it and the undertakings given by Consenting Noteholders under the Noteholder RSA unless the failure to comply is capable of remedy and is remedied within five RSA Business Days of a notice by the Company to that Consenting Noteholder.

5.19	Accession to the Noteholder RSA

Noteholders who are not already party to the Noteholder RSA are still able to accede to it in order to become eligible to receive the Late Consent Fee.

Noteholders wishing to accede to the Noteholder RSA to undertake to vote in favour of the Schemes and to be eligible to receive the Late Consent Fee you must complete and sign the form of Accession Letter at Schedule 3 to the Noteholder RSA. In order to be eligible to receive the Late Consent Fee, a duly completed and signed Accession Letter must be received by the Information Agent before the Late Consent Fee Longstop Date, being 1:00am New York time on 29 March 2017 / 12:00am Cayman Islands time on 29 March 2017 / 1:00pm Hong Kong time on 29 April 2017. An editable version of the Accession Letter is available on the Scheme Website. Completed and signed Accession Letters should be returned to mongolian.mining@ky.pwc.com and mminfo@lynchpinbm.com. Originals are not required.

Noteholders who have queries regarding the process for acceding to the Noteholder RSA are advised to contact the Information Agent using the following contact information:

Lynchpin Bondholder Management

56-58 Wellington St., 402

Wellington Plaza

Central

Hong Kong

Ph: +852 2526 5406

Fax: +852 2526 5020

Email: mminfo@lynchpinbm.com

Attention: Michelle Michaels

http://www.lynchpinbm.com/project/mongolian-mining

5.20	Bank RSA

There follows a summary of the key terms of the Bank RSA:

(a)	Each Senior Lender, the Company and each Old Facility Subsidiary Guarantor has agreed to use reasonable endeavours in order to support, facilitate, implement or otherwise give effect to the Restructuring as soon as reasonably practicable by giving a number of specified undertakings with regards to working and entering into negotiations in good faith to implement the Restructuring as soon as reasonably practicable in a manner consistent with the terms of the Bank RSA and the Term Sheet and not taking, encouraging, assisting or supporting any action which would, amongst other things, frustrate, delay, impede or prevent the implementation of the Restructuring.

(b)	No Senior Lender is permitted to provide direction or instruction to the Receivers or Delegates to act in any way which may be detrimental to the Restructuring.

(c)	The Lenders have agreed not to transfer their claims under the Senior Secured Facilities Agreement by way of assignment, transfer or sub-participation to any other person unless that person is either already a party to the Bank RSA or has agreed to be bound by the terms of the Bank RSA.

(d)	The Company and the Old Facility Subsidiary Guarantors have given a number of negative and positive undertakings, notably (but not exhaustively) including agreements to:

(i)	not to amend the Noteholder RSA or the Promissory Notes RSA or agree any termination of them or grant any waiver under them; and

(ii)	take all actions reasonably necessary in order to support, facilitate, implement or otherwise give effect to the Restructuring as soon as reasonably practicable. A number of specific undertakings follow in this regard which include an obligation to notify the Senior Lenders of the occurrence of any event which has had, or could have, a material adverse effect (the occurrence of such an event being grounds on which the Senior Lenders are entitled to terminate the Bank RSA). A material adverse effect for the purposes of the Bank RSA is any change, event or circumstance occurring after the effective date of the Bank RSA, which has a material adverse effect on the business, assets, condition (financial or otherwise) or prospects of the members of the Group by reference to their condition and/or the circumstances existing as at the effective date of the Bank RSA, or which could materially and adversely affect the business, operations, or condition (financial or otherwise) of the Group such that any member of the Group may not be able to perform its material obligations in accordance with the terms of the Restructuring.

(e)	The Bank RSA may be terminated in a number of instances. Notably, key termination trigger events include:

(i)	the termination of the Noteholder RSA or the Promissory Note pursuant to certain termination triggers set out in them;

(ii)	if any person petitions, applies or votes for, or supports certain insolvency proceedings set out in the Bank RSA against the Company or any member of the Group

(iii)	if any one or more Noteholder(s) (in such context, collectively, the "Blocking Creditor") provides evidence satisfactory to a Lender that such Blocking Creditor:

(A)	holds (or advises or manages one or more Noteholder who hold(s)) an aggregate of more than 25% of the Old Notes; and

(B)	will oppose the Restructuring and vote against the Schemes in respect of Old Notes constituting an aggregate of more than 25% of the Old Notes;

(iv)	if any Blocking Creditor encourages, procures, proposes or otherwise supports any alternative proposal or offer from any person in respect of a restructuring of the financial indebtedness of the Company other than the Restructuring as contemplated by the Term Sheet;

(v)	if there is a breach of the Noteholder RSA or the Promissory Notes RSA;

(vi)	if an event occurs which has a material adverse effect under the Bank RSA, as explained above; or

(vii)	either of the Schemes not being approved at the relevant scheme meeting of creditors or not being sanctioned by the Cayman Court or the Hong Kong Court (as applicable);

(f)	Senior Lenders were eligible to receive and did receive a consent fee under the Bank RSA payable in a mixture of cash and Consent Fee New Notes.

(g)	The Bank RSA is governed by the laws of England & Wales, being the law which governs the Senior Secured Facilities Agreement.

5.21	Promissory Notes RSA

There follows a summary of the key terms of the Promissory Notes RSA:

(a)	Only the Company and QGX are party to the Promissory Notes RSA. No subsidiaries of the Company are party to the Promissory Notes RSA;

(b)	QGX has agreed not to take any restricted action which for the purposes of the Promissory Notes RSA is substantially the same as the definition of restricted actions under the Noteholder RSA, as summarised at section 5.17 (Noteholder RSA) of this Explanatory Statement above;

(c)	Similarly to the Noteholder RSA, QGX has given a number of irrevocable undertakings in respect of the Restructuring. Such undertakings are in a form substantially the same as the undertakings given by the Consenting Noteholders under the Noteholder RSA save for the deletion of references to the Schemes (since QGX and the Promissory Notes will not be subject to any scheme of arrangement) and the addition of certain additional undertakings to support the Restructuring;

(d)	As with the Noteholder RSA, in parallel, the Company has agreed in favour of QGX to a number of undertakings to support the Restructuring and a number of restrictions. Those undertakings and restrictions are substantially the same as those set out in the Noteholder RSA, as summarised at section 5.17 (Noteholder RSA) of this Explanatory Statement above;

(e)	QGX has agreed not to assign or transfer all or any part of the Promissory Notes from the effective date of the Promissory Notes RSA until the date on which it is terminated;

(f)	No consent fee is payable to QGX under the Promissory Notes RSA;

(g)	The Promissory Notes RSA may be terminated in a number of instances in a substantially same manner as the Noteholder RSA. Specifically the Promissory Notes RSA termination triggers include:

(i)	automatic termination upon the occurrence of a number of specified events which are the same as the automatic termination trigger events in the Noteholder RSA;

(ii)	termination by QGX by the delivery of a written notice of termination to the Company upon the occurrence of a number of events which substantially mirror those events which trigger the rights of individual Consenting Noteholders to terminate the Noteholder RSA, save that there is no material adverse effect termination trigger under the Promissory Notes RSA;

(h)	The Promissory Notes RSA is governed by the laws of the Cayman Islands, being the law under which the Joint Provisional Liquidators are appointed.

5.22	Financial analysis of the Restructuring and the future viability of the Company

(a)	In order to enable the Joint Provisional Liquidators to be reasonably satisfied that the Schemes and Restructuring are reasonably likely to benefit the creditors of the Company, and for the Joint Provisional Liquidators to form a view that the Schemes and the Restructuring are in the best interests of the creditors of the Company, the Joint Provisional Liquidators considered the Company Financial Model prepared by the Company in support of the Company Proposal and the ongoing restructuring negotiations as at 16 June 2016, as subsequently updated by the Company and its advisors on 28 July 2016. A summary of the Joint Provisional Liquidators' review of such Company Financial Model and the prospects of the Restructuring are set out in Appendix 2 (Company Financial Model Review) to this Explanatory Statement. Such summary includes:

(i)	an overview of the financial modelling scenarios developed by the Company and its advisers;

(ii)	an overview of the TT Mining Project;

(iii)	a summary of the Joint Provisional Liquidators' financial analysis;

(iv)	the Joint Provisional Liquidators conclusions as to the viability of the Company as a going concern; and

(v)	notes regarding the Liquidation Analysis prepared by the Joint Provisional Liquidators. The Liquidation Analysis itself is set out at Appendix 3 (Liquidation Analysis) to this Explanatory Statement.

(b)	Scheme Creditors are encouraged to read the information set out at Appendix 2 (Company Financial Model Review) and Appendix 3 (Liquidation Analysis) carefully to ensure that they have a clear understanding of the financial circumstances of the Company as reviewed and modelled by the Company and the Joint Provisional Liquidators.

5.23	Consequences of failure to implement the Restructuring

(a)	The Joint Provisional Liquidators are of the view that if the Schemes are not successfully implemented and the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring do not become effective, the Restructuring will fail and it is likely that the Company will be wound up. In that regard, if the Restructuring were to fail, it is likely that the existing Company Winding Up Petition (which is presently adjourned) would be listed for hearing.

(b)	If the Company were to be wound up, the Joint Provisional Liquidators are of the view that Scheme Creditors are likely to receive significantly reduced recovery and any return would likely be received substantially later than the date the Scheme Creditors will receive distributions of Scheme Consideration if the Restructuring is successfully implemented, as demonstrated by the Liquidation Analysis.

5.24	Joint Provisional Liquidators' conclusions regarding the Restructuring

(a)	Based on the operational strategies underpinning the TT Mining Project, there is a real opportunity for the Company and the Group to return to going concern trading notwithstanding the issues facing the coal sector as a whole. In reaching this conclusion, while the Joint Provisional Liquidators recognise there are significant uncertainties and execution risks, the Joint Provisional Liquidators have had regard to a number of key factors including the fact that:

(i)	the Group have the advantage of an experienced and highly reputable management team which in the course of the past 18 months has taken significant steps to reducing the cost base and improving efficiencies;

(ii)	the Group has been awarded preferred bidder status in the TT Mining Project, and has the important synergy of spare production capacity adjacent to the TT location; and

(iii)	as part of the Consortium of the TT Mining Project, the Company announced on 15 December 2016 that it had officially received a letter from the working group established by the Mongolian Government for the purpose of continuing negotiations in relation to the TT Mining Project containing the terms and conditions of the investment and corporation agreement and certain other ancillary agreements with respect to the TT Mining Project.

(b)	The TT Mining Project and the New Railway Project (which is linked to the TT Mining Project) are intended to present a structural solution to the current financial issues facing the Group, and are essential to delivering the turnaround. Specifically, by more than trebling the scale of the Group's outputs through the TT Mining Project, substantial economies of scale would be unlocked which would facilitate the utilisation of the Group's spare production capacity, thereby allowing the Group to increase the sales of high quality coal into the market thereby driving Group revenue upwards. Furthermore, the New Railway Project is intended to enable the Group to penetrate into the higher value markets in the Chinese steel belt, while also delivering significant transport cost savings to the Group.

(c)	The Joint Provisional Liquidators believe that the Restructuring represents a structural solution to the current financial issues facing the Group, and is essential to delivering the successful financial restructuring of the Company to return to going concern trading.

(d)	The Joint Provisional Liquidators believe that the likely return to the Scheme Creditors from a liquidation of the Company would be significantly lower. Coal prices have increased since the First Progress Report dated 25 August 2016. The Shared-Based Approach in the Liquidation Analysis at Appendix 3 (Liquidation Analysis) to this Explanatory Statement has been updated to reflect the broker consensus regarding the coal price forecast as at December 2016. However, the position remains volatile. Therefore, the increase in coal price has not been reflected in the coal price projections in the financial analysis referred to at section 5.22 (Financial Analysis of the Restructuring and the future viability of the Company), and remains as set out in the First Progress Report dated 25 August 2016. Furthermore, the estimated pre-tax Share-Based Approach recovery set out in the Liquidation Analysis at Appendix 3 (Liquidation Analysis) to this Explanatory Statement is considered unlikely to be achievable in practice.

6.	OVERVIEW OF THE Restructuring

This section contains a brief description of the principal commercial terms of the Restructuring. The summary information contained in this section does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by references to, the more detailed information contained in the Schemes and this Explanatory Statement.

6.1	Overview

(a)	The Restructuring comprises of a restructuring of the Company's existing indebtedness under the Old Notes, the Senior Secured Finance Documents and the Promissory Notes pursuant to the Notes Restructuring, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring, respectively. The Restructuring has been promulgated by the Company, acting by and under the authority of the Joint Provisional Liquidators, and includes various measures which are intended to ensure that the Company and the Group can continue to operate on a going concern basis.

(b)	The Notes Restructuring is contemplated to take place under and pursuant to the Schemes and the Notes Restructuring Documents. The effectiveness of such Notes Restructuring will be inter-conditional upon the effectiveness of Senior Secured Facilities Restructuring and the Promissory Notes Restructuring.

(c)	The Senior Secured Facilities Restructuring and the Promissory Notes Restructuring are contemplated to take place under and pursuant to the Senior Secured Facilities Restructuring Documents and the Promissory Notes Restructuring Documents. The effectiveness of the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring will be inter-conditional upon the effectiveness of the Notes Restructuring. The Senior Secured Facilities Restructuring and the Promissory Notes Restructuring will therefore not be effected pursuant to the Schemes and there will be no compromise or arrangement directly effected in relation to the Senior Secured Facilities Agreement, the Senior Secured Finance Documents or the Promissory Notes by the Schemes except to the extent that the terms of the Schemes authorise the execution of documents and/or the taking of other actions that are required to ensure the effectiveness of the Notes Restructuring Documents and which will also ensure the effectiveness of the Senior Secured Facilities Restructuring Documents and the Promissory Notes Restructuring Documents. For the avoidance of any doubt, the Senior Lenders and QGX are not Scheme Creditors.

(d)	As part of the Notes Restructuring, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring, releases of indebtedness under the Old Notes, the Senior Secured Finance Documents and the Promissory Notes will be provided for. In consideration for such releases, the Scheme Creditors and the Senior Lenders will receive (or will be entitled to receive) certain allocations of new debt and equity, as detailed below.

(e)	The new debt and equity to be distributed as part of the Restructuring comprises:

(i)	New Notes to be issued by Energy Resources comprising:

(A)	the Term Sheet New Notes in the aggregate principal amount of US$395,000,000 plus the principal amount of Term Sheet PIK Notes; and

(B)	a further amount of Consent Fee New Notes in an amount as required to settle the Company's obligations to pay:

(1)	the portions of the Early Consent Fee, Interim Consent Fee and Late Consent Fee payable in New Notes pursuant to the Noteholder RSA; and

(2)	the portion of the consent fee payable in New Notes under the Bank RSA.

Further details regarding the New Notes are set out at section 6.11 (Terms of the New Notes) of this Explanatory Statement below.

Both Scheme Creditors and the Senior Lenders will be eligible to receive a distribution of the Term Sheet New Notes in the relevant proportions summarised below.

Consent Fee New Notes will be distributed to (i) Noteholders who are eligible to receive payment of the portion of the Early Consent Fee, Interim Consent Fee or Late Consent Fee payable in New Notes pursuant to the Noteholder RSA, and (ii) the Senior Lenders who are entitled to be paid a portion of the consent fee payable under the Bank RSA in New Notes;

(ii)	New Perpetual Notes to be issued by the Company in the aggregate principal amount of US$195,000,000. Further details regarding the New Perpetual Notes are set out at section 6.12 (Terms of the New Perpetual Notes) of this Explanatory Statement below. Scheme Creditor, the Senior Lenders and QGX will be eligible to receive a distribution of the New Perpetual Notes in the relevant proportions summarised below;

(iii)	New Shares to be issued by the Company in a sufficient number to constitute 10% of the Company's ordinary share capital on a post-money basis as at the Initial Distribution Date (which number is presently estimated to be 1,029,176,778 New Shares). Further details regarding the New Shares are set out at section 6.13 (Terms of the New Shares) of this Explanatory Statement below. Both Scheme Creditors and the Senior Lenders will be eligible to receive a distribution of the New Shares in the relevant proportions summarised below; and

(iv)	a New Senior Secured Facility in the aggregate principal amount of US$30,000,000 plus the Additional Principal with Energy Resources as borrower. The New Senior Secured Facility will replace the existing Senior Secured Facilities Agreement and participations under it will only be available to the Senior Lenders.

(f)	No new monies will be advanced or made available to the Company or any other member of the Group in connection with the issuance of the New Notes, the New Perpetual Notes, the New Shares or with the entering into of the New Senior Secured Facility.

(g)	The Restructuring will not involve a restructuring of any of the Group's subsidiary level indebtedness detailed at section 5.5(c) (Debt Structure) of this Explanatory Statement above.

(h)	A structure chart depicting the intended organisational and capital structure of the Group following completion of the Restructuring is set out at Appendix 11 (Post-Restructuring Group Structure Chart) to this Explanatory Statement.

6.2	The Notes Restructuring

(a)	The commercial terms of the Notes Restructuring to be effected under and pursuant to the Schemes and the Notes Restructuring Documents include the release by Scheme Creditors of all Scheme Claims in consideration for being eligible to receive (in accordance with and subject to the Schemes and the Notes Restructuring Documents) the following Scheme Consideration:

(i)	a portion of the Term Sheet New Notes in the aggregate principal amount of approximately US$357,336,000 representing approximately 90% of the total issuance of Term Sheet New Notes (not taking into account any Consent Fee New Notes to be issued in connection with the Noteholder RSA and the Bank RSA);

(ii)	a portion of the New Perpetual Notes in the aggregate principal amount of approximately US$135,697,000 representing approximately 69.6% of the total issuance of New Perpetual Notes; and

(iii)	a portion of the New Shares in the aggregate number of approximately 926,259,100 representing approximately 90% of the total issuance of New Shares.

6.3	The Senior Secured Facilities Restructuring

(a)	The commercial terms of the Senior Secured Facilities Restructuring to be effected under and pursuant to the Senior Secured Facilities Restructuring Documents include releases of the Company's obligations to the Senior Lenders under and in connection with the Senior Secured Finance Documents and, in consideration for such releases:

(i)	the distribution of the following new debt and equity instruments to Senior Lenders (based on the estimated indebtedness to each party as at 30 September 2016 but not taking into account (x) any principal amount of Term Sheet PIK Notes; and (y) any Consent Fee New Notes to be issued in connection with the payment of consent fees under the Bank RSA):

(A)	a portion of the Term Sheet New Notes in the aggregate principal amount of approximately US$37,664,000 representing approximately 10% of the total issuance of Term Sheet New Notes;

(B)	a portion of the New Perpetual Notes in the aggregate principal amount of approximately US$14,303,000 representing approximately 7.3% of the total issuance of New Perpetual Notes;

(C)	a portion of the New Shares in the aggregate number of approximately 102,917,678 representing approximately 10% of the total issuance of New Shares; and

(ii)	the entry into of the New Senior Secured Facilities Agreement in the aggregate principal amount of US$30,000,000 plus the Additional Principal.

(b)	Scheme Creditors should note that the effectiveness of the Senior Secured Facilities Restructuring will be conditional upon, amongst other things, the Joint Provisional Liquidators obtaining the sanction of the Cayman Court to their entry into the Senior Secured Facilities Restructuring Documents pursuant to applicable provisions of Cayman Islands law, including the Cayman Companies Law.

6.4	The Promissory Notes Restructuring

(a)	The commercial terms of the Promissory Notes Restructuring to be effected under and pursuant to the Promissory Notes Restructuring Documents include releases of the Company's obligations to QGX under and in connection with the Promissory Notes and, in consideration for such releases, the distribution of a portion of the New Perpetual Notes to QGX in the aggregate principal amount of US$45,000,000 representing approximately 23.1% of the total issuance of New Perpetual Notes.

(b)	Scheme Creditors should note that the effectiveness of the Promissory Notes Restructuring will be conditional upon, amongst other things, the Joint Provisional Liquidators obtaining the sanction of the Cayman Court to their entry into Promissory Notes Restructuring Documents pursuant to applicable provisions of Cayman Islands law, including the Cayman Companies Law.

6.5	Allocation of Scheme Consideration

Term Sheet New Notes

(a)	In respect of the portion of the Term Sheet New Notes forming part of the Scheme Consideration:

(i)	the aggregate principal amount of approximately US$357,336,000 Term Sheet New Notes will be available for distribution to eligible Scheme Creditors by way of Scheme Consideration in accordance with the following formula and the provisions of the Schemes and the Distribution Agreement, such that each Scheme Creditor will be entitled to receive (rounded down to the nearest $1.00 and subject to a minimum denomination of US$1,000):

A Aggregate principal amount of the Term Sheet New Notes	x	B	=	Term Sheet New Notes entitlement
X + (Y- Z)
A = Principal amount of Term Sheet New Notes to be issued (US$395,000,000 plus the principal amount of Term Sheet PIK Notes in relation to the first coupon payment deemed to have occurred on 1 April 2017 pursuant to the New Notes Indenture)

B = Total amount of all principal and interest outstanding in respect of the Old Notes held by a Participating Scheme Creditor as at the Record Time, plus interest accrued between the Record Time and the Initial Distribution Date on such any Old Notes.

X = Total amount of all principal and interest outstanding in respect of the Old Notes as at the Initial Distribution Date.

Y = Total amount of all principal and interest outstanding in respect of the Senior Secured Facilities Agreement as at the Initial Distribution Date.

Z = US$30,000,000

New Perpetual Notes

(b)	In respect of the portion of the New Perpetual Notes forming part of the Scheme Consideration:

(i)	the aggregate principal amount of approximately US$135,697,000 New Perpetual Notes will be available for distribution to eligible Scheme Creditors by way of Scheme Consideration in accordance with the following formula and the provisions of the Schemes and the Distribution Agreement, such that each Scheme Creditor will be entitled to receive (rounded down to the nearest $1.00 and subject to a minimum denomination of US$1,000):

(A – B) Aggregate principal amount of the New Perpetual Notes (less New Perpetual Notes entitlement due to QGX)	x	C	=	New Perpetual Notes entitlement
X + (Y- Z)
A = Aggregate principal amount of New Perpetual Notes to be issued (US$195,000,000)

B = Principal amount of New Perpetual Notes to be issued to QGX (US$45,000,000)

C = Total amount of all principal and interest outstanding in respect of the Old Notes held by a Participating Scheme Creditor as at the Record Time, plus interest accrued between the Record Time and the Initial Distribution Date on any such Old Notes.

X = Total amount of all principal and interest outstanding in respect of the Old Notes as at the Initial Distribution Date.

Y = Total amount of all principal and interest outstanding in respect of the Senior Secured Facilities Agreement as at the Initial Distribution Date.

Z = US$30,000,000

New Shares

(c)	In respect of the portion of the New Shares forming part of the Scheme Consideration:

(i)	the aggregate principal number of approximately 926,259,100 New Shares will be available for distribution to eligible Scheme Creditors by way of Scheme Consideration in accordance with the following formula and the provisions of the Schemes and the Distribution Agreement, such that each Scheme Creditor will be entitled to receive (rounded down to the nearest whole number of New Shares):

A Aggregate number of the New Shares	x	B	=	New Shares entitlement
X + (Y- Z)
A = Aggregate number of the New Shares to be issued representing in 10% of the shares outstanding on a post-money basis at the Initial Distribution Date (presently estimated to be 1,029,176,778 New Shares).

B = Total amount of all principal and interest outstanding in respect of the Old Notes held by a Participating Scheme Creditor as at the Record Time, plus interest accrued between the Record Time and the Initial Distribution Date on any such Old Notes.

X = Total amount of all principal and interest outstanding in respect of the Old Notes as at the Initial Distribution Date.

Y = Total amount of all principal and interest outstanding in respect of the Senior Secured Facilities Agreement as at the Initial Distribution Date.

Z = US$30,000,000

6.6	Issuance of Consent Fee New Notes pursuant to the Noteholder RSA and the Bank RSA

(a)	Pursuant to the Noteholder RSA and the Bank RSA, the Company is obliged to pay:

(i)	to Noteholders who are party to the Noteholder RSA certain portions of the Early Consent Fee, Interim Consent Fee and Late Consent Fee in New Notes; and

(ii)	to the Senior Lenders, a certain portion of the consent fee payable under the Bank RSA in New Notes,

as detailed at sections 5.18 (Noteholder RSA Consent Fees) and 5.20 (Bank RSA) of this Explanatory Statement above.

(b)	Payment of the portion of the Early Consent Fee, Interim Consent Fee and Late Consent Fee payable to Noteholders who are party to the Noteholder RSA pursuant to its terms will be paid in Consent Fee New Notes in accordance with and subject to the terms of the Noteholder RSA and the Distribution Agreement.

(c)	Payment of the portion of the consent fee payable to the Senior Lenders pursuant to the Bank RSA will be paid in Consent Fee New Notes in accordance with and subject to the terms of the Bank RSA and the Senior Secured Facilities Restructuring Implementation Deed.

6.7	Indicative summary of the Restructuring distributions

(a)	Following the effectiveness of the Restructuring the capital structure of the Group will comprise the existing Shares issued by the Company plus the New Shares and the following financial indebtedness:

(i)	the New Perpetual Notes issued by the Company;

(ii)	the New Notes issued by Energy Resources; and

(iii)	the New Senior Secured Facility borrowed by Energy Resources.

(b)	It is anticipated that, following completion of the Restructuring, the allocation of holdings of:

(i)	the Term Sheet New Notes;

(ii)	the New Perpetual Notes;

(iii)	the New Shares; and

(iv)	the New Senior Secured Facility,

as between Scheme Creditors, Senior Lenders and QGX may be summarised as follows (based on the estimated indebtedness to each party as at 30 September 2016 but not taking into account (i) any principal amount of Term Sheet PIK Notes; (ii) any Additional Principal, and (iii) any Consent Fee New Notes to be issued in connection with the payment of consent fees under the Noteholder RSA and the Bank RSA):

	New Senior Secured Facility	Allocation %	New Notes	Allocation %	New Perpetual Notes	Allocation %	Total (before allocation of New Shares)	New Shares (% of enlarged shares)
Noteholders	-	0%	357,336	90%	135,697	69.6%	493,033	9.0%
Bank Lenders	30,000	100%	37,664	10%	14,303	7.3%	81,967	1.0%
QGX	-	0%	-	0%	45,000	23.1%	45,000	0%
Total	30,000	100%	395,000	100%	195,000	100%	620,000	10%

Note: This is for illustration purposes only. The final allocation will be based on the respective aggregate total indebtedness under the Old Notes, the Senior Secured Facility and the Promissory Notes on the Initial Distribution Date, pursuant to the terms of the Notes Restructuring, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring.

(c)	As regards the issuance of Consent Fee New Notes pursuant to the Noteholder RSA consent fee provisions:

(i)	based on information held by the Joint Provisional Liquidators regarding the number of Old Notes designated as Supporting Notes under the Noteholder RSA as at the date of this Explanatory Statement, the total aggregate principal amount of Consent Fee New Notes that will be issued in payment of the portions of the Early Consent Fee and the Interim Consent Fee payable under the Noteholder RSA will be approximately US$1,523,573 in aggregate principal amount; and

(ii)	at the date of this Explanatory Statement it is not known precisely how many additional Consent Fee New Notes will be required to be issued to satisfy the Company's obligations to pay the Late Consent Fee under the Noteholder RSA, however, as at the date of this Explanatory Statement at least US$4,000 in aggregate principal amount of Consent Fee New Notes will be required to be issued to satisfy the Late Consent Fee payable under the Noteholder RSA.

6.8	Surplus Scheme Consideration

(a)	An initial distribution of Scheme Consideration will be made to Initial Participating Scheme Creditors on the Initial Distribution Date. Thereafter, the Scheme Consideration Trustee will hold any Surplus Scheme Consideration undistributed on the Initial Distribution Date on trust during the Holding Period. Scheme Creditors who complete and return the required documentation in order to become Participating Scheme Creditors before the Bar Date will be entitled to receive a distribution of their entitlement to the Surplus Scheme Consideration by a Quarterly Distribution.

(b)	If any Surplus Scheme Consideration remains available and undistributed after the final Quarterly Distribution has been made to Participating Scheme Creditors (if any) it will be deemed Remaining Surplus Scheme Consideration and the Scheme Consideration Trustee shall use its reasonable endeavours to sell the Remaining Surplus Scheme Consideration as soon as reasonably practicable after the Final Distribution Date and (after the deduction of reasonable costs and expenses) transfer the net cash proceeds of sale to any charity which the Company may select in its sole discretion.

6.9	Discharge of the Receivers and Delegates

(a)	It is a term of the Restructuring that on the Initial Distribution Date, the Receivers and Delegates will be discharged as follows:

(i)	pursuant to the Senior Secured Facilities Restructuring, the Senior Lenders are required to instruct the Existing Security Agent to instruct the Shared Security Agent to take all necessary steps to terminate the appointment of and release the Receivers and Delegates (subject to the terms of the Schemes); and

(ii)	pursuant to the Notes Restructuring, the Old Notes Trustee shall, upon receipt of the Old Notes Trustee Instruction, deliver the executed Release Instructions to the Shared Security Agent and the Shared Security Agent shall, upon receipt of the Release Instructions, among other things, discharge the Receivers and Delegates (subject to the terms of the Schemes).

6.10	Summary terms of the Old Notes

(a)	For the purpose of assisting Scheme Creditors to compare the rights which they presently hold under the Old Notes with the key terms of the New Notes which Scheme Creditor will be eligible to receive should the Schemes become effective and the Restructuring Effective Date occurs in accordance with the provisions of the Schemes:

(i)	set out below is a non-exhaustive summary of the key terms of the Old Notes constituted pursuant to the Old Notes Indenture; and

(ii)	an electronic comparison of the Old Notes Indenture and the New Notes Indenture will be made available on the Scheme Website.

Summary of key terms of the Old Notes
Issuer	The Company
Amount	As at the date of this Explanatory Statement, Old Notes in an aggregate principal amount of US$600,000,000 remain outstanding.
Maturity	29 March 2017
Seniority	In accordance with the provisions of the New Intercreditor Agreement.
Coupon Payment Dates	Under the terms of the Old Notes Indenture, the Company is subject to an obligation (among others) to pay such interest on the Notes in US$ on each interest payment date, being March 29 and September 29 of each year, commencing 29 September 2012, and ending on the maturity date.
Pricing / Coupon	The Old Notes bear interest at a rate of 8.875% per annum.
Guarantors	The Company’s obligations under the Old Notes are guaranteed by the Old Notes Subsidiary Guarantors. Pursuant to the terms of the Old Notes Indenture, each Old Notes Subsidiary Guarantor has agreed (among other things) to jointly and severally guarantee to each holder of an Old Note and to the Old Notes Trustee the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the Old Notes.
Security	The Old Notes Indenture is secured by the Shared Security Documents.
Trustee	Deutsche Bank Trust Company Americas.
Governing Law	New York
Transfer Restrictions	The Old Notes are not registered under the Securities Act or under any state securities laws of the United States and are subject to customary restrictions on transfer and resale.
Listing	SGX-ST

6.11	Terms of the New Notes

(a)	The New Notes will comprise both the Term Sheet New Notes and the Consent Fee New Notes.

(b)	A summary of the key terms of the New Notes is set out below. In addition, a copy of the agreed-form New Notes Indenture pursuant to which the New Notes will be constituted will be made available on the Scheme Website. For the avoidance of doubt, both the Term Sheet New Notes and the Consent Fee New Notes will be issued pursuant to the New Notes Indenture.

(c)	The summary of the New Notes set out below is accordingly qualified entirely by reference to the New Notes Indenture and Scheme Creditors are encouraged to review the full terms of the New Notes Indenture will be available on the Scheme Website.

(d)	No cash proceeds will be received by Energy Resources in consideration for the issuance of the New Notes which are being issued to refinance certain of the Company's existing indebtedness as part of the Restructuring.

(e)	So long as the New Notes are listed on the SGX-ST and the listing rules of the SGX-ST so require (including upon the issuance of any definitive notes or certificates), Energy Resources and/or the Company, as the case maybe, shall appoint and maintain a paying agent in Singapore, where the New Notes may be presented or surrendered for payment or redemption.

(f)	In the event that any New Notes are exchanged for definitive notes or certificates, an announcement of such exchange shall be made by or on behalf of Energy Resources and/or the Company, as the case maybe, through the SGX-ST and such announcements shall include all material information with respect to the delivery of such definitive notes or certificates, including details of the paying agent in Singapore.

New Notes
Issuer	Energy Resources
Applicable Creditors	Scheme Creditors and the Senior Lenders
Amount

US$395,000,000 plus the principal amount of Term Sheet PIK Notes

(but excluding any amount of Consent Fee New Notes to be issued which amount shall be in addition to such principal amount of New Notes)

Allocation

Term Sheet New Notes will be allocated based on liabilities as at the Initial Distribution Date as summarised at section 6.5 (Allocation of Scheme Consideration) of this Explanatory Statement

Consent Fee New Notes will be allocated pursuant to the provisions of the Noteholder RSA, the Bank RSA, the Distribution Agreement and the Senior Secured Facilities Restructuring Implementation Deed

Maturity

•    30 September 2022

•    Redemption price at maturity is 100% plus any accrued interest and Cash Sweep Premium (as defined below) only to the extent that it has become payable in accordance with the DSRA (as defined below).

Seniority	• In accordance with the provisions of the New Intercreditor Agreement summarised at section 6.16 (Terms of the New Intercreditor Agreement) of this Explanatory Statement.
Coupon Payment Dates	• 1 April and 1 October starting from 1 October 2017

Pricing (Semi-annual payment)	• Interest rate to be calculated based on the Benchmark Coal Price which is the six-month daily average Premium Hard Coking Australia Coal Price based on Bloomberg function "TSIPPCAE Comdty" and “FLDS PX388” whereby parameter PX391 is set to the date that is six months and fifteen business days preceding each interest payment date and parameter PX392 is set to the date that is fifteen business days before the relevant interest payment date, on the below interest schedule:

Coupon schedule before the date which is 12 months after an Expansion Trigger Event

Threshold	Cash Interest Rate	PIK Interest Rate
Benchmark Coal Price is less than or equal to $110 per metric ton	zero per cent. (0%) per annum	five per cent. (5%) per annum
Benchmark Coal Price is greater than $110 per metric ton, but less than $112.50 per metric ton	one per cent. (1%) per annum	four per cent. (4%) per annum
Benchmark Coal Price is equal to or greater than $112.50 per metric ton, but less than $115 per metric ton	two per cent. (2%) per annum	three per cent. (3%) per annum
Benchmark Coal Price is equal to or greater than $115 per metric ton, but less than $120 per metric ton	three per cent. (3%) per annum	two per cent. (2%) per annum
Benchmark Coal Price is equal to or greater than $120 per metric ton, but less than $125 per metric ton	four per cent. (4%) per annum	one per cent. (1%) per annum
Benchmark Coal Price is equal to or greater than $125 per metric ton, but less than $130 per metric ton	five per cent. (5%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $130 per metric ton, but less than $135 per metric ton	six per cent. (6%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $135 per metric ton, but less than $140 per metric ton	seven per cent. (7%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $140 per metric ton	eight per cent. (8%) per annum	zero per cent. (0%) per annum

Coupon schedule beginning 12 months after an Expansion Trigger Event

Threshold	Cash Interest Rate	PIK Interest Rate
Benchmark Coal Price is less than or equal to $100 per metric ton	zero per cent. (0%) per annum	five per cent. (5%) per annum
Benchmark Coal Price is greater than $100 per metric ton, but less than $105 per metric ton	one per cent. (1%) per annum	four per cent. (4%) per annum
Benchmark Coal Price is equal to or greater than $105 per metric ton, but less than $107.5 per metric ton	two per cent. (2%) per annum	three per cent. (3%) per annum
Benchmark Coal Price is equal to or greater than $107.5 per metric ton, but less than $110 per metric ton	three per cent. (3%) per annum	two per cent. (2%) per annum
Benchmark Coal Price is equal to or greater than $110 per metric ton, but less than $115 per metric ton	four per cent. (4%) per annum	one per cent. (1%) per annum
Benchmark Coal Price is equal to or greater than $115 per metric ton, but less than $120 per metric ton	five per cent. (5%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $120 per ton metric ton, but less than $125 per metric ton	six per cent. (6%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $125 per metric ton, but less than $130 per metric ton	seven per cent. (7%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $130 per metric ton	eight per cent. (8%) per annum	zero per cent. (0%) per annum

Energy Resources will make all payments to be made by it without a deduction or withholding for or on account of any tax, duties, assessments or governmental charges (a "Tax Deduction"), unless such Tax Deduction is required by law. If a Tax Deduction is required by law, the amount of the payment due from Energy Resources shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required, subject to certain limitations. This obligation is set out in the "Additional Amounts" provision under the New Notes Indenture.
Cash Sweep Premium

•     If, upon full repayment of the New Senior Secured Facility, there is any cash balance in the DSRA, such cash will be immediately paid to holders of the New Notes as premium in accordance with the description of the DSRA above ("Cash Sweep Premium") in one-go, subject to the Cash Sweep Cap

•     After full repayment of the New Senior Secured Facility, if, at the end of any semi-annual fiscal period, there is ER Excess Cash, the ER Excess Cash will be paid to holders of the New Notes as Cash Sweep Premium no later than 15 business days after the release of the Energy Resources' and the Company's financial statements in respect of such period (which shall be released concurrently).

•     After full repayment of the New Senior Secured Facility, Energy Resources may make voluntary payment of the Cash Sweep Premium at any time from available cash.

•     Capped at an aggregate amount of US$75,000,000 (the "Cash Sweep Cap").

•     Cash Sweep Premium shall terminate upon redemption of the New Notes.

Guarantors

•     The Company and the following subsidiaries of the Company shall become joint and several guarantors of the New Notes:

o       Mongolian Coal Corporation Limited

o       Mongolian Coal Corporation S.à r.l.

o       Energy Resources Corporation LLC

o       Energy Resources Rail LLC

o       Gobi Road LLC[16]

o       Tavan Tolgoi Airport LLC

o       Enrestechnology LLC

o       Ukhaa Khudag Water Supply LLC

o       United Power LLC

(collectively, "New Notes Guarantors")

•     Upon the completion of a reorganization of the ER Group through the merger or winding up of certain subsidiaries, the guarantees of those merged or wound-up entities will be released subject to the guarantees of all surviving entities remaining in place.

•     Any new companies formed in the ER Group and any new offshore holding companies for the ER Group will become additional New Notes Guarantors.

___________________________

[16]	Gobi Road LLC is currently in the process of being merged into Energy Resources and may not exist as a corporate entity at the date of this Explanatory Statement. As a result of the merger, all the assets and liabilities of Gobi Road LLC, if any, shall become assets and liabilities of Energy Resources.

New Shared Security

•     The following assets will be pledged for the benefit of the New Notes under Mongolian law:

o     the 18 MW Power Plant building owned by United Power LLC in relation to the Ukhaakhudag Coal Mine (the "Power Plant");

o     coal wash plant modules owned by Enrestechnology LLC in relation to the Ukhaakhudag Coal Mine, including (i) coal wash plant module 1, (ii) coal wash plant conveyor and other buildings and installation, and (iii) coal wash plant module 2 and other buildings and installation (collectively, the “Coal Wash Plant”); and

o     water facilities owned by Ukhaa Khudag Water Supply LLC in relation to the UHG Coal Mine, including (i) water cleaning installations, (ii) drinking water cleaning installations and (iii) maiga mountain water reservoir (collectively, the “Water Facility”).

•     The shares of the following subsidiaries of the Company will be pledged:

o     Mongolian Coal Corporation Limited

o     Mongolian Coal Corporation S.à.r.l.

o     Enrestechnology LLC

o     Ukhaa Khudag Water Supply LLC

o     United Power LLC

•     Shares of any new offshore holding companies for the ER Group and any new intermediary holding companies between Energy Resources and Enrestechnology LLC, Ukhaa Khudag Water Supply LLC and United Power LLC will also be pledged (together with the shares pledged as described above, the "New Shared Security Pledged Shares").

•     The assets pledged as described above and the New Shared Security Pledged Shares shall constitute the "Core Assets".

•     The New Notes Indenture includes a typical high yield negative pledge with standard permitted lien exceptions (as well as the permitted liens described under Permitted Expansion Debt and clauses (iii) and (iv) of the definition of Permitted Indebtedness). The negative pledge will provide that (a) any existing or future mining license or licenses granted in favour of the ER Group (each, an "ER Mining License"), (b) the shares of Energy Resources and ERC, and (c) the land use rights with respect to the land on which the Power Plant, the Coal Wash Plant and the Water Facility are sited (collectively, the “Negative Pledge Assets”) cannot be pledged.

•     In addition, the New Notes will benefit from the DSRA which is summarised at section 6.15 (Terms of the DSRA) of this Explanatory Statement.

Asset Sales

•     With respect to sales of any Core Asset (other than the Power Plant or shares of United Power LLC) or any Negative Pledge Asset (other than the land use/possession right with respect to the land on which the Power Plant is sited) by the ER Group (i) such sale will require approval of 66 2/3% plus one vote of the aggregate principal amount of the New Notes, (ii) such sale must be at fair market value, (iii) if the fair market value of such Core Asset or ER Mining License exceeds US$20,000,000, such sale shall be supported by a fairness opinion issued by an accounting or investment banking firm of recognised international standing (which may include Energy Resources' auditor) that the sale is fair from a financial point of view and (iv) the proceeds from such sale shall be promptly deposited in the DSRA, provided that any sale of the New Shared Security Pledged Shares shall be of 100% of the shares in the relevant entity. The relevant pledges over such Core Asset shall be released in connection with any such sale.

•     With respect to the sale of the Power Plant, shares of United Power LLC or the land use/possession right to the land on which the Power Plant is sited, (i) such sale must be at fair market value (at least equal to book value), (ii) such sale must be supported by a third party expert’s certificate certifying that the Power Plant is not needed as Energy Resources will have adequate access to the power grid to meet its electricity needs, (iii) the proceeds from such sale shall be promptly deposited in the DSRA and (iv) if such sale is to an affiliate of Energy Resources, such sale shall be supported by a fairness opinion issued by an accounting or investment banking firm of recognised international standing (which may include Energy Resources' auditor) that the sale is fair from a financial point of view, provided that any sale of the shares of United Power LLC shall be of 100% of the shares in such entity. The pledge over the Power Plant or shares of United Power LLC shall be released in connection with any such sale.

•     These asset sale limitations are qualified by certain limited exceptions.

•     Any asset sale (other than of the Core Assets or the Negative Pledge Assets) will be subject to a typical high yield asset sale covenant (which shall also specify that if the proceeds from such sale are not used within 360 days to repay senior Permitted Indebtedness secured by the relevant assets or to acquire replacement assets, such proceeds shall be promptly deposited in the DSRA).

•     In addition, the ER Group will be permitted to sell apartments to employees without any limitations, and the proceeds from such sales will not be deposited into the DSRA.

Financial Statements

•     ER Group will prepare reviewed semi-annual consolidated financial statements and provide them to the New Notes trustee no later than 90 days after the end of any semi-annual fiscal period.

•     ER Group will prepare audited annual consolidated financial statements and provide them to the New Notes trustee no later than 120 days after the end of any fiscal year.

•     The Company will continue to provide financial statements and reports as set forth in the Old Notes.

Open Market Purchases	• Energy Resources will be permitted to make open market purchases of the New Notes subject to the following limitations:

o       Any such purchases must be made using:

▪  indebtedness incurred under clause (ii) of the definition of Permitted Indebtedness; provided that any such indebtedness in excess of the OMP Remaining Cap (as defined below) for the then current calendar year will be deposited into the DSRA;

▪  indebtedness incurred under clause (v) of the definition of Permitted Indebtedness; or

▪  equity investments in Energy Resources;

o    The consideration for such purchases does not exceed US$50,000,000 (the "OMP Annual Cap") in any calendar year or US$100,000,000 in total while the New Notes are outstanding;

o    The "OMP Remaining Cap" means the OMP Annual Cap less any open market purchases previously made in such calendar year;

o    No purchases may be made from affiliates or related parties;

o    All such purchases (including the amount purchased, price paid and confirmation that purchase is not from an affiliate or related party) must be publicly disclosed and verified by Energy Resources' auditor; and

o    For the avoidance of doubt, open market purchases of the New Notes may not be made using cash generated from operations by the ER Group,

provided that Energy Resources is not permitted to make open market purchases of the New Notes until all amounts due under the New Senior Secured Facility have been paid in full.

Cancellation of New Notes

•     Any New Notes held by a member of the Group or any of its affiliates shall not be considered outstanding for voting purposes.

•     Any New Notes held by a member of the Group or any of its subsidiaries may not be reissued, resold or pledged and shall be cancelled.

Further Indebtedness

•     Except for the incurrence of Permitted Indebtedness, the incurrence of further indebtedness by the ER Group is not permitted.

•     "Permitted Indebtedness" shall include:

(i) Permitted Expansion Debt (as defined below);

(ii) debt that is junior and subordinated or structurally subordinated to the New Notes and the New Senior Secured Facility for the purpose of refinancing or redeeming or purchasing (a) the New Senior Secured Facility and (b) once the New Senior Secured Facility has been repaid in full, the New Notes, in the case of the New Senior Secured Facility up to an amount equal to the aggregate amount due under the New Senior Secured Facility and in the case of the New Notes up to an amount equal to the aggregate amount due under the New Notes;

(iii) letters of credit or similar guarantees or trade assurances (or, in each case, reimbursement or indemnification obligations with respect thereto) (collectively, together with refinancings thereof, the “Trade Guarantees”) incurred in the ordinary course of business subject to the following:

o    (1) At all times the aggregate amount of (a) Trade Guarantees in favour of contractors owed Initial Distribution Date Overdue Trade Payables and (b) guarantees from any member of the Group in favour of contractors owed Initial Distribution Date Overdue Payables shall not exceed US$60,000,000 (the "Overdue Payables Guarantees"); provided however, that the aggregate amount of Overdue Payables Guarantees permitted to be incurred hereunder shall be reduced dollar-for-dollar as certain Initial Distribution Date Overdue Trade Payables (a) are paid or (b) are deemed paid by virtue of payment under such Overdue Payables Guarantee;

o    (2) Trade Guarantees in favour of contractors owed current payables (i.e., payables incurred after the Initial Distribution Date) may be granted up to US$30,000,000 outstanding at any time prior to an Expansion Trigger Event and US$50,000,000 outstanding at any time immediately after an Expansion Trigger Event (the "Current Payables Guarantees"), provided that, subject at all times to (iii)(1) above, (a) prior to an Expansion Trigger Event, the aggregate amount of the Overdue Payables Guarantees and the Current Payables Guarantees outstanding shall not exceed US$75,000,000, and (b) after an Expansion Trigger Event, the aggregate amount of the Overdue Payables Guarantees outstanding at any time shall not exceed US$110,000,000; provided further, that no amount which at any time constituted an Initial Distribution Date Overdue Trade Payable may become the subject of a Current Payables Guarantee for the purpose of this (iii)(2); and

o    Trade Guarantees may rank pari passu with the New Notes and the New Senior Secured Facility and may be secured by non-Core Assets (other than any Negative Pledge Assets, Non-Shared Collateral or cash held in the DSRA), in the case of the Current Payables Guarantees including (but in the case of the Overdue Payables Guarantees not including) cash collateral, provided that the aggregate amount of the cash collateral used to secure the Current Payables Guarantees and the Permitted Indebtedness as set forth in (iv) below shall not exceed the Cash Threshold;

(iv) indebtedness up to US$50,000,000 to fund working capital, which shall rank pari passu with the New Notes and the New Senior Secured Facility and may be secured by non-Core Assets (other than any ER Mining License), including cash collateral, provided that the aggregate amount of the cash collateral used to secure such indebtedness and the Current Payables Guarantees as set forth in (iii) above shall not exceed the Cash Threshold, provided further that such indebtedness shall not be secured by any Non-Shared Security or cash held in the DSRA;

(v) any shareholder loan from any shareholder of Energy Resources, provided that (x) such shareholder loan must be (A) junior and subordinated to the New Senior Secured Facility and the New Notes or structurally subordinated thereto and (B) on terms not superior to the terms of any currently outstanding shareholder loan of Energy Resources and (y) no cash payments of interest shall be permitted on such shareholder loan while the New Notes or the New Senior Secured Facility are outstanding, and

(vi) the New Senior Secured Facility,

provided that, no Permitted Indebtedness (other than Permitted Indebtedness incurred under clauses (iii) or (iv) above) shall (i) mature before the New Notes or the New Senior Secured Facility; (ii) require any amortization payments before the maturity date of the New Notes or the New Senior Secured Facility; (iii) have an all in cost (including cash interest, fees and/or premium) greater than the cost of the New Notes or the New Senior Secured Facility; or (iv) otherwise be on terms more favourable to the relevant lender(s) than the terms of the New Notes or the New Senior Secured Facility; and provided further that no Permitted Indebtedness incurred under clauses (iii) or (iv) may be used for Capex.

•     "Permitted Expansion Debt" means debt incurred by the ER Group in an aggregate amount of up to US$100,000,000 that is incurred after the occurrence of an Expansion Trigger Event and the use of proceeds thereof is designated for the build out of the assets subject to the Expansion Transaction, the Operating Costs and/or the Finance Costs; such debt shall rank pari passu with the New Notes and may be secured by assets financed by such debt.

•     No Permitted Indebtedness may be guaranteed by a New Notes Guarantor (other than Energy Resources Rail LLC (Mongolia), Gobi Road LLC (Mongolia) [17], Tavan Tolgoi Airport LLC (Mongolia)).

•     An intercreditor agreement shall be entered into in connection with any Permitted Indebtedness to the extent necessary to preserve the seniority of the New Notes.

•     The incurrence of indebtedness by any Group member outside Mongolia (and ERC if it is not deemed a member of the ER Group) will not be permitted other than:

o     indebtedness described in clause (ii) of the definition of Permitted Indebtedness; and

____________________________

[17]	Gobi Road LLC is currently in the process of being merged into Energy Resources and may not exist as a corporate entity at the date of this Explanatory Statement. As a result of the merger, all the assets and liabilities of Gobi Road LLC, if any, shall become assets and liabilities of Energy Resources.

o     indebtedness incurred to fund investments (in the form of equity or convertible or non-convertible subordinated shareholder loans) in ERC or Energy Resources by the Company in connection with the Expansion Transaction.

•     Indebtedness of a Group member outside Mongolia may not be guaranteed by Energy Resources or any Mongolian New Notes Guarantor (other than indebtedness described in clause (ii) of the definition of Permitted Indebtedness that refinances the New Notes in whole).

Other Covenants

•     In addition to the covenants described elsewhere in this summary of the terms of the New Notes, the ER Group and the New Notes Guarantors will be subject to various other customary covenants, including, but not limited to:

o       Limitations on restricted payments;

o       Limitations on asset sales;

o       Limitations on liens;

o       Limitations on sale and leaseback transactions;

o       Limitations on dividend and other payment restrictions effecting subsidiaries;

o       Limitations on sales and issuances of capital stock of subsidiaries;

o       Limitations on issuances of guarantees by restricted subsidiaries;

o       Limitations on transactions with shareholders and affiliates; and

o       Limitations on consolidations and mergers and sale of all or substantially all of assets.

•     In addition, other than the amortization schedule set forth in "Repayment Terms" under the New Senior Secured Facility, no early repayment shall be made under the New Senior Secured Facility unless the source of repayment is from new permitted equity or debt financing (i.e. any early repayment from operating cash subject to the DSRA provisions is not permitted).

Optional Redemption

•     Energy Resources has the option, subject to customary notice periods, to redeem any New Notes, in whole or in part, at 100% of outstanding principal plus all accrued interest plus the amount of any Cash Sweep Premium that has not already been paid (the "Early Redemption Amount").

•     To only apply after all amounts under the New Senior Secured Facility have been paid in full.

Events of Default

•     Customary Events of Default.

•     Upon acceleration, the New Notes will be due and payable at the Early Redemption Amount.

•     In addition, cross default triggered by an event of default under the New Senior Secured Facility Agreement.

Change of Control Put	• Energy Resources will make an offer to purchase the New Notes at the Early Redemption Amount if:

o       any of the change of control events under the Old Notes occur;

o       the Company's beneficial ownership of Energy Resources falls below 50.1%; or

o       the Company ceases to be entitled to at least 50.1% of the total economic rights relating to Energy Resources’ net income, dividend stream or other distributions.

Trustee Appointment

•     The initial paying agent will be located in London.

•     50% plus one vote of the aggregate principal amount of the New Notes will have the right to appoint and replace the bond trustee, subject to Energy Resources' consent which shall not be unreasonably withheld.

•     Notwithstanding the above, upon the occurrence of an Event of Default, consent of Energy Resources shall not be required by the Noteholders if the paying agent will be located in another jurisdiction that would potentially reduce the rate of Mongolian withholding tax applicable to payments on the new Notes by the Company following replacement of the bond trustee.

Amendments

•     Amendment provisions customary to high-yield notes governed by New York law, provided that consent of 66 2/3% plus one vote of the aggregate principal amount outstanding of the New Notes shall be required to:

o    sell Core Assets (other than the Power Plant or shares of United Power LLC) or sell or pledge any Negative Pledge Assets (other than as noted above);

o    amend the terms of the DSRA (other than dollar amounts in the definitions of Capex Costs, Capex Limit, Cash Threshold and clauses (iii) or (iv) of the definition of Permitted Indebtedness and the definition of Permitted Expansion Debt, amendment of each of which will require 50% plus one vote); or

o    release or amend collateral or guarantees in connection with an Expansion Transaction.

Governing Law	• New York
Transfer Restrictions	• The New Notes will not be registered under the Securities Act or under any state securities laws of the United States and will be subject to customary restrictions on transfer and resale. See section 3 (Important Securities Law Notices) of this Explanatory Statement for details.
Form, Denomination and Registration	• The New Notes will be issued only in fully registered form, without coupons, in minimum denominations of US$1.00 and integral multiples of US$1.00 in excess thereof and will be initially represented by one or more global notes.
Listing	• An application will be made for the listing and quotation of the New Notes on the SGX-ST.

6.12	Terms of the New Perpetual Notes

(a)	A summary of the key terms of the New Perpetual Notes is set out below. In addition, a copy of the agreed-form New Perpetual Notes Indenture pursuant to which the New Perpetual Notes will be constituted will be available on the Scheme Website.

(b)	The summary of the New Perpetual Notes set out below is accordingly qualified entirely by reference to the New Perpetual Notes Indenture and Scheme Creditors are encouraged to review the full terms of the New Perpetual Notes Indenture.

(c)	No cash proceeds will be received by the Company in consideration for the issuance of the New Perpetual Notes which are being issued to refinance certain of the Company's existing indebtedness as part of the Restructuring.

(d)	So long as the New Perpetual Notes are listed on the SGX-ST and the listing rules of the SGX-ST so require (including upon the issuance of any definitive notes or certificates), Energy Resources and/or the Company, as the case maybe, shall appoint and maintain a paying agent in Singapore, where the New Notes may be presented or surrendered for payment or redemption.

(e)	In the event that any New Perpetual Notes are exchanged for definitive notes or certificates, an announcement of such exchange shall be made by or on behalf of Energy Resources and/or the Company, as the case maybe, through the SGX-ST and such announcements shall include all material information with respect to the delivery of such definitive notes or certificates, including details of the paying agent in Singapore.

New Perpetual Notes
Issuer	• The Company
Applicable Creditors	• Scheme Creditors, the Senior Lenders and QGX.
Amount	• US$150,000,000 will be issued to the Scheme Creditors and the Senior Lenders plus an additional US$45,000,000 will be issued to QGX.
Allocation

•     US$150,000,000 will be allocated to the Scheme Creditors and the Senior Lenders based on their respective liabilities as at the Initial Distribution Date as summarised at section 6.5 (Allocation of Scheme Consideration) of this Explanatory Statement.

•     Additional US$45,000,000 will be allocated to QGX

Maturity	• None
Pricing

•     The coupon for the New Perpetual Notes will be cumulative, deferrable (PIK) from issue.

•     The New Perpetual Notes shall have coupons (“Distribution”) of:

o    0% at issuance;

o    stepping up to 5% after 12 months post Expansion Trigger Event; 1% step-up annually thereafter, with total rate capped at 15%;

o    if not otherwise already at 10%, stepping up to 10% for the first coupon period beginning immediately after full repayment of the New Notes (provided that this will not include a restructuring of the New Notes); or

o 1% step-up annually thereafter, with total rate capped at 15%, whichever is earlier.
Seniority

•     Senior to common equity of the Company both in terms of rights of payment and liquidation preference.

•     There will be no dividends or distributions directly or indirectly to (a) common equity holders or (b) (except on a pro rata basis with the New Perpetual Notes) holders of Parity Securities (as defined in the New Perpetual Notes Indenture) of the Company until the New Perpetual Notes are fully redeemed.

•     There will be no redemption, reductions, cancellation, buy-back or acquisition for any other consideration of any of the Company's common stock or (except on a pro rata basis with the New Perpetual Notes) its Parity Securities.

Deemed Issuance Date	• 1 October 2016
Coupon Payment Dates	• Semi-annually commencing on 1 April 2017.
Redemption	• The Company shall have the option at every coupon payment date to redeem partially or fully the New Perpetual Notes at par plus accrued interest.
Open Market Repurchase

•     The Company will be permitted to make open market purchases of the New Perpetual Notes, subject to the following limitations:

o       no purchases may be made from affiliates or related parties; and

o       all such purchases (including the amount purchased, price paid and confirmation that purchase is not from an affiliate or related party) must be publicly disclosed and verified by the Company's auditor.

Cancellation of New Perpetual Notes

•     Any New Perpetual Notes held by a member of the Group or any of its affiliates shall not be considered outstanding for voting purposes.

•     Any New Perpetual Notes held by a member of the Group or any of its subsidiaries may not be reissued, resold or pledged and shall be cancelled.

Events of Default

•     An order being made or an effective resolution being passed for the Winding-Up (as defined in the New Perpetual Notes Indenture) of the Company;

•     The sale of the Company’s business as part of a scheme procedure; or

•     The Company failing to make payment in respect of the Securities for a period of 15 Business Days or more after the date on which such payment is due; provided that any failure to pay a Distribution validly deferred in accordance with the New Perpetual Notes Indenture shall not constitute an Event of Default.

Governing Law	• New York

Transfer Restrictions	• The New Perpetual Notes will not be registered under the Securities Act or under any state securities laws of the United States and will be subject to customary restrictions on transfer and resale. See section 3 (Important Securities Law Notices) of this Explanatory Statement for details.
Listing	• An application will be made for the listing and quotation of the New Perpetual Notes on the SGX-ST.

6.13	Terms of the New Shares

(a)	The total amount and pricing details of the New Shares which Scheme Creditors will be entitled to receive as part of the Scheme Consideration are set out below.

(b)	The New Shares will be ordinary shares of the Company. A copy of the current memorandum and articles of association of the Company will be made available on the Scheme Website.

(c)	No cash proceeds will be received by the Company in consideration for the issuance of the New Shares which are being issued to refinance certain of the Company's existing indebtedness as part of the Restructuring.

New Shares
Issuer	• The Company
Applicable Creditors	• Scheme Creditors and Senior Lenders
Amount	• A sufficient number to constitute 10% of the Company's ordinary share capital outstanding on a post-money basis as at the Initial Distribution Date (which number is presently estimated to be 1,029,176,778 New Shares)
Pricing

•     No cash proceeds will be received by the Company as consideration for the issuance of the New Shares

•     New Shares will be allocated based on liabilities owed to Scheme Creditors and the Senior Lenders as at the Initial Distribution Date.

Terms	• The New Shares will be ordinary shares of the Company with the same terms as the current issued ordinary shares of the Company.

6.14	Terms of the New Senior Secured Facility

(a)	The key terms of the New Senior Secured Facility are summarised below.

(b)	For the avoidance of doubt, Scheme Creditors will not receive any rights or entitlements in respect of the New Senior Secured Facility as part of the Scheme Consideration and the terms of the New Senior Secured Facility are summarised here solely for the purposes of providing a summary of the inter-conditional Senior Secured Facilities Restructuring.

(c)	No cash proceeds will be received by Energy Resources in connection with its entry into the New Senior Secured Facility Agreement which is being entered into to refinance certain of the Company's existing indebtedness as part of the Restructuring.

New Senior Secured Facility
Borrower	• Energy Resources
Applicable Creditors	• The Senior Lenders
Amount	• US$30,000,000 plus the Additional Principal
Pricing (Semi-annual payment, due on the same day as the New Notes)	• Interest rate to be calculated based on the Benchmark Coal Price which is the six-month daily average Premium Hard Coking Australia Coal Price based on Bloomberg function "TSIPPCAE Comdty" and “FLDS PX388” whereby parameter PX391 is set to the date that is six months and fifteen business days preceding each interest payment date and parameter PX392 is set to the date that is fifteen business days before the relevant interest payment date, on the below interest schedule:

Interest schedule before the date which is 12 months after an Expansion Trigger Event

Threshold	Cash Interest Rate	PIK Interest Rate
Benchmark Coal Price is less than or equal to $110 per metric ton	zero per cent. (0%) per annum	five per cent. (5%) per annum
Benchmark Coal Price is greater than $110 per metric ton, but less than $112.50 per metric ton	one per cent. (1%) per annum	four per cent. (4%) per annum
Benchmark Coal Price is equal to or greater than $112.50 per metric ton, but less than $115 per metric ton	two per cent. (2%) per annum	three per cent. (3%) per annum
Benchmark Coal Price is equal to or greater than $115 per metric ton, but less than $120 per metric ton	three per cent. (3%) per annum	two per cent. (2%) per annum
Benchmark Coal Price is equal to or greater than $120 per metric ton, but less than $125 per metric ton	four per cent. (4%) per annum	one per cent. (1%) per annum
Benchmark Coal Price is equal to or greater than $125 per metric ton, but less than $130 per metric ton	five per cent. (5%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $130 per metric ton, but less than $135 per metric ton	six per cent. (6%) per annum	zero per cent. (0%) per annum

Benchmark Coal Price is equal to or greater than $135 per metric ton, but less than $140 per metric ton	seven per cent. (7%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $140 per metric ton	eight per cent. (8%) per annum	zero per cent. (0%) per annum

Interest schedule beginning 12 months after an Expansion Trigger Event

Threshold	Cash Interest Rate	PIK Interest Rate
Benchmark Coal Price is less than or equal to $100 per metric ton	zero per cent. (0%) per annum	five per cent. (5%) per annum
Benchmark Coal Price is greater than $100 per metric ton, but less than $105 per metric ton	one per cent. (1%) per annum	four per cent. (4%) per annum
Benchmark Coal Price is equal to or greater than $105 per metric ton, but less than $107.5 per metric ton	two per cent. (2%) per annum	three per cent. (3%) per annum
Benchmark Coal Price is equal to or greater than $107.5 per metric ton, but less than $110 per metric ton	three per cent. (3%) per annum	two per cent. (2%) per annum
Benchmark Coal Price is equal to or greater than $110 per metric ton, but less than $115 per metric ton	four per cent. (4%) per annum	one per cent. (1%) per annum
Benchmark Coal Price is equal to or greater than $115 per metric ton, but less than $120 per metric ton	five per cent. (5%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $120 per ton metric ton, but less than $125 per metric ton	six per cent. (6%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $125 per metric ton, but less than $130 per metric ton	seven per cent. (7%) per annum	zero per cent. (0%) per annum
Benchmark Coal Price is equal to or greater than $130 per metric ton	eight per cent. (8%) per annum	zero per cent. (0%) per annum

Energy Resources will make all payments to be made by it without a deduction or withholding for or on account of any tax, duties, assessments or governmental charges (a "Tax Deduction"), unless such Tax Deduction is required by law. If a Tax Deduction is required by law, the amount of the payment due from Energy Resources shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. This obligation will be the same as the obligation currently set out in the Senior Secured Facilities Agreement. The Senior Lenders will agree to use reasonable efforts to provide any forms or other information necessary in order to reduce or eliminate any Tax Deduction.
Maturity	• 30 September 2019.
Repayment Terms

No prepayments for first two years (subject to as provided below under “Early Repayment Option” and subject to customary provisions relating to illegality or where an individual lender claims indemnification under the tax indemnity or increased cost provisions in the Senior Secured Facilities Agreement (excluding any claim for indemnification under the tax indemnity by an original lender)).

•     Straight line amortization, with equal payments of US$7,500,000 on 31 December 2018, 31 March 2019, 30 June 2019 and 30 September 2019, respectively.

•     Any other outstanding amount including accrued but unpaid cash interest (if any) shall be fully repaid upon maturity.

Guarantors	• Same as the New Notes, such guarantors in respect of the New Senior Secured Facility being the "New Senior Secured Facility Guarantors".
New Shared Security	• Same as in respect of the New Notes.
New Non-Shared Security

•     Before the Expansion Trigger Event:

All coal, whether in raw or washed form, which is, at any and all times, in any and all stockpiles (and whether such coal is awaiting washing, processing, shipment or otherwise) at the following locations:

o    (i) the UHG mine; (ii) Tsagaan Khad, Javkhlant bag, Khanbogd sum, Umnugoviaimag, Mongolia; and (iii) any stock yard built and operated by Energy Resources (or its subsidiaries) near the Gashun Sukhait Mongolia-China border crossing point to facilitate the rail transportation for coal exports; and

o    any other locations acceptable to the Senior Lenders,

(collectively the "UHG Stockpiles").

•     After the Expansion Trigger Event:

Same as above except in the event that any raw coal from the UHG Stockpiles (the "UHG raw coal infeed") is blended with any other raw coal, (collectively called the "ER raw coal infeed") on enforcement of their security over the stockpiles, the Senior Lenders can only retain (from the net proceeds actually received by them from such enforcement) an amount equivalent to the deemed proportion borne by the UHG Stockpiles to the total coal stockpile enforced over. The deemed proportion shall be determined by applying an adjustment ratio to the total volume of such washed coal stockpile (the "UHG Stockpiles Adjustment Ratio"). The UHG Stockpiles Adjustment Ratio is to be calculated as follows,:

UHG raw coal infeed x UHG Stockpiles washing yield

ER raw coal infeed x ER washing yield

The UHG raw coal infeed and the Energy Resources raw coal infeed are each the aggregated volume of raw coal infeed put into blending for the two completed calendar months immediately prior to the relevant determination date. The UHG Stockpiles washing yield is 50% and the Energy Resources washing yield is the aggregated raw coal washing yield figure for the two completed calendar months immediately prior to the relevant determination date.

In the event of an enforcement action after the Expansion Trigger Event to the extent any recovery proceeds actually received by the Senior Lenders from the enforcement of security over the coal stockpiles exceed the notional value of the deemed proportional amount to which the Senior Lenders are entitled (calculated on the basis set out above), such excess proceeds will be returned to Energy Resources and will not be subject to the Deposit Covenant.

•     With respect to off-take agreements between Energy Resources and its sales agent(s) and/or its customers (the "ER Offtakes"), assignment of the ER Offtakes which meet the requirements of the definition of "Eligible ER Coking Coal Contracts" set out in the Senior Secured Facilities Agreement (the "Assigned Offtakes") with a total value that would maintain the Security Coverage Ratio at a level of 150%. "Security Coverage Ratio" means the ratio of (a) the aggregate Market Value of the Assigned Offtakes to (b) the total principal amount outstanding under the New Senior Secured Facility, expressed in a percentage. "Market Value" is the product of the shipment tonnage(s) and the price of the coking coal specified in the Assigned Offtakes.

•     Assignment of collection accounts (the "Collection Accounts") into which Energy Resources shall deposit the sales proceeds from the Assigned Offtakes (such deposited sales proceeds to constitute at least US$45,000,000 in the first 12 month period beginning from the Initial Distribution Date and at least US$11,250,000 in each three month period thereafter) (the "Deposit Covenant"), provided that Energy Resources is not required to maintain and the Senior Lenders are not entitled to withhold any funds in the Collection Accounts unless an event of default occurs under the New Senior Secured Facility. In the event of an enforcement action following the Expansion Trigger Event as provided in second bullet above, any recovery proceeds not attributable to the Senior Lenders from the blended washed coal stockpile which are returned to Energy Resources are not required to then be deposited into the Collection Accounts.

•     If the Security Coverage Ratio falls below 150%, Energy Resources shall, within sixty (60) business days after the earlier of (i) Energy Resources becoming aware of the same and (ii) the request from the Senior Lenders, procure assignment of additional ER Offtakes which meet the requirements of the definition of "ER Coking Coal Contracts" set out in the Senior Secured Facilities Agreement (the "Additional Offtakes") in favour of the Senior Lenders such that the Security Coverage Ratio is at least 150%, provided that the Senior Lenders shall not refuse to enter into an assignment agreement with respect to the Additional Offtakes in substantially the same form as the assignment agreement(s) initially entered into as long as (i) the assignment of the Additional Offtakes as proposed by Energy Resources, together with the Assigned Offtakes, would increase the Security Coverage Ratio to 150%, (ii) such assignment would, as a matter of all applicable law, give the Senior Lenders first ranking, perfected security over such Additional Offtakes and (iii) each counterparty to the Additional Offtakes has provided an acknowledgement of such assignment (as required pursuant to the definition of "ER Coking Coal Contract" in the Senior Secured Facilities Agreement). Energy Resources' failure to assign the Additional Offtakes as so provided (the "Offtake Covenant") constitutes an event of default under the New Senior Secured Facility. For the avoidance of doubt, if Energy Resources' failure to assign the Additional Offtakes solely results from the Senior Lenders’ refusal or failure to enter into an assignment agreement with respect to the Additional Offtakes in substantially the same form as the assignment agreement(s) initially entered into when the assignment of the Additional Offtakes as proposed by Energy Resources, together with the Assigned Offtakes, would have increased the Security Coverage Ratio to 150% and would, as a matter of all applicable law, have given the Senior Lenders first ranking, acknowledged and perfected security over such Additional Offtakes, such failure shall not constitute an event of default under the New Senior Secured Facility.
New Intercreditor Agreement	• Subject to the provisions of the New Intercreditor Agreement which are summarised at section 6.16 (Terms of the New Intercreditor Agreement) of this Explanatory Statement.
Early Repayment Option	• Other than the amortization schedule set forth above in "Repayment Terms", no voluntary early repayment unless the source of repayment is from new permitted equity or debt financing (i.e. any voluntary early repayment from operating cash subject to the DSRA provisions is not permitted) or the proceeds of certain permitted asset sales.
Covenants

•     Same as New Notes (including without limitation as to Permitted Indebtedness) (amended as applicable to make reference to the New Senior Secured Facility rather than to the New Notes).

Covenants necessary in relation to the Non Shared Security.

•     Financial Statements to be provided to the Senior Lenders on the same basis as they are to be provided to the New Notes trustee.

Events of Default

•     (i) Same events of default under New Notes (amended as applicable to make reference to the New Senior Secured Facility rather than to the New Notes and provided that failure to pay shall be subject to no grace period, save in the event of administrative or technical failure), (ii) failure to comply with the Deposit Covenant or the Offtake Covenant, (iii) cross default triggered by an acceleration of the New Notes and (iv) the occurrence of a change of control.

•     Any action with respect to default or Events of Default (other than resulting from failure to pay or failure to comply with the Deposit Covenant or the Offtake Covenant or a cross default triggered by an acceleration of the New Notes or the occurrence of a change of control) under the New Senior Secured Facility shall require instruction from 33 1/3% of the Senior Lenders and holders of New Notes (voting together), provided that following the occurrence of any Event of Default under the New Senior Secured Facility the Senior Lenders are entitled to enforce their Non-Shared Security over the Collection Accounts.

• Any action with respect to default or Events of Default resulting from failure to pay under the New Senior Secured Facility and failure to comply with the Deposit Covenant or the Offtake Covenant, or a cross default triggered by an acceleration of the New Notes or the occurrence of a change of control shall require instruction from the Senior Lenders only.
Amendments, Waivers and Approvals under Relevant Covenants

•     Amendments, waivers and approvals with respect to matters that affect both the New Senior Secured Facility and the New Notes shall require the consent of a majority of the Senior Lenders and holders of New Notes (voting together).

•     Subject to the restrictions in the "Intercreditor Agreement" below, the Senior Lenders shall vote separately with respect to matters that affect only the New Senior Secured Facility.

Governing Law	• England and Wales

6.15	Terms of the DSRA

(a)	A summary of the key terms of the Debt Service Reserve Account ("DSRA") which will benefit the New Notes and the New Senior Secured Facility is set out below. In addition, a copy of the agreed-form DSRA Pledge Agreement pursuant to which the DSRA will be secured in favour of the New Notes and the New Senior Secured Facility will be made available on the Scheme Website.

(b)	The summary of the DSRA set out below is accordingly qualified entirely by reference to the DSRA Pledge Agreement and Scheme Creditors are encouraged to review the full terms of the DSRA Pledge Agreement.

DSRA

•     Established at Energy Resources and pledged for the benefit of the Senior Lenders under the New Senior Secured Facility and the holders of the New Notes.

•     DSRA to be held outside of Mongolia with a bank acceptable to the Senior Lenders and the holders of the New Notes.

•     While the DSRA remains in place, the only permitted uses of cash generated from operations by the ER Group will be as set forth below:

o    current operating expenses (e.g. repayment of overdue trade payables and other similar obligations, payments of royalties and taxes) (the "Operating Costs"). With respect to overdue trade payables, all trade payables reflected on the ER Group’s consolidated balance sheet as of the Initial Distribution Date shall be deemed to be overdue trade payables and shall be called the "Initial Distribution Date Overdue Trade Payables". To the extent the ER Group repays in excess of US$60,000,000 of Initial Distribution Date Overdue Trade Payables (the "Initial Distribution Date Overdue Trade Payable Limit") in any semi-annual fiscal period, any such excess amount will reduce the Cash Threshold dollar-for-dollar (provided that the ER Group cannot repay Initial Distribution Date Overdue Trade Payables such that the Cash Threshold is reduced to less than zero);

o    spending on capex (excluding capitalised pre-stripping costs) (the "Capex Costs") up to a maximum aggregate amount of US$25,000,000 per fiscal year (the "Capex Limit"). Upon the occurrence of an Expansion Trigger Event, the Capex Limit will automatically increase to US$50,000,000 per fiscal year. The ER Group may spend in excess of the Capex Limit provided that any capex spend in excess of the Capex Limit will reduce the Cash Threshold dollar-for-dollar (provided that the ER Group cannot spend on Capex Costs such that the Cash Threshold is reduced to less than zero), subject to customary exceptions for the purchase of replacement assets from insurance proceeds;

o    cash payments to members of the Group (other than members of the ER Group) up to a maximum aggregate amount of US$5,000,000 per fiscal year to fund such members cash needs for purposes of their corporate housekeeping needs, including, without limitation, various corporate service fees (the "Group Costs"). Such payments can take any form, including but not limited to dividends, payments on shareholder loans or the extension of intragroup credit;

o    cash coupon, interest, premium and principal payments, and fees, costs and expenses due on the New Notes and on the New Senior Secured Facility and any permitted cash interest and principal payments due on the Permitted Indebtedness (the "Finance Costs"),

(together, the "Permitted Cash Uses").

•     If, at the end of any semi-annual fiscal period, the ER Group’s aggregate cash balance after the Permitted Cash Uses exceeds the Cash Threshold, such excess amount will constitute "ER Excess Cash". For the avoidance of doubt, any balance in the DSRA will not count towards the amount of cash held by the ER Group for the purposes of this calculation.

•     For so long as any amount remains outstanding under the New Senior Secured Facility, any ER Excess Cash shall be deposited into the DSRA no later than 15 business days after the release of the Energy Resources' and the Company's financial statements in respect of the relevant semi-annual fiscal period (which shall be released concurrently). Upon full repayment of the New Senior Secured Facility, any cash in the DSRA shall be used to pay the Cash Sweep Premium in one single payment, subject to the Cash Sweep Cap.

•     After full repayment of the New Senior Secured Facility, any ER Excess Cash shall first be used to pay the Cash Sweep Premium.

•     After full repayment of the New Senior Secured Facility, for so long as any New Notes remains outstanding, after payments of the Cash Sweep Premium have reached the Cash Sweep Cap:

o    Any ER Excess Cash shall be deposited in the DSRA no later than 15 business days after the release of the Energy Resources' and the Company's financial statements in respect of the relevant semi-annual fiscal period (which shall be released concurrently);

o    No later than 90 days after any date on which the cash balance of the DSRA exceeds US$35,000,000, Energy Resources will use the funds deposited in the DSRA (minus US$10,000,000) to (i) conduct a partial buyback of the New Notes via a tender offer or a reverse Dutch auction or (ii) redeem the New Notes; and

o    If cash flow after operating expenses and spending on capex is not sufficient to pay in full the cash coupon portion of the due coupon payment on the New Notes, the US$10,000,000 cash balance in the DSRA can be used to the extent needed to make the cash coupon payments. The US$10,000,000 balance of the DSRA can also be used for buybacks to the extent the notional value outstanding of the New Notes is less than US$10,000,000

With respect to any buyback of the New Notes via a tender offer or reverse Dutch auction, Energy Resources may determine in its discretion the price to be offered. However, the funds in the DSRA that are required to be used for buybacks or redemption of the New Notes as set out above may be used only for such buybacks or redemption.

•     After full repayment of the New Senior Secured Facility and once the New Notes have been retired in full, the DSRA shall terminate and any cash in the DSRA will be released to Energy Resources and can be used by Energy Resources in its discretion.

• Energy Resources' auditor will provide a certificate verifying the amounts in Operating Costs, Capex Costs, Group Costs, Finance Costs and Initial Distribution Date Overdue Trade Payables paid for each semi-annual fiscal period, such certificate to be provided no later than 10 business days after the release of the Energy Resources' and the Company's financial statements in respect of such period (which shall be released concurrently).

6.16	Terms of the New Intercreditor Agreement

(a)	A summary of the key terms of the New Intercreditor Agreement is set out below. In addition, a copy of the agreed-form New Intercreditor Agreement will be made available on the Scheme Website.

(b)	The summary of the New Intercreditor Agreement set out below is accordingly qualified entirely by reference to the New Intercreditor Agreement and Scheme Creditors are encouraged to review the full terms of the New Intercreditor Agreement.

New Intercreditor Agreement

•     Prior to the acceleration of the New Notes or the exercise of the Change of Control Put:

o    principal due under the New Senior Secured Facility shall be paid in priority to all other amounts payable under the New Senior Secured Facility and the New Notes;

o    payment of coupon and interest under the New Senior Secured Facility and on the New Notes shall be made pari passu provided that no payment of such coupon or interest shall be paid if any amount of principal is due and unpaid under the New Senior Secured Facility and such coupon or interest may only be paid if all coupon and interest then due under the New Senior Secured Facility and the New Notes are paid in full;

o    no amount of Cash Sweep Premium relating to the New Notes shall be paid unless and until the New Senior Secured Facility has been repaid in full; and

o    no exercise of the Optional Redemption provisions (including payment of the Early Redemption Amount) relating to the New Notes unless and until the New Senior Secured Facility has been repaid in full.

•     On and following the acceleration of the New Notes or the exercise of the Change of Control Put, amounts due under the New Senior Secured Facility and the New Notes shall rank pari passu in right of payment, except with respect to the proceeds of enforcement of Non-Shared Security which shall be for the account of the Senior Lenders under the New Senior Secured Facility only.

•     Enforcement of Shared Security only upon instruction of 33 1/3% of the Senior Lenders and holders of the New Notes (voting together).

•     Senior Lenders are entitled to enforce their Non-Shared Security upon default or Event of Default resulting only from failure to pay under the New Senior Secured Facility or failure to comply with the Deposit Covenant or the Offtake Covenant or a cross default triggered by an acceleration of the New Notes or the occurrence of a change of control, provided that following the occurrence of any Event of Default under the New Senior Secured Facility the Senior Lenders are entitled to enforce their Non-Shared Security over the Collection Accounts.

•     Any amendment, waiver or approval in relation to the New Senior Secured Facility:

(a) constituting (i) an increase in the principal amount; (ii) an increase in the rate of interest; (iii) a change of the maturity date; or (iv) a change of a scheduled payment of interest or principal; or

(b) resulting in any member of the Group being (i) liable to make additional or increased payments or (ii) subject to materially more onerous obligations, may only be made with the consent of the appropriate majority of the holders of the New Notes applicable as if such amendment, waiver or approval was being sought under the New Notes.

•     Any amendment, waiver or approval in relation to the New Notes:

o    constituting (i) an increase in the principal amount; (ii) an increase in the rate of interest; (iii) a change of the maturity date (except for a deferral of the maturity date); or (iv) a change of a scheduled payment of interest or principal (except for a deferral of such scheduled payment to after the maturity date of the New Senior Secured Facility);or

o    resulting in any member of the Group being (i) liable to make additional or increased payments or (ii) subject to materially more onerous obligations, may only be made with the consent of the appropriate majority of the Senior Lenders applicable as if such amendment, waiver or approval was being sought under New Senior Secured Facility

•     The Senior Lenders shall not take, accept or receive the benefit of any additional guarantees and/or security in respect of the New Senior Secured Facility without the consent of the appropriate majority of the holders of the New Notes applicable as if such guarantee and/or security was being sought under the New Notes, provided that the Senior Lenders, in respect of the New Senior Secured Facility, may take, accept or receive the benefit from security over Additional Offtakes in order to enable Energy Resources to comply with the Offtake Covenant.

•     The holders of the New Notes shall not take, accept or receive the benefit of any additional guarantees and/or security in respect of the New Notes without the consent of the appropriate majority of the Senior Lenders applicable as if such guarantee and/or security was being sought under the New Senior Secured Facility.

6.17	Expansion Transaction Parameters

(a)	The Expansion Transaction must be entered into by Energy Resources and/or ERC. While the restructuring of the Old Notes and the Senior Secured Facilities Agreement is ongoing, the Company shall keep the Noteholders and the Senior Lenders informed of developments relating to the Expansion Transaction (subject to compliance with any applicable confidentiality restrictions, in which case their advisers shall be kept so informed under non-disclosure agreements, as applicable).

6.18	Expenses

(a)	In respect of the Notes Restructuring, the Company has agreed to be responsible for and shall pay all fees, costs and expenses incurred by the Advisers, the Old Notes Trustee, the Shared Security Agent, the Information Agent, the Registrar, the Joint Provisional Liquidators and the Scheme Consideration Trustee in connection with any and/or all actions taken pursuant to the Schemes, including (without limitation) any and/or all actions taken pursuant to the Old Notes Trustee Instruction or the Release Instructions, the execution, delivery, and filing of any releases of security or other documents pursuant thereto, and the distribution of the Scheme Consideration, (provided that, with respect to each party, the relevant fees, costs and expenses have been incurred in accordance with the Old Notes Documents or such other arrangement as may have been agreed between the Company and that party).

(b)	In respect of the Senior Secured Facilities Restructuring, the Company has agreed to be responsible to pay the "Agent" and the "Security Agent" named in the Senior Secured Facilities Restructuring Implementation Deed, certain costs and expenses (including legal fees) incurred by any of them (and, in the case of such Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, filing, registration and perfection of:

(i)	the Senior Secured Facilities Restructuring Implementation Deed, any other documents referred to in the Senior Secured Facilities Restructuring Implementation Deed, the New Non-Shared Security Documents and the New Shared Security Documents; and

(ii)	any other "Finance Documents" (as defined in the Senior Secured Facilities Restructuring Implementation Deed) executed on or after the date of the Senior Secured Facilities Restructuring Implementation Deed.

(c)	No expenses are payable or will be reimbursed to QGX as part of the Promissory Notes Restructuring.

7.	introduction to the schemes

This section contains a brief overview of the Schemes. The summary information contained herein does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by references to, the more detailed information presented elsewhere in this Explanatory Statement and by the full text of the Schemes.

7.1	Introduction

(a)	This Explanatory Statement has been prepared by the Company, acting by the Joint Provisional Liquidators, for the purpose of proposing the Schemes.

(b)	The Cayman Scheme and the Hong Kong Scheme are set out in Appendix 5 (Cayman Scheme) and Appendix 6 (Hong Kong Scheme) to this Explanatory Statement, respectively.

(c)	This Explanatory Statement should not be relied upon as a substitute for reading the Schemes themselves. If there is any inconsistency between the terms of the Schemes or any Notes Restructuring Document and this Explanatory Statement, the terms of the Schemes and/or the Notes Restructuring Documents (as applicable) shall prevail.

7.2	What is required for a scheme of arrangement to be effective?

(a)	In the Cayman Islands, a scheme of arrangement requires the following to occur in order for it to become legally binding:

(i)	the convening of a meeting of the Company's creditors or meetings of classes of its creditors in accordance with directions given by the Cayman Court;

(ii)	at each such meeting the approval of a majority in number representing at least 75% in value of the relevant creditors of the Company present in person or by proxy and voting at the meeting;

(iii)	the approval of the Cayman Court by the making of an order sanctioning the scheme of arrangement; and

(iv)	the delivery of a sealed copy of the Cayman Court Order sanctioning the scheme of arrangement to the Cayman Companies Registrar.

(b)	In Hong Kong, a scheme of arrangement requires the following to occur in order to become legally binding:

(i)	the calling of a meeting of the Company's creditors or meetings of classes of its creditors in accordance with directions given by the Hong Kong Court;

(ii)	at each meeting of creditors, the approval of a majority in number representing at least 75% in value of the relevant creditors of the Company present in person or by proxy (whether, in this case, by completing the Account Holder Letter) and voting at the meeting;

(iii)	the approval of the Hong Kong Court by the making of an order sanctioning the scheme of arrangement; and

(iv)	the delivery of an office copy of that order to the Hong Kong Registrar of Companies.

(c)	Cayman Islands and Hong Kong:

(i)	if the Schemes are approved by the requisite majorities of creditors and sanctioned by each of the Cayman Court and the Hong Kong Court, and the Court Orders are delivered as set out above, the Schemes will bind all Scheme Creditors, including those creditors who voted in favour of the relevant Schemes, those creditors who voted against them, and those creditors who did not vote at all; and

(ii)	a scheme of arrangement will not be sanctioned by the Cayman Court and/or the Hong Kong Court unless the relevant court is satisfied, among other things, that:

(A)	the meeting of Scheme Creditors were summoned and held in accordance with the relevant court's order;

(B)	the Schemes were approved by the requisite majority of those who voted at the Scheme Meetings in person or by proxy;

(C)	the Schemes are such as an intelligent and honest man, a member of the class concerned and acting in respect of his interest, might reasonably approve,

and, in addition, the relevant court is likely to have regard to the fact that (i) the classes of creditors voting in respect of the scheme of arrangement have been properly constituted, (ii) the provisions of the applicable statute have been complied with, and (iii) each class was fairly represented by those who attended the meeting and the statutory majority are acting bona fide and are not coercing the minority in order to promote interests adverse to those of the class whom they purport to represent.

7.3	Structure and objectives of the Schemes

(a)	The Schemes are proposed in order to implement the Notes Restructuring to restructure the Company's indebtedness under the Notes which forms an essential component of the Restructuring. In addition to the Notes Restructuring, the restructuring of the Company's indebtedness under the Senior Secured Facilities Agreement and the Promissory Notes is intended to take place by way of the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring. The effectiveness of the Notes Restructuring, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring are interlinked and inter-conditional upon each other.

(b)	The principal compromise and arrangement to be given effect by the Schemes is the release in full of the Scheme Creditors' Scheme Claims in consideration for the issue by the Company of the Scheme Consideration to the Scheme Creditors in accordance with the terms of the Schemes. Scheme Claims are any Claim of a Scheme Creditor in respect of a Liability of the Company or any Old Notes Subsidiary Guarantor arising directly or indirectly pursuant to, under or in connection with the Old Notes Documents on or before the Record Time or which may arise after the Record Time as a result of an obligation or Liability of the Company or any Old Notes Subsidiary Guarantor incurred or as a result of an event occurring or an act done on or before the Record Time (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such Claims before, on or after the Record Time but, excluding for the avoidance of doubt, any Claim in respect of any Liability of the Company or any Old Notes Subsidiary Guarantor which arises as a result of a failure to comply with any of the terms of the Schemes).

(c)	The Schemes will give effect to the Notes Restructuring, which has the following objectives (when combined with the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring):

(i)	to avoid the Company and other members of the Group potentially entering into insolvent liquidation (or other appropriate insolvency proceedings) at some point in the near future, as a result of which the anticipated recoveries for Scheme Creditors could be significantly less than if the Restructuring were to be completed successfully;

(ii)	to reduce the total indebtedness of the Group, thereby creating a more stable capital structure for the Group and allowing the Company and its subsidiaries to comply with their post-restructuring obligations and liabilities and to trade on a going concern basis;

(iii)	to issue the New Shares to Scheme Creditors that will allow them to participate in any future increase in the value of the Company and the Group; and

(iv)	to increase the prospect of generating long-term value for Scheme Creditors and other stakeholders.

7.4	Effective implementation of the Restructuring

(a)	In order to ensure that the Restructuring is given substantial effect, the Joint Provisional Liquidators have identified a need to ensure that the terms of the Schemes will be binding, and that the Company and the Old Notes Subsidiary Guarantors will be protected against hostile creditor actions, in each of the Cayman Islands, Hong Kong and the United States.

(b)	Having taken legal advice (in relation to which privilege is not waived) on the recognition (or otherwise) of foreign schemes of arrangement in the above jurisdictions, the Joint Provisional Liquidators have concluded that it is appropriate for the Company to initiate the following processes in order to achieve the objectives outlined above:

(i)	the Cayman Scheme, being a Cayman Islands scheme of arrangement between the Company and the Scheme Creditors under section 86 of the Cayman Companies Law;

(ii)	in parallel with the Cayman Scheme, the Hong Kong Scheme, being a Hong Kong scheme of arrangement between the Company and the Scheme Creditors under sections 673 and 674 of the Hong Kong Companies Ordinance; and

(iii)	the Recognition Filings in the US Bankruptcy Court for a Chapter 15 Recognition Order in respect of the Cayman Scheme. This is a petition made under Chapter 15 of the US Bankruptcy Code seeking recognition of certain aspects of the Cayman Scheme by the US Bankruptcy Court and a request for the US Bankruptcy Court to grant a Chapter 15 Recognition Order.

(c)	The Schemes are linked and inter-conditional, meaning that the effectiveness of the Cayman Scheme is conditional on the sanctioning of the Hong Kong Scheme by the Hong Kong Court and the effectiveness of the Hong Kong Scheme is conditional on the sanctioning of the Cayman Scheme by the Cayman Court.

(d)	Further, the Cayman Scheme is conditional on the US Bankruptcy Court granting the Chapter 15 Recognition Order in respect of the Cayman Scheme. No Chapter 15 Recognition Order will be sought in respect of the Hong Kong Scheme.

(e)	Finally:

(i)	as stated above, the effectiveness of each of the Notes Restructuring, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring is conditional upon the effectiveness of the others. Whilst the Cayman Scheme and Hong Kong Scheme process is underway it is anticipated that the necessary documents and other steps required to complete the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring will be completed so that all elements of the Restructuring will become effective on the date the Restructuring Effective Date occurs under the Schemes; and

(ii)	if the Restructuring Effective Date has not occurred on or before the Scheme Longstop Date, the terms of, and obligations on the parties under or pursuant to, the Schemes will lapse and all compromises and arrangements provided by the Schemes shall have no force or effect.

(f)	In addition, on the Initial Distribution Date, the Receivers and Delegates will be discharged.

7.5	Are you a "Scheme Creditor" for the purposes of the Scheme Meeting?

(a)	Information on which persons constitute Scheme Creditors and on the actions that Scheme Creditors are required to take under the Schemes is set out in the following sections:

(i)	section 9 (Scheme Creditors and Actions to be Taken) of this Explanatory Statement; and

(ii)	Appendix 9 (Solicitation Packet) to this Explanatory Statement.

7.6	Determination of Scheme Claims

(a)	All Scheme Claims will be determined as at the Record Time.

(b)	Pursuant to the Schemes:

(i)	Scheme Creditors will acknowledge and agree that the Information Agent shall use the Account Holder Letter submitted by or on behalf of each Scheme Creditor, as verified against the books and records of the Old Notes Depository, to determine the Scheme Claim of each Scheme Creditor and its entitlement to its share of the Scheme Consideration and any such determination shall (in the absence of wilful default, wilful misconduct or fraud) be conclusive and binding on the Scheme Creditors and the Company; and

(ii)	the Information Agent will use reasonable endeavours to review each Account Holder Letter (including any Distribution Confirmation and Designated Recipient Form, if applicable) and all blocking instructions promptly after receipt. Notwithstanding the foregoing it is the responsibility of each Scheme Creditor to ensure that any Account Holder Letter (including any Distribution Confirmation and Designated Recipient Form, if applicable) submitted in respect of its Scheme Claim has been validly completed.

7.7	Assignments and transfers of Scheme Claims

(a)	The Company shall be under no obligation to recognise any assignment or transfer of any Scheme Claim after the Record Time and all entitlements of Participating Scheme Creditors under the Schemes shall be determined as at the Record Time, save that where the Company has received after the Record Time, from the relevant parties written notice of an assignment or transfer of a Scheme Claim, the Company may, in its discretion (acting reasonably) and subject to such evidence as it may reasonably require and to any other terms and conditions which the Company may consider necessary or desirable, agree to recognise such assignment or transfer for the purposes of determining entitlements under the Schemes. Any assignee or transferee of Scheme Claims so recognised by the Company shall be bound by the terms of the Schemes as if it were a Scheme Creditor and shall produce such evidence as the Company may reasonably require to confirm that it has agreed to be bound by the terms of the Schemes. Neither the Old Notes Trustee nor the Registrar will be responsible for confirming Noteholders as at the Record Time or for monitoring, acknowledging or processing any assignments that occur after the Record Time.

7.8	Third parties

(a)	Each of Energy Resources (in its capacity as issuer of the New Notes), the Old Notes Subsidiary Guarantors, the New Notes Guarantors (save for the Company in its capacity as a New Notes Guarantor), the Scheme Consideration Trustee, the Information Agent, the Share Registrar shall, prior to the Sanction Hearings, enter into a Deed of Undertaking pursuant to which they will:

(i)	undertake to the Scheme Creditors, the Company, the Cayman Court and the Hong Kong Court to be bound by the terms of the Schemes; and

(ii)	agree, upon instructions by the Company or, if applicable, the Information Agent, to execute and do or procure to be executed and done all such documents, acts or things as may be necessary or desirable to be executed or done by them for the purposes of giving effect to the terms of the Schemes that apply to them.

7.9	The Scheme Meetings

(a)	The Company, acting by its Joint Provisional Liquidators, has obtained orders from the Cayman Court and the Hong Kong Court granting permission to convene the Scheme Meetings for the Scheme Creditors to consider and vote on each of the Schemes.

(b)	The Scheme Meetings will be chaired by one of the Joint Provisional Liquidators (or, failing that person, a suitable alternative nominated by the Joint Provisional Liquidators).

(c)	The Cayman Scheme Meeting will be held at the offices of Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, with any adjournment as may be appropriate, at 9:00pm on 10 April 2017 Cayman Islands time, the equivalent time being 10:00am Hong Kong time on 11 April 2017 / 10:00pm New York time on 10 April 2017.

(d)	The Hong Kong Scheme Meeting will be held at the offices of Walkers, 15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong, with any adjournment as may be appropriate, at 10:00am on 11 April 2017 Hong Kong time, the equivalent time being 9:00pm Cayman Islands time on 10 April 2017 / 10:00pm New York time on 10 April 2017.

(e)	Scheme Creditors will be able to attend either of the Scheme Meetings in person, and will also be able to join by video conference at the relevant locations or by telephone in listening mode using the dial-in details which will be published on the Scheme Website (but it will not be possible to vote at the Scheme Meetings by telephone).

(f)	A formal notice convening the Cayman Scheme Meeting is set out in Appendix 7 (Notice of Cayman Scheme Meeting) to this Explanatory Statement.

(g)	A formal notice convening the Hong Kong Scheme Meeting is set out in Appendix 8 (Notice of Hong Kong Scheme Meeting) to this Explanatory Statement.

(h)	To vote at the Scheme Meetings, Scheme Creditors will be required to submit, or procure that their Account Holders submit, an Account Holder Letter, which is included in Appendix 9 (Solicitation Packet) to this Explanatory Statement.

(i)	Scheme Creditors may vote on the Schemes by either:

(i)	ensuring that an Account Holder Letter is completed (including with respect to proxy voting instructions) and returned in accordance with and by the deadlines set out in the Solicitation Packet at Appendix 9 (Solicitation Packet) to this Explanatory Statement; or

(ii)	attending and voting at the Scheme Meetings in person or arranging for their proxy to attend and vote at the Scheme Meetings in person. Each Scheme Creditor or its proxy intending to vote in person at the Scheme Meetings will be required to register its attendance at the Scheme Meetings at least one hour prior to its commencement.

(j)	Any Scheme Creditor that wishes to attend the Scheme Meetings should review the information regarding the attending of the Schemes Meetings set out in the Solicitation Packet at Appendix 9 to this Explanatory Statement and in each of the formal notices convening the Scheme Meetings set out in Appendix 7 (Notice of Cayman Scheme Meeting) and Appendix 8 (Notice of Hong Kong Scheme Meeting) to this Explanatory Statement

7.10	Class composition

(a)	The Cayman Court and the Hong Kong Court have given permission to for the Company to convene meetings of a single class of Scheme Creditors to consider and vote on the Schemes. Copies of the orders of the Cayman Court and the Hong Kong Court regarding the convening of such meetings of Scheme Creditors are at Appendix 13 (Cayman Scheme Meeting Convening Order) and Appendix 14 (Hong Kong Scheme Meeting Convening Order) to this Explanatory Statement.

(b)	Meetings of a single class of Scheme Creditors were proposed by the Joint Provisional Liquidators on the basis of legal advice received (in relation to which privilege is not waived) supporting a conclusion that the rights of all Noteholders are not so dissimilar so as to make it impossible for them to consult together with a view to their common interest.

7.11	Approval of the Schemes at the Scheme Meetings

(a)	The majority required to approve the Schemes is a majority in number representing at least 75 per cent (by value) of the Scheme Claims of each of the Scheme Creditors present and voting (whether in person or by proxy) at each of the Scheme Meetings.

(b)	The assessment of Scheme Claims for voting purposes shall be carried out by the Chairperson and, in doing so, the Chairperson will rely on the Account Holder Letters submitted by the Scheme Creditors, as verified by the Information Agent against the books and records of the Old Notes Depository.

(c)	The Scheme Claims admitted for voting purposes by the Chairperson will be notified to the Scheme Creditors at the Scheme Meeting, but such notification does not (of itself) constitute an admission of the existence or amount of any liability of any of the Group Companies. If a Scheme Creditor disagrees with the value of the Scheme Claim attributed to it, it must notify the Chairperson.

(d)	The Chairperson will be entitled to defer the announcement of the result of the vote.

7.12	Sanction Hearings

(a)	If the requisite majorities of the Scheme Creditors vote to approve the Schemes at the Scheme Meeting, hearings will be required before the Cayman Court and the Hong Kong Court to obtain the formal sanction of the Schemes by such courts. These are referred to in this Explanatory Statement as the Cayman Scheme Sanction Hearing and the Hong Kong Sanction Hearing, respectively, and, together, the Sanction Hearings.

(b)	Any Scheme Creditor is entitled (but not obliged) to attend the Sanction Hearings, through legal counsel, to support or oppose the sanction of the Schemes.

(c)	The Cayman Scheme Sanction Hearing is presently scheduled to take place on 24 April 2017 (Cayman Islands time) at the Cayman Court at the Cayman Court at 10:00am (Cayman Islands time). The Hong Kong Scheme Sanction Hearing is presently scheduled to take place on 25 April 2017 (Hong Kong time) at the Hong Kong Court at 10:00am (Hong Kong time).

(d)	Upon:

(i)	the delivery of a sealed copy of the order of the Cayman Court sanctioning the Cayman Scheme to the Cayman Registrar of Companies; and

(ii)	the delivery of an office copy of the order of the Hong Kong Court sanctioning the Hong Kong Scheme to the Hong Kong Registrar of Companies,

the Cayman Scheme and the Hong Kong Scheme will take effect in accordance with their respective terms and become binding on all Scheme Creditors, wherever they are and regardless of whether they have voted for or against the Cayman Scheme and/or the Hong Kong Scheme or whether they have voted at all.

7.13	Scheme Effective Date

(a)	Upon the later to occur of the events listed in section 7.12(d) above, the Scheme Effective Date will occur and certain provisions of the Schemes will become effective immediately. However, the key provisions of the Schemes that serve to compromise the Scheme Creditors' Scheme Claims will not become effective until the Restructuring Effective Date, which date cannot occur prior to the date on which all Scheme Conditions have been satisfied.

(b)	The Company shall notify the Scheme Creditors, the Senior Lenders, QGX, the Old Notes Trustee, the Shared Security Agent, the New Notes Trustee, the New Perpetual Notes Trustee, the Share Registrar and the Agents in writing when the Scheme Effective Date has occurred promptly after the occurrence of the Scheme Effective Date. Such notice to Scheme Creditors shall be given in the following ways:

(i)	by notice on the Scheme Website;

(ii)	by notice through the Old Notes Depository;

(iii)	by notice via electronic mail to each person who the Company believes may be a Scheme Creditor, and who has registered as a Scheme Creditor with the Company or the Information Agent or otherwise notified the Company or the Information Agent of its valid email address; and

(iv)	by the publishing of an announcement on the respective websites of HKEx and SGX-ST.

7.14	Authority and instructions

(a)	With effect from the Scheme Effective Date, each Scheme Creditor irrevocably authorises and instructs the Company to enter into, execute and deliver as a deed (or otherwise) on behalf of that Scheme Creditor, in its capacity as a Scheme Creditor, (including any person to whom a Scheme Creditor has transferred its rights in respect of its Scheme Claim after the Record Time) (to the extent applicable) sufficient original copies of (as agreed between the parties thereto):

(i)	the Notes Restructuring Documents to which such Scheme Creditor is a party, each substantially in the form attached to the Schemes or the Explanatory Statement (as applicable) or otherwise in the form circulated to Scheme Creditors or otherwise made available to them, subject to any non-material modification approved or imposed by the Cayman Court / the Hong Kong Court in accordance with the Schemes; and

(ii)	any and all such other documents that the Company and the Steering Committee reasonably consider necessary to give effect to the terms of the Schemes,

in each case to be held to the order of the relevant parties thereto (for the avoidance of doubt, to the order of the Company on behalf of each Scheme Creditor) until the Restructuring Effective Date in accordance with the Scheme Steps for the purposes of giving effect to the terms of the Schemes.

(b)	On or as soon as possible after the Scheme Effective Date the Company shall carry out the steps summarised at section 7.14(a) above acting on the instructions and pursuant to the authority of the Scheme Creditors and the Company, Energy Resources, each Old Notes Subsidiary Guarantor and each New Notes Guarantor shall enter into, execute and deliver as a deed (or otherwise) sufficient original copies of (as agreed between the parties thereto):

(i)	the Notes Restructuring Documents to which such Company, Energy Resources, Old Notes Subsidiary Guarantor and/or New Notes Guarantor is a party, each substantially in the form attached to the Schemes or the Explanatory Statement (as applicable) or otherwise in the form circulated to Scheme Creditors or otherwise made available to them, subject to any non-material modification approved or imposed by the Cayman Court / the Hong Kong Court in accordance with the Schemes; and

(ii)	any and all such other documents that the Company and the Steering Committee reasonably consider necessary to give effect to the terms of the Schemes,

in each case to be held to the order of the relevant parties thereto until the Restructuring Effective Date in accordance with the Scheme Steps for the purposes of giving effect to the terms of the Schemes.

(c)	With effect from the Scheme Effective Date, each of the Scheme Creditors irrevocably authorises and instructs the Old Notes Trustee, the Shared Security Agent (subject to the Shared Security Agent having received the executed but unreleased Release Instructions from the Old Notes Trustee and the Senior Secured Facilities Implementation Deed), the New Notes Trustee, the New Perpetual Notes Trustee and the New Shared Security Agent to enter into, execute and deliver as a deed (or otherwise) sufficient original copies of (as agreed between the parties thereto):

(i)	the Notes Restructuring Documents to which such Old Notes Trustee, the Shared Security Agent, the New Notes Trustee, the New Perpetual Notes Trustee and/or the New Shared Security Agent is a party, each substantially in the form attached to the Schemes or the Explanatory Statement (as applicable) or otherwise in the form circulated to Scheme Creditors or otherwise made available to them, subject to any non-material modification approved or imposed by the Cayman Court / the Hong Kong Court in accordance with the Schemes; and

(ii)	any and all such other documents that the Company and the Steering Committee reasonably consider necessary to give effect to the terms of the Schemes,

in each case to be held to the order of the relevant parties thereto until the Restructuring Effective Date in accordance with the Scheme Steps for the purposes of giving effect to the terms of the Schemes.

(d)	On and from the Restructuring Effective Date/ the Initial Distribution Date, being the same date, each Scheme Creditor irrevocably authorises and instructs the Scheme Consideration Trustee to act and rely upon any instructions by the Information Agent and the provisions of the Schemes, without any duty to investigate further and without incurring any liability for doing so (other than any liability arising as a result of the wilful default, wilful misconduct or fraud of the Scheme Consideration Trustee) for the purposes of giving effect to the Schemes.

(e)	On the Restructuring Effective Date/ the Initial Distribution Date, each Scheme Creditor irrevocably authorises and instructs:

(i)	the Company, the Old Notes Trustee, the Shared Security Agent, the Old Notes Depository, the Information Agent and the Registrar to take all such actions as may be necessary or appropriate to deliver, cancel, mark down and discharge the Global Notes, terminate and discharge the Old Notes Documents, release the security created under the Shared Security Documents, terminate the appointment of and discharge the Receivers and the Delegates and otherwise give effect to the terms of the Schemes (without prejudice to the foregoing, (1) the Shared Security Agent's protections under Clause 14 (The Shared Security Agent) of the Old Intercreditor Agreement, and (2) the Shared Security Agent's, the Receivers' and the Delegates' indemnities under Clause 19 (Indemnities) of the Old Intercreditor Agreement provided by the Debtors (as defined therein), shall be deemed to continue to apply in respect of any actions and/or omissions taken or not taken by the Shared Security Agent, the Receivers and the Delegates (as applicable) pursuant to the Schemes and/or the Release Instructions and/or prior to the Restructuring Effective Date, save to the extent necessary to give effect to the terms of the Schemes and the Release Instructions), including without limitation:

(A)	the delivery by the Company (for and on behalf of the Scheme Creditors) of the Old Notes Trustee Instruction to the Old Notes Trustee; and

(B)	the delivery by the Old Notes Trustee of the Release Instructions to the Shared Security Agent;

in each case at the time prescribed in the Scheme Steps;

(ii)	the Old Notes Trustee and the Registrar to act and rely upon the Old Notes Trustee Instruction and the provisions of the Schemes, without any duty to investigate further and without incurring any liability for doing so (other than any liability arising as a result of the wilful misconduct or gross negligence of the Old Notes Trustee or the Registrar);

(iii)	the Shared Security Agent to act and rely upon the Release Instructions and the provisions of the Schemes (subject to the Shared Security Agent having received the released and effective in accordance with their respective terms Release Instructions from the Old Notes Trustee and the Senior Secured Facilities Restructuring Implementation Deed), without any duty to investigate further and without incurring any liability for doing so (other than any liability arising as a result of the wilful default, wilful misconduct or fraud of the Shared Security Agent); and

(iv)	the Old Notes Depository, the Information Agent and the Scheme Consideration Trustee to rely upon the provisions of the Schemes, without any duty to investigate further and without incurring any liability for doing so (other than any liability arising as a result of the wilful default, wilful misconduct or fraud of the Old Notes Depository the Information Agent or the Scheme Consideration Trustee).

(f)	The above noted authorities shall be treated, for all purposes whatsoever and without limitation, as having been granted by deed.

(g)	Each Scheme Creditor (for itself and, if applicable, for its Designated Recipient and any person to whom a Scheme Creditor has transferred its rights in respect of its Scheme Claim after the Record Time) on and from the Scheme Effective Date and on and from the Restructuring Effective Date irrevocably ratifies and confirms any act or omission done, caused or purported to be done by (i) the Company, the Old Notes Subsidiary Guarantors, the Shared Security Agent, the Receivers, the Delegates, the Old Notes Depository, the New Notes Guarantors, the New Notes Trustee, the New Perpetual Notes Trustee, the New Shared Security Agent, the New Notes Depository, the Share Registrar, the Information Agent and the Scheme Consideration Trustee, or any of their respective directors, managers, officers, partners or affiliates, pursuant to or for the purposes of giving effect to the Schemes, other than any act or omission done or made as a result of wilful default, wilful misconduct or fraud, or (ii) the Old Note Trustee and the Registrar or any of their respective directors, managers, officers, partners of Affiliates, pursuant to or for the purposes of giving effect to the Schemes, other than any act or omission done or made as a result of wilful misconduct or gross negligence.

7.15	Occurrence of the Restructuring Effective Date

(a)	The Restructuring Effective Date shall be the date specified by the Company in a notice to Scheme Creditors, the Senior Lenders, QGX, the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the New Notes Trustee, the New Perpetual Notes Trustee, the Share Registrar and the Agents:

(i)	which date:

(A)	is a Business Day;

(B)	cannot occur after the Scheme Longstop Date; and

(C)	may only occur following the date on which all of the Scheme Conditions are satisfied or, to the extent permitted by law and the Noteholder RSA (and with the consent of the Senior Lenders, such consent not to be unreasonably withheld or delayed), waived by the Company;

(ii)	which notice:

(A)	shall enclose copies of the Cayman Court Order, the Hong Kong Court Order and the Chapter 15 Recognition Order; and

(B)	shall also specify the Initial Distribution Date (being the same date as the Restructuring Effective Date), the Quarterly Distribution Dates, the Bar Date and the Final Distribution Date,

and such notice shall be given to Scheme Creditors in the following ways:

(iii)	by notice on the Scheme Website;

(iv)	by notice through the Old Notes Depository;

(v)	by notice via electronic mail to each person who the Company believes may be a Scheme Creditor, and who has registered as a Scheme Creditor with the Company or the Information Agent or otherwise notified the Company or the Information Agent of its valid email address; and

(vi)	by the publishing of an announcement on the respective websites of The Stock Exchange of Hong Kong Limited and the Singapore Stock Exchange.

(b)	On and following the Restructuring Effective Date, notwithstanding any term of any relevant documents and subject to the terms of the Schemes, the Scheme Claims shall be released and discharged fully and absolutely, all liens or other security interests held for the benefit of any Scheme Creditor against the property of the Company and the Old Notes Subsidiary Guarantors shall be fully released and discharged and any documents giving rise to a Scheme Claim shall be deemed cancelled and surrendered, in each case so as to bind the Scheme Creditors (and any person who acquires any interest in or arising out of a Scheme Claim after the Record Time) in consideration for which the Company (or Energy Resources, as applicable) shall issue the Scheme Consideration to the Participating Scheme Creditors and their Designated Recipients (if any) subject to the restrictions summarised at section 7.20 (Restrictions) and the terms summarised at section 7.18 (How will my Scheme Consideration be remitted to me?) below.

(c)	For the avoidance of doubt, Non-Participating Scheme Creditors shall have no right or entitlement to receive any Scheme Consideration.

7.16	Scheme Steps

Restructuring Effective Date / Initial Distribution Date

(a)	On the Restructuring Effective Date / Initial Distribution Date, being the same date, the following steps shall occur (in the order set out below to the extent possible):

(i)	the Notes Restructuring Documents shall be released by the relevant parties or otherwise become effective in accordance with their terms;

(ii)	the Company, acting as agent and attorney for the Scheme Creditors, shall deliver the executed Old Notes Trustee Instruction to the Old Notes Trustee and the Company shall execute, and the Information Agent shall deliver, the DTC Instruction to DTC;

(iii)	the Old Notes Trustee shall, upon receipt of the Old Notes Trustee Instruction cancel the Global Notes and take such other action as may be required to effect the cancellation, mark down and discharge of the Old Notes under the Old Notes Indenture;

(iv)	the Old Notes Trustee shall, upon receipt of the Old Notes Trustee Instruction, deliver the executed Release Instructions to the Shared Security Agent;

(v)	the Shared Security Agent shall, upon receipt of the Release Instructions, carry out the steps detailed in the Release Instructions to release the security created under the Shared Security Documents and discharge the Receivers and Delegates (subject to the Shared Security Agent having received the released and effective in accordance with their respective terms Release Instructions from the Old Notes Trustee and the Senior Secured Facilities Restructuring Implementation Deed);

(vi)	each Participating Scheme Creditor shall, subject the restrictions summarised at section 7.20 (Restrictions) and the terms summarised at section 7.18 (How will my Scheme Consideration be remitted to me?) below, become entitled to receive a proportion of the Scheme Consideration;

(vii)	Energy Resources shall issue and distribute the Initial Term Sheet New Notes to the Initial Participating Scheme Creditors (and/or their Designated Recipients, if applicable) in each case in accordance with their respective entitlements under the Schemes and subject to and in accordance with the terms summarised at section 7.18 (How will my Scheme Consideration be remitted to me?) below;

(viii)	the Company shall:

(A)	issue and distribute the Initial New Perpetual Notes; and

(B)	issue and allot the Initial New Shares;

to the Initial Participating Scheme Creditors (and/or their Designated Recipients, if applicable) in each case in accordance with their respective entitlements under the Schemes and subject to and in accordance with the terms summarised at section 7.18 (How will my Scheme Consideration be remitted to me?) below;

(ix)	the Scheme Consideration Trustee shall receive and hold on trust for the Scheme Creditors in accordance with the terms of the Schemes and the Distribution Agreement each of the following:

(A)	the Surplus Term Sheet New Notes;

(B)	the Surplus New Perpetual Notes; and

(C)	the Surplus New Shares.

Quarterly Distribution Dates

(b)	Following the Restructuring Effective Date / Initial Distribution Date, being the same date, the Scheme Consideration Trustee shall make Quarterly Distributions (if appropriate) of the Surplus Term Sheet New Notes, Surplus New Perpetual Notes and Surplus New Shares on a Quarterly Distribution Date during the Holding Period to those Participating Scheme Creditors or their Designated Recipients, if any, who submit a valid Account Holder Letter to the Information Agent at least 10 Business Days prior to the relevant Quarterly Distribution Date (who, for the avoidance of doubt, are not Initial Participating Scheme Creditors or those Participating Scheme Creditors who have already received their entitlement to the Surplus Term Sheet New Notes, Surplus New Perpetual Notes and Surplus New Shares on a prior Quarterly Distribution Date) in each case in accordance with their respective entitlements under the Schemes and subject to and in accordance with the terms summarised at section 7.18 (How will my Scheme Consideration be remitted to me?) below and the terms of the Distribution Agreement.

Final Distribution Date

(c)	On the Final Distribution Date the following steps shall occur:

(i)	first, the Scheme Consideration Trustee shall distribute the final Quarterly Distribution of the following:

(A)	the Surplus Term Sheet New Notes;

(B)	the Surplus New Perpetual Notes; and

(C)	the Surplus New Shares;

to those Participating Scheme Creditors or their Designated Recipients, if any, who submit a valid Account Holder Letter to the Information Agent prior to the Bar Date (who, for the avoidance of doubt, are not Initial Participating Scheme Creditors or those Participating Scheme Creditors who have already received their entitlement to the Surplus Term Sheet New Notes, the Surplus New Perpetual Notes and the Surplus New Shares on a prior Quarterly Distribution Date) in each case in accordance with their respective entitlements under the Schemes and subject to and in accordance with the terms summarised at section 7.18 (How will my Scheme Consideration be remitted to me?) below and the terms of the Distribution Agreement; and

(ii)	second, in the event that there is any Remaining Surplus Scheme Consideration, the Scheme Consideration Trustee shall use its reasonable endeavours to sell the Remaining Surplus Scheme Consideration as soon as reasonably practicable after the Final Distribution Date and (after the deduction of reasonable costs and expenses of sale) transfer the net cash proceeds of sale to any charity which the Company may select in its sole discretion.

7.17	What is the significance of the Bar Date?

(a)	The Bar Date will be a time to be specified on the date falling 12 months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date). The Bar Date shall be notified to Scheme Creditors in the notice of the occurrence of the Restructuring Effective Date as set out at section 7.15 (Occurrence of the Restructuring Effective Date) of this Explanatory Statement.

(b)	In order to be entitled to receive any Scheme Consideration, a Scheme Creditor must ensure that a duly completed and executed Account Holder Letter, Distribution Confirmation and, if applicable, Designated Recipient Form are provided to and received by the Information Agent by no later than the Bar Date in accordance with the instructions set out therein.

(c)	ANY SCHEME CREDITOR THAT FAILS TO ENSURE THAT A DULY COMPLETED AND EXECUTED ACCOUNT HOLDER LETTER, DISTRIBUTION CONFIRMATION AND, IF APPLICABLE, DESIGNATED RECIPIENT FORM ARE PROVIDED TO AND RECEIVED BY THE INFORMATION AGENT BY NO LATER THAN THE BAR DATE IN ACCORDANCE WITH THE INSTRUCTIONS SET OUT THEREIN SHALL BE A NON-PARTICIPATING SCHEME CREDITOR AND SHALL NOT RECEIVE ANY SCHEME CONSIDERATION OR ANY OTHER BENEFITS UNDER THE TERMS OF THE SCHEMES BUT SHALL HAVE ITS SCHEME CLAIMS RELEASED IN ACCORDANCE WITH THE TERMS OF THE SCHEMES. THE SCHEME CONSIDERATION TO WHICH THAT NON-PARTICIPATING SCHEME CREDITOR WOULD OTHERWISE HAVE BEEN ENTITLED SHALL FORM PART OF THE REMAINING SURPLUS SCHEME CONSIDERATION TO BE SOLD BY THE SCHEME CONSIDERATION TRUSTEE AS SOON AS REASONABLY PRACTICABLE AFTER THE FINAL DISTRIBUTION DATE AND THE NET PROCEEDS OF SALE (AFTER DEDUCTING THE REASONABLE COSTS AND EXPENSES OF SALE) ARE TO BE TRANSFERRED TO ANY CHARITY WHICH THE COMPANY MAY SELECT IN ITS SOLE DISCRETION IN ACCORDANCE WITH THE PROVISIONS SUMMARISED AT SECTION 7.18 (HOW WILL MY SCHEME CONSIDERATION BE REMITTED TO ME?) OF THIS EXPLANATORY STATEMENT BELOW AND THE DISTRIBUTION AGREEMENT.

7.18	How will my Scheme Consideration be remitted to me?

This section explains how Scheme Consideration will be remitted to a Scheme Creditor.

Term Sheet New Notes

(a)	On the Initial Distribution Date, Energy Resources shall issue the Term Sheet New Notes in accordance with the terms of the Schemes, the New Notes Indenture and the Distribution Agreement.

(b)	Each Participating Scheme Creditor shall be entitled to receive a share of the Term Sheet New Notes calculated in accordance with the formula set out at section 6.5(a) (Allocation of Scheme Consideration) of this Explanatory Statement above.

(c)	On the Initial Distribution Date, Energy Resources shall issue the New Notes in global registered form in the name of the New Notes Depository or its nominee.

(d)	On the Initial Distribution Date, the portion of the Term Sheet New Notes which forms Scheme Consideration will be allocated to the relevant accounts in the Clearing Systems as follows:

(i)	the Initial Term Sheet New Notes to the Initial Participating Scheme Creditors (or their Designated Recipients, if any) in the aggregate principal amount of the Term Sheet New Notes to which they are entitled, as calculated in accordance with the formula set out above;

(ii)	the Surplus Term Sheet New Notes to the Scheme Consideration Trustee to be held on trust for the Participating Scheme Creditors during the Holding Period in accordance with the terms of the Distribution Agreement.

(e)	On the Initial Distribution Date, the portion of the Term Sheet New Notes which are due to be allocated to the Senior Lenders will be allocated to the relevant accounts of the Senior Lenders in the Clearing Systems in accordance with the terms of the Senior Secured Facilities Restructuring Documents.

(f)	During the Holding Period, the Scheme Consideration Trustee shall make Quarterly Distributions of the Surplus Term Sheet New Notes (including any interest paid to the Scheme Consideration Trustee by Energy Resources in respect thereof) to those Participating Scheme Creditors (or their Designated Recipients, if any) who are not Initial Participating Scheme Creditors or those Participating Scheme Creditors who have already received their entitlement to the Surplus Term Sheet New Notes on a prior Quarterly Distribution Date, if applicable, in the aggregate principal amount of the Surplus Term Sheet New Notes to which they are entitled, as calculated in accordance with the formula set out at section 6.5(a) (Allocation of Scheme Consideration) of this Explanatory Statement above and pursuant to the terms of the Distribution Agreement.

(g)	On the Final Distribution Date, the Scheme Consideration Trustee shall distribute the Surplus Term Sheet New Notes (including any interest paid to the Scheme Consideration Trustee by Energy Resources in respect thereof) as follows:

(i)	first, by way of the final Quarterly Distribution, to those Participating Scheme Creditors or their Designated Recipients, if any, who are not Initial Participating Scheme Creditors or those Participating Scheme Creditors who have already received their entitlement to the Surplus Term Sheet New Notes on a prior Quarterly Distribution Date, in the aggregate principal amount of the Surplus Term Sheet New Notes to which they are entitled, as calculated in accordance the provisions set out above and pursuant to the terms of the Distribution Agreement; and

(ii)	second, in the event that there is any Remaining Surplus Scheme Consideration, the Scheme Consideration Trustee shall use its reasonable endeavours to sell the Remaining Surplus Scheme Consideration as soon as reasonably practicable after the Final Distribution Date and (after the deduction of reasonable costs and expenses) transfer the net cash proceeds of sale to any charity which the Company may select in its sole discretion.

(h)	The holders of the New Notes shall have the benefit of the New Shared Security.

(i)	No Participating Scheme Creditor shall be entitled to receive the Term Sheet New Notes under more than one Scheme.

(j)	The obligations of Energy Resources to issue and allot the Term Sheet New Notes to each Participating Scheme Creditor entitled to receive them under the Schemes shall be satisfied by Energy Resources depositing the New Notes (including, for the avoidance of doubt, the Term Sheet New Notes) in global registered form with the New Notes Depository or its nominee for the accounts of the Clearing Systems.

New Perpetual Notes

(k)	On the Initial Distribution Date, the Company shall issue the New Perpetual Notes in accordance with the terms of the Schemes, the New Perpetual Notes Indenture and the Distribution Agreement.

(l)	Each Participating Scheme Creditor shall be entitled to receive a share of the New Perpetual Notes calculated in accordance with the formula set out at section 6.5(b) (Allocation of Scheme Consideration) of this Explanatory Statement above.

(m)	On the Initial Distribution Date, the Company shall issue the New Perpetual Notes in global registered form in the name of the New Notes Depository or its nominee.

(n)	On the Initial Distribution Date, the portion of the New Perpetual Notes which forms Scheme Consideration will be allocated to the relevant accounts in the Clearing Systems as follows:

(i)	the Initial New Perpetual Notes to the Initial Participating Scheme Creditors or their Designated Recipients, if any, in the aggregate principal amount of the New Perpetual Notes to which they are entitled, as calculated in accordance with the formula set out above; and

(ii)	the Surplus New Perpetual Notes to the Scheme Consideration Trustee to be held on trust for the Participating Scheme Creditors during the Holding Period in accordance with the terms of the Distribution Agreement.

(o)	On the Initial Distribution Date, the portion of the New Perpetual Notes which are due to be allocated to the Senior Lenders and QGX will be allocated to the relevant accounts of the Senior Lenders and QGX in the Clearing Systems in accordance with the terms of the Senior Secured Facilities Restructuring Documents and the Promissory Notes Restructuring Documents, respectively.

(p)	During the Holding Period, the Scheme Consideration Trustee shall make Quarterly Distributions of the Surplus New Perpetual Notes (including such distributions, if any, as are paid thereunder by the Company to the Scheme Consideration Trustee) to certain of the Participating Scheme Creditors and/or their Designated Recipients, if applicable, in the aggregate principal amount of the Surplus New Perpetual Notes to which they are entitled, as calculated in accordance with the formula set out above and pursuant to the terms of the Distribution Agreement.

(q)	On the Final Distribution Date, the Scheme Consideration Trustee shall distribute the Surplus New Perpetual Notes as follows:

(i)	first, by way of the final Quarterly Distribution to those Participating Scheme Creditors or their Designated Recipients, if any, who are not Initial Participating Scheme Creditors or those Participating Scheme Creditors who have already received their entitlement to the Surplus New Perpetual Notes on a prior Quarterly Distribution Date, in the aggregate principal amount of the Surplus New Perpetual Notes to which they are entitled, as calculated in accordance with the above provisions and pursuant to the terms of the Distribution Agreement; and

(ii)	second, in the event that there is any Remaining Surplus Scheme Consideration, the Scheme Consideration Trustee shall use its reasonable endeavours to sell the Remaining Surplus Scheme Consideration as soon as reasonably practicable after the Final Distribution Date and (after the deduction of reasonable costs and expenses) transfer the net cash proceeds of sale to any charity which the Company may select in its sole discretion.

(r)	No Participating Scheme Creditor shall be entitled to receive New Perpetual Notes under more than one Scheme.

(s)	The obligations of the Company to issue and allot the New Perpetual Notes to each Participating Scheme Creditor entitled to receive them under the Schemes shall be satisfied by the Company depositing the New Perpetual Notes in global registered form with the New Notes Depository or its nominee for the accounts of the Clearing Systems.

New Shares

(t)	On the Initial Distribution Date, the Company shall allot and issue the New Shares in accordance with the terms of the Schemes and the Distribution Agreement.

(u)	Each Participating Scheme Creditor shall be entitled to receive a pro rata share of the New Shares that form Scheme Consideration calculated in accordance with the formula set out at section 6.5(c) (Allocation of Scheme Consideration) of this Explanatory Statement above.

(v)	On the Initial Distribution Date, the Company shall allot and issue the portion of the New Shares which forms Scheme Consideration as follows:

(i)	the Initial New Shares to the Initial Participating Scheme Creditors or their Designated Recipients, if any, in the aggregate amount of New Shares to which they are entitled, as calculated in accordance with the formula set out above; and

(ii)	the Surplus New Shares to the Scheme Consideration Trustee to be held on trust for the Participating Scheme Creditors during the Holding Period in accordance with the terms of the Distribution Agreement.

(w)	On the Initial Distribution Date, the portion of the New Shares which are due to be allocated to the Senior Lenders will be allocated to the relevant accounts of the Senior Lenders in the Clearing Systems in accordance with the terms of the Senior Secured Facilities Restructuring Documents.

(x)	During the Holding Period, the Scheme Consideration Trustee shall make Quarterly Distributions of the Surplus New Shares to certain of the Participating Scheme Creditors and/or their Designated Recipients, if applicable, in the amount of Surplus New Shares to which they are entitled, as calculated in accordance with the formula set out above and pursuant to the terms of the Distribution Agreement.

(y)	On the Final Distribution Date, the Scheme Consideration Trustee shall distribute the Surplus New Shares as follows:

(i)	first, by way of the final Quarterly Distribution, to those Participating Scheme Creditors or their Designated Recipients, if any, who are not Initial Participating Scheme Creditors or those Participating Scheme Creditors who have already received their entitlement to the Surplus New Shares on a prior Quarterly Distribution Date, in the aggregate amount of Surplus New Shares to which they are entitled, as calculated in accordance with the above provisions and in accordance with the terms of the Distribution Agreement; and

(ii)	second, in the event that there is any Remaining Surplus Scheme Consideration, the Scheme Consideration Trustee shall use its reasonable endeavours to sell the Remaining Surplus Scheme Consideration as soon as reasonably practicable after the Final Distribution Date and (after the deduction of reasonable costs and expenses) transfer the net cash proceeds of sale to any charity which the Company may select in its sole discretion.

(z)	The obligations of the Company to issue and allot the New Shares to each Participating Scheme Creditor entitled to receive them (or its Designated Recipient, as applicable) under the Schemes shall be satisfied by the Company directing the Share Registrar to enter, and procuring that the Share Registrar enters the name of that Participating Scheme Creditor (or its Designated Recipient, as applicable), or the name of the relevant CCASS participant account, the Clearstream custodian and/or the Euroclear custodian (depending on the election made by that Participating Scheme Creditor in Part 3 (Distribution of New Shares) of its Account Holder Letter), in the Share Register in respect of the New Shares to which it is entitled.

(aa)	The Company undertakes to pay all registration fees, stamp duty, duties, taxes, fees and/or charges payable in connection with the registration of the New Shares in the name of any party pursuant to the terms of the Schemes (but not, for the avoidance of doubt, in connection with the registration of subsequent transfers of those New Shares).

(bb)	No Participating Scheme Creditor shall be entitled to receive the New Shares under more than one Scheme.

7.19	Status of the Scheme Consideration Trustee

(a)	The Surplus Scheme Consideration (including book entry interests in respect of the Surplus Term Sheet New Notes and the Surplus New Perpetual Notes) allotted or issued, or acknowledged as indebtedness owed, to the Scheme Consideration Trustee or its nominee, shall be held by the Scheme Consideration Trustee on separate trusts, one for each element of the Surplus Scheme Consideration, absolutely as to both capital and interest paid in respect of the Surplus Term Sheet New Notes and Surplus New Perpetual Notes or dividends or any other rights or benefits received in respect of the New Shares for the relevant Participating Scheme Creditors entitled to receive such Surplus Scheme Consideration, in accordance with their respective entitlements under the Schemes and shall be distributed to the Participating Scheme Creditors in accordance with the terms of the Schemes, the Distribution Agreement and the Account Holder Letters lodged pursuant to the Schemes. Distribution by the Scheme Consideration Trustee of the Surplus Scheme Consideration (including book entry interests in the Surplus Term Sheet New Notes and the Surplus New Perpetual Notes) shall be in accordance with the terms of the Schemes and the Distribution Agreement and shall be binding on the Participating Scheme Creditors and any Designated Recipients. Thereafter, neither the Scheme Consideration Trustee nor any person other than Participating Scheme Creditors (or their Designated Recipients, as applicable) shall at any time whatsoever, either present or future, have any beneficial interest in any of the Surplus Scheme Consideration (including book entry interests in the Surplus Term Sheet New Notes or the Surplus New Perpetual Notes).

(b)	The Scheme Consideration Trustee shall not exercise any rights attaching to any of the Surplus Scheme Consideration held by it (including rights attaching to book entry interests in the Surplus Term Sheet New Notes or the Surplus New Perpetual Notes).

(c)	Pursuant to the terms of the Distribution Agreement, the Scheme Consideration Trustee has the power to appoint an additional or replacement trustee over the Scheme Consideration and at any time, subject to any additional or replacement trustee agreeing to be bound by the terms of the Schemes.

7.20	Restrictions

(a)	Energy Resources or the Company (as applicable) will not issue any Scheme Consideration to a Scheme Creditor (or its Designated Recipient, as applicable) unless that Scheme Creditor (or its Designated Recipient, as applicable) has provided a duly completed Distribution Confirmation (and Designated Recipient Form, if applicable) to the Information Agent by the Bar Date within which it has confirmed that it is not a Disqualified Person or a Prohibited Transferee.

(b)	If a Scheme Creditor, being a Disqualified Person or a Prohibited Transferee, has failed to nominate on or before the Bar Date a Designated Recipient that is not a Disqualified Person or a Prohibited Transferee, the Scheme Consideration to which that Scheme Creditor would otherwise be entitled shall form part of the Remaining Surplus Scheme Consideration to be sold by the Scheme Consideration Trustee as soon as reasonably practicable after the Final Distribution Date and the net proceeds of sale (after deducting the reasonable costs and expenses of sale) are to be transferred to any charity which the Company may select in its sole discretion.

(c)	Any Scheme Creditor may decline its entitlement to any or all Scheme Consideration and such entitlement shall form part of the Remaining Surplus Scheme Consideration to be sold by the Scheme Consideration Trustee as soon as reasonably practicable after the Final Distribution Date and the net proceeds of sale (after deducting the reasonable costs and expenses of sale) are to be transferred to any charity which the Company may select in its sole discretion.

7.21	Fractional Scheme Consideration

(a)	Notwithstanding any other provision of the Schemes, the aggregate number of New Shares to which a Participating Scheme Creditor is entitled shall be rounded down to the nearest whole number. Fractional entitlements to New Shares which would otherwise have arisen, but for such provision, shall be disregarded.

(b)	The Term Sheet New Notes and the New Perpetual Notes are indebtedness in principal amounts which are in integral multiples of US$1.00 and US$1.00 respectively. Notwithstanding any other provision of the Schemes, Participating Scheme Creditors' entitlements to the Term Sheet New Notes will be rounded down to the nearest US$1.00 and in the case of the New Perpetual Notes, will be rounded down to the nearest US$1.00, subject in each case to a minimum denomination of US$1,000. All entitlements which would have arisen, but for this paragraph, shall be disregarded and shall form part of the Remaining Surplus Scheme Consideration to be sold by the Scheme Consideration Trustee as soon as reasonably practicable after the Final Distribution Date and the net proceeds of sale (after deducting the reasonable costs and expenses of sale) are to be transferred to any charity which the Company may select in its sole discretion.

7.22	Distribution Agreement

(a)	A copy of the agreed-form Distribution Agreement will be made available on the Scheme Website.

7.23	Modifications of the rights attaching to the Term Sheet New Notes, the New Perpetual Notes and the New Shares

(a)	On and after the Restructuring Effective Date, nothing in the Schemes will prevent the modification of any of the Term Sheet New Notes, the New Perpetual Notes or the New Shares in accordance with their respective terms.

7.24	Releases

(a)	With effect from the Restructuring Effective Date, each of the Scheme Creditors on behalf of itself and each of its predecessors, successors and assigns (including any person to whom a Scheme Creditor has transferred its rights in respect of its Scheme Claim after the Record Time) (collectively, the "Scheme Creditor Releasing Parties") to the fullest extent permitted by law, shall and shall be deemed to completely and forever release, waive, void, acquit, forgive, extinguish and discharge unconditionally each of:

(i)	the Company, its Personnel and Affiliates (including the Joint Provisional Liquidators);

(ii)	the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the Scheme Consideration Trustee, the Information Agent, the Registrar and the Old Notes Depository, in such capacities, and their Personnel and Affiliates;

(iii)	the Old Notes Subsidiary Guarantors, their Personnel and Affiliates; and

(iv)	the Steering Committee, the Advisers and their Personnel and Affiliates,

and each of their predecessors, successors and assigns, and in their capacities as such from any and all Claims and/or Liabilities whether known or unknown, fixed or contingent, including any and all Scheme Claims, arising prior to the Restructuring Effective Date or that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Restructuring Effective Date (or in respect of the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the Scheme Consideration Trustee, the Information Agent, the Registrar and the Old Notes Depository, in such capacities, and their Personnel and Affiliates only, Claims and/or Liabilities which are based on actions taken or not taken by the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the Scheme Consideration Trustee, the Information Agent, the Registrar and the Old Notes Depository, in such capacities, and their Personnel and Affiliates pursuant to the Schemes, whether before or after the Restructuring Effective Date) except for:

(v)	any and all claims or causes of action arising from or relating to fraud, wilful default or wilful misconduct;

(vi)	any liability of any Adviser, its Personnel and Affiliates arising under a duty of care to its client;

(vii)	any and all Claims or Liabilities that any Scheme Creditor Releasing Party may have against the Company and/or any Old Notes Subsidiary Guarantor which do not arise directly or indirectly pursuant to, under or in connection with the Old Notes Documents;

(viii)	any Claims against or Liabilities of any Adviser, its Personnel and Affiliates that are wholly unrelated to the Noteholder RSA, the Notes Restructuring, the Schemes, the negotiation or preparation thereof, or to any other related matter; and

(ix)	in the case of the Old Notes Trustee, the Shared Security Agent, the Information Agent, the Registrar and the Old Notes Depository and their Personnel and Affiliates, any and all Claims or Liabilities which do not relate to or arise in respect of the Old Notes and the Old Notes Documents, provided that the foregoing shall not prejudice or impair any right of any Scheme Creditor Releasing Party created under the Schemes and/or which arises as a result of a failure to comply with any of the terms of the Schemes.

(b)	With effect from the Restructuring Effective Date, each of the Company and the Old Notes Subsidiary Guarantors on behalf of itself and each of its predecessors, successors and assigns (collectively, the "Group Releasing Parties") to the fullest extent permitted by law, shall and shall be deemed to completely and forever release, waive, void, acquit, forgive, extinguish and discharge unconditionally each of:

(i)	the Scheme Creditors, their Personnel and Affiliates;

(ii)	the Steering Committee, the Advisers and their Personnel and Affiliates; and

(iii)	the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the Scheme Consideration Trustee, the Information Agent, the Registrar and the Old Notes Depository, in such capacities, and their Personnel and Affiliates, and each of their predecessors, successors and assigns and in their capacities as such from any and all Claims and/or Liabilities whether known or unknown, fixed or contingent, arising prior to the Restructuring Effective Date (or in respect of the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the Scheme Consideration Trustee, the Information Agent, the Registrar and the Old Notes Depository, in such capacities, and their Personnel and Affiliates only, Claims and/or Liabilities which are based on actions taken or not taken by the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the Scheme Consideration Trustee, the Registrar and the Old Notes Depository, in such capacities, and their Personnel and Affiliates pursuant to the Schemes, whether before or after the Restructuring Effective Date), or that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Restructuring Effective Date, except for:

(iv)	any and all claims or causes of action arising from or relating to fraud, wilful default or wilful misconduct;

(v)	any and all Claims or Liabilities which do not arise directly or indirectly pursuant to, under or in connection with the Old Notes Documents;

(vi)	the liability of any Adviser, its Personnel and Affiliates arising under a duty of care to its client;

(vii)	any Claims against or Liabilities of any Adviser, its Personnel and Affiliates that are wholly unrelated to the Noteholder RSA, the Notes Restructuring, the Schemes, the negotiation or preparation thereof, or to any related matter; and

(viii)	in the case of the Old Notes Trustee, the Shared Security Agent, the Registrar and the Old Notes Depository and their Personnel and Affiliates, any and all Claims or Liabilities which do not relate to or arise in respect of the Old Notes or the Old Notes Documents, provided that the foregoing shall not prejudice or impair any right of any Group Releasing Party created under the Schemes.

(c)	Each of the Scheme Creditors will authorise the Company from the Restructuring Effective Date to enter into, execute and deliver as a deed on behalf of each Scheme Creditor and any person to whom a Scheme Creditor has transferred its rights in respect of its Scheme Claim after the Record Time or who acquires any interest in or arising out of a Scheme Claim after the Record Time, one or more Deeds of Release whereby any and all Claims and Liabilities referred to above shall be waived and released fully and absolutely from the Restructuring Effective Date.

(d)	Any Deed of Release to be executed pursuant to the authority conferred by the release provisions of the Schemes shall be substantially in the form attached at Schedule 5 (Form of Deed of Release) of the Schemes subject to any modifications required or approved by the Cayman Court or as the case may be, the Hong Kong Court and shall take effect in relation to such Claims and Liabilities as the Cayman Court or, as the case may be, the Hong Kong Court considers appropriate, provided only that the effect of any such modification is not such as would affect the release of a claim or the imposition of any obligation that is not referred to above.

7.25	Stay of Proceedings

(a)	The Schemes will provide that:

(i)	none of the Scheme Creditors shall commence or continue, or instruct, direct or authorise any other person to commence or continue, any proceeding in respect of Claims or Liabilities that are to be released in accordance with the provisions of the Schemes; and

(ii)	subject to any existing contractual restrictions, a Scheme Creditor may commence a proceeding against the Company after the Restructuring Effective Date in respect of Claims or Liabilities that are not to be released in accordance with the provisions of the Schemes.

7.26	Future Liquidation

(a)	The Schemes will be unaffected by any present or future liquidation of the Company (including, for the avoidance of doubt, any provisional liquidation of the Company) and shall in those circumstances remain in force according to their terms.

7.27	Costs and indemnity

(a)	Pursuant to the Schemes:

(i)	the Company agrees to be responsible for and shall pay all fees, costs and expenses incurred by the Advisers, the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the New Note Trustee, the New Perpetual Notes Trustee, the Share Registrar, the New Shared Security Agent, the Information Agent, the Registrar, the Joint Provisional Liquidators and the Scheme Consideration Trustee in connection with any and/or all actions taken pursuant to the Schemes, including (without limitation) any and/or all actions taken pursuant to the Old Notes Trustee Instruction or the Release Instructions, the execution, delivery, and filing of any releases of security or other documents pursuant thereto, and the distribution of the Scheme Consideration, (provided that, with respect to each party, the relevant fees, costs and expenses have been incurred in accordance with the Old Notes Documents or such other arrangement as may have been agreed between the Company and that party); and

(ii)	the Company shall hold each Indemnified Party harmless from, and shall indemnify such Indemnified Party from and against any claims, actions, demands, damages, charges, losses, liabilities, obligations, judgments, costs, fees, and expenses which may be incurred by, or asserted or awarded against it in taking any of the steps contemplated by the Schemes, including, without limitation, executing and delivering any releases of security or other documents pursuant to the Old Notes Trustee Instruction and Release Instructions and cancelling the Global Notes, except to the extent that the same arises from the wilful misconduct or gross negligence of such Indemnified Party.

7.28	Modifications to the Schemes

(a)	The Company may, at any hearing before the Cayman Court or Hong Kong Court to sanction the Schemes, consent on behalf of all Scheme Creditors to any modifications of the Schemes and/or the Notes Restructuring Documents or any additional terms or conditions which the Cayman Court or Hong Kong Court may think fit to approve or impose which would not directly or indirectly have a material adverse effect on the rights of the Scheme Creditors.

(b)	Without prejudice to the generality of the foregoing, to ensure that the Schemes are consistent with each other, either of the Cayman Scheme or the Hong Kong Scheme may be modified in order to reflect any modification made to the other if, upon the sanctioning of such other Scheme, the Cayman Court and/or the High Court, as the case may be, saw fit to modify the Cayman Scheme and/or the Hong Kong Scheme.

7.29	Exercise of discretion

(a)	Where under any provision of the Schemes, a matter is to be determined by the Company, the Information Agent or the Scheme Consideration Trustee, as the case may be, it shall be determined by them in their discretion in such manner as they may consider fair and reasonable. If any difficulty shall arise in determining any such matter either generally or in any particular case or in ensuring the result described above, it shall be resolved by the Company or the Information Agent, as the case may be, in such manner as is fair and reasonable and their decision shall, insofar as permitted by law, be final and binding on all concerned.

7.30	Foreign representative

(a)	The Cayman Scheme will provide that either one of the Joint Provisional Liquidators shall be authorised to act as the representative of the Company on and in connection with any Recognition Filing or any application for recognition and assistance in relation to the Schemes in any jurisdiction and under whatever law including (without limitation) Chapter 15 of the US Bankruptcy Code and any other law derived from or similar to the UNCITRAL Model Law on Cross-Border Insolvency Proceedings.

7.31	Corresponding discharge of performance

(a)	The performance by the Company, the Information Agent or the Scheme Consideration Trustee of any obligation under one Scheme (including pursuant to a Deed of Undertaking in respect of such Scheme) shall operate to discharge any corresponding obligation under the other Scheme.

7.32	Governing Law and Jurisdiction

(a)	The Cayman Scheme and any non-contractual obligations arising out of or in connection with the Schemes shall be governed by, and construed in accordance with, the laws of the Cayman Islands and the Company and the Scheme Creditors will agree that the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Schemes or its implementation or out of any action taken or omitted to be taken under the Schemes or in connection with the administration of the Schemes and for such purposes, the Company and the Scheme Creditors irrevocably submit to the jurisdiction of the courts of the Cayman Islands, provided, however, that nothing shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors whether contained in any contract or for any other purpose.

(b)	The Hong Kong Scheme and any non-contractual obligations arising out of or in connection with the Hong Kong Scheme shall be governed by, and construed in accordance with, the laws of Hong Kong and the Company and the Scheme Creditors will agree that the courts of Hong Kong shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Hong Kong Scheme or its implementation or out of any action taken or omitted to be taken under the Hong Kong Scheme or in connection with the administration of the Hong Kong Scheme and for such purposes, the Company and the Scheme Creditors irrevocably submit to the jurisdiction of the courts of Hong Kong, provided, however, that nothing shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors whether contained in any contract or for any other purpose.

(c)	The terms of the Schemes and the obligations imposed on the Company under them shall take effect subject to any prohibition or condition imposed by any applicable law.

8.	NOTES Restructuring Documents

This section lists the principal Notes Restructuring Documents and directs Scheme Creditors to view copies of the same on the Scheme Website.

8.1	The Notes Restructuring Documents

(a)	The Notes Restructuring Documents comprise all documents, agreements, instruments, board resolutions, shareholder approvals releases, notices and legal opinions necessary to implement or consummate the Notes Restructuring in accordance with the Schemes.

(b)	The Notes Restructuring Documents include, but are not limited to, the following principal documents:

(i)	the Schemes;

(ii)	this Explanatory Statement;

(iii)	Release Instructions;

(iv)	Old Notes Trustee Instruction;

(v)	Deed of Release;

(vi)	Distribution Agreement;

(vii)	New Notes Indenture (including New Notes Agent Appointment Letter);

(viii)	New Perpetual Notes Indenture (including New Perpetual Notes Agent Appointment Letter);

(ix)	New Intercreditor Agreement;

(x)	New Shared Security Documents; and

(c)	Copies of all of the above listed principal Notes Restructuring Documents will be available for viewing on the Scheme Website. Scheme Creditors are strongly encouraged to review the detailed terms of the Notes Restructuring Documents in full.

9.	Scheme Creditors and actions to be taken

Scheme Creditors are entitled to take, or direct the taking of, certain actions in respect of the Schemes.

The number of Scheme Creditors voting and the votes cast by them will be taken into account for both value and numerosity purposes in relation to the Schemes. The Schemes require the approval of a majority in number representing at least 75% in value of the Scheme Creditors present and voting (in person, by a duly authorised representative, if a corporation, or by proxy) at each of the Scheme Meetings.

It is important that as many votes as possible are cast at the Scheme Meetings so that the Cayman Court and the Hong Kong Court may be satisfied that there is a fair and reasonable representation of opinion of Scheme Creditors at the Scheme Meetings. You are therefore strongly urged to complete and sign, or direct your Account Holder to complete and sign, the relevant parts of your Account Holder Letter.

Scheme Creditors should be aware that (i) the New Notes and the New Perpetual Notes will only be eligible for clearing and settlement through Euroclear and Clearstream, and (ii) that DTC's ATOP (Automated Tender Offer Program) system may not be used. Any Scheme Creditor that is not an Account Holder is highly recommended to instruct its Account Holder to move its Old Notes from DTC to an account with Euroclear or Clearstream without delay.

It will not be possible to receive the New Notes and New Perpetual Notes without providing relevant Euroclear or Clearstream account details.

9.1	Are you a person with an interest in the Old Notes?

(a)	The following persons have interests in the Old Notes:

(i)	Scheme Creditors: are those persons with a beneficial interest as principal in the Old Notes held in global form or global restricted form through the Clearing Systems as at the Record Time and which have a right, upon satisfaction of certain conditions, to be issued definitive notes in accordance with the terms of the Old Notes and the Old Notes Indenture.

(ii)	Account Holders: are those persons who are direct participants in the Clearing Systems with their interests in the Old Notes being recorded directly in the books or other records maintained by the Clearing Systems. For the avoidance of doubt, an Account Holder may also be a Scheme Creditor.

(iii)	Intermediaries: You are an Intermediary if you hold an interest at the Record Time in any Old Notes on behalf of another person or other persons and you do not hold that interest as an Account Holder. An Intermediary is commonly a bank or a brokerage house which does not have an account with the Clearing Systems.

(b)	The following diagram illustrates the relationship between certain persons with interests in the Old Notes, which are held in global form through the Old Notes Depository:

9.2	Scheme Creditors

(a)	In determining whether (for voting purposes) a particular person is a beneficial owner of any Old Notes, and therefore a Scheme Creditor, entitled to a particular principal amount of Old Notes and related claims as aforesaid, the Chairperson may rely on such evidence and/or information and/or certification as he or her shall, in his or her absolute discretion, think fit and, if he or she does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned. In the first instance, the Chairperson shall rely on the Account Holder Letter submitted by or on behalf of that Scheme Creditor, as verified by the Information Agent against the books and records of the Old Notes Depository.

(b)	If you are a Scheme Creditor, you should read this Explanatory Statement carefully.

(c)	If you are a Scheme Creditor who is not an Account Holder, you should contact your Account Holder (through any Intermediaries, if applicable) to ensure that your Account Holder takes the appropriate action(s) described in the Solicitation Packet.

(d)	For the avoidance of doubt, all Scheme Creditors are entitled to vote at the Scheme Meetings and to receive Scheme Consideration under the Schemes, whether or not they have acceded to the Noteholder RSA, provided that they comply with the instructions set out in this Explanatory Statement and the Solicitation Packet at Appendix 9 (Solicitation Packet) to this Explanatory Statement.

9.3	Account Holders

(a)	Account Holders are not Scheme Creditors unless an Account Holder has a beneficial interest as principal in the Old Notes held in global form through the Clearing Systems as at the Record Time and a right to the issue of definitive notes in accordance with the terms of the Old Notes and the Old Notes Indenture, as described above.

(b)	However, as set out in this section 9 (Scheme Creditors and Actions to be Taken) of this Explanatory Statement and Appendix 9 (Solicitation Packet), the assistance of Account Holders will be required, in accordance with their custodial duties, to attend to a number of tasks as set out in the Solicitation Packet at Appendix 9 to this Explanatory Statement.

9.4	Old Notes Depository and Old Notes Trustee

(a)	The Old Notes Depository, in its capacity as depositary for the Old Notes and on behalf of its nominee (Cede & Co.) as registered holder of the Old Notes, has confirmed that it does not intend to vote in respect of the Old Notes at the Scheme Meetings.

(b)	The Old Notes Trustee is not a Scheme Creditor and will not vote at the Scheme Meetings.

9.5	Summary of actions to be taken by Scheme Creditors and any person with an interest in the Old Notes

(a)	Preliminary:

(i)	The Solicitation Packet at Appendix 9 (Solicitation Packet) to this Explanatory Statement contains detailed guidance as to actions to be taken by Scheme Creditors and any person with an interest in the Old Notes.

(ii)	The Solicitation Packet performs a number of important functions:

(A)	firstly, the Company is soliciting votes from the Scheme Creditors in respect of the Cayman Scheme and the Hong Kong Scheme. The Solicitation Packet sets out instructions and guidance for voting at the Scheme Meeting; and

(B)	secondly, in order to receive any Scheme Consideration if the Schemes become effective in accordance with their terms, Scheme Creditors are required to ensure that a duly completed Account Holder Letter and Distribution Confirmation is submitted to the Information Agent. The Solicitation Packet includes the forms of those documents, as well as instructions and guidance for how to complete them.

(iii)	Please therefore:

(A)	read this Explanatory Statement (including the Solicitation Packet) and the Schemes and follow the instructions contained therein before completing your Account Holder Letter.

(B)	check the appropriate boxes on the Account Holder Letter to indicate your acceptance or rejection of the Schemes or, alternatively, indicate your desire to attend and vote at the Scheme Meetings in person or by proxy.

(b)	Summary of specific required actions:

Action	Documents18 / blocking instructions[19] to submit	Deadline
To accede to the Noteholder RSA to be eligible to receive the Late Consent Fee	• Accession Letter	• Late Consent Fee Longstop Deadline (1:00 a.m. New York time on 29 March 2017 / 12:00 a.m. Cayman time on 29 March 2017 / 1:00 p.m. Hong Kong time on 29 March 2017)
To vote at the Scheme Meeting	• Relevant blocking instructions	• Prior to submission of the Account Holder Letter (Check relevant deadlines with your custodian and/or Clearing System)

____________________________

[18]	All documents (save for the Accession Letter) must be submitted to the Information Agent by Account Holders. To accede to the Noteholder RSA to be eligible to receive the Late Consent Fee, the Accession Letter must be delivered to the Information Agent by the Scheme Creditor in accordance with paragraph 1.2 of the Solicitation Packet at Appendix 9 to this Explanatory Statement.
[19]	Blocking Instructions to block the Old Notes in the Clearing Systems must be submitted by Account Holders to Clearstream / Euroclear, save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream the Old Notes must be blocked in accordance with paragraph 4.3 of the Solicitation Packet at Appendix 9 to this Explanatory Statement.

	• Account Holder Letter (to include Blocking Reference Number)[20]	• Initial Deadline (10:00 a.m. New York time on 5 April 2017 / 9:00 a.m. Cayman time on 5 April 2017 / 10:00 p.m. Hong Kong time on 5 April 2017)
To receive Scheme Consideration	• Relevant blocking instructions	• Prior to submission of the Account Holder Letter (Check relevant deadlines with custodian and Clearing System)
• Account Holder Letter (to include Blocking Reference Number if submitted prior to the Initial Distribution Deadline)[21] • Distribution Confirmation

•   Initial Deadline (10:00 a.m. New York time on 5 April 2017 / 9:00 a.m. Cayman time on 5 April 2017 / 10:00 p.m. Hong Kong time on 5 April 2017) (to receive Scheme Consideration on the Initial Distribution Date)

•   No later than the Bar Date[22] (to receive Scheme Consideration by the Final Distribution Date)[23]

To appoint a Designated Recipient to receive Scheme Consideration on your behalf	• Designated Recipient Form	• To be submitted together with the Account Holder Letter and the Distribution Confirmation

(c)	Noteholders and Account Holders should note that:

[20]	Save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream, the Account Holder Letter must be affixed with a signature medallion guarantee stamp in accordance with paragraph 4.3 of the Solicitation Packet at Appendix 9 to this Explanatory Statement.
[21]	Save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream, the Account Holder Letter must be affixed with a signature medallion guarantee stamp in accordance with paragraph 4.3 of the Solicitation Packet at Appendix 9 to this Explanatory Statement.
[22]	Being a time to be specified on the date falling twelve months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date) as notified by the Company to Scheme Creditors pursuant to the provisions of the Schemes.
[23]	There will be a Holding Period from the Initial Distribution Date up to and including the Final Distribution Date during which the Scheme Consideration Trustee will hold the Surplus Scheme Consideration on trust for the Participating Scheme Creditors in accordance with the terms of the Distribution Agreement. Quarterly Distributions of the Surplus Scheme Consideration will be made during the Holding Period (including on the Final Distribution Date) to settle Surplus Scheme Consideration in respect of Account Holder Letters, Distribution Confirmations and, if applicable, Designated Recipient Forms which are received after the Initial Deadline and by the Bar Date (but note that Scheme Claims will be determined as at the Record Time).

(i)	any Scheme Creditor that procures the submission of an Account Holder Letter (to vote at the Scheme Meetings and/or receive any Scheme Consideration) must block its Old Notes by ensuring that its Account Holder, prior to delivering the Account Holder Letter to the Information Agent takes the action set out in the Solicitation Packet at Appendix 9 of this Explanatory Statement with regard to the submission of Blocking Instructions and inclusion of a Blocking Reference Number in such Account Holder Letter, save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream in order to block its Old Notes the Scheme Creditor must confirm the instructions contained in the Account Holder Letter (which among other things confirms to the Company and the Information Agent that the Scheme Creditor holds the Old Notes as at the Record Time and will not trade the Old Notes) and arrange for the Old Notes referred to in the Account Holder Letter to be signature medallion guarantee stamped by the Account Holder;

(ii)	an Account Holder Letter will not be valid and the Company reserves the right to reject any Account Holder Letter that does not contain reference to a valid Blocking Reference Number (if the Old Notes are held through Euroclear and Clearstream) or affix a signature medallion guarantee stamp (if the Old Notes are held through DTC and outside of Euroclear and Clearstream) (to the extent that the Old Notes have not been cancelled); and

(iii)	the Clearing System in which you hold your Old Notes (or your custodian) may impose an earlier deadline for the submission of the relevant blocking instructions and/or Account Holder Letter. To ensure timely submission of your relevant blocking instructions and Account Holder Letter, please ask your custodian to check with the Clearing System as to whether any earlier deadline is applicable and ensure that your relevant blocking instructions and/or Account Holder Letter are received before any applicable deadline. This is particularly important if you wish to submit an Account Holder Letter by the Initial Deadline and receive Scheme Consideration on the Initial Distribution Date.

9.6	Undertaking not to trade

(a)	Additionally, by completing the Account Holder Letter, the Scheme Creditor undertakes that it will not from the date of delivery of its Account Holder Letter sell, transfer, assign or otherwise dispose of its interest in all or any part of its specified Old Notes.

(b)	Such undertaking will terminate immediately upon the earliest of the following circumstances:

(i)	the Initial Distribution Date (at which time the Old Notes will be cancelled);

(ii)	the Scheme not being approved by the requisite majorities of the Scheme Creditors at a Scheme Meeting;

(iii)	the Scheme not being sanctioned by a final and unappealable order of the Cayman Court or Hong Kong Court;

(iv)	the Scheme Longstop Date; and

(v)	the Company giving Scheme Creditors written notice of an intention not to proceed with the Scheme.

(c)	The Company has provided an irrevocable instruction to the Information Agent to immediately cause the Old Notes to be unblocked if one of the circumstances set out in section 9.6(b) above occurs (save in circumstances in which the Old Notes are cancelled as set out in section 9.6(b)(i) above).

9.7	Important notices

(a)	IF A DULY COMPLETED ACCOUNT HOLDER LETTER IS NOT SUBMITTED BY OR ON BEHALF OF A SCHEME CREDITOR SO IT IS RECEIVED BY THE INFORMATION AGENT BY THE INITIAL DEADLINE, BEING 5:00PM NEW YORK TIME ON 5 APRIL 2017, THE EQUIVALENT BEING 4:00PM CAYMAN ISLANDS TIME ON 5 APRIL 2017 AND 5:00AM HONG KONG TIME ON 6 APRIL 2017, THAT SCHEME CREDITOR WILL NOT BE ELIGIBLE TO VOTE IN RESPECT OF THE SCHEME AT THE SCHEME MEETINGS.

(b)	IF A DULY COMPLETED ACCOUNT HOLDER LETTER AND DISTRIBUTION CONFIRMATION IS NOT SUBMITTED BY OR ON BEHALF OF A SCHEME CREDITOR SO IT IS RECEIVED BY THE INFORMATION AGENT BY THE INITIAL DEADLINE, BEING MEANS 5:00PM NEW YORK TIME ON 5 APRIL 2017, THE EQUIVALENT BEING 4:00PM CAYMAN ISLANDS TIME ON 5 APRIL 2017 AND 5:00AM HONG KONG TIME ON 6 APRIL 2017, THAT SCHEME CREDITOR WILL NOT RECEIVE SCHEME CONSIDERATION ON THE INITIAL DISTRIBUTION DATE.

(c)	IF A DULY COMPLETED ACCOUNT HOLDER LETTER AND DISTRIBUTION CONFIRMATION IS NOT SUBMITTED BY OR ON BEHALF OF A SCHEME CREDITOR SO IT IS RECEIVED BY THE INFORMATION AGENT BY THE BAR DATE THAT SCHEME CREDITOR WILL NOT RECEIVE SCHEME CONSIDERATION ON THE FINAL DISTRIBUTION DATE AND WILL RECEIVE ZERO SCHEME CONSIDERATION. THE BAR DATE WILL BE A TIME TO BE SPECIFIED ON THE DATE FALLING 12 MONTHS AFTER THE RESTRUCTURING EFFECTIVE DATE (OR IF SUCH DATE IS NOT A BUSINESS DAY, THE NEXT BUSINESS DAY AFTER THAT DATE) AS NOTIFIED BY THE COMPANY PURSUANT TO THE PROVISIONS OF THE SCHEMES.

9.8	Return of documents

All completed documents should be returned to:

Lynchpin Bondholder Management

Attention: Elizabeth Wilson / Michelle Michaels

Lynchpin Bondholder Management

56-58 Wellington St., 402

Wellington Plaza

Central

Hong Kong

Ph: +852 2526 5406

Fax: +852 2526 5020

Email: mminfo@lynchpinbm.com

http://www.lynchpinbm.com/project/mongolian-mining

9.9	Assistance

(a)	If you are in any doubt as to what action you should take in connection with this Explanatory Statement, the proposals contained in it or the documents that accompany it, you are recommended to contact:

(i)	the Information Agent using the contact details specified above; and

(ii)	and seek your own independent advice immediately from your legal, financial, tax or other independent adviser.

10.	further details regarding the company

10.1	The Company

(a)	The Company was incorporated in the Cayman Islands as an exempted company with limited liability under the Companies Law of the Cayman Islands on 18 May 2010 and was registered in Hong Kong as an overseas company on 18 August 2010.

(b)	The Company’s registered address as of the date of the Joint Provisional Liquidators' appointment was Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands, and the principal place of business of the Company in Hong Kong is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

(c)	The Shares of the Company were listed on the Main Board of the HKEx (Stock Code: 975) on 13 October 2010.

(d)	As at the date of this Explanatory Statement:

(i)	the Company has 9,262,591,250 Shares in issue, all of which are fully paid up; and

(ii)	the maximum number of Shares the Company is entitled to issue is 15,000,000,000, divided into 15,000,000,000 ordinary shares of a nominal or par value of US$0.01 each.

(e)	As at the date of this Explanatory Statement, the Shareholders who have interests or short positions in or underlying the Shares which fall to be disclosed to the Company under the provisions of Divisions 2 and 3 of Part XV of the SFO or which are recorded in the register required to be kept by the Company under section 336 of the SFO as at the date of this Explanatory Statement are as follows:

Shareholder	Shares owned	Nature of Interest	% of issued Shares
MCS Mining Group Limited (Note 1)	3,231,593,984 (L) 36,679,681 (S)	Beneficial owner	34.89% 0.40%
MCS (Mongolia) Limited (Note 1)	3,231,593,984 (L) 36,679,681(S)	Interest of controlled corporation	34.89% 0.40%
MCS Global Limited (Note 1)	3,231,593,984 (L) 36,679,681 (S)	Interest of controlled corporation	34.89% 0.40%
MCS Holding LLC(Note 1)	3,231,593,984 (L) 36,679,681 (S)	Interest of controlled corporation	34.89% 0.40%
Novel Holdings Group Limited(Note 1)	3,693,241,531 (L) 36,679,681 (S)	Interest of controlled corporation/ Beneficial owner	39.87% 0.40%
Trimunkh Limited(Note 1)	3,497,356,251 (L) 142,984,588 (S)	Interest of controlled corporation/ Beneficial owner	37.76% 1.54%

Ms. Batmunkh Dashdeleg(Note 1)	3,693,241,531 (L) 36,679,681 (S)	Interest of spouse	39.87% 0.40%
Ms. Munkhsuren Surenkhuu(Note 1)	3,497,356,251 (L) 142,984,588 (S)	Interest of spouse	37.76% 1.54%
Kerry Mining (UHG) Limited(Note 2)	750,000,000 (L)	Beneficial owner	8.10%
Kerry Mining (Mongolia) Limited (Note 2)	750,000,000 (L)	Interest of controlled corporation	8.10%
Fexos Limited(Note 2)	756,890,120 (L)	Interest of controlled corporation	8.17%
Kerry Holdings Limited(Note 2)	756,890,120 (L)	Interest of controlled corporation	8.17%
Kerry Group Limited(Notes 2 and 3)	1,197,461,111 (L)	Interest of controlled corporation	12.93%
Trade and Development Bank of Mongolia	461,702,999 (L)	Beneficial owner	4.98%

(L) – Long position (S) – Short position

Sources: HKEx filings and Company data

Notes:

(1)	MCS Mining Group Limited is owned as to approximately 39.16% by MCS Holding LLC and approximately 60.84% by MCS (Mongolia) Limited. MCS Holding LLC is wholly-owned by MCS Global Limited which in turn is wholly-owned by MCS (Mongolia) Limited. MCS (Mongolia) Limited is owned as to approximately 49.84% by Novel Holdings Group Limited which in turn is wholly-owned by Mr. Odjargal Jambaljamts, and 28.69% by Trimunkh Limited which in turn is wholly-owned by Mr. Od Jambaljamts. MCS Mining Group Limited holds 3,231,593,984 shares and had a short position in 36,679,681 shares in the Company. Novel Holdings Group Limited and Trimunkh Limited each also directly held 461,647,547 shares and 265,762,267 shares in the Company, and Trimunkh Limited had a short position in 106,304,907 shares in the Company. Ms. Batmunkh Dashdeleg is the spouse of Mr. Odjargal Jambaljamts, and Ms. Munkhsuren Surenkhuu is the spouse of Mr. Od Jambaljamts.

(2)	Kerry Mining (UHG) Limited is a direct wholly-owned subsidiary of Kerry Mining (Mongolia) Limited. Fexos Limited controls more than one-third of the voting power of Kerry Mining (Mongolia) Limited. Fexos Limited is a direct wholly-owned subsidiary of Kerry Holdings Limited which in turn is a direct wholly-owned subsidiary of Kerry Group Limited. Accordingly, Kerry Mining (Mongolia) Limited, Fexos Limited, Kerry Holdings Limited and Kerry Group Limited were deemed to be interested in the 750,000,000 shares that Kerry Mining (UHG) Limited was interested.

Fexos Limited controls more than one-third of the voting power of Kerry Asset Management Limited. Fexos Limited, Kerry Holdings Limited and Kerry Group Limited were deemed to be interested in the 6,890,120 shares that Kerry Asset Management Limited was interested.

(3)	Out of Kerry Group Limited’s corporate interest in 1,197,461,111 shares of the Company, Kerry Group Limited’s wholly-owned subsidiaries (other than Kerry Holdings Limited) were interested in 440,570,991 shares of the Company, Kerry Holdings Limited (through companies that it controls more than one-third of the voting power) was interested in 756,890,120 shares of the Company

10.2	Structure of the Group

(a)	The structure of the Group as at the date of this Explanatory Statement is set out in the diagram at Appendix 10 (Pre-Restructuring Group Structure Chart) to this Explanatory Statement.

(b)	The structure of the Group following completion of the Restructuring is set out in the diagram at Appendix 11 (Post-Restructuring Group Structure Chart) to this Explanatory Statement.

10.3	Corporate reorganisation

(a)	With a view to harmonizing the operations and business activities of the Group and to maximize its cost-efficiency, the Group reconsidered its previous corporate structure and considered that the operations and activities of Energy Resource Mining LLC ("ERM"), Transgobi LLC ("TG") and Gobi Road LLC ("GR")24] were significantly diminished in recent years for a number of reasons (including the transfer of paved road operated by GR) and that the winding-up of such entities and the assignment of their roles within the Group to Energy Resources could be a solution to manage the Group’s activity in a more cost-efficient manner. In addition, pursuant to the Mongolian Law on Value Added Tax (revised version) dated 9 July 2015, which became effective from 1 January 2016, the concept of ‘group VAT payer’ in the preceding law became void, resulting in the VAT payables of a member of a group VAT payer no longer being deductible from the VAT receivables of another member of such group VAT payer. As such change in the law makes it impossible for a member of the Group to deduct its VAT return from the payables of another member of the Group and therefore apparently causes uncertain delay in receipt of its VAT returns from the State budget, the winding-up of the aforementioned subsidiaries was considered to be a solution to reduce extra accounting works.

(b)	Accordingly, the Group initiated mergers of ERM, TG and GR into their parent company, Energy Resources, starting from April 2016 and the relevant shareholders resolutions were issued at that time.

(c)	In order to have such mergers duly registered with the State Registration of Mongolia, it is required under the laws of Mongolia to obtain conclusions from the General Tax Authority ("Tax Authority") and the General Authority for Fair Competition and Consumer Protection ("Competition Authority"), respectively, regarding each of the subsidiaries being merged. Energy Resources has obtained conclusions regarding all of the three subsidiaries from the Competition Authority by filing all of the documents required. However, although Energy Resources requested the Tax Authority in April 2016 to conduct their review over the subsidiaries and to issue the required conclusions, such tax reviews and the tax conclusions for ERM and TG were finally issued on 11 October 2016 and 27 December 2016, respectively. Energy Resources is informed by the Tax Authority that the tax review over GR is still in progress.

___________________________

[24]	Gobi Road LLC is currently in the process of being merged into Energy Resources and may not exist as a corporate entity at the date of this Explanatory Statement. As a result of the merger, all the assets and liabilities of Gobi Road LLC, if any, shall become assets and liabilities of Energy Resources.

(d)	Since all of the conclusions required for registration of the mergers of ERM and TG were obtained, Energy Resources submitted its application to register the mergers of ERM and TG into Energy Resources and, as such, both registrations were duly made on 27 January 2017. Application for registration of the GR merger shall be submitted once the Tax Authority issues its conclusion.

10.4	Listing of the Shares on the HKEx

(a)	The Shares have been listed on the Main Board of the HKEx (Stock Code: 975) since 13 October 2010.

(b)	It is intended that the Shares will continue to be listed on the Main Board of the HKEx following completion of the Restructuring.

10.5	Listing of the Old Notes on the SGX-ST

(a)	The Old Notes have been listed on the SGX-ST since 30 March 2012.

(b)	Once an announcement is released regarding the redemption and cancellation of the Old Notes, the SGX-ST will de-list the Old Notes. The Company will also inform the Issuer Services team at the SGX-ST of the cancellation and ask them to confirm that the de-listing has taken place.

10.6	Directors and senior management of the Company

(a)	The Company’s articles of association provide that the Board must consist of not less than two directors.

Current Board

(b)	As of the date of this Explanatory Statement, the Company’s Board of directors is comprised of eight directors:

Name	Position
Odjargal Jambaljamts	Executive Director
Battsengel Gotov	Executive Director
Oyungerel Janchiv	Non-Executive Director
Od Jambaljamts	Non-Executive Director
Gankhuyag Adilbish	Non-Executive Director
Khashchuluun Chuluundorj	Independent Non-Executive Director
Unenbat Jigjid	Independent Non-Executive Director
Chan Tze Ching, Ignatius	Independent Non-Executive Director

(c)	No recent changes to the Board of directors have taken place.

(d)	Management, which comprise the Group's executive team, responsible for the day to day management of the Group, are as follows:

Name	Position
Battsengel Gotov	Chief Executive Officer
Oyunbat Lkhagvatsend	President and Deputy Chief Executive Officer
Ulemj Baskhuu	Executive Vice President and Chief Financial Officer
Uurtsaikh Dorjgotov	Executive Vice President and the Chief Legal Officer
Baasandorj Tsogoo	Vice President and Chief Operating Officer

10.7	Directors' interests in the Group and the Restructuring

(a)	As at the date of this Explanatory Statement, the following Directors and executive officers hold (within the meaning of Part XV of the SFO) the following interests and short positions in the Company:

Director	Total number of Shares held	Nature of Interest	Percentage of total issued share capital
Mr. Odjargal Jambaljamts(Note 1)	3,693,241,531 (L) 36,679,681 (S)	Interest of controlled corporation	39.87% 0.40%
Mr. Od Jambaljamts(Note 2)	3,497,356,251 (L) 142,984,588 (S)	Interest of controlled corporation	37.76% 1.54%
Dr. Oyungerel Janchiv(Note 3)	112,833,333 (L)	Interest of controlled corporation	1.22%
Mr. Gankhuyag Adilbish(Note 4)	11,819,579 (L) 11,819,579 (S)	Interest of controlled corporation	0.13% 0.13%

Notes:

(1)	Mr. Odjargal Jambaljamts holds the entire interest of Novel Holdings Group Limited. Novel Holdings Group Limited directly holds 461,647,547 shares in the Company and is also interested in approximately 49.84% of MCS (Mongolia) Limited. MCS (Mongolia) Limited holds the entire interest of MCS Global Limited which in turn holds the entire interest of MCS Holding LLC. MCS Holding LLC is interested in approximately 39.16% of MCS Mining Group Limited which in turn holds 3,231,593,984 shares in the Company. MCS (Mongolia) Limited also directly holds approximately 60.84% interest of MCS Mining Group Limited. MCS Mining Group Limited had a short position in 36,679,681 shares of the Company.

(2)	Mr. Od Jambaljamts holds the entire interest of Trimunkh Limited. Trimunkh Limited directly holds 265,762,267 shares in the Company and is also interested in approximately 28.69% of MCS (Mongolia) Limited. MCS (Mongolia) Limited holds the entire interest of MCS Global Limited which in turn holds the entire interest of MCS Holding LLC. MCS Holding LLC is interested in approximately 39.16% of MCS Mining Group Limited which in turn holds 3,231,593,984 shares in the Company. MCS (Mongolia) Limited also directly holds approximately 60.84% interest of MCS Mining Group Limited. MCS Mining Group Limited had a short position in 36,679,681 shares and Trimunkh Limited had a short position in 106,304,907 shares of the Company.

(3)	Dr. Oyungerel Janchiv, through Lotus Amsa Limited which is 100% owned by her, held 112,833,333 shares in the Company.

(4)	Mr. Gankhuyag Adilbish, through Tugs Investments Limited which is 100% owned by him, held 11,819,579 shares and had a short position in 11,819,579 shares in the Company.

(b)	In addition, Dr. Battsengel Gotov directly holds 71,764,707 shares of the Company pursuant to a stock incentive scheme made available to the Company's directors as part of three separate share option grants made to the Company's employees on 12 October 2011, 28 November 2012 and 10 June 2016.

(c)	Save for those disclosures made above, none of the directors of the Company has any direct, indirect or non-beneficial interest in the Shares of the Company or in the shares of any of the Company's subsidiaries. Further, none of the directors of the Company has any material interest (whether as a director, member, creditor or otherwise) in the Schemes, except as disclosed in this Explanatory Statement.

(d)	The Personnel of the Company and the Old Notes Subsidiary Guarantors, and each of their predecessors, successors and assigns, will be released in their capacities as such from any and all Claims and/or Liabilities whether known or unknown, fixed or contingent, including any and all Scheme Claims, arising prior to the Restructuring Effective Date or that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Restructuring Effective Date, except for:

(i)	any and all claims or causes of action arising from or relating to fraud, wilful default or wilful misconduct; and

(ii)	any liability of any Personnel arising under a duty of care to its client,

provided that the foregoing shall not prejudice or impair any right of any Scheme Creditor Releasing Party created under the Schemes and/or which arises as a result of a failure to comply with any of the terms of the Schemes.

(e)	Each director of the Company has provided confirmation that he or she:

(i)	is not subject to any unspent convictions relating to indictable offences;

(ii)	has not been declared bankrupt or has not been the subject of any voluntary arrangement or like proceeding;

(iii)	has not been convicted in relation to a fraudulent offence;

(iv)	has not been associated with any bankruptcy, receivership, insolvent liquidation, voluntary agreement or any composition or arrangement with creditors generally or any class of creditors of such company while acting in the capacity of a member of the administrative, management or supervisory body or as senior manager of any company;

(v)	has not been subject to any official public incrimination and/or sanction by statutory or regulatory authorities (including designated professional bodies); and

(vi)	has not been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of any company.

10.8	Material Contracts

(a)	During the two years immediately preceding the date of this Explanatory Statement, the Group entered into a number of material contracts under which it has obligations or entitlements material to the Group as at the date of this Explanatory Statement. A summary of these material contracts is set out below:

Contracts	Description	Entered by	Counterparty	Date
Parent Company Guarantee	The Company is providing a guarantee for performance of the UHG Coal Mining Agreement by Energy Resources	Energy Resources	Theiss Mongolia LLC The Company	28 December 2015
Parent Company Guarantee	The Company is providing a guarantee for performance of the UHG Coal Mining Agreement by Energy Resources	The Company	Theiss Mongolia LLC Energy Resources	28 December 2015
Service Agreement	Blasting services at UHG	Energy Resources	MERA LLC	1 November 2016
Deed of termination and release	Deed of termination and release	Energy Resources	EBRD FMO DEG Energy Resources Rail LLC	11 March 2016
Deed of termination and release	Deed of termination and release	ERR	EBRD FMO DEG ER	11 March 2016
Blasting Service Agreement	Blasting service including supply, delivery, and initiation of explosive products for UHG and BN	Energy Resources	Mera LLC	30 December 2015
Coal Prepayment Agreement	Orange Capital agrees to pay coal prepayment of MNT50000000000	Khangad	Orange Capital LLC	24 September 2015
Payment Settlement Agreement	KE agrees to pay outstanding amount as per payment schedule	Khangad	Orange Capital LLC Baruun Naran Sarl	10 October 2015
Payment Settlement Agreement	Acting as Guarantor of Khangad	BN SARL	Orange Capital LLC Khangad Exploration LLC	10 October 2015

(b)	Additionally, as at the date of this Explanatory Statement a number of material contracts have been entered into in furtherance of the Restructuring, including without limitation: the Bank RSA, the Noteholder RSA and the Promissory Notes RSA, as described at sections 5.16 (Restructuring Support Agreements), 5.17 (Noteholder

RSA), 5.18 (Noteholder RSA Consent Fees), 5.19 (Accession to the Noteholder RSA), 5.20 (Bank RSA) and 5.21 (Promissory Notes RSA) of this Explanatory Statement above. The occurrence of the Restructuring Effective Date is an automatic termination event under each of the Bank RSA, the Noteholder RSA and the Promissory Notes RSA.

10.9	Proceedings

(a)	To the best of the Directors' knowledge and belief, as at the date of this Explanatory Statement, no material litigation or arbitration proceedings have been commenced or threatened against any member of the Group save for the proceedings before the Cayman Court in which the Joint Provisional Liquidators are appointed as joint provisional liquidators of the Company except the following proceedings as described below:

(i)	on 8 July 2016, BNP Paribas Singapore Branch (as an original lender under the Senior Secured Facilities Agreement) presented a petition to the Cayman Court seeking the winding up of the Company and the appointment of joint official liquidators to the Company (the "Lenders’ Petition"). Since the Lender's Petition post-dated the Company Winding Up Petition presented on 7 July 2016, it is stayed by operation of law. As at the date of this Explanatory Statement, the Company has not received any official notice in relation to the Lenders’ Petition

10.10	Costs and expenses relating to the Restructuring

(a)	The payment by the Company of the costs and expenses incurred in connection with the Notes Restructuring and the Senior Secured Facilities Restructuring is summarised at section 6.18 (Expenses) of this Explanatory Statement above. No expenses are payable or will be reimbursed to QGX as part of the Promissory Notes Restructuring.

11.	RISK FACTORS

The following summarises some of the principal risks and uncertainties that may arise in connection with the Schemes. It should be read in conjunction with all of the other information contained in this Explanatory Statement. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may become material and have a material adverse effect on the business, financial condition or results of operations of the Group. This Explanatory Statement also contains forward-looking statements, which involve risks and uncertainties of their own. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors and circumstances, including the risks and uncertainties described in this Explanatory Statement.

For ease of reference only, the risk factors set out below have been grouped into the following three categories:

(a)	risks relating to the implementation of the Schemes;

(b)	risks relating to a failure to implement or a delay in implementing the Schemes; and

(c)	risks following the implementation of the Schemes.

In addition, Scheme Creditors are liable for any taxes that may arise as a result of the Schemes and the Restructuring, and shall have no recourse to the Company, Energy Resources, the Old Notes Subsidiary Guarantors, the New Notes Guarantors, the Joint Provisional Liquidators, the New Notes Trustee, the Information Agent or any other person in respect of such taxes or any filing obligation with respect thereto.

11.1	Risks relating to the implementation of the Schemes

Scheme Creditors may not approve the Schemes

(a)	In order for the Schemes to become effective, each Scheme must be approved by more than 50% in number and 75% in value of the Scheme Creditors present, in person or by proxy, and voting at the Cayman Scheme Meeting or the Hong Kong Scheme Meeting, as applicable. If the requisite majority of Scheme Creditors do not vote in favour of the Schemes at the Scheme Meeting, then the Restructuring will not be undertaken pursuant to the Schemes or possibly at all.

(b)	Under the Noteholder RSA, some Scheme Creditors have given undertakings to vote in favour of the Schemes; however, such undertakings may cease to be binding in certain circumstances under the terms of the Noteholder RSA or if the Noteholder RSA is terminated.

The approval of the Company’s shareholders might be required under certain circumstances for the issuance of the New Shares and the shareholders might not approve such issuance

(c)	Under certain circumstances, a shareholder vote might be required prior to the issuance of the New Shares. If such approval is required and the shareholders fail to approve such issuance, the Restructuring will not be undertaken as currently planned, or at all.

Even if the Scheme Creditors approve the Schemes, the Schemes may not be approved by the Cayman Court and/or the Hong Kong Court

(d)	In order for the Cayman Scheme to become effective under Cayman Islands law, and for the Hong Kong Scheme to become effective under Hong Kong law, the Cayman Court must sanction the Cayman Scheme and the Hong Kong Court must sanction the Hong Kong Scheme. Each of the Cayman Court and the Hong Kong Court has discretion whether or not to sanction the relevant Scheme and will need to be satisfied that (i) the meeting of Scheme Creditors were summoned and held in accordance with the relevant court's order, (ii) the Schemes were approved by the requisite majority of those who voted at the Scheme Meetings in person or by proxy, and (iii) the Schemes are such as an intelligent and honest man, a member of the class concerned and acting in respect of his interest, might reasonably approve. In addition, the relevant court is likely to have regard to (i) that the classes of creditors voting in respect of the scheme of arrangement have been properly constituted, (ii) that the provisions of the applicable statute have been complied with, and (iii) each class was fairly represented by those who attended the meeting and the statutory majority are acting bona fide and are not coercing the minority in order to promote interests adverse to those of the class whom they purport to represent.

(e)	Even if the Schemes are approved at the Scheme Meeting, any Scheme Creditor who voted (or gave instructions to someone to vote on their behalf) at the Scheme Meetings may appear by counsel at the sanctioning hearings for either or both of the Schemes in order to make representations that either or both of the Schemes should not be approved and to object to the granting of any sanctioning order by either of the Cayman Court and the Hong Kong Court. The Cayman Court and/ or the Hong Kong Court may also be prepared to hear such representations and objections by counsel for any other person whom they are satisfied has a substantial economic interest in the Schemes. Therefore, it is possible that objections will be made at or before the sanction hearings for the Schemes and that any such objections will delay or possibly prevent the Schemes from being sanctioned and becoming effective.

(f)	There can be no assurance that the Cayman Court and/or the Hong Kong Court will approve the Schemes. If the Cayman Court and/or the Hong Kong Court do not approve the Schemes, or approve them subject to conditions or amendments which (i) the Company deems unacceptable or (ii) would have (directly or indirectly) a material adverse effect on the interests of any Scheme Creditors and such conditions and amendments are not approved by the Scheme Creditors, the Schemes will remain ineffective.

(g)	Further, even if the Cayman Court and the Hong Kong Court approve the Schemes, it is possible for any person who opposed the sanctioning of either Schemes at a sanction hearing to appeal against the granting of the sanctioning order by the Cayman Court and/ or the Hong Kong Court. Any such appeals and/or subsequent litigation could delay the Schemes becoming effective or possibly prevent the Schemes from becoming effective at all.

There is no guarantee that the Chapter 15 Recognition Order will be granted in respect of the Schemes

(h)	The Schemes are conditional on the granting of the Chapter 15 Recognition Order. If the Cayman Court and/or the Hong Kong Court grants the sanctioning orders but makes sanction subject to the granting of the Chapter 15 Recognition Order (i.e. removing the ability of the Joint Provisional Liquidators to waive the condition), the failure to obtain a Chapter 15 Recognition Order will result in the Schemes not becoming effective.

(i)	In addition, there can be no assurance that the US Bankruptcy Court will grant the Chapter 15 Recognition Order in connection with the Schemes. It is subject to a number of considerations by the US Bankruptcy Court under the laws of the United States.

The Schemes, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring are inter-conditional

(j)	The effectiveness of the Cayman Scheme is conditional on the sanctioning of the Hong Kong Scheme by the Hong Kong Court and the effectiveness of the Hong Kong Scheme is conditional on the sanctioning of the Cayman Scheme by the Cayman

Court. Consequently, if one of the Schemes is not sanctioned by one of the Courts, then both Schemes will fail to become effective. In addition, the effectiveness of the Schemes, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring are inter-conditional. If any of the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring fails to become effective, then both Schemes will fail to become effective, and conversely, if any of the Schemes fail to become effective, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring will fail to become effective.

(k)	Scheme Creditors should note that the effectiveness of the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring will be conditional upon, amongst other things, the Joint Provisional Liquidators obtaining the sanction of the Cayman Court to their entry into the Senior Secured Facilities Restructuring Documents and the Promissory Notes Restructuring Documents pursuant to applicable provisions of Cayman Islands law, including the Cayman Companies Law. There is no guarantee that the Cayman Court will sanction the Joint Provisional Liquidators' entry into the Senior Secured Facilities Restructuring Documents and the Promissory Notes Restructuring Documents.

The implementation of the Schemes and the Notes Restructuring may result in adverse and/or complex tax consequences to Scheme Creditors

(l)	The Company is not providing tax advice to any Scheme Creditor in connection with the Restructuring, and each Scheme Creditor should consult its own tax adviser regarding tax consequences of the Restructuring in any relevant jurisdiction.

The Company has short-term funding needs to continue operations till the implementation of the Schemes and the Restructuring

(m)	As at 30 June 2016, the Group had US$2,980,000 in cash. While Management believes that this should suffice to continue operations until the implementation of the Schemes and the Restructuring, there may be unforeseen circumstances, including a delay in the implementation of the Schemes, which may cause the Company to require additional short-term funding. If the Company is unable to obtain, at favourable rates or at all, such additional short-term funding, it may be unable to implement the Schemes and the Restructuring. The Company intends to publish its audited financial statements for the fiscal year ending 31 December 2016 in compliance with its existing listing obligations on or around 24 March 2017 and prior to holding of the Scheme Meetings. Such additional audited financial statements shall be made available, amongst other places, on the Scheme Website and will contain an updated cash position.

11.2	Risks relating to a failure to implement or a delay in implementing the Schemes

The Restructuring may not be completed in accordance with the timeline envisaged by this Explanatory Statement

(a)	Factors unknown to the Company as at the date of this Explanatory Statement may result in delays to the completion of the Restructuring. There is no guarantee that the Restructuring Effective Date will occur by the Scheme Longstop Date, at which time those Scheme Creditors who are parties to the Noteholder RSA will no longer be bound by their obligations under the Noteholder RSA to support the Restructuring and not to take action against the Company and/or any Group Company, and the Schemes will lapse, respectively.

(b)	The Scheme Longstop Date may, however, be extended by agreement between the Company and the Supermajority Consenting Noteholders, with the consent of the Senior Lenders under the Bank RSA.

Compulsory liquidation for the Company

(c)	On 7 July 2016, the Company (acting by its directors) filed an ex parte summons seeking the appointment of joint provisional liquidators. The Cayman Court appointed the Joint Provisional Liquidators on 19 July 2016 thereby placing the Company into provisional liquidation in the Cayman Islands. In order for the Joint Provisional Liquidators to have been appointed by the Cayman Court, the Company (acting by its directors) also filed a petition seeking the winding up of the Company on the grounds of insolvency and that the Company intends to present a compromise or arrangement to its creditors. Provisional liquidation is a procedure which can be used to preserve and protect a Cayman Islands incorporated company's assets until the hearing of a winding up petition and the appointment of official liquidators. It is also used, as in the Company's case, as a method of protecting a company from enforcement actions by its creditors in order to allow the Company an opportunity to attempt to reach a compromise or arrangement with its creditors on terms which are likely to be more advantageous to creditors than realising and distributing the assets in an official liquidation. If the transactions contemplated by the Schemes are not implemented in accordance with their terms, and no alternative restructuring proposal is viable (which is likely), the Joint Provisional Liquidators would be obligated to recommend to the Cayman Court that the Company be placed into official liquidation.

(d)	If the Company's provisional liquidation fails and is converted into an official liquidation, or if one or more of the Company's subsidiaries is placed into liquidation in another jurisdiction, it may lead to the insolvency of a majority of the Company's subsidiaries and the inability of the Group to continue to be preserved as a going concern enterprise. This is likely to cause the market value of the Group as an enterprise to materially and adversely decline and to negatively affect the price that the Joint Provisional Liquidators could obtain for a sale of the Company's assets in the short to medium term. As a result, the Scheme Creditors would receive a significantly reduced (if any) return, than they would have received if the Schemes had been successfully implemented.

11.3	Risks following the implementation of the Schemes

The Scheme Consideration received by Scheme Creditors is subject to certain risks

(a)	There may be no market for the Scheme Consideration or any securities issued in exchange thereof. To the extent any such securities become tradable, the price and trading volume thereof may be highly volatile. Factors such as variations in the Group's revenues, earnings and cashflows, proposals for new investments, strategic alliances and/or acquisitions, changes in interest rates, fluctuations in price for comparable companies, government regulations and changes thereof applicable to the Group's industry and general economic conditions nationally or internationally could cause the price of such securities to change. Any such developments may result in large and sudden changes in the trading volume and price of such securities. There can be no assurance that these developments will not occur in the future. Each Scheme Creditor should conduct its own due diligence and consider the appropriateness of the information in this Explanatory Statement having regard to its own objectives, financial situations and needs. Scheme Creditors are also recommended to consult their own professional advisers as to legal, tax, financial or other aspects relevant to any action Scheme Creditors might take in relation to the Schemes and the Restructuring, or the implications/consequences of such action.

The business, operations, financial condition and prospects of the Company and other Group Companies are subject to numerous risks

(b)	The business, operations, financial condition and prospects of the Company and other Group Companies are subject to numerous risks including, among other things, supply and demand changes in steel and coking coal; volatility of and changes in prices for coal; any difference between actual market prices the company obtains for sales of its coal products and coal market prices generally; the Group's production capabilities; the relationship of the Company with its customers; risks inherent in mining and production;

competition; inflationary trends; interest rate changes; changes in currency exchange rates; environmental laws and regulations; political, economic, legal and social conditions in Mongolia and PRC; the implementation of specific projects; and economic conditions in Asia, the United States, Europe and elsewhere in the world.

Payments of interest on the New Notes and the New Senior Secured Facility may be subject to Mongolian withholding tax at a rate of 20%.

(c)	The statutory Mongolian withholding tax rate on interest income from Mongolian sources is 20% (where such interest is earned by a corporation) and 10% (where such interest is earned by an individual). As such, any interest payments on the New Notes and the New Senior Secured Facility will generally be subject to a 20% Mongolian withholding tax rate, unless an applicable income tax treaty provides otherwise. Energy Resources may withhold Mongolian tax on interest payments at lower rates, if available under relevant tax treaties between Mongolia and the jurisdictions of the paying agents for the New Notes or the New Senior Secured Facility. However, the Mongolian tax authorities may challenge any such position and assert that the applicable withholding rate is 20%. In that case, the Mongolian tax authorities would require Energy Resources to remit the amount of any underpaid withholding tax and may also require Energy Resources to pay interest and penalties with respect to any underpaid tax.

We are required, subject to certain exceptions, to pay such additional amounts with respect to Mongolian tax withheld by us at any rate, as will result in receipt by the Scheme Creditors and Senior Lenders of such amounts as would have been received by them had no withholding tax been required. The requirement to pay such additional amounts to our creditors and any additional payments to the Mongolian tax authorities as described above will increase the cost of servicing the Group’s debt obligations and could have a material adverse effect on the Group’s ability to pay interest on, and repay the principal amount of, its debt obligations.

Coking coal prices are cyclical and subject to significant fluctuation

(d)	The results of the Group’s operations are highly dependent on world coal prices, which tend to be highly cyclical and subject to significant fluctuations. The world coal markets are sensitive to changes in coal mining capacity and output levels, patterns of demand and consumption of coal from the steel industry and other industries, for which coal is the principal raw material, and changes in the world economy. Although Energy Resources has entered into supply agreements with terms ranging from 1 to 5 years with several of its customers, most of these agreements provide that the price of coal sold is determined monthly based on market prices and therefore do not protect against declines in world coal prices.

(e)	Substantially all of the Group’s coal productions are exported into the PRC. There is no assurance that Chinese demand for coking coal and coal-related products will grow, or that the Chinese coking coal and coal-related markets will not experience excess supply in the future. A significant increase in the supply of or decrease in the demand for coking coal and coal-related products may cause the average selling prices of the Group’s coal products to decrease and therefore would have a material adverse effect on the implementation of the Schemes.

Risks associated with TT Mining Project

(f)	Given the high level of Mongolian political involvement with respect to the TT Mining Project, the consummation of the TT Mining Project may be delayed for an uncertain period of time. In addition, negotiations between the Mongolian Government, following the receipt of the official letter from the working group of the Mongolian Government on the TT Mining Project, and the Consortium may not reach desirable results or may lead to a change in the terms of the TT Mining Project currently negotiated by the Consortium. As this transaction is expected to be presented to the Mongolian Parliament, there is also a risk that the TT Mining Project may not be approved or may be rejected in its entirety or that the Mongolian Parliament requires that certain terms and/or conditions be agreed or amended, which will result in further delays and uncertainty. Further, the Group will rely on the completion of the Railway Project to export its coal to the Chinese steel belt, and the completion of the Railway Project is heavily dependent upon the Mongolian Government. Accordingly, the timing and execution of the Railway Projection construction represents a significant risk factor associated with the TT Mining Project.

Mongolia may experience political and social instability

(g)	Since the peaceful transition from communism to a democratic system in 1990, Mongolia has experienced a process of democratic change, resulting in political and social events that have highlighted the unpredictable nature of Mongolia’s changing political landscape. Although Mongolia’s transition to democracy has been relatively peaceful and there is representation of various political parties in the Mongolian Parliament, several disturbance, riots and protests have occurred in Mongolia. The recent parliamentary election of Mongolia was held on 29 June 2016 and the Mongolian People’s Party, one of the two main political parties in Mongolia, clinched a landslide victory over the Democratic Party and gained 65 seats out of 76 seats in the Mongolian Parliament. The Democratic Party took 9 seats while the remaining 2 seats went to the Mongolian People’s Revolutionary Party and an independent candidate, respectively. On 5 July 2016, Mr. Enkhbold Miyegombo, the Head of the Mongolian People’s Party, was elected as the Speaker of the Mongolian Parliament. On 8 July 2016, Mr. Erdenebat Jargaltulga was appointed by the Mongolian Parliament as the Prime Minister to lead the cabinet consisting of 16 ministers. Although the political power in the Mongolian Parliament is ultimately conferred on one party and there is a level of expectation that the political environment in Mongolia should be relatively stable for at least another three years, the Mongolian Government is expected to face the challenges posed by a continued slump in the minerals market and heightened global financial volatility. Given the ongoing economic crisis that has led to slowing growth, a declining currency and a soaring budget deficit in Mongolia, there is a risk that Mongolia could be politically and socially unstable in the future and on a wider scale, which may result in a material adverse effect on the Group’s implementation of the Schemes and the Restructuring.

Uncertain legal environment in Mongolia

(h)	The Mongolian legal system shares several of the qualitative characteristics typically found in a developing country and many of its laws, particularly with respect to matters of taxation, are still evolving. The legal framework in Mongolia, in many instances, is based on recent political reforms or newly enacted legislation, which may not be consistent with long-standing local conventions and customs. Many laws have been enacted, but in many instances they are neither understood nor enforced and may be applied in an inconsistent, arbitrary manner, while legal remedies may be uncertain, delayed or unavailable. A transaction or business structure that would likely be regarded under a more established legal system as appropriate and relatively straightforward might be regarded in Mongolia as outside the scope of existing Mongolian law, regulation or legal precedent. The legal system in Mongolian has inherent uncertainties that could limit the legal protections available to us, which include: (i) inconsistencies between laws; (ii) limited judicial and administrative guidance on interpreting Mongolian legislation; (iii) substantial gaps in the regulatory structure due to delay or absence of implementing regulations; (iv) the lack of established interpretations of new principles of Mongolian legislation, particularly those relating to business, corporate and securities laws; (v) a lack of judicial independence from political, social and commercial forces; and (vi) bankruptcy procedures that are not well developed and are subject to abuse.

Chinese government or municipalities may impose restrictions on the import of Mongolian coal

(i)	There can be no assurance that the Chinese government will not directly or indirectly implement any restrictions or adopt any preferential policies that favour of Chinese coal producers over Mongolian producers. The Chinese government may do so for a number of reasons, including but not limited to, a policy to support domestic coking coal producers. If the Group is unable to sell its coal in China on commercially viable terms or at all, there can be no assurance that the Group will be able to sell its coal to customers in any other jurisdiction. Furthermore, as the Group’s coal currently passes through the territory of the PRC, any restriction on the transportation of Mongolian coal through such territory will effectively prohibit the Group’s coal from reaching any of its Chinese customers and potential overseas customers.

11.4	Risks Relating to the New Notes

Energy Resources’ secured creditors or those of any guarantor under the New Notes would have priority as to Energy Resources’ assets or the assets of such guarantor securing the related obligations over claims of holders of the New Notes (other than to the extent of the collateral securing the New Notes)

(a)	The New Notes and the guarantees (the "New Notes Guarantees") provided by the New Notes Guarantors will constitute unsubordinated obligations and will rank pari passu in right of payment with all other existing and future unsubordinated indebtedness and senior in right of payment to all subordinated indebtedness, if any, of Energy Resources and the New Notes Guarantors, as applicable. The New Notes and each New Notes Guarantee will be issued as a general obligation of the relevant company. However, the New Notes and the New Notes Guarantees will be effectively subordinated to any of Energy Resources’ or the New Notes Guarantors’ secured obligations to the extent of the assets serving as security for such secured obligations (other than to the extent of the collateral securing the New Notes). In bankruptcy, the holder of a security interest with respect to any assets of Energy Resources or the New Notes Guarantors (other than to the extent of the collateral securing the New Notes) would be entitled to have the proceeds of such assets applied to the payment of such holder’s claim before the remaining proceeds, if any, are applied to the claims of the holders of the New Notes. In connection with the Senior Secured Facilities Restructuring, Energy Resources will pledge certain collection accounts, certain coal stockpiles and rights under certain coal offtake agreements pursuant to the New Non-Shared Security Documents. Energy Resources or the New Notes Guarantors may pledge additional collateral in the future.

The Group has substantial indebtedness and may incur substantial additional indebtedness in the future, which could adversely affect Energy Resources’ financial health and its ability to generate sufficient cash to satisfy its outstanding and future debt obligations.

(b)	The Group now has incurred, and will continue to incur after the Restructuring, a substantial amount of indebtedness. The Group’s total financial indebtedness as of June 30, 2016 was US$981.2 million. See “Financial Indebtedness”. The Group’s substantial indebtedness could have important consequences to a holder of the New Notes. For example, it could:

(i)	limit Energy Resources’ ability to satisfy its obligations under the New Notes and other debt;

(ii)	increase its vulnerability to adverse general economic and industry conditions;

(iii)	require it to dedicate a substantial portion of its cash flow from operations to servicing and repaying its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures and for other general corporate purposes;

(iv)	limit its flexibility in planning for or reacting to changes in its businesses and the industry in which it operates;

(v)	limit, along with the financial and other restrictive covenants of its indebtedness, its ability to borrow additional funds; and

(vi)	increase the cost of additional financing.

(c)	The Group may from time to time incur additional indebtedness and contingent liabilities. Although the New Notes Indenture restricts the Company and the Restricted Subsidiaries (as defined in the New Notes Indenture) from incurring additional debt and contingent liabilities, these restrictions are subject to important exceptions and qualifications. If the Group incurs additional debt, the risks that it faces as a result of its existing indebtedness and leverage could intensify.

(d)	The Group’s ability to generate sufficient cash to satisfy its outstanding and future debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond the Group’s control. If the Group is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking equity capital. These strategies may not be instituted on satisfactory terms, if at all, including due to restrictions placed upon the Company and its Restricted Subsidiaries in the New Notes Indenture and the New Senior Secured Facilities Agreement.

(e)	In addition, the New Notes Indenture and the New Senior Secured Facilities Agreement prohibit the Company and the Restricted Subsidiaries from incurring additional indebtedness unless they are able to meet certain applicable restrictions. Their ability to meet such applicable restrictions may be affected by events beyond their control. Such restrictions in the New Notes, the New Senior Secured Facility and the other financing arrangements may impair the Group’s ability to react to changes in market conditions, take advantage of business opportunities it believes to be desirable, obtain future financing, fund required capital expenditures or withstand a continuing or future downturn in its business. Any of these factors could materially and adversely affect Energy Resources’ ability to satisfy its obligations under the New Notes and other debt.

Servicing the Group’s indebtedness will require a significant amount of cash and its ability to generate cash depends on many factors beyond its control.

(f)	The Group’s ability to make payments on and to refinance its indebtedness, including these New Notes, and to fund planned capital expenditures and project development will depend on its ability to generate cash. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond the Group’s control.

(g)	The Group’s business might not generate cash flow from operations in an amount sufficient to enable it to pay its indebtedness, including the New Notes, or to fund its other liquidity needs. The Group may need to refinance all or a portion of its indebtedness (some of which matures prior to the New Notes), including the New Notes, on or before maturity. The Group might not be able to refinance any of its indebtedness on commercially reasonable terms or at all.

(h)	If the Company or a Restricted Subsidiary is unable to comply with the terms of the New Notes Indenture or any of their existing or future debt agreements, there could be a default under those agreements, which could cause repayment of such debt or the New Notes to be accelerated.

(i)	If the Company or a Restricted Subsidiary is unable to comply with the terms in the New Notes Indenture or its existing or future debt obligations and other agreements, there could be a default under those agreements. If that occurs, the holders of the debt could accelerate repayment of the debt and declare all outstanding amounts due and payable or terminate the agreements, as the case may be. Furthermore, the New Notes Indenture contains, and the Group’s future debt agreements are likely to contain, cross-acceleration and cross-default provisions. As a result, the default of the Company or any of the Restricted Subsidiaries under one debt agreement may cause the acceleration of repayment of not only such debt but also other debt, including the New Notes, or result in a default under the Group’s other debt agreements, including the New Notes Indenture. If any of these events occur, the Group’s assets and cash flow might not be sufficient to repay in full all of its indebtedness that has been accelerated and it might not be able to find alternative financing to repay such indebtedness on commercially reasonable terms or at all.

The Group’s operations are restricted by the terms of the New Notes, which could limit its ability to plan for or to react to market conditions or meet its capital needs, which could increase the credit risk of a holder of the New Notes.

(j)	The New Notes Indenture includes a number of significant restrictive covenants. These covenants restrict, among other things, the Company’s ability and/or the ability of the Restricted Subsidiaries, to:

(i)	incur or guarantee additional indebtedness, including, with respect to the New Notes Guarantors, layering of debt;

(ii)	make investments, make capital expenditures, use cash generated from operations or make other specified restricted payments;

(iii)	declare dividends on capital stock or purchase or redeem capital stock;

(iv)	issue or sell capital stock of Restricted Subsidiaries;

(v)	guarantee indebtedness of members of the Group;

(vi)	prepay or redeem subordinated debt or equity;

(vii)	sell, lease or transfer assets;

(viii)	create liens;

(ix)	enter into sale and leaseback transactions;

(x)	engage in any business other than permitted business;

(xi)	enter into agreements that restrict the Restricted Subsidiaries’ ability to pay dividends, transfer assets or make intercompany loans;

(xii)	enter into transactions with shareholders or affiliates; and

(xiii)	effect a consolidation or merger.

(k)	These covenants could limit the Group’s ability to plan for or react to market conditions or to meet its capital needs. The Group’s ability to comply with these covenants may be affected by events beyond its control, and it may have to curtail some of its operations and growth plans to maintain compliance.

Energy Resources may not be able to repurchase the New Notes upon a change of control.

(l)	Energy Resources must offer to purchase the New Notes upon the occurrence of certain events relating to a change of control under the New Notes Indenture, at a purchase price equal to 100% of the outstanding principal amount plus accrued and unpaid interest and the amount of any Cash Sweep Premium that has not already been paid. The source of funds for any such purchase would be Energy Resources’ available cash or third-party financing. However, Energy Resources may not have enough available funds at the time of the occurrence of such change of control to make purchases of outstanding New Notes. Energy Resources’ failure to make the offer to purchase or purchase the outstanding New Notes would constitute an event of default under the New Notes. The event of default may, in turn, constitute an event of default under other indebtedness, any of which could cause the related debt to be accelerated after any applicable notice or grace periods. If Energy Resources’ other debt were to be accelerated, Energy Resources may not have sufficient funds to purchase the New Notes and repay such debt.

(m)	In addition, the definition of change of control for purposes of the New Notes Indenture does not necessarily afford protection for the holders of the New Notes in the event of some highly leveraged transactions, including certain acquisitions, mergers, refinancings, restructurings or other recapitalizations, although these types of transactions could increase the Group’s indebtedness or otherwise affect its capital structure or credit ratings. The definition of change of control for purposes of the New Notes Indenture also includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and the Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition under applicable law. Accordingly, Energy Resources’ obligation to make an offer to purchase the New Notes and the ability of a holder of the New Notes to require Energy Resources to purchase its New Notes pursuant to the offer as a result of a highly-leveraged transaction or a sale of less than all of the Company and the Restricted Subsidiaries’ assets may be uncertain.

The liquidity and price of the New Notes following the Restructuring may be volatile.

(n)	The price and trading volume of the New Notes may be highly volatile. Factors such as variations in the Group’s revenues, earnings and cash flows and proposals for new investments, strategic alliances and acquisitions, interest rates, the general state of the securities market and fluctuations in price for comparable companies could cause the price of the New Notes to change. Any such developments may result in large and sudden changes in the trading volume and price of the New Notes. There is no assurance that that these developments will not occur in the future.

A trading market for the New Notes may not develop, and there are restrictions on the resale of some of the New Notes.

(o)	The New Notes are a new issue of securities for which there is currently no trading market. While the New Notes are expected to be listed on the SGX-ST, there is no assurance that Energy Resources will be able to obtain or maintain a listing on the SGX-ST or other Qualified Stock Exchange (as defined in the New Notes Indenture) and, even if listed, a liquid trading market might not develop. If no active trading market develops, a holder of the New Notes may not be able to resell its New Notes at their fair market value or at all. Future trading prices of the New Notes will depend on many factors, including prevailing interest rates, the Group’s operating results and the market for similar securities, which may be beyond the Group’s control. In addition, the New Notes are being offered pursuant to exemptions from registration under the US Securities Act and, as a result, a holder of the New Notes will only be able to resell its New Notes in transactions that have been registered under the US Securities Act (except with respect to the New Notes distributed to the Scheme Creditors) or in transactions not subject to or exempt from registration under the US Securities Act. It cannot be predicted whether an active trading market for the New Notes will develop or be sustained. If an active trading market for the New Notes does not develop or is not sustained, the market price and liquidity of the New Notes may be adversely affected.

The transfer of the New Notes may be restricted, which may adversely affect their liquidity and the price at which they may be sold.

(p)	The New Notes have not been registered under, and Energy Resources is not obligated to register the New Notes under the US Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the US Securities Act (except with respect to the New Notes distributed to the Scheme Creditors) or the SFA and any other applicable laws. See “Important Securities Law Notices”. The Group has not agreed to or otherwise undertaken to register the New Notes with the SEC or the Monetary Authority of Singapore or the securities regulatory authority of any other jurisdiction, and the Group has no intention of doing so.

The New Notes will initially be held in book-entry form, and therefore a holder of the New Notes must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.

(q)	The New Notes will initially only be issued in global certificated form and held through Euroclear and Clearstream. Interests in one or more global New Notes representing the New Notes will trade in book-entry form only, and New Notes in definitive registered form will be issued in exchange for book-entry interests only in very limited circumstances. Owners of book-entry interests will not be considered owners or holders of the New Notes for purposes of the New Notes Indenture. The nominee for Bank of New York Mellon will be the sole registered holder of the global New Notes. Accordingly, a holder of the New Notes must rely on the procedures of Euroclear or Clearstream, and if the holder is not a participant in Euroclear or Clearstream, on the procedures of the participant through which it owns its interest to exercise any rights and obligations of a holder of the New Notes under the New Notes Indenture. Upon the occurrence of an event of default under the New Notes Indenture, unless and until definitive registered New Notes are issued with respect to all book-entry interests, if a holder of the New Notes owns a book-entry interest, it will be restricted to acting through Euroclear or Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the New Notes.

Energy Resources will follow the applicable corporate disclosure standards for debt securities listed on the SGX-ST, which standards may be different from those applicable to debt securities listed in certain other countries.

(r)	Energy Resources will be subject to reporting obligations in respect of the New Notes to be listed on the SGX-ST. The disclosure standards imposed by the SGX-ST may be different from those imposed by securities exchanges in other countries such as the United States or Hong Kong. As a result, the level of information that is available may not correspond to what investors in the New Notes are accustomed to.

Disclosure standards that apply to the Group may differ from those in the United States or other jurisdictions.

(s)	The Group’s consolidated financial information is prepared in accordance with IFRS, which differs in certain respects from U.S. GAAP. As a result, the Group’s consolidated financial information and reported earnings could be significantly different if they were prepared in accordance with U.S. GAAP. No attempt has been made to quantify the impact of those differences. This explanatory statement does not contain reconciliation of the Group’s consolidated financial information to U.S. GAAP, and there is no assurance that such reconciliation would not reveal material differences. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP, and how these differences might affect the financial information herein.

An investment in the New Notes is subject to exchange rate risks, and exchange controls may result in a Holder receiving less interest or principal than expected.

(t)	The Company will pay principal and interest on the New Notes in US dollars. This presents certain risks relating to currency conversions if a holder’s financial activities are denominated principally in a currency or currency unit (the "Investor’s Currency") other than US dollars. These include the risk that exchange rates may significantly change (including changes due to devaluation of the US dollar or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the US dollar would decrease (i) the Investor’s Currency equivalent yield on the New Notes; (ii) the Investor’s Currency equivalent value of the principal payable on the New Notes; and (iii) the Investor’s Currency equivalent market value of the New Notes. Governments and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, a holder of the New Notes may receive less interest or principal than expected, or no interest or principal.

11.5	Risks Relating to the New Perpetual Notes

The New Perpetual Notes are perpetual securities and holders have no right to require redemption.

(a)	The New Perpetual Notes are perpetual and have no maturity date. The Company is under no obligation to redeem or repurchase the New Perpetual Notes at any time except in certain limited circumstances, and the New Perpetual Notes can only be disposed of by sale. Holders of the New Perpetual Notes who wish to sell their New Perpetual Notes may be unable to do so at a price at or above the amount they have paid for them, or at all, if insufficient liquidity exists in the market for the New Perpetual Notes. Therefore, holders of the New Perpetual Notes should be aware that they may be required to bear the financial risks of an investment in the New Perpetual Notes for an indefinite period of time.

The New Perpetual Notes are unsecured obligations.

(b)	Because the New Perpetual Notes are unsecured obligations, the repayment of the New Perpetual Notes may be compromised if:

(i)	the Company enters into bankruptcy, liquidation, reorganization or other winding-up proceedings;

(ii)	there is a default in payment under the Company’s future secured indebtedness or other unsecured indebtedness; or

(iii)	there is an acceleration of any of the Company’s indebtedness.

(c)	If any of these events were to occur, the Company’s assets may not be sufficient to pay amounts due on the New Perpetual Notes.

Holders of the New Perpetual Notes may not receive Distribution (as defined in the New Perpetual Notes Indenture) payments if the Company elects to defer a Distribution payment.

(d)	The Company may, at its sole discretion, elect to defer any scheduled Distribution on the New Perpetual Notes for any period of time. The Company is not subject to any limits as to the number of times Distributions can or must be deferred, subject to Condition 4 (Distributions) of the Conditions (as defined in the New Perpetual Notes Indenture). Although arrears of Distributions are cumulative following a deferral, subject to the Conditions, the Company may defer their payment for an indefinite period of time by delivering the relevant deferral notices to the holders of the New Perpetual Notes. Such holders may therefore not receive scheduled Distributions.

(e)	Any such deferral of Distribution shall not constitute a default for any purpose unless, in the case of a deferral, such payment is required in accordance with Condition 4(d)(v) (Distributions – Distribution Deferral – Satisfaction of Arrears of Distribution by payment) of the Conditions.

(f)	Any deferral of Distribution will likely have an adverse effect on the market price of the New Perpetual Notes. In addition, as a result of the Distribution deferral provision of the New Perpetual Notes, the market price of the New Perpetual Notes may be more volatile than the market prices of other debt securities on which there was an original issue discount or in respect of which interest accrues that are not subject to such deferrals and may be more sensitive generally to adverse changes in the Company’s business and/or financial condition.

The New Perpetual Notes may be redeemed at the Company’s option at any time on the occurrence of certain other events.

(g)	The Conditions provide that the New Perpetual Notes are redeemable at the Company’s option, in whole or in part, on any Distribution Payment Date at their Redemption Amount (each, as defined in the Conditions).

(h)	The date on which the Company elects to redeem the New Perpetual Notes may not accord with the preference of individual holders of the New Perpetual Notes. This may be disadvantageous to holders in light of market conditions or the individual circumstances of such holders. A holder’s ability to realise value at a certain time may be limited to selling the New Perpetual Notes into the secondary market. In addition, a holder of New Perpetual Notes may not be able to reinvest the redemption proceeds in comparable securities at an effective distribution rate at the same level as that of the New Perpetual Notes.

The New Perpetual Notes are complex financial instruments.

(i)	The New Perpetual Notes are complex financial instruments and may be held in a portfolio as a way to reduce risk or enhance yield with an understood, measured, appropriate addition of risk to overall portfolios. A potential investor should not invest in the New Perpetual Notes unless it has the expertise (either alone or with the help of a financial adviser) to evaluate how the New Perpetual Notes will perform under changing conditions, the resulting effects on the value of such New Perpetual Notes and the impact this investment will have on the potential investor’s overall investment portfolio. Each potential investor in the New Perpetual Notes must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the New Perpetual Notes, the merits and risks of investing in the New Perpetual Notes and the information contained in this explanatory statement or any applicable supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the New Perpetual Notes and the impact such investment will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the New Perpetual Notes;

(iv)	understand thoroughly the terms of the New Perpetual Notes and be familiar with the behaviour of any relevant indices and financial markets; and

(v)	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

(j)	The price and trading volume of the New Perpetual Notes may be highly volatile. Factors such as variations in the revenues, earnings and cash flows of the Company and proposals of new investments, strategic alliances and/or acquisitions, interest rates and fluctuations in prices for comparable companies could cause the price of the New Perpetual Notes to change. Any such developments may result in large and sudden changes in the volume and price at which the New Perpetual Notes will trade. There can be no assurance that these developments will not occur in the future.

(k)	Furthermore, the investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (i) the New Perpetual Notes are legal investments for it, (ii) the New Perpetual Notes can be used as collateral for various types of borrowing and (iii) other restrictions apply to its purchase or pledge of any New Perpetual Notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the New Perpetual Notes under any applicable risk-based capital or similar rules.

A trading market for the New Perpetual Notes may not develop, and there are restrictions on resales of the New Perpetual Notes.

(l)	The New Perpetual Notes are a new issue of securities for which there is currently no trading market. While the New Perpetual Notes are expected to be listed on the SGX-ST, there is no assurance that the Company will be able to obtain or maintain a listing on the SGX-ST or other Qualified Stock Exchange (as defined in the New Perpetual Notes Indenture), and even if listed, the New Perpetual Notes may not be liquid and an active trading market may not develop. If such a market were to develop, the New Perpetual Notes could trade at prices that may be higher or lower than the initial issue price depending on many factors, including prevailing interest rates, the Company’s operations and the market for similar securities. In addition, the New Perpetual Notes are being offered pursuant to exemptions from registration under the US Securities Act and, as a result, the holders of the New Perpetual Notes will only be able to resell the New Perpetual Notes in transactions that have been registered under the US Securities Act (except with respect to the New Perpetual Notes distributed to the Scheme Creditors) or in transactions not subject to or exempt from registration under the US Securities Act. It cannot be predicted whether an active trading market for the New Perpetual Notes will develop or be sustained.

The New Perpetual Notes will initially be held in book-entry form, and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.

(m)	The New Perpetual Notes will initially only be issued in global certificated form and held through Euroclear and Clearstream. Interests in one or more global New Perpetual Notes will trade in book-entry form only, and New Perpetual Notes in definitive registered form will be issued in exchange for book-entry interests only in very limited circumstances. Owners of book-entry interests will not be considered owners or holders of New Perpetual Notes for the purposes of the New Perpetual Notes Indenture. Payments of principal, interest and other amounts owing on or in respect of the global certificates representing the New Perpetual Notes will be made to the paying agent which will make payments to Euroclear and Clearstream. Thereafter, these payments will be credited to accounts of participants that hold book-entry interests in the global certificates representing the New Perpetual Notes and credited by such participants to indirect participants. After payment to the common depositary for Euroclear and Clearstream, the Company will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of Euroclear and Clearstream, and if you are not a participant in Euroclear and Clearstream, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of New Perpetual Notes under the New Perpetual Notes Indenture. Unlike the holders of the New Perpetual Notes themselves, owners of book-entry interests will not have the direct right to act upon the Company’s solicitations for consents, requests for waivers or other actions from holders of the New Perpetual Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from Euroclear and Clearstream. The procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on a timely basis.

(n)	Similarly, upon the occurrence of an event of default under the New Perpetual Notes Indenture, unless and until definitive registered New Perpetual Notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the New Perpetual Notes.

The Company may raise other capital which affects the price of the New Perpetual Notes.

(o)	The Company may raise additional capital through the issue of other securities or other means. Other than certain restrictions on issuing certain secured indebtedness or guaranteed indebtedness as set out in the Conditions, there is no restriction, contractual or otherwise, on the amount or type of securities or other liabilities which the Company may issue or incur and which rank senior to, or pari passu with, the New Perpetual Notes. The issue of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the New Perpetual Notes on a winding-up of the Company or may increase the likelihood of a deferral of Distributions under the New Perpetual Notes. The issue of any such securities or the incurrence of any such other liabilities might also have an adverse impact on the trading price of the New Perpetual Notes and/or the ability of holders to sell their New Perpetual Notes.

An investment in the New Perpetual Notes is subject to exchange rate risks, and exchange controls may result in a Holder receiving less interest or principal than expected.

(p)	The Company will pay principal and Distribution on the New Perpetual Notes in US dollars. This presents certain risks relating to currency conversions if a holder’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than US dollars. These include the risk that exchange rates may significantly change (including changes due to devaluation of the US dollar or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the US dollar would decrease (i) the Investor’s Currency equivalent yield on the New Perpetual Notes; (ii) the Investor’s Currency equivalent value of the principal payable on the New Perpetual Notes; and (iii) the Investor’s Currency equivalent market value of the New Perpetual Notes. Governments and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, a holder of the New Perpetual Notes may receive less interest or principal than expected, or no interest or principal.

Decisions that may be made on behalf of all holders of New Perpetual Notes may be adverse to the interests of individual holders.

(q)	The Conditions contain provisions for calling meetings of holders of New Perpetual Notes to consider matters affecting their interests generally. These provisions permit defined majorities to bind all such holders including holders who did not attend and vote at the relevant meeting and holders who voted in a manner contrary to the majority. Furthermore, there is a risk that the decision of the majority of holders may be adverse to the interests of individual holders.

12.	TAXATION

12.1	Overview

The Company and the Joint Provisional Liquidators have not analysed, and this Explanatory Statement does not discuss, the tax consequences to any Scheme Creditor of the Restructuring. Such tax consequences may be complex and each Scheme Creditor is urged to consult its own tax adviser with respect to the tax consequences of the Restructuring in light of such person’s particular circumstances, including the tax consequences in any jurisdiction of the exchange of interests in the Old Notes for any Scheme Consideration, and the receipt, ownership and disposition of such Scheme Consideration. Scheme Creditors are liable for any taxes that may arise as a result of the Schemes and the Restructuring, and shall have no recourse to the Company, Energy Resources, the Old Notes Subsidiary Guarantors, the New Notes Guarantors, the Joint Provisional Liquidators, the New Notes Trustee, the Information Agent or any other person in respect of such taxes or any filing obligation with respect thereto.

Appendix 1

DEFINITIONS AND INTERPRETATION

1.	DEFINITIONS

In this Explanatory Statement:

"2016 Interim Report"	means the Company's 2016 interim report (including un-audited financial statements for the six months ending 30 June 2016).

"Accession Letter"	means a letter substantially in the form set out in Schedule 3 (Form of Accession Letter) to the Noteholder RSA.

"Account Holder"	means persons who are direct participants in the Clearing Systems with their interests in the Old Notes being recorded directly in the books or other records maintained by the Clearing Systems.

"Account Holder Letter"	means the form of account holder letter set out in Appendix 9 (Solicitation Packet) of this Explanatory Statement.

"Additional Consenting Noteholder"	means a Noteholder who has agreed to be bound the Noteholder RSA as a Consenting Noteholder in accordance with clause 9.1 of the Noteholder RSA.

"Additional Offtakes"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"Additional Principal"	has the meaning given to such term in the definition of New Senior Secured Facility.

"Advisers"	means (i) PwC, (ii) Moelis & Company Asia Limited, (iii) J.P. Morgan Securities (Asia Pacific), (iv) SC Lowy Financial (HK) Ltd., (v) Ropes & Gray LLP, (vi) Carey Olsen, (vii) Anand Advocates, (viii) Davis Polk and Wardwell LLP, (ix) MinterEllison, (x) Loyens & Loeff Luxembourg S.à r.l., (xi) Seward & Kissel LLP, and (xii) Walkers.

"Affiliates"	means, in relation to any person, its current and former direct and indirect subsidiaries, subsidiary undertakings, parent companies, holding companies, partners, equity holders, members and managing members, and any of their respective Affiliates.

"Agents"	means the New Agent, the New Security Agent and the New Shared Security Agent.

"Aggregate Maximum Claim Amount"	means an amount equal to the total outstanding principal and accrued but unpaid interest in respect of the Old Notes at the Record Time.

"Assigned Offtakes"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"Assignment Agreement"	means the assignment agreement in relation to certain Contracts (as defined therein) dated 5 March 2012 made between Energy Resources and the Security Agent.

"Bank RSA"

means the restructuring support letter dated 21 December 2016 between the Company, certain subsidiaries of the Company, the Senior Lenders and the Joint Provisional Liquidators, as amended or varied from time to time.

"Bar Date"	means a time to be specified on the date falling 12 months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date, as notified by the Company pursuant to the provisions of the Schemes, being the last date for submission of a duly completed Account Holder Letter, Distribution Confirmation and Designated Recipient Form (if applicable).

"Base Case"	has the meaning given to such term in Appendix 2 (Company Financial Model Review) to this Explanatory Statement.

"Beneficial Owner"	means, with respect to any Old Notes, a person who holds the ultimate beneficial economic interest as principal in the Old Notes held in global form through the Old Notes Depository as at the relevant time.

"BN"	has the meaning given to such term in section 5.2(a) (Principal Activities of the Group) of this Explanatory Statement.

"BNSARL"	means Baruun Naran S.à.r.l., a Luxembourg société à responsabilité limitée registered with the Luxembourg Register of Commerce and Companies under the number B138487 and having a share capital of EUR24,918,394.

"Board"	means the Board of Directors of the Company.

"Bullish Case"	has the meaning given to such term in Appendix 2 (Company Financial Model Review) to this Explanatory Statement.

"Business Day"	means any day on which banks are open for business generally in all of Hong Kong, New York and the Cayman Islands.

"C&F"	has the meaning given to such term in section 5.9 (The Group's deteriorating financial condition).

"Capex"	means capital expenditure.

"Capex Costs"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Debt Service Reserve Account".

"Capex Limit"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Debt Service Reserve Account".

"Cash Collateral Account Charge"	means the security over cash agreement (borrower accounts) dated 5 March 2012 made between the Company and the Non-Shared Security Agent.

"Cash Sweep Cap"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Cash Sweep Premium".

"Cash Sweep Premium"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Cash Sweep Premium".

"Cash Threshold"	means initially USD 25mm and after an Expansion Trigger Event will be USD 50mm (subject in each case to reduction as described above to the extent Capex spend exceeds the Capex Limit or payments on the Initial Distribution Date Overdue Trade Payables exceed the Initial Distribution Date Overdue Trade Payable Limit). At the end of any semi-annual fiscal period, the Cash Threshold (with respect to that semi-annual fiscal period only) will be increased by any Excluded Cash Credit.

"Cayman Companies Law"	means the Cayman Islands Companies Law (2016 Revision).

"Cayman Court"	means the Grand Court of the Cayman Islands and any court capable of hearing appeals therefrom.

"Cayman Court Order"	means the sealed copy of the order of the Cayman Court sanctioning the Cayman Scheme.

"Cayman Islands"	means the Cayman Islands.

"Cayman Registrar of Companies"	means the Registrar of Companies (including any deputy registrar and/or assistant registrar or similar) appointed under the Cayman Companies Law in the Cayman Islands.

"Cayman Scheme"	means the scheme of arrangement between the Company and the Scheme Creditors under section 86 of the Cayman Companies Law in its present form or with or subject to any non-material modifications, additions or conditions that the Cayman Court may approve or impose.

"Cayman Scheme Convening Hearing"	means the hearing before the Cayman Court following which the Cayman Court issued the Cayman Scheme Convening Order.

"Cayman Scheme Convening Order"	means the order of the Cayman Court dated 13 March 2017 ordering, amongst other things, that the Company be at liberty to convene a single meeting of Scheme Creditors for the purpose of considering and, if thought fit, approving the Cayman Scheme.

"Cayman Scheme Meeting"	means a meeting of the Scheme Creditors in relation to the Cayman Scheme as convened by an order of the Cayman Court for the purpose of considering and, if thought fit, approving, with or without modification, the Cayman Scheme, and any adjournment thereof.

"CCASS"	means the Hong Kong Central Clearing and Settlement System.

"Cayman Scheme Sanction Hearing"	means the hearing at the Cayman Court of the petition in respect of the sanctioning of the Cayman Scheme.

"Chairperson"	means the chairperson of the Scheme Meetings.

"Chapter 15 Recognition Order"	means an order or orders of the US Bankruptcy Court recognising the provisional liquidation of the Company in the Cayman Islands and/or the Cayman Scheme as a foreign main proceeding (or in the alternative, a foreign non-main proceeding) and giving effect to certain aspects of the compromise and arrangement set out in the Cayman Scheme, including the releases under Clause 18 of the Cayman Scheme.

"Claim"	means all and any actions, causes of action, claims, counterclaims, suits, debts, sums of money, accounts, contracts, agreements, promises, contribution, indemnification, damages, judgments, executions, demands or rights whatsoever or howsoever arising, whether present, future, prospective or contingent, known or unknown, whether or not for a fixed or unliquidated amount, whether or not involving the payment of money or the performance of an act or obligation or any failure to perform any obligation or any omission, whether arising at common law, in equity or by statute in or under the laws of the Cayman Islands, Hong Kong, New York, England and Wales, Luxembourg or Mongolia or under any other law or in any other jurisdiction howsoever arising and "Claims" shall be construed accordingly.

"Clearing Systems"	means The Depository Trust Company, Euroclear, Clearstream and the Hong Kong Central Clearing and Settlement System.

"Clearstream"	means Clearstream Banking, S.A.

"Coal Pledge Agreement"	means the pledge agreement in relation to Coal Collateral (as defined therein) dated 5 March 2012 made between Energy Resources and the Non-Shared Security Agent.

"Collection Accounts"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"Collection Account Charge"	means the security over cash agreement (collection account) dated 5 March 2012 made between Energy Resources and the Non-Shared Security Agent.

"Company"	means Mongolian Mining Corporation (in Provisional Liquidation), an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 240791 and registered in Hong Kong under Part XI of the Companies Ordinance with company number F0017770 with its registered office address situated at PwC Corporate Finance and Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands, acting by the Joint Provisional Liquidators (for so long as they hold office as joint provisional liquidators of the Company) or acting by the Company's board of directors.

"Company Proposal"	has the meaning given to such term at section 5.15 (Agreement of the Restructuring) of this Explanatory Statement.

"Company Registrars"	means the Cayman Registrar of Companies and the Hong Kong Registrar of Companies.

"Company Winding Up Petition"	has the meaning given to such term at section 5.11(a) (Appointment of the Joint Provisional Liquidators) of this Explanatory Statement.

"Consent Fee New Notes"	means the principal amount of New Notes to be issued by Energy Resources to the Consent Fee Recipients in payment of certain consent fees pursuant to the terms of the Noteholder RSA and Bank RSA, respectively.

"Consent Fee Recipients"	means certain Consenting Noteholders and Senior Lenders who are party to the Noteholder RSA and Bank RSA, respectively, and are eligible to receive a portion of the Consent Fee New Notes in accordance with the terms of the Noteholder RSA, Bank RSA and the Distribution Agreement, as applicable.

"Consenting Noteholder"	means a Noteholder who is an Initial Consenting Noteholder or an Additional Consenting Noteholder.

"Consortium"	means has the meaning given to such term at section 2 of Appendix 2 (Company Financial Model Review) to this Explanatory Statement.

"Convening Hearings"	means the Cayman Scheme Convening Hearing and the Hong Kong Scheme Convening Hearing, as applicable.

"Cooperation Protocol"	has the meaning given to such term in section 5.13 (Cooperation Protocol) of this Explanatory Statement.

"Core Assets"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "New Shared Security".

"Court Orders"	means the Cayman Court Order or the Hong Kong Court Order, as appropriate.

"Current Payables Guarantees"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Further Indebtedness".

"DAP GM"	has the meaning given to such term in section 5.9 (The Group's deteriorating financial condition) of this Explanatory Statement.

"Davis Polk"	means Davis Polk and Wardwell LLP.

"Deed of Release"	means the New York law governed deed of release to be executed pursuant to the authority conferred by the Schemes in respect of the Scheme Creditors in substantially the form set out in Schedule 5 (Form of Deed of Release) to the Schemes subject to any modifications required or approved in accordance with the Schemes.

"Deed of Undertaking"	means a deed of undertaking substantially in the form set out in Schedule 2 (Form of Deed of Undertaking) to the Schemes.

"Delegates"	means Roderick John Sutton, John Howard Batchelor and Kenneth Fung of FTI Consulting in their capacity as Delegates of the Shared Security Agent in respect of the shares in MCCSARL following the enforcement by the Shared Security Agent of the MCCSARL Share Pledge.

"Deposit Covenant"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"Depository"	means the Old Notes Depository or the New Notes Depository, as applicable.

"Designated Recipient"

means any single entity that is designated as such by a Participating Scheme Creditor in accordance with a valid Designated Recipient Form as the recipient of all or some of the Scheme Consideration otherwise to be issued to such Participating Scheme Creditor, subject to limitations in accordance with applicable securities laws and provided that (i) the Designated Recipient shall only be validly designated if it has submitted all Distribution Confirmation and/or any other applicable forms that its designating Participating Scheme Creditor is required to submit pursuant to the Cayman Scheme; (ii) a Participating Scheme Creditor may designate only one such entity and if such entity is a nominee holder it may only hold on behalf of one beneficial holder; and (iii) the Designated Recipient is not a Disqualified Person or a Prohibited Transferee.

"Designated Recipient Form"	means the form attached to the Account Holder Letter and available on the Scheme Website by which a Participating Scheme Creditor may appoint a Designated Recipient to be the recipient of all of the Scheme Consideration that would otherwise be issued to that Participating Scheme Creditor.

"Directors"	means the board of directors of the Company from time to time.

"Disqualified Person"	means a person who is disqualified from holding, receiving or handling any Scheme Consideration pursuant to any applicable laws or regulations.

"Distribution Agreement"	means the escrow and distribution agreement to be entered into by or before the Scheme Effective Date by, amongst other parties, the Company, Energy Resources, the Scheme Consideration Trustee, the Information Agent and the Joint Provisional Liquidators pursuant to which, amongst other things, the Scheme Consideration Trustee will distribute the Surplus Scheme Consideration to the Participating Scheme Creditors during the Holding Period, in the form available on the Scheme Website.

"Distribution Confirmation"	means the form attached to the Account Holder Letter and available on the Scheme Website confirming amongst other things that the Scheme Creditor or its Designated Recipient may lawfully be issued the Scheme Consideration.

"Downside Case"	has the meaning given to such term in Appendix 2 (Company Financial Model Review) to this Explanatory Statement.

"DSRA"	means the Debt Service Reserve Account as summarised at section 6.15 (Terms of the DSRA) of this Explanatory Statement under the heading "Debt Service Reserve Account".

"DSRA Pledge Agreement"	means the security over the cash agreement related to the DSRA to be entered into in connection with the Notes Restructuring and the Senior Secured Facilities Restructuring.

"DTC"	means The Depository Trust Company in its capacity as the common depository and one of the clearing systems in respect of the Old Notes.

"DTC Instruction"	means a written instruction to DTC to mark down the Old Notes.

"Early Consent Fee"	means an amount equal to 1.0% of the aggregate principal amount of Early Consent Fee Supporting Notes in which a Consenting Noteholder has a beneficial economic interest as principal, payable pursuant to clause 6.2 of the Noteholder RSA and as follows: (i) 0.25% payable in cash (the "Early Consent Fee First Tranche") in accordance with clause 6.2(a) of the Noteholder RSA, and (ii) 0.75% payable as 0.50% cash and 0.25% additional principal amount in New Notes in accordance with clause 6.2(b) of the Noteholder RSA.

"Early Consent Fee Longstop Date"	means 13 January 2017.

"Early Consent Fee Supporting Notes"	means the aggregate principal amount of the Old Notes: (a) specified in a Consenting Noteholder’s Supporting Notes Notice delivered on or before the Early Consent Fee Longstop Date; or (b) specified in an Additional Consenting Noteholder’s Accession Letter delivered on or before the Early Consent Fee Longstop Date

"Early Redemption Amount"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Optional Redemption".

"Energy Resources"	means Energy Resources LLC, a company incorporated in Mongolia with registration number 2887746.

"ER Excess Cash"	has the meaning given to such term at section 6.15 (Terms of the DSRA) of this Explanatory Statement.

"ER Group"	means Energy Resources and each of its direct or indirect subsidiaries (whether directly or indirectly owned, and whether wholly or partly owned), provided that ERC shall be deemed part of the ER Group prior to the Expansion Transaction and, if the Expansion Transaction is entered into by ERC, after the Expansion Transaction.

"ER Mining License"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "New Shared Security".

"ER Offtakes"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"ER Raw Coal Infeed"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"ERC"	means Energy Resources Corporation LLC, a company incorporated in Mongolia with registration number 5400961.

"ERM"	means Energy Resources Mining LLC, a company incorporated in Mongolia with registration number 5277647.

"Euroclear"	means Euroclear Bank SA/ NV, an operator of the Euroclear clearing system.

"Expansion Transaction"	means a transaction in relation to the Tavan Tolgoi project that is referred to in the Government of Mongolia’s Resolution No. 268 dated August 20, 2014, as amended, modified or supplemented from time to time, by negotiation between, among others, the Company and the Government of Mongolia.

"Expansion Trigger Event"	means a trigger event in respect of the Expansion Transaction which is deemed to have occurred when the legal completion of the binding agreement(s) with the consortium partner(s) (if any) and the Government of Mongolia has been deemed to have occurred.

"Extraordinary Course Transactions"	has the meaning given to such term in section 5.13 (Cooperation Protocol) of this Explanatory Statement.

"Final Distribution Date"	means the date falling 10 Business Days after the Bar Date, as notified by the Company.

"Finance Costs"	has the meaning given to such term at section 6.11(Terms of the New Notes) of this Explanatory Statement under the heading "Debt Service Reserve Account".

"Company Financial Model Review"	means the financial information set out in Appendix 2 (Company Financial Model Review) to this Explanatory Statement.

"First Progress Report"	has the meaning given to such term in section 5.14(a) (Progress since the appointment of the Joint Provisional Liquidators) of this Explanatory Statement.

"FOT"	has the meaning given to such term in section 5.9 (The Group's deteriorating financial condition) of this Explanatory Statement.

"Global Notes"	means the global notes evidencing the Old Notes (Restricted Global Note: CUSIP No. 60937C AA3 and the Regulation S Global Note: CUSIP No. G6264V AA0; Common Code: 076529779).

"GM"	has the meaning given to such term in section 5.9 (The Group's deteriorating financial condition).

"Group"	means the Company and its subsidiaries from time to time.

"Group Company"	means any company that is a member of the Group.

"Group Costs"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Debt Service Reserve Account".

"Group Releasing Parties"	has the meaning given to such term in section 7.24 (Releases) of this Explanatory Statement.

"HCC"	has the meaning given to such term in section 5.2(a) (Principal activities of the Group) of this Explanatory Statement.

"HKEx"	means The Stock Exchange of Hong Kong Limited.

"Holding Period"	means the holding period from the time immediately following the initial distribution of the Scheme Consideration on the Initial Distribution Date up to and including the Final Distribution Date during which time the Scheme Consideration Trustee will hold the Surplus Scheme Consideration on trust for the Participating Scheme Creditors for distribution in Quarterly Distributions in accordance with the terms of the Schemes and the Distribution Agreement.

"Hong Kong"	means the Hong Kong Special Administrative Region of the People's Republic of China.

"Hong Kong Companies Ordinance"	means the Companies Ordinance (Cap. 622) (as amended) as applicable in Hong Kong.

"Hong Kong Court"	means the High Court of Hong Kong and any court capable of hearing appeals therefrom.

"Hong Kong Court Order"	means the office copy of the order of the Hong Kong Court sanctioning the Hong Kong Scheme.

"Hong Kong Registrar of Companies"	means the Registrar of Companies in Hong Kong.

"Hong Kong Scheme Convening Hearing"	means the hearing before the Hong Kong Court following which the Hong Kong Court issued the Hong Kong Scheme Convening Order.

"Hong Kong Scheme Convening Order"	means the order of the Hong Kong Court dated 14 March 2017 ordering, amongst other things, that the Company be at liberty to convene a single meeting of Scheme Creditors for the purpose of considering and, if thought fit, approving the Hong Kong Scheme.

"Hong Kong Scheme"	means the scheme of arrangement between the Company and the Scheme Creditors pursuant to sections 673 and 674 of the Hong Kong Companies Ordinance in its present form or with or subject to any non-material modifications, additions or conditions that the Hong Kong Court may approve or impose.

"Hong Kong Scheme Meeting"	means a meeting of the Scheme Creditors in relation to the Hong Kong Scheme as convened by order of the Hong Kong Court for the purpose of considering and, if thought fit, approving, with or without modification, the Hong Kong Scheme, and any adjournments thereof.

"Hong Kong Scheme Sanction Hearing"	means the hearing at the Hong Kong Court of the petition in respect of the sanctioning of the Hong Kong Scheme.

"Indemnified Party"	means each of the Old Notes Trustee, the Information Agent, the Shared Security Agent, the Receivers, the Delegates, the Registrar, the Share Registrar, the Scheme Consideration Trustee, the New Notes Trustee, the New Perpetual Notes Trustee and the New Shared Security Agent and each of their respective Personnel.

"Information Agent"	means Lynchpin Bondholder Management, a company incorporated in Hong Kong as Exeter Group Limited d/b/a Lynchpin Bondholder Management with CR No. 0851014 whose registered office is at Wellington Plaza, 4th Floor, Suite 402, 56-58, Wellington Street, Central, Hong Kong in its capacity as the Company's information agent.

"Initial Consenting Noteholder"	means the Noteholders listed in Schedule 2 (Initial Consenting Noteholders) to the Noteholder RSA and who are named on the signature pages to the Noteholder ESA as Initial Consenting Noteholders and who have executed the Noteholder RSA.

"Initial Deadline"	means 5:00pm New York time on 5 April 2017, the equivalent being 4:00pm Cayman Islands time on 5 April 2017 and 5:00am Hong Kong time on 6 April 2017.

"Initial Distribution Date Overdue Trade Payables"	has the meaning given to such term at section 6.15 (Terms of the DSRA) of this Explanatory Statement under the heading "Debt Service Reserve Account".

"Initial Distribution Date Overdue Trade Payable Limit"	has the meaning given to such term at section 6.15 (Terms of the DSRA) of this Explanatory Statement under the heading "Debt Service Reserve Account".

"Initial Distribution Date"	means the initial date upon which the Scheme Consideration will be distributed to the Initial Participating Scheme Creditors, being the same date as the Restructuring Effective Date, as notified by the Company to the Scheme Creditors, Senior Lenders, QGX and the Agents in accordance with the terms of the Schemes.

"Initial New Notes"	means the number of Term Sheet New Notes to be issued and allotted to the Initial Participating Scheme Creditors on the Initial Distribution Date in accordance with the process set out at section 7 (Introduction to the Schemes) of this Explanatory Statement.

"Initial New Perpetual Notes"	means the number of New Perpetual Notes to be issued and distributed to the Initial Participating Scheme Creditors on the Initial Distribution Date in accordance with the process set out at section 7.18 (How will my Scheme Consideration be remitted to me?) of this Explanatory Statement.

"Initial New Shares"	means the number of New Shares to be issued and allotted to the Initial Participating Scheme Creditors on the Initial Distribution Date in accordance with the process set out at section 7.18 (How will my Scheme Consideration be remitted to me?) of this Explanatory Statement.

"Initial Participating Scheme Creditor"	means a Participating Scheme Creditor in respect of whom a duly completed Account Holder Letter and Distribution Confirmation (and Designated Recipient Form, if applicable) have been provided to and received by the Information Agent on or before the Initial Deadline.

"Initial Term Sheet New Notes"	means the number of Term Sheet New Notes to be issued and allotted to the Initial Participating Scheme Creditors on the Initial Distribution Date in accordance with the process set out at section 7.18 (How will my Scheme Consideration be remitted to me?) of this Explanatory Statement..

"Interim Consent Fee Longstop Date"	means 4pm New York time on 20 January 2017.

"Interim Consent Fee Supporting Notes"	means the aggregate principal amount of the Old Notes: (a) specified in a Consenting Noteholder’s Supporting Notes Notice delivered after the Early Consent Fee Longstop Date but on or before the Interim Consent Fee Longstop Date; or (b) specified in an Additional Consenting Noteholder’s Accession Letter delivered on or before the Interim Consent Fee Longstop Date.

"Interim Consent Fee"	means an amount equal to 0.75% of the aggregate principal amount of Interim Consent Fee Supporting Notes in which a Consenting Noteholder has a beneficial economic interest as principal payable pursuant to clause 6.3 of the Noteholder RSA and as follows: (i) 0.50% payable in cash, and (ii) 0.25% payable as additional New Notes.

"Intermediary"	means a person (other than an Account Holder) who holds an interest in Old Notes on behalf of another person or other persons.

"Joint Provisional Liquidators"

Simon Conway of PwC Corporate Finance and Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands, and Christopher So Man Chun of PricewaterhouseCoopers Ltd., 22/F Prince's Building, Central, Hong Kong, in their capacity as joint provisional liquidators of the Company, who act without personal liability, together with any additional or successor person or persons who take or hold office as joint provisional liquidators of the Company.

"JPL Order"	means the order of the Cayman Court dated 19 July 2016 appointing the Joint Provisional Liquidators as joint provisional liquidators of the Company, a copy of which is at Appendix 11 (Joint Provisional Liquidators Appointment and Continuation Orders) to this Explanatory Statement.

"JPL Website"	means the world wide web (www) pages linked to the universal resource locator (url): www.mongolianmining.ky.

"Khangad"	means Khangad Exploration LLC, a company incorporated in Mongolia with registration number 2887134.

"Late Consent Fee"	means an amount equal to 0.10% of the aggregate principal amount of Late Consent Fee Supporting Notes in which a Consenting Noteholder has a beneficial economic interest as principal payable pursuant to Clause 6.4 of the Noteholder RSA solely as additional principal amount in New Notes.

"Late Consent Fee Longstop Date"	means midnight on the date falling 5 RSA Business Days before the Record Time, such Late Consent Fee Longstop Date being 1:00am New York time on 29 March 2017 / 12:00am Cayman Islands time on 29 March 2017 / 1:00pm Hong Kong time on 29 March 2017.

"Late Consent Fee Supporting Notes"	means the aggregate principal amount of the Old Notes: (a) specified in a Consenting Noteholder’s Supporting Notes Notice delivered after the Interim Consent Fee Longstop Date but on or before the Late Consent Fee Longstop Date; or (b) specified in an Additional Consenting Noteholder’s Accession Letter delivered after the Interim Consent Fee Longstop Date but on or before the Late Consent Fee Longstop Date.

"Liability"	means any debt, liability or obligation whatsoever, whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation, and whether arising at common law, in equity or by statute in or under the laws of the Cayman Islands, Hong Kong, New York, England and Wales, Luxembourg, Mongolia or under any other law or in any other jurisdiction howsoever arising and "Liabilities'' shall be construed accordingly.

"Liquidation Analysis"	means the liquidation analysis prepared by the Joint Provisional Liquidators as set out in Appendix 3 (Liquidation Analysis) to this Explanatory Statement.

"Listing Rules"	means the Rules Governing the Listing of Securities on the HKEx.

"Majority Consenting Noteholders"

means Consenting Noteholders who hold Supporting Notes constituting more than 50 per cent in aggregate of the aggregate principal amount of all Supporting Notes held by all Consenting Noteholders at the relevant time.

"Management"	means the key management personnel of the Group, including the Board.

"Market Value"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"MCCL"	means Mongolian Coal Corporation Limited, a company incorporated in Hong Kong with limited liability and with company registration number 1467992.

"MCCL Share Charge"	means the share charge dated 29 March 2012 granted by the Company over its shares in MCCL in favour of the Shared Security Agent.

"MCCSARL"	means Mongolian Coal Corporation S.à.r.l., a Luxembourg société à responsabilité limitée registered with the Luxembourg Register of Commerce and Companies under the number B154474 and having a share capital of US$67,126,690.

"MCCSARL Share Pledge"	means the share pledge dated 29 March 2012 granted by MCCL over its shares in MCCSARL in favour of the Shared Security Agent.

"Moelis"	means Moelis & Company Asia Limited.

"New Agent"	means Madison Pacific Trust Limited as agent of the New Finance Parties as defined in the New Senior Secured Facility.

"New Intercreditor Agreement"	means the new intercreditor agreement to be entered into by, amongst others, the Company, the New Notes Guarantors and each of the Agents in connection with the Restructuring, the key of which are summarised at section 6.16 (Terms of the New Intercreditor Agreement) of this Explanatory Statement.

"New Non-Shared Security"	means the security constituted pursuant to the New Non-Shared Security Documents.

"New Non-Shared Security Documents"

means the following documents, to be entered into in connection with the Senior Secured Facilities Restructuring:

(a)        the pledge over coal agreement to be entered into by Energy Resources as pledgor in favour of the New Security Agent in relation to certain coal stockpiles;

(b)        the collection account charge to be granted by Energy Resources in favour of the New Security Agent in relation to the Collection Accounts; and

(c)        the offtake assignment agreement to be entered into between Energy Resources as assignor in favour of the New Security Agent in relation to the Assigned Offtakes.

"New Notes"	means the new senior secured notes to be issued by Energy Resources as part of the Restructuring comprising (i) the Term Sheet New Notes; and (ii) the Consent Fee New Notes.

"New Notes Agent Appointment Letter"	means the agent appointment letter in relation to the New Notes in the form which will be available on the Scheme Website.

"New Notes Depository"	means The Bank of New York Mellon in respect of the New Notes and the New Perpetual Notes (as applicable).

"New Notes Guarantors"	means such persons who will guarantee Energy Resources' obligations in respect of the New Notes pursuant to the New Notes Indenture as at the Restructuring Effective Date which comprise: (i) Mongolian Coal Corporation Limited; (ii) Mongolian Coal Corporation S.à r.l.; (iii) Energy Resources Corporation LLC; (iv) Energy Resources Rail LLC; (v) Gobi Road LLC[25]; (vi) Tavan Tolgoi Airport LLC; (vii) United Power LLC; (viii) Enrestechnology LLC; (ix) Ukhaa Khudag Water Supply LLC; and (x) the Company.

"New Notes Indenture"	means the indenture under which the New Notes will be issued in the form which will be available on the Scheme Website.

"New Notes Trustee"	means The Bank of New York Mellon in its capacity as trustee under and as defined in the New Notes Indenture.

"New Perpetual Notes"	means the perpetual notes to be issued by the Company as part of the Restructuring in the aggregate principal amount of US$195,000,000 pursuant to the New Perpetual Notes Indenture.

"New Perpetual Notes Agent Appointment Letter"	means the agent appointment letter in relation to the New Perpetual Notes in the form which will be available on the Scheme Website.

"New Perpetual Notes Indenture"	means the trust deed under which the New Perpetual Notes are issued in the form which will be available on the Scheme Website.

"New Perpetual Notes Trustee"	means The Bank of New York Mellon in its capacity as trustee under and as defined in the New Perpetual Notes Indenture.

"New Railway Project"	has the meaning given to such term in Appendix 2 (Company Financial Model Review) to this Explanatory Statement.

"New Security Agent"	means Madison Pacific Trust Limited as security agent and trustee for the New Finance Parties as defined in the New Senior Secured Facility.

"New Senior Secured Facility"	means the new senior secured facility in the aggregate principal amount of US$30,000,000 plus an additional amount equal to the interest deemed to have accrued on such amount on 1 April 2017 as if such facility commenced on 1 October 2016. Such additional amount shall be referred to as “Additional Principal”.

____________________________

[25]	Gobi Road LLC is currently in the process of being merged into Energy Resources and may not exist as a corporate entity at the date of this Explanatory Statement. As a result of the merger, all the assets and liabilities of Gobi Road LLC, if any, shall become assets and liabilities of Energy Resources.

"New Senior Secured Facility Guarantors"	means such persons who will guarantee Energy Resources' obligations in respect of the New Senior Secured Facility pursuant to the New Senior Secured Facilities Agreement as at the Restructuring Effective Date which comprise: (i) Mongolian Coal Corporation Limited; (ii) Mongolian Coal Corporation S.à r.l.; (iii) Energy Resources Corporation LLC; (iv) Energy Resources Rail LLC; (v) Gobi Road LLC[26]; (vi) Tavan Tolgoi Airport LLC; (vii) United Power LLC; (viii) Enrestechnology LLC; (ix) Ukhaa Khudag Water Supply LLC; and (x) the Company.

"New Senior Secured Facilities Agreement"	means the new senior secured facilities agreement pursuant to which the New Senior Secured Facility will be constituted.

"New Shared Security"	means the security constituted pursuant to the New Shared Security Documents.

"New Shared Security Agent"	means Madison Pacific Trust Limited as security agent for the secured parties under the New Intercreditor Agreement.

"New Shared Security Documents"

means the following documents, to be entered into in connection with the Notes Restructuring and the Senior Secured Facilities Restructuring:

(a)        the share pledge to be granted by the Company in favour of the New Shared Security Agent with respect to MCCL;

(b)        the share pledge to be granted by MCCL in favour of the New Shared Security Agent with respect to MCCSÀRL;

(c)        the share pledge to be granted by Energy Resources in favour of the New Shared Security Agent with respect to Enrestechnology LLC;

(d)        the share pledge to be granted by Energy Resources in favour of the New Shared Security Agent with respect to Ukhaa Khudag Water Supply LLC;

(e)        the share pledge to be granted by Energy Resources in favour of the New Shared Security Agent with respect to United Power LLC;

(f)         the immovable property pledge to be granted by Enrestechnology LLC in favour of the New Shared Security Agent with respect to, amongst other things, wash plant modules 1 and 2 owned by Enrestechnology LLC in relation to the Ukhaakhudag Coal Mine;

___________________________

[26]	Gobi Road LLC is currently in the process of being merged into Energy Resources and may not exist as a corporate entity at the date of this Explanatory Statement. As a result of the merger, all the assets and liabilities of Gobi Road LLC, if any, shall become assets and liabilities of Energy Resources.

(g)        the immovable property pledge to be granted by Ukhaa Khudag Water Supply LLC in favour of the New Shared Security Agent with respect to, amongst other things, water infrastructure installations owned by Ukhaa Khudag Water Supply LLC in relation to the Ukhaakhudag Coal Mine;

(h)        the immovable property pledge to be granted by United Power LLC in favour of the New Shared Security Agent with respect to, amongst other things, 18 MW power plant owned by United Power LLC in relation to the Ukhaakhudag Coal Mine; and

(i)       the DSRA Pledge Agreement.

"New Shared Security Pledged Shares"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "New Shared Security".

"New Shares"	means a sufficient number of new ordinary shares of the Company to constitute 10% of the entire issued shares in the Company on a fully diluted basis on the Initial Distribution Date.

"New Subsidiary Guarantors"	means those legal entities listed at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Guarantors".

"Non-Participating Scheme Creditor"

means a Scheme Creditor that has not submitted a duly completed Account Holder Letter and Distribution Confirmation (and Designated Recipient Form, if applicable) to the Information Agent prior to the Bar Date and is therefore not entitled to receive any the Scheme Consideration.

"Non-Shared Security Agent"	means BNP Paribas Hong Kong Branch in its capacity as (i) Senior Security Agent under and pursuant to the Old Intercreditor Agreement, (ii) Security Agent under the Collection Account Charge, (iii) Security Agent under the Cash Collateral Account Charge, (iv) Pledgee under the Coal Pledge Agreement and (v) Security Agent under the Assignment Agreement

"Non-Shared Security Documents"	means the Collection Account Charge, the Cash Collateral Account Charge, the Coal Pledge Agreement and the Assignment Agreement.

"Non-Shared Security"	means the security constituted pursuant to the Non-Shared Security Documents.

"Noteholders"	means holders of the Old Notes, from time to time.

"Noteholder RSA"	means the restructuring support agreement dated 21 December 2016 between, among others, the Company, the Initial Consenting Noteholders (as defined therein) and the Joint Provisional Liquidators, as amended or varied from time to time, including by the accession or cessation of parties thereto.

"Notes Restructuring"

means the restructuring of the debt and other financial obligations of the Company and the Old Notes Subsidiary Guarantors under the terms of the Old Notes Documents as contemplated by the Notes Restructuring Documents and the Schemes.

"Notes Restructuring Documents"	means the documents to be entered into by certain parties to implement the terms of the Notes Restructuring including, but not limited to, those documents listed at section 8 (Notes Restructuring Documents) of this Explanatory Statement, and for the avoidance of doubt excluding the Deed of Undertaking.

"Novel"	means Novel Holdings Group Limited, a company incorporated in the British Virgin Islands with registration number 1702172.

"Official Liquidation"	means the process by which a company is compulsorily wound up by order of the Cayman Court in accordance with Part V of the Cayman Companies Law.

"Offtake Covenant"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"Old Facility Subsidiary Guarantors"	means such persons who have guaranteed the Company's obligations in respect of the Senior Secured Facilities Agreement as at the Restructuring Effective Date which comprise: (i) Mongolian Coal Corporation Limited, (ii) Mongolian Coal Corporation S.à r.l., (iii) Energy Resource Corporation LLC, and (iv) Energy Resources LLC.

"Old Intercreditor Agreement"	means the intercreditor agreement dated 29 March 2012 made between amongst others BNP Paribas Hong Kong Branch (as Senior Agent and Senior Security Agent), Deutsche Bank Trust Company Americas (as Bond Trustee), the Company, Energy Resources and the Shared Security Agent.

"Old Notes"

means the US$600,000,000 8.875% guaranteed senior secured notes due 29 March 2017 issued by the Company pursuant to the Old Notes Indenture (CUSIPs G6264VAA0, 60937CAA3, ISINs USG6264VAA01, US60937CAA36).

"Old Notes Depository"	means The Depository Trust Company.

"Old Notes Documents"

means the Old Notes Indenture, the Old Notes and any other documents entered into by the Company or any other person guaranteeing or securing liabilities due under or in respect of the Old Notes Indenture, including, without limitation, the Shared Security Documents and the Guarantees.

"Old Notes Indenture"	means (i) the indenture dated 29 March 2012 made between the Company (as issuer), the Old Notes Trustee and the Old Notes Subsidiary Guarantors in relation to the Old Notes as amended or varied from time to time, and (ii) the Noteholder RSA.

"Old Notes Subsidiary Guarantors"	means such persons who have guaranteed the Company's obligations in respect of the Old Notes pursuant to the Old Notes Indenture as at the Restructuring Effective Date which comprise: (i) Mongolian Coal Corporation Limited; (ii) Mongolian Coal Corporation S.à r.l.; (iii) Energy Resources Corporation LLC; and (iv) Energy Resources,

"Old Notes Trustee Instruction"

means an instruction to the Old Notes Trustee substantially in the form set out in Schedule 4 (Form of Old Notes Trustee Instruction) of the Schemes or such other form as the Old Notes Trustee may reasonably accept.

"Old Notes Trustee"	means Deutsche Bank Trust Company Americas solely in its capacity as trustee under the Old Notes Indenture.

"OMP Annual Cap"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Open Market Purchases".

"OMP Remaining Cap"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Open Market Purchases".

"Operating Costs"	has the meaning given to such term at section 6.15 (Terms of the DSRA) of this Explanatory Statement.

"Overdue Payables Guarantees"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Further Indebtedness".

"Participating Scheme Creditor"

means a Scheme Creditor that has submitted a duly completed Account Holder Letter and Distribution Confirmation (and Designated Recipient Form, as applicable) such that they are received by the Information Agent on or before the Bar Date (and for the avoidance of doubt, such term includes the Initial Participating Scheme Creditors).

"Permitted Cash Uses"	has the meaning given to such term at section 6.15 (Terms of the DSRA) of this Explanatory Statement.

"Permitted Expansion Debt"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Further Indebtedness".

"Permitted Indebtedness"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Further Indebtedness".

"Personnel"	means, in relation to any person, its current and former officers, partners, directors, employees, staff, agents, counsel and other representatives.

"Piecemeal Approach"	has the meaning given to such term at paragraph 4 of the Liquidation Analysis at Appendix 3 (Liquidation Analysis) to this Explanatory Statement.

"Power Plant"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "New Shared Security".

"PRC"	means the People's Republic of China.

"Prohibited Transferee"

means a person who is prohibited from being allotted, issued with, holding, receiving or handling any Scheme Consideration pursuant to any applicable laws or regulations or so prohibited except after compliance with conditions or requirements that the Company considers to be disproportionate to the value of the relevant Scheme Consideration.

"Promissory Notes"	means the promissory notes in the aggregate original principal amount of US$105,000,000 issued by the Company to QGX pursuant to the Promissory Notes Instruments.

"Promissory Notes Instruments"	means the instruments dated 27 November 2012 pursuant to which the Company issued the Promissory Notes to QGX.

"Promissory Notes Restructuring Documents"	means the documents, agreements, instruments, board resolutions, shareholder approvals releases, notices and legal opinions necessary to implement or consummate the Promissory Notes Restructuring.

"Promissory Notes Restructuring"	means the restructuring of the debt and other financial obligations of the Company under the Promissory Notes as contemplated by the Promissory Notes Restructuring Documents.

"Promissory Notes RSA"	means the restructuring support agreement dated 21 December 2016 between the Company, QGX and the Joint Provisional Liquidators.

"Prospectus Directive"	means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU) and includes any relevant implementing measure in each member state.

"PwC"	means each of PwC Corporate Finance & Recovery (Cayman) Limited and PricewaterhouseCoopers Ltd. (Hong Kong).

"QGX"	means QGX Holdings Limited, a company incorporated in the British Virgin Islands with registration number 1589776.

"Qualified Market-maker"	has the meaning given to such term in the Noteholder RSA.

"Quarterly Distribution"	means a distribution of Surplus Scheme Consideration to be made on a quarterly basis to certain Participating Scheme Creditors during the Holding Period by the Scheme Consideration Trustee in accordance with the terms of the Schemes and the Distribution Agreement.

"Quarterly Distribution Date"	means the dates on which a Quarterly Distribution is made during the Holding Period in accordance with the terms of the Schemes and the Distribution Agreement including, for the avoidance of doubt, the Final Distribution Date being the final Quarterly Distribution Date.

"Receivers"	means Roderick John Sutton, John Howard Batchelor and Kenneth Fung of FTI Consulting in their capacity as receivers over the shares in MCCL following the enforcement by the Shared Security Agent of the MCCL Share Charge.

"Recognition Filings"

means (i) the filing of a petition for recognition of the provisional liquidation proceedings in respect of the Company and/or the Cayman Scheme under Chapter 15 of the US Bankruptcy Code, and (ii) the filing of a request for the US Bankruptcy Court to grant the Chapter 15 Recognition Order.

"Recognition Hearing"	means a hearing before the US Bankruptcy Court in respect of the Recognition Filings.

"Record Time"	means 5:00pm New York time on 5 April 2017, the equivalent being 4:00pm Cayman Islands time on 5 April 2017 and 5:00am Hong Kong time on 6 April 2017.

"Registrar"	means Deutsche Bank Trust Company Americas in its capacity as registrar under the Old Notes Indenture.

"Release Instructions"	means a letter from the Old Notes Trustee to the Shared Security Agent substantially in the form set out in Schedule 3 (Form of Release Instructions) to the Schemes.

"Relevant Member States"	means each member state of the European Economic Area.

"Relevant Persons"	has the meaning given to it in section 3 (Important Securities Law Notices) of this Explanatory Statement.

"Remaining Surplus New Perpetual Notes"	means the remaining surplus amount of New Perpetual Notes available after the final Quarterly Distribution has been made to Participating Scheme Creditors (if any) and for the avoidance of doubt, such amount of Remaining Surplus New Perpetual Notes is to be sold by the Scheme Consideration Trustee as soon as reasonably practicable after the Final Distribution Date and the net proceeds of sale (after deducting the reasonable costs and expenses of sale) are to be transferred to any charity which the Company may select in its sole discretion.

"Remaining Surplus New Shares"	means the remaining surplus amount of New Shares available after the final Quarterly Distribution has been made to Participating Scheme Creditors (if any) and for the avoidance of doubt, such amount of Remaining Surplus New Shares is to be sold by the Scheme Consideration Trustee as soon as reasonably practicable after the Final Distribution Date and the net proceeds of sale (after deducting the reasonable costs and expenses of sale) are to be transferred to any charity which the Company may select in its sole discretion.

"Remaining Surplus Scheme Consideration"	means the Remaining Surplus Term Sheet New Notes, the Remaining Surplus New Perpetual Notes and the Remaining Surplus New Shares.

"Remaining Surplus Term Sheet New Notes"	means the remaining surplus amount of Term Sheet New Notes available after the final Quarterly Distribution has been made to Participating Scheme Creditors (if any) and for the avoidance of doubt, such amount of Remaining Surplus Term Sheet New Notes is to be sold by the Scheme Consideration Trustee as soon as reasonably practicable after the Final Distribution Date and the net proceeds of sale (after deducting the reasonable costs and expenses of sale) are to be transferred to any charity which the Company may select in its sole discretion.

"Restructuring"	means the restructuring of the financial indebtedness of the Company and the Old Notes Subsidiary Guarantors in accordance with the terms contemplated by the Notes Restructuring, the Senior Secured Facilities Restructuring and the Promissory Notes Restructuring.

"Restructuring Documents"	means the Notes Restructuring Documents, the Senior Secured Facilities Restructuring Documents and the Promissory Notes Restructuring Documents.

"Restructuring Effective Date"	has the meaning given to such term in section 7.15 (Occurrence of the Restructuring Effective Date) of this Explanatory Statement.

"Ropes & Gray"	means Ropes & Gray LLP.

"RSA Business Days"	means a day (other than a Saturday, Sunday or a public or government sanctioned holiday) when banks in Hong Kong and the Cayman Islands are open for business.

"Sanction Hearings"	means the Cayman Scheme Sanction Hearing and/or the Hong Kong Scheme Sanction Hearing (as the context requires).

"Scheme Claim"

means any Claim of a Scheme Creditor in respect of a Liability of the Company or any Old Notes Subsidiary Guarantor arising directly or indirectly pursuant to, under or in connection with the Old Notes Documents on or before the Record Time or which may arise after the Record Time as a result of an obligation or Liability of the Company or any Old Notes Subsidiary Guarantor incurred or as a result of an event occurring or an act done on or before the Record Time (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such Claims before, on or after the Record Time but, excluding for the avoidance of doubt, any Claim in respect of any Liability of the Company or any Old Notes Subsidiary Guarantor which arises as a result of a failure to comply with any of the terms of the Schemes).

"Scheme Conditions"	means: (i) in respect of the Cayman Scheme: (A) the delivery of the Cayman Court Order to the Cayman Registrar of Companies;

(B)       the sanction with or without modification (but subject to any such modification being acceptable to the Company and in accordance with the terms of the Hong Kong Scheme) of the Hong Kong Scheme by the Hong Kong Court; and

(C)       the delivery of the Hong Kong Court Order to the Hong Kong Registrar of Companies;

(ii)         in respect of the Hong Kong Scheme:

(A)       the delivery of the Hong Kong Court Order to the Hong Kong Registrar of Companies;

(B)       the sanction with or without modification (but subject to any such modification being acceptable to the Company and in accordance with the terms of the Cayman Scheme) of the Cayman Scheme by the Cayman Court; and

(C)       the delivery of the Cayman Court Order to the Cayman Registrar of Companies;

(iii)        the Chapter 15 Recognition Order having been granted;

(iv)        the Listing Committee of HKEx listing and granting permission to deal in the New Shares;

(v)        all necessary consents, approvals or authorisations in connection with the Restructuring having been obtained, including, without limitation, all necessary consents, approvals or authorisations from HKEx, SGX-ST, the Cayman Court and any and all other relevant governmental bodies;

(vi)        the obtaining of approval in principle for the listing and quotation of the New Notes and the New Perpetual Notes on the Official List of SGX-ST;

(vii)       each of the Notes Restructuring Documents and the Deed of Undertaking having been executed by or on behalf of each of the parties thereto;

(viii)       each of the Senior Secured Facilities Restructuring Documents having been executed by or on behalf of each of the parties thereto;

(ix)       each of the Promissory Notes Restructuring Documents having been executed by or on behalf of each of the parties thereto;

(x)       the Notes Restructuring Documents becoming effective subject only to the satisfaction of all other Scheme Conditions and the release of the Restructuring Documents on the Restructuring Effective Date;

(xi)       the Senior Secured Facilities Restructuring Documents becoming effective subject only to the satisfaction of all other Scheme Conditions and the release of the Restructuring Documents on the Restructuring Effective Date;

(xii)       the Promissory Notes Restructuring Documents becoming effective subject only to the satisfaction of all other Scheme Conditions and the release of the Restructuring Documents on the Restructuring Effective Date;

(xiii)      the Company having paid all fees, costs and expenses of the Advisers, the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates the Information Agent, the Scheme Consideration Trustee, the Registrar, the New Notes Trustee, the New Perpetual Notes Trustee and the New Shared Security Agent that have been duly invoiced to the Company by no later than 5 Business Days before the Restructuring Effective Date or such later date as may be agreed by the Company with the relevant party or parties.

"Scheme Consideration Trustee"

means Lynchpin Bondholder Management, a company incorporated in Hong Kong as Exeter Group Limited d/b/a Lynchpin Bondholder Management with CR No. 0851014 whose registered office is at Wellington Plaza, 4th Floor, Suite 402, 56-58, Wellington Street, Central, Hong Kong in its capacity as the scheme consideration trustee.

"Scheme Consideration"

means the relevant portion of the rights and interests in the Term Sheet New Notes, the New Perpetual Notes and the New Shares to be distributed to the Participating Scheme Creditors (or their Designated Recipients, as applicable) under and pursuant to the terms of the Schemes and the Distribution Agreement.

"Scheme Creditor Releasing Parties"	has the meaning given to it in section 7.24 (Releases) of this Explanatory Statement.

"Scheme Creditor"

means a person with a beneficial interest as principal in the Old Notes held in global form or global restricted form through the Clearing Systems as at the Record Time and which has a right, upon satisfaction of certain conditions, to be issued definitive notes in accordance with the terms of the Old Notes and the Old Notes Indenture.

"Scheme Effective Date"

means the later of the date on which the Cayman Court Order is filed with the Cayman Registrar of Companies and the date on which the Hong Kong Court Order is filed with the Hong Kong Registrar of Companies.

"Scheme Longstop Date"	means 8 May 2017 (or such later date as may be agreed by the Company and the Supermajority Consenting Noteholders (as such term is defined in the Noteholder RSA)).

"Scheme Meetings"	means, together, the Cayman Scheme Meeting and the Hong Kong Scheme Meeting.

"Scheme Steps"	means the steps set out in section 7.16 (Scheme Steps) of this Explanatory Statement.

"Scheme Website"	means the world wide web (www) pages linked to the universal resource locator (url): http://www.lynchpinbm.com/project/mongolian-mining/.

"Schemes"	means, together, the Cayman Scheme and the Hong Kong Scheme, each being a "Scheme".

"SEC"	means the United States Securities and Exchange Commission.

"Second Progress Report"	has the meaning given to such term in section 5.14(a) (Progress since the appointment of the Joint Provisional Liquidators) of this Explanatory Statement.

"Security Agent"	means BNP Paribas Singapore Branch in its capacity as security agent under, without limitation, the Senior Secured Facilities Agreement, the Collection Account Charge, the Cash Collateral Account Charge, the Coal Pledge Agreement and the Assignment Agreement

"Security Coverage Ratio"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"Senior Lenders"	means the lenders under the Senior Secured Facilities Agreement.

"Senior Secured Facilities Agreement"	means the facilities agreement in the original aggregate principal amount of US$150,000,000 dated 5 March 2014 made between, amongst others, the Company, BNP Paribas Singapore Branch and Industrial and Commercial Bank of China Limited (as mandated lead arrangers) as amended or varied from time to time, including by way of an amendment agreement dated 11 December 2015.

"Senior Secured Facilities Restructuring"	means the restructuring of the debt and other obligations of the Company and certain of the subsidiary guarantors under the Senior Secured Facilities Agreement as contemplated by the terms of the Senior Secured Facilities Restructuring Documents.

"Senior Secured Facilities Restructuring Documents"	means the documents, agreements, instruments, board resolutions, shareholder approvals, releases, notices and legal opinions necessary to implement or consummate the Senior Secured Facilities Restructuring.

"Senior Secured Facilities Restructuring Implementation Deed"	means the implementation deed pursuant to which the Senior Secured Facilities Restructuring will be implemented.

"Senior Secured Finance Documents"	means the Senior Secured Facilities Agreement, the Non-Shared Security Documents, the Shared Security Documents (in so far as they secure liabilities due under or in connection with the Senior Secured Finance Documents) and any other document designed as a 'Finance Document' for the purposes of the Senior Secured Facilities Agreement.

"SFO"	means the Hong Kong Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong).

"SGX-ST"	means Singapore Exchange Securities Trading Limited

"Share-Based Approach"	has the meaning given to such term at paragraph 5 of the Liquidation Analysis at Appendix 3 (Liquidation Analysis) to this Explanatory Statement.

"Share Register"	means the register of members of the Company.

"Share Registrar"	means Computershare Hong Kong Investor Services Limited.

"Shared Security"	means the security constituted pursuant to the Shared Security Documents.

"Shared Security Agent"	means DB Trustees (Hong Kong) Limited in its capacity as the Shared Security Agent under the Shared Security Documents.

"Shared Security Documents"

means any documents entered into by the Company or any other person securing liabilities due under or in respect of any Old Notes Document, including but not limited to (i) the MCCL Share Charge; and (ii) the MCCSARL Share Pledge in favour of the Shared Security Agent.

"Shareholder"	means a person who holds Shares at any time.

"Shares"	means the ordinary shares of the Company.

"Solicitation Packet"	means the packet of materials, including the Account Holder Letter and accompanying instructions, the Designated Recipient Form and the Distribution Confirmation at Appendix 9 (Solicitation Packet) to this Explanatory Statement.

"Steering Committee"

means the steering committee comprised of certain holders of the Old Notes as constituted from time to time, which is advised in connection with the Notes Restructuring by, amongst others, Ropes & Gray LLP and Moelis & Company Asia Limited.

"Supermajority Consenting Noteholders"	means Consenting Noteholders who hold Supporting Notes constituting more than 95 per cent in aggregate of the aggregate principal amount of all Supporting Notes held by all Consenting Noteholders at the relevant time.

"Supporting Notes"

means, at any time, with respect to a Consenting Noteholder, the aggregate of:

(a)        the Old Notes from time to time held or controlled by that Consenting Noteholder and specified in the relevant Supporting Notes Notice or relevant Accession Letter;

(b)        less the aggregate amount of any Old Notes sold, transferred assigned or otherwise disposed of by that Consenting Noteholder in accordance with clause 8.2 (Transfers) of the Noteholder RSA;

in each case, which shall include the Old Notes held or controlled by that Consenting Noteholder or otherwise acquired by that Consenting Noteholder’s broker dealer business unit on its own account but shall exclude: (i) any Old Notes held in custody for a third party; (ii) any Old Notes held or controlled by one or more of its proprietary trading desks when acting as a Qualified Market-maker; and (iii) any other Old Notes held or controlled by it, including any Old Notes purchased or otherwise acquired by it after the date of its Supporting Notes Notice or Accession Letter (as applicable), in respect of which it does not elect to deliver a Supporting Notes Notice to the Company.

"Supporting Notes Notice"	means a notice substantially in the form set out in Schedule 4 (Form of Supporting Notes Notice) of the Noteholder RSA.

"Surplus New Perpetual Notes"	means the remaining amount of New Perpetual Notes after the initial distribution of New Perpetual Notes has been distributed to the Initial Participating Scheme Creditors on the Initial Distribution Date to be distributed by the Scheme Consideration Trustee to certain of the Participating Scheme Creditors (or their Designated Recipients, as applicable) as Quarterly Distributions during the Holding Period in accordance with the terms of the Schemes and the Distribution Agreement.

"Surplus New Shares"	means the remaining amount of New Shares after the initial distribution of New Shares has been distributed to the Initial Participating Scheme Creditors on the Initial Distribution Date to be distributed by the Scheme Consideration Trustee to certain of the Participating Scheme Creditors (or their Designated Recipients, as applicable) as Quarterly Distributions during the Holding Period in accordance with the terms of the Schemes and the Distribution Agreement.

"Surplus Scheme Consideration"	means the Surplus Term Sheet New Notes, the Surplus New Perpetual Notes and the Surplus New Shares to be held by the Scheme Consideration Trustee on trust for and distributed to certain of the Participating Scheme Creditors as Quarterly Distributions in accordance with the terms of the Schemes and the Distribution Agreement.

"Surplus Term Sheet New Notes"	means the remaining amount of Term Sheet New Notes after the initial distribution of Term Sheet New Notes has been distributed to the Initial Participating Scheme Creditors on the Initial Distribution Date to be distributed by the Scheme Consideration Trustee to certain of the Participating Scheme Creditors (or their Designated Recipients, as applicable) as Quarterly Distributions during the Holding Period in accordance with the terms of the Schemes and the Distribution Agreement.

"Tax Deduction"	has the meaning given to such term at section 6.11 (Terms of the New Notes) of this Explanatory Statement under the heading "Pricing (Semi-annual payment)".

"TDBM"	means the Trade & Development Bank of Mongolia.

"Term Sheet"	means the term sheet appended to the Noteholder RSA.

"Term Sheet New Notes"	means the senior secured notes to be issued by Energy Resources pursuant to the terms of the New Notes Indenture in the aggregate principal amount of US$395,000,000 plus an additional amount equal to the interest (rounded down to the nearest US$1.00) deemed to have accrued on such amount on 1 April 2017 as if such notes were issued on 1 October 2016 and the portion of the Term Sheet New Notes that represents such additional amount shall be referred to as the "Term Sheet PIK Notes".

"Term Sheet PIK Notes"	has the meaning given to such term in the definition of Term Sheet New Notes.

"Thiess"	means Theiss Mongolia LLC, a limited liability company incorporated under the laws of Mongolia.

"Transgobi"	means Transgobi LLC, a company incorporated in Mongolia with registration number 5254159.

"Trimunkh"	means Trimunkh Limited, a company incorporated in British Virgin Islands with registration number 1662226.

"TT Mining Project"	has the meaning given to such term Appendix 2 (Company Financial Model Review) to this Explanatory Statement.

"UHG"	has the meaning given to such term in section 5.2(a) (Principal activities of the Group) of this Explanatory Statement.

"UHG Mining License"	means the mining license #MV-11952 (previously #11952A), issued to Energy Resources by the Mineral Resources and Petroleum Authority of Mongolia (currently known as the Mineral Resources Authority of Mongolia) on 29 August 2006 for the term of 30 years covering the area of 2,962 hectares at the place called Ukhaa Khudag in the territory of Tsogttsetsii soum of Umnugobi aimag, Mongolia, including any replacement, substitution or amendment to such license (as may be amended from time to time to include other licenses related to the Ukhaakhudag Coal Mine).

"UHG Offtakes"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"UHG raw coal infeed"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"UHG Stockpiles Adjustment Ratio"	has the meaning given to such term at section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"UHG Stockpiles"	has the meaning given to such term section 6.14 (Terms of the New Senior Secured Facility) of this Explanatory Statement under the heading "New Non-Shared Security".

"Ukhaakhudag Coal Mine"	means the coal mine in the Ukhaa Khudag area of Tsogttsetsii soum of Umnugobi aimag, Mongolia, operated by Leighton LLC (formerly known as LMIM LLC, Leighton Mining & Infrastructure Mongolia), a limited liability company organised and existing under the laws of Mongolia, pursuant to the UHG Mining License.

"United States"	means the United States of America.

"US Bankruptcy Code"	means Title 11 of the United States Code, as in effect on the date of the Recognition Filings.

"US Bankruptcy Court"	means the United States Bankruptcy Court for the Southern District of New York.

"US Securities Act"	means the United States Securities Act of 1933, as amended, including the rules and regulations promulgated by the SEC thereunder.

"US$" or "USD"	the lawful currency for the time being of the United States.

"Walkers"	means Walkers (Asia), a Cayman Islands partnership, and its Affiliates.

2.	INTERPRETATION

2.1	In this Explanatory Statement:

(a)	words denoting the singular number only shall include the plural number also and vice versa;

(a)	words denoting one gender only shall include the other genders;

(b)	words denoting persons only shall include firms and corporations and vice versa;

(c)	references to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment;

(d)	unless expressed otherwise:

(i)	references to U.S. dollars or US$ are references to the currency of the United States of America; and

(ii)	references to Hong Kong dollars or HK$ are references to the currency of Hong Kong;

(e)	any reference in this Appendix 1 (Definitions and Interpretation) to any document whose meaning is stated to be the meaning given to a document as defined in the Explanatory Statement shall be construed as a reference to that document as amended, varied, novated, restated, modified, supplemented or re-enacted or replaced prior to the date of this Explanatory Statement;

(f)	clause, section and schedule headings are for ease of reference only;

(g)	unless otherwise stated, a reference to a time of day shall be construed as a reference to Cayman Islands time;

(h)	a reference to this Explanatory Statement includes a reference to the preliminary sections and appendices of this Explanatory Statement; and

(i)	references to any person shall include references to his successors, transferees and assigns and any person deriving title under or through him.

Appendix 2

Company Financial Model Review

1.	Scenarios developed by the Company and its advisers

1.1	The Company and its financial advisers initially prepared a base case financial model to support the Company Proposal and the ongoing restructuring negotiations as at 16 June 2016.

1.2	The Company and its advisers refined the financial model on 28 July 2016 to incorporate historical trading results and key assumptions. For the purposes of the refined financial modelling, the projected performance for the Group and its proposed joint venture in the TT Mining Project (as defined and described in section 3 below) were considered. The First Progress Report of the Joint Provisional Liquidators filed with the Cayman Court was based on this refined financial model.

1.3	As a result of such modelling, the Company developed three financial model scenarios, (i) the "Downside Case", (2) the "Base Case", and (3) the "Bullish Case". The model’s methodology and calculations have been reviewed by the Joint Provisional Liquidators, in order to assess internal consistency.

1.4	While a further revision of the financial model was received from the Company on 17 August 2016 comprising a more optimistic downside scenario and outcome, the investigation work and hence the financial analysis undertaken by the Joint Provisional Liquidators as at 25 August 2016 are based on the original three model scenarios provided to the Joint Provisional Liquidators by the Company as noted in section 1.2 above:

Scenario	Does the Group secure the TT mining project and start operation in 1H17?	Does the Government complete the new railway* by 1H20?	Basis of sales prices of the Group’s products
Downside Case	No	No	Broker’s Consensus
Base Case	Yes	Yes	Broker’s Consensus
Bullish Case	Yes	Yes	Management’s Estimates

1.5	In the Downside Case, it was assumed that the current operating structure of the Group remains unchanged (i.e. neither the TT Mining Project nor the New Railway Project (as defined and described in section 4 below) will take place. Sales prices are derived from consensus forecasts on the Australian premium hard coking coal price by major brokers (the "Brokers' Consensus"). These are adjusted by adding the necessary transportation costs and tariffs to ship coal from Australian ports to the respective target markets of the Group (i.e. the China steel belt in the Bohai Rim area, and the Chinese-Mongolian border at Gashuun Sukhait).

1.6	In the Base Case, it was assumed that the Group secures the TT Mining Project and commences mine operations in 1H FY17, and the Government completes the construction of the New Railway by 1H FY20. Accordingly, the major mining area of the Group will expand from the UHG mine to the whole TT Mining Project site, allowing an increased output volume and capacity, and an improvement of the coking coal production yield. The new railway linking the TT Mining Project with the existing China Shenhua railway network at the border town of Gashuun Sukhait (the "New Railway") will allow the Group to ship its products to the Chinese steel belt in the Bohai Rim area at lower costs. The sales prices are assumed to be the same as in the Downside Case.

1.7	The Bullish Case assumed the Group will secure the TT Mining Project and the Government will complete the construction of the New Railway under the same timeline as assumed under the Base Case. The sales prices are assumed to be more optimistic (set by Management) when compared with the Brokers' Consensus prices.

1.8	Since the First Progress Report dated 25 August 2016, the price of coal has increased significantly but is still subject to fluctuations and has not reached previous highs. The price of coal has recently moved downwards. As such, the Brokers' Consensus coal price forecast used in the financial model remains as at June 2016.

2.	scope of application to the restructuring

2.1	Scheme Creditors should note that:

(a)	the analysis set out in this Appendix 2 (Company Financial Model Review) to the Explanatory Statement relates to the financial models supporting the Company Proposal. Details of the Company Proposal are set out and in the Joint Provisional Liquidators' First Progress Report filed with the Cayman Court on 25 August 2016, a copy of which is available on the Scheme Website;

(b)	the terms of the restructuring as set out in the Company Proposal and the Restructuring as agreed and recorded in the Term Sheet and summarised in the Explanatory Statement are very similar in many respects (the Restructuring as agreed and recorded in the Term Sheet evolved from the Company Proposal) but there are differences between them. Specifically:

(i)	the terms of the New Senior Secured Facility (being a senior secured tranche of US$30,000,000) had not been agreed at the time of the Company Proposal and did not form part of the Company Proposal; and

(ii)	the New Notes to be issued in the aggregate principal amount of US$395,000,000 plus accrued interest calculated as if such notes had been issued on 1 October 2016 represent a reduction of US$25,000,000 in the aggregate principal amount envisaged in the Company Proposal;

(c)	accordingly, the terms of the specific New Senior Secured Facility and the New Notes contemplated by the terms of the Restructuring as agreed and recorded in the Term Sheet were not considered in the financial analysis set out in the Joint Provisional Liquidators' First Progress Report filed with the Cayman Court on 25 August 2016 and which forms the basis of the analysis set out in this Appendix 2 (Company Financial Model Review) to the Explanatory Statement.

2.2	However, the Joint Provisional Liquidators consider that, as a result of the value of the New Senior Secured Facility in the context of the Restructuring as agreed and recorded in the Term Sheet, the differences between:

(a)	the restructuring as set out in the Company Proposal and analysed in the Joint Provisional Liquidators' First Progress Report and this Appendix 2 to the Explanatory Statement; and

(b)	the Restructuring as agreed and recorded in the Term Sheet and as summarised in the Explanatory Statement,

have limited impact on the estimated outcomes and conclusions reached by the Joint Provisional Liquidators in the First Progress Report and as set out herein in Appendix 2 to the Explanatory Statement.

3.	The TT Mining Project

3.1	In 2014, the Mongolian Government offered the mining rights of the West and East Tsankhi coalfield of Tavan Tolgoi, located in Mongolia's South Gobi region, for public tendering, under which the winning bidder would have the right to mine in the region (the "TT Mining Project"). The Company formed a consortium by partnering with China Shenhua Energy Company Limited ("China Shenhua") and Sumitomo Corporation ("Sumitomo", and collectively the "Consortium") to participate in the tendering. On 23 December 2014, it was announced that the Consortium had been selected as the preferred bidder, and it entered into negotiations with the Mongolian Government so as to formalise its involvement through the terms of a cooperation agreement.

3.2	Details of the intended TT Mining Project arrangement are set out below:

(a)	Under the preliminary cooperation agreement with China Shenhua, China Shenhua will contribute additional equity of US$200,000,000, as well as US$450,000,000 shareholder loan, to Energy Resources, in exchange for a 49% equity interest in Energy Resources;

(b)	A joint venture company will be established between Energy Resources and Sumitomo to handle export sales of coking coal outside China; and

(c)	In return for the mining rights for the TT Mining Project, the Company will make a US$200,000,000 prepayment, to the Mongolian Government, which will be used to offset future tax obligations of Energy Resources, as well as 2% - 8% additional royalties on the revenue, depending on the coal price, to Erdenes Tavan Tolgoi JSC ("ETT"), a subsidiary of the state-owned Erdenes MGL.

3.3	According to the Mongolian Government’s Resolution No. 286 (the "Resolution 286"), there are several key criteria and obligations that the successful bidder must honour, as detailed below:

(a)	In order to comply with the Investment and Cooperation Contract, the investment company exploiting and operating the mine must be at least 51% owned by a private operating company or consortium of companies with a minimum of 5 years' experience in mining, processing, transporting and exporting coal in Mongolia, and whose controlling package of shares have been in the ownership of a citizen of Mongolia for the last 5 years. This requirement restricts the number of qualified companies for the project;

(b)	The consortium must, within 2.5 years of being granted the licence, expand coal processing capacity in Tavan Tolgoi region to at least 30mt of coal per year and sell the produced coal into at least two foreign markets. The fact that the Group already has facilities with coal processing capacity of 15mt per year near the UHG mine places it in an advantageous position as it is able to leverage the same facilities for the TT mine, given that the UHG and the TT mines are adjacent to each other; and

(c)	A base structure for the Tavan Tolgoi - Gashuun Sukhait railway must be built on a Build-Operate-Transfer ("BOT") basis (see further discussion in section 4).

3.4	In view of the above, the Board believes that the Group will be granted the TT Mining Project rights sooner rather than later, upon a successful financial restructuring of the Company, for the following reasons:

(a)	according to Management, the Mongolian Government has already set up a "working group" to facilitate and prioritise the progress on a number of large-scale economic-stimulating projects, including the TT Mining Project. They are of the view that as the Mongolian Government is eager to boost the local economy as soon as possible, any re-tendering of the TT Mining Project would take at least a year, and as such it is likely that the Mongolian Government will honour the original tender if the restructuring occurs and award the TT Mining Project to the Group;

(b)	Management believes that progress of the TT Mining Project was delayed due to political reason. Decision making by the Mongolian Government was obstructed in the last few years by the lack of bipartisan support from the Mongolian Parliament. The new government was elected in July 2016 and holds a commanding majority in the Mongolian Parliament;

(c)	the Joint Provisional Liquidators met on 18 and 19 August 2016 with Mongolian Government officials and a member from the new controlling party, who confirmed their support of the Company's participation in the TT Mining Project. It is further understood that one of the key agenda items proposed by the new controlling party during the election campaign was to expedite mega projects in Mongolia, including the TT Mining Project and the New Railway Project (as defined and described in section 4 below) to stimulate the local economy;

(d)	the central bank of Mongolia has been running down its foreign reserves in recent years. On 18 August 2016 it raised the benchmark interest rate to 15% in order to protect the currency. The timely commencement of the TT Mining Project and the New Railway is therefore considered to be crucial for economic stability. The officials confirmed that success of the Group is pivotal to the Mongolian Government’s ongoing efforts to attract foreign direct investment, as it is the first Mongolian company to be listed in a major offshore bourse and to raise funding in the international capital markets; and

(e)	in terms of the size of the TT Mining Project, the Group has yet to commission its own reserve report. However, according to a presentation prepared by Erdenes Tavan Tolgoi JSC, a subsidiary of the state-owned Erdenes MGL which manages East Tsankhi, during the roadshow of its initial public offer in 2012, the coking coal reserve underlying the TT Mining Project totals around 5,407mt. In comparison the existing reserve of UHG mine (i.e. both proved and probable reserves) is around 171mt.

4.	The New Railway Project

4.1	According to Resolution 286, the successful bidder for the TT Mining Project is required to build a base structure for the New Railway on a BOT basis (the "New Railway Project"). The New Railway when constructed will link to the existing railway owned by China Shenhua within the Chinese territory, such that outputs from the TT Mining Project and the existing UHG mine may be transported directly to the Chinese steel belt in the Bohai Rim area via rail.

4.2	Currently all output from the Group must be transported by trucks from the mining area to Tsagaan Khad, a town approximately 30km from the Mongolian-Chinese border where the Group has stockpiling operations. The coal is subsequently transported from TKH to Gantsmod, the Mongolian-Chinese border city, through contracted third-party Chinese trucking services.

4.3	In this regard, the New Railway is expected to reduce the Group’s logistic costs for coal transportation within the Mongolian territory and also allow the Group to access the coal market along the Chinese steel belt.

4.4	In 2014, the Group started building the base structure for the New Railway with its 17% owned associate company, Gashuun Sukhait Railway LLC. According to Management, however, the Government has subsequently decided to complete the construction on its own. Hence the Company has halted construction work.

4.5	Without the New Railway, the Group will not be in a competitive position to export its coal to the Chinese steel belt, and the completion of the railway construction is solely dependent on the decision of the Mongolian Government. Accordingly, the timing and execution of the New Railway construction represents a significant risk factor in the Company’s restructuring proposals.

5.	Joint Provisional Liquidators' financial analysis

5.1	In order to form an opinion on the feasibility or otherwise of the Company Proposal, the Joint Provisional Liquidators have carried out their own financial analysis, with emphasis on the Base Case and the Downside Case.

5.2	The financial analysis has been undertaken in order to form a view on the likely viability of the Group and the feasibility of the restructuring as it was contemplated by the Company Proposal.

Such analysis should not be taken to be exhaustive, and the Joint Provisional Liquidators have not, except where stated, sought to verify information via third party sources. Attention is also directed to the scope of the application of this analysis to the Restructuring as agreed and set out in the Term Sheet as noted at section 2 of this Appendix 2 above.

5.3	The analysis is based on documents and information (including but not limited to unaudited management accounts of the 17 individual companies of the Group as at 30 June 2016 with reference to the corresponding breakdowns, relevant contracts, intercompany positions, and financial forecast as discussed above) provided by the Company and its financial advisers in the period between July and August 2016. The Joint Provisional Liquidators have also held discussions with Management and its financial advisers to discuss financial and operating information so as to further understand the Group’s operations in such period.

5.4	HCC production volume

Source: PwC analysis of Company data

(a)	The two scenarios that have been considered are (a) the Downside Case, in which neither the TT Mining Project nor the New Railway are included in the forecast; and (b) the Base Case, in which the TT Mining Project is assumed to commence operation in July 2017, and the New Railway in July 2020;

(b)	According to Management, the Group currently has facilities with coal processing capacity of c. 15mt per year near the UHG mine. Under the preliminary agreement for the TT Mining Project, the Group will have to further expand its processing capacity to 30mt per year within 2.5 years from the date the relevant licence is granted (i.e. the additional 15mt processing capacity will kick in from the beginning of FY20); and

(c)	Given that the TT Mining Project is adjacent to the existing UHG mine, it is understood that the Group’s existing processing capacity can be leveraged to process outputs of the TT Mining Project. The timing of the railway, highway construction and capital expenditures in order to double the production scale remain potential sources of risk to the plan.

5.5	HCC sales volume

(a)	Given the adverse market conditions, Management’s assumptions in respect of future sales volumes are critical to the viability of the business and feasibility of the restructuring plan, and the Group's viability. To illustrate, the principal segments of the Group’s market are examined below. The table below sets out the Group’s target market by region with estimation of the market size:

Region	Area	Market Size Estimated by Management (Tonnes per Year, ’000)	Distance from the Company’s Operation	Company’s Competitiveness
1	Inner-Mongolia, Western Hebei	6,465	Nearest	Most Competitive
2	Shaanxi, Shanxi, rest of Hebei	7,843	Intermediate Distance	Intermediate Competitive
3	Bohai Rim area	10,500	Farthest	Least Competitive

(b)	The Group’s main Chinese target markets can be categorised by region: Region 1 – Inner Mongolia and western Hebei; Region 2 – Shaanxi, Shanxi and the rest of Hebei; and Region 3 – Bohai Rim area, where most steelmakers are based in China. In terms of competitiveness, Management is of the view that the Company is most competitive in Region 1, which has the smallest market size among the three regions but is located closest to the Group’s production site; while the Group is the least competitive in Region 3, which has the largest market size but also is the most remote from the Company’s operations. The graph below sets out the historical and projected Group coal sales volume, from FY11 to FY22 underpinning Management’s forecast:

Source: PwC analysis of Company data

5.6	Downside Case

(a)	In the Downside Case, Management expects sales volume to grow 542% from FY15 to FY22, and, if without the TT Mining Project, 79% from the FY13 high to FY22;

(b)	Sales in Region 1 are projected to improve from 1.0mt a year in FY15 to 4.0mt a year in FY18, and remain flat going forward. Management is of the view that this is achievable for the following reasons:

(i)	the Group was the dominant market player in Region 1 in FY12 and FY13, when sales volume in the region averaged at 3.9mt per year. The Group’s sales as well as market share subsequently contracted when it decided to reduce production in order to conserve working capital; and

(ii)	major competitors of the Group in this region are other miners in Mongolia, Shaanxi and Shanxi in China. However, compared with its competitors, the Group’s UHG mine is the closest in proximity and has scale, producing significant cost advantages.

(c)	The remaining sales growth is anticipated to come from Region 3, such that Region 3 sales are projected to increase dramatically from 0.2Mt per year in FY15 to 3.7Mt per year in FY22. The Group considers this feasible on the basis that Mongolian coal is of superior quality to that produced in China, and cites a trend of China increasingly importing coal from Mongolia in recent years despite a domestic market downturn.

5.7	Base Case

(a)	In the Base Case, Management is expecting the same sales performance as the Downside Case in Region 1. However, sales in Region 3 are assumed to increase more rapidly, from 0.2mt per year in FY15 to 11.4mt in FY22. Management believes this is achievable due to the following reasons:

(i)	along with the TT Mining Project, the Government of Mongolia is planning to complete the New Railway, which is assumed to commence operations in July 2020. As discussed above, the New Railway will link the TT Mining Project with the existing railway network within the Chinese territory operated by China Shenhua. Accordingly, outputs of the Group would be delivered to the China steel belt by train;

(ii)	the New Railway will allow the Group to lower its coal transportation costs by approximately US$5 - 10 per tonne, such that the Group will be one of the lowest-cost coking coal suppliers in the China steel belt market; and

(iii)	Management also highlights that given the relatively high quality of Mongolian coking coal, there are a limited number of direct competitors.

(b)	As illustrated by the chart above, in both the Downside and the Base Case, Management is projecting dramatic rates of growth above historical levels, despite the weak market conditions. Without the TT Mining Project, delivering this rate of volume growth will present a challenge. With the TT Mining Project, and the New Railway development, there is more justification to support such structural growth.

(c)	In order to assess the feasibility of Management’s expectation on future sales volume trajectory, in particular on whether macro-economic data is supportive, the above volume estimate is compared with China country-wide HCC demand forecasts from Wood Mackenzie, a third-party mining, metals and energy-focused research and consultancy firm, from FY16 to FY22 as illustrated below:

	Unit	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
China HCC Demand	Mt	411	405.7	376.3	366	360.9	358	355.6	350.6	348.1	345
% Growth			-1.31%	-7.23%	-2.73%	-1.39%	-0.81%	-0.67%	-1.42%	-0.71%	-0.88%
China Domestic HCC Production	Mt	349.9	359.4	342.5	333	330	326	324	317	314	311
% Growth			-	-4.70%	-2.77%	-0.90%	-1.21%	-0.61%	-2.16%	-0.95%	-0.96%
China Landborne HCC Imports	Mt	8	8	7	7.5	8.5	9.5	11.1	12.1	13.1	13.1
% Growth			-	-12.50%	7.14%	13.33%	11.76%	16.84%	9.01%	8.26%	-

Source: Wood Mackenzie

(d)	The industry’s view is that China landborne hard coking coal import is expected to rise from 7.5mt per year in FY16, to 13.1mt per year in FY22, despite the stagnating country-wide demand for coking coal in China throughout the period. Under this backdrop, Mongolia, as the only major source of land borne HCC for China, and the Group, as the largest HCC miner in Mongolia, is well-positioned to grow its exports. These industry forecasts anticipate some recovery from the recent difficult market conditions which, to an extent, would justify an assumption of some volume growth for the Group with the TT transaction.

(e)	However, between FY19 and FY22, Management’s Base Case sales expectation exceeds the China land borne hard coking coal import forecasts by 11%-26%, indicating the Group will have to grow market share to achieve their forecasts. Further analysis on the potential risks and sensitivities relating to sales volume are performed in section 6.

5.8	HCC sales price

(a)	As noted above, the Group mainly sells in Region 1 and Region 3. Sales in Region 1 are mostly made on DAP terms in Gantsmod, where the Group is responsible for transporting the coal to designated warehouses as agreed with respective customers. The customers are responsible for all remaining charges, including transportation costs between Gantsmod and the steel mill, and any fees and levies related to coal export from Mongolia to China. With respect to Region 3, the Group delivers the coal to the Bohai Rim area in China, and bears all the related charges at its own costs. The corresponding selling prices are known to Management as DAP GM and China C&F respectively.

(b)	In order to assess the sales price assumptions made by Management, the following steps were performed:

(i)	a historical high level regression analysis using the historical Australian coal prices and China C&F from FY11 to FY15 to establish the relationship between them. It was observed that over this period, China C&F prices were 18% higher than Australian equivalents;

(ii)	the regression formula derived from Step 1 was applied against the consensus forecasts on the Australian premium hard coking coal price by major brokers (i.e. 18% higher); and

(iii)	a 40% discount on the future indicative Chinese coal price derived from Step 2 was applied to derive estimates on DAP GM. The 40% discount reflects the Group’s specific historical performance.

(c)	The following graph illustrates the findings by comparing the DAP GM as estimated by Management under Downside and Base Cases, and the estimates generated from the analysis above, from FY16 to FY20:

Source: PwC analysis of Company data

(d)	This analysis implies that the DAP GM estimates under Downside and Base Cases from FY16 to FY20 are on average 8.8% higher than the PwC estimates, which would appear to fall on the high side of an acceptable range;

(e)	The graph below illustrates the expected average selling price to be attained by the Group from FY11 to FY22:

Source: PwC analysis of Company data

(f)	Sales price assumptions made by Management differ as between the Downside Case and the Base Case as a result of sales mix: that is, under the Base Case a higher proportion of sales are expected from the higher-price Chinese Steel belt region. In both the Downside and the Base Case, Management have assumed unit sales prices in line with the Brokers' Consensus price forecast;

5.9	HCC production cash costs

(a)	The graph below presents historical and projected production cash costs (under both Downside Case and Base Case) of the Group:

Source: PwC analysis of Company data

(b)	The bulk of the operating costs of the Group are variable, in particular, given the Group adopts a contractor-mining model, whereby contractor fees are calculated based on production scale;

(c)	Since FY11 when commodity markets showed signs of severe distress, the Group has been seeking to minimise HCC production costs, such as renegotiating contracts at lower rates with its sole mining contractor (Thiess) and third party transportation contractor. It has also been downsizing its workforce from a headcount of 2,568 at the end of December 2012 to around 1,500 by end of June 2016. As a result, average production costs have significantly dropped from US$126.7 per tonne in FY11 to US$52.1 per tonne in FY15, a reduction of 59%;

(d)	In FY16, forecasted average production costs are particularly low at US$39.4 per tonne. This was due to the Group’s cessation of mining operations from January 2016 to April 2016, whereby certain fixed costs incurred during the period have been categorised as idling costs (instead of production costs);

(e)	From FY17 to FY19, the Group is forecasting a production cash cost level between US$46 to US$48 under the Base Case, and US$46 to US$49 under the Downside Case. Despite the variation in production volumes projected, the cost levels between the Downside Case and the Base Case are similar, consistent with the Group’s cost structure being mainly driven by variable costs. These projected costs are slightly lower than FY15, which Management attributes to the impact of the renegotiated contract with Thiess;

(f)	From FY20 onwards, the Group’s forecasted production costs in the Base Case are US$5 - US$10 per tonne lower than in the Downside Case, these costs savings are predicated on the New Railway commencing operation in July 2020. Management anticipates that the Railway will generate savings in logistical costs sufficient to reduce cost per tonne from US$15.7 to US$6.6. However, the actual logistical costs, even if the New Railway is completed on schedule, will be subject to further negotiation between the Group and the railway operator. In order to assess the importance of the related cost reduction to the Company’s Proposal viability, sensitivities have been included in section 6;

Source: PwC analysis of Company data

(g)	Given that the business model of the Group is largely variable-cost driven, Earnings before Interest, Taxes, Depreciation and Amortisation ("EBITDA") movement in the future years is projected to be in line with revenue movement, which in turn will mainly be driven by the sales volume.

6.	Joint Provisional Liquidators' conclusions as to the viability of the Company as a going concern

6.1	Potential for debt service

(a)	Under the Base Case, the Group is expected to fully repay the New Secured Notes (as defined in the Company Proposal) in a balloon repayment at the end of FY22, following which the Group would hold a cash surplus of US$417,000,000;

(b)	In contrast, under the Downside Case, the projections suggest there will be insufficient cash generation from the Group’s operations to fully repay the New Secured Notes at the end of FY22 (there will be no coupon payment obligations as all coupons are expected to be accrued into the principal based on the coal price forecast). Without the TT Mining Project, there would need to be a significant change in strategy and business model to enhance the Company’s debt servicing capabilities.

6.2	Sensitivities

(a)	In order to further assess the ability of the Group to service the new New Secured Notes (as defined in the Company Proposal) that will mature by the end of December 2022 under the Company’s Proposal, and therefore the viability of the Group as a whole when considering the Company Proposal, sensitivities to revenue and gross margin have been developed, showing the possible impact on the Group’s cash generation over the forecasted period. Given that, as discussed above, the Downside Case does not project sufficient cash flow to service the Group’s debt, the sensitivity analysis has been carried out for the Base Case only, and is therefore predicted on the assumption that the TT Mining Project and the New Railway Project will be delivered;

(b)	Importantly, the sensitivity analysis does not incorporate some of the key delivery risks for the change in the business model, such as timing of the New Railway Project and ability to penetrate the market in the Chinese Bohai Rim area. Due to the lack of relevant historical data, it is not feasible to model such risks, however they have been outlined further in section 6.3. The two sensitivity parameters were selected as follows:

(i)	Revenue: This metric addresses the Group’s performance in sales volume and average selling price. In particular, under the Base Case, the viability of the Group’s restructuring plan hinges mainly on whether the future coal price will stabilise, and the expected sales volume growth would be achieved; and

(ii)	Gross margin: This is a gauge reflecting the overall profitability of the Group as, under the Base Case, the cost structure of the Group is expected to decrease following the instruction of the New Railway Project;

US$m		% Change in Revenue from Base Case
		-10%	-7.5%	-5.0%	-2.5%
Basis Point Change in Gross Margin	-700.0	(32.2)	(11.4)	8.6	27.9
	-600.0	16.6	38.7	59.8	80.0
	-500.0	64.7	87.7	110.0	131.5
	-400.0	112.2	136.6	160.2	183.1
	-300.0	159.8	185.5	210.4	234.6
	-200.0	207.4	234.4	260.6	286.1
	-100.0	255.0	283.3	310.8	337.6

Source: PwC analysis of Company data

(c)	The sensitivity analysis shown above indicates that, based on the Base Case projections, the Group would have sufficient cash flow generation to repay the proposed new New Secured Notes (as defined in the Company Proposal) under most of the scenarios. The only scenarios where there is insufficient cash flow to repay the New Secured Notes (as defined in the Company Proposal) occur when there is a revenue shortfall of 7.5% or more, combined with gross margin shortfalls of at least 700bps;

(d)	The Joint Provisional Liquidators have further considered the implied recovery to the Senior Lenders and the Noteholders under this sensitivity analysis, as tabulated below:

Total Creditors’ Recovery (Recovery Contributed by 1. New Secured Notes , 2. Cash Sweep Premium, and 3. New Perpetual Notes) (each as defined in the Company Proposal)		% Change in Revenue from Base Case
		-10%	-7.5%	-5.0%	-2.5%
Basis Point Change in Gross Margin	-700.0	64% (54%, 10%, 0%)	66% (56%, 10%, 0%)	66% (56%, 10%, 0%)	88% (57%, 10%, 20%)
	-600.0	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)
	-500.0	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)
	-400.0	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)
	-300.0	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)
	-200.0	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)
	-100.0	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)	88% (57%, 10%, 20%)

Source: PwC analysis of Company data

(e)	These results have been considered in the context of the indebtedness to the Senior Lenders and Noteholders, of approximately US$737,000,000 as at 30 June 2016. The results are shown in terms of a projected recovery rate following repayment of the proposed New Secured Notes, the Cash Sweep Premium, and redemption of the New Perpetual Notes (each as defined in the Company Proposal), based on the assumptions below:

(i)	such New Secured Notes will be repaid by way of a balloon repayment at the end of FY22, being the principal part only;

(ii)	such Cash Sweep Premium payment will be paid according to the Company Proposal, subject to a cumulative cap of US$75,000,000;

(iii)	such New Perpetual Notes will be repaid with remaining cash, if any, by the end of FY22. Any remaining balance not repaid by the end FY22 will be redeemed in FY23;

(iv)	no refinancing is assumed, such that recovery on the New Perpetual Notes and equity will be nil if the Group cannot discharge its obligations under such New Secured Notes by the end of FY22; and

(v)	the analysis considers repayments and creditor recovery on a nominal basis only, given the difficulties in estimating appropriate discount rates for the differing tranches of debt;

(f)	In the Company Proposal as announced by the Company on 8 July 2016, the Senior Lenders and Noteholders will be issued the new shares in the Company equivalent in aggregate to 10% of the Company’s enlarged share capital. Although this has not been factored in the recovery calculation above, it represents an upside to any recovery made by such creditors;

(g)	Assuming a 10% shortfall in revenues and a 700bps shortfall in gross margin, the Senior Lenders and the Noteholders would, in the Company Proposal scenario and based indebtedness to the Senior Lenders and Noteholders as at 30 June 2016,recover 64% of their outstanding balance on a nominal value basis. This compares favourably with the illustrative liquidation recoveries (both on the Piecemeal Approach and the Shared-Based Approach (post tax) scenarios) estimated in Section 6 below and in the Liquidation Analysis at Appendix 3 (Liquidation Analysis) to the Explanatory Statement; and

(h)	If the Base Case performance is achieved, the New Secured Notes (as defined in the Company Proposal) would be fully repaid, with surplus cash balance of US$417,000,000 to redeem the New Perpetual Notes (as defined in the Company Proposal) in FY22 and FY23.

(i)	Given the diverse nature of the creditors involved in terms of their risk profile and consequential internal rate of return, the Joint Provisional Liquidators consider that it may be more appropriate to let the creditors exercise their own discretion to determine the net present value of the different tranches of debt and the shares being offered by the Company.

(j)	Therefore, the illustrative ranges of recovery noted above considers creditor recoveries on a nominal basis only, given the difficulties in estimating appropriate discount rates for differing tranches of debt. No hypothetical value of shares has been attributed to the shares. As a result, the estimated recoveries are not directly comparable with the outcomes estimated in the liquidation scenario analyses in Appendix 3.

6.3	Delivery risk

There are a number of delivery risks inherent in the forecasts, including but not limited to:

(a)	the Group’s total HCC sales volume is projected to increase from 1.9mt in FY16 to 15.4mt in FY22 under Base Case. As discussed above, most of the growth stems from increasing sales in Region 3, as it is assumed that the New Railway Project will allow the Group to significantly suppress its coal transportation costs and open up the market in Chinese Bohai Rim area. However it remains uncertain as to whether such increase in sales would be achievable, and whether it would significantly pressure the Chinese coal sales price;

(b)	without the New Railway Project, the Group will not be in a competitive position to export its coal to the Chinese steel belt, and the completion of the New Railway Project construction is solely dependent on the decision of the Mongolian Government. Accordingly, the timing and execution of the New Railway Project construction represents a significant risk factor in the Company's restructuring proposal;

(c)	Management anticipates that the New Railway Project will generate savings in logistical costs sufficient to reduce cost per tonne from US$15.7 to US$6.6. However, the actual logistical costs, even if the New Railway Project is completed on schedule, will be subject to further negotiation between the Group and the railway operator;

(d)	as discussed above, under the Base Case, the TT Mining Project is expected to improve coking coal production yield from c.51% to c. 63% with its higher coal quality. However, the Joint Provisional Liquidators have not been provided with any reserve report commissioned by the Group. Instead, the assumptions rely on the preliminary feasibility study produced by Glogex LLC in January 2015, which has only limited information on the coal reserve (i.e. type of coal, quality and reserves, etc.); and

(e)	Management expects administrative expenses to stay flat over the projection period. In general, such expenses should be extrapolated incorporating inflationary pressure.

6.4	Impact of the TT Mining Project

(a)	In summary, the impact of the TT Mining Project is expected to be significant in terms of:

(i)	increased production volume;

(ii)	lower production cost;

(iii)	access to higher quality coal; and

(iv)	better infrastructure creating competitive entry to new markets.

7.	Liquidation Analysis

7.1	The Liquidation Analysis comprises an illustrative analysis of the possible outcomes for Scheme Creditors in the event that the Restructuring is not implemented, resulting in a hypothetical liquidation of the Company and resulting in insolvency filings by various of its subsidiaries in their respective jurisdictions of incorporation. Any reference in the Explanatory Statement to the Liquidation Analysis is a summary only. The outputs, methodology and key assumptions underpinning the Liquidation Analysis, together with applicable limitations to the Liquidation Analysis, are set out in more detail in Appendix 3 (Liquidation Analysis) to this Explanatory Statement.

7.2	The Liquidation Analysis illustrates the flow of funds that may arise from the estimated realisations from assets, on an entity by entity basis, and estimated distributions to creditors and shareholders of each entity in a hypothetical liquidation of the Company and its subsidiaries. The Liquidation Analysis reflects the governing insolvency laws and rules applicable to each individual entity based on the jurisdiction in which it is domiciled.

7.3	The Liquidation Analysis is the result of a detailed analysis and diligence completed by the Joint Provisional Liquidators. It was prepared so that the Joint Provisional Liquidators could assess the possible outcome to creditors of the Company and therefore form a view of the estimated net realisations in the event of a hypothetical liquidation. The Liquidation Analysis is based on the unaudited financial position of the Group, as assessed on the basis of individual unaudited balance sheets provided by Management for each entity in the Group, as at 30 June 2016. The Liquidation Analysis is derived from a number of projections and is based upon estimates and assumptions which may vary materially from any eventual outcome in a liquidation scenario.

7.4	The Liquidation Analysis indicates that, if the Restructuring were not to proceed and the Company and its subsidiaries were to file for liquidation or equivalent insolvency proceedings, the potential return to Scheme Creditors would be approximately 7% on a Piecemeal Approach, and approximately 69% on a Shared-Based Approach (before tax, offshore) and approximately 42% on a Shared-Based Approach (after tax, onshore), in each case of the face value of their claims against the Company as at 30 June 2016 (comprising principal and interest outstanding as at that date). This range reflects the Brokers' Consensus regarding price forecast in December 2016. The increase in the recovery of coal prices since the First Progress Report dated 25 August 2016 has been significant. This price increase is reflected in the uplifted estimated recovery range.

7.5	As regards the above noted estimated recoveries on a Shared-Based Approach and the difference between the pre and post-tax estimated recovery:

(a)	the estimated post-tax recovery of 42% is a result of a scenario whereby the sale of shares via an onshore transaction is subject to 30% tax (on transfer of rights), and another 10% VAT under Mongolian law (as to which, see paragraph 5.16 of the Liquidation Analysis at Appendix 3 (Liquidation Analysis) to the Explanatory Statement);

(b)	the estimated pre-tax recovery of 69% is a result of a hypothetical scenario of a sale of the shares via an offshore which theoretically might avoid a charge to tax. However, the JPLs understand from Management that in recent years the Mongolian Government has taken a stricter stance on tax avoidance, such that in several cases taxes are levied even if the transaction is structured offshore. It is therefore difficult to determine whether the Mongolian Government will levy a tax for the sale in an offshore scenario.

7.6	In any event, the Mongolian Government may challenge a sale of the ER Group as envisaged by the Shared-Based Approach due to the perceived significance to the Mongolian Government of the mining rights held by ER. In addition, clause 21.1 of the Investment Law of Mongolia provides that where a foreign government-owned legal entity proposes to acquire or hold 33% or more of the equity interest in any legal entity in Mongolia in the mining sector, approval from the Mongolian Government must be sought.

7.7	Therefore, for the reasons outlined above, the approximate 69% recovery to the Scheme Creditors on a pre-tax, offshore Shared-Based Approach is considered unlikely to be achievable, and the recovery under the Piecemeal Approach is more likely representative of the outcome in a liquidation.

7.8	It should be noted that the actual recoveries to Scheme Creditors in a liquidation of the Company and its subsidiaries will depend on a range of factors and issues and may be better or worse than the estimated returns in the Liquidation Analysis. In addition, the timing of asset realisations being achieved and distributions being made on an entity by entity basis in a liquidation scenario is unknown and likely to vary. Accordingly the Liquidation Analysis should be considered illustrative in nature only and the actual recovery in a liquidation scenario could vary materially from the estimates contained in the Liquidation Analysis (as summarised above).

7.9	Scheme Creditors are encouraged to review Appendix 3 (Liquidation Analysis) carefully in order to ensure they have a clear understanding of the methodology and key assumptions which underpin the Liquidation Analysis and the potential recoveries if the Restructuring does not proceed.

7.10	The percentage range outlined above should be compared with the anticipated return to Scheme Creditors if the Restructuring is completed successfully, as further detailed in paragraph 6 above. As anticipated returns to Scheme Creditors in the latter scenario are likely to be higher than on a liquidation of the Company and its subsidiaries, the Joint Provisional Liquidators are satisfied that the Schemes and the Restructuring are in the best interests of the Scheme Creditors.

Appendix 3

LIQUIDATION ANALYSIS

1.	Basis of Preparation

1.1	In order to gauge the attractiveness of the Restructuring, it is necessary to develop an appropriate comparator, which includes an estimated recovery for the various creditor groups under an insolvent winding up scenario. Accordingly, the Joint Provisional Liquidators have developed a Liquidation Analysis as an illustrative comparator for the creditors in formulating a viable solution that may maximise the potential recoveries. In view of this, the Liquidation Analysis is performed over all 17 entities of the Group based on the Group’s structure as it was at 30 June 2016.

1.2	The analysis is based on documents and information (including but not limited to unaudited management accounts of the individual companies of the Group as at 30 June 2016 with reference to the corresponding breakdowns, relevant contracts, and intercompany positions) provided by the Company. Additionally, discussions with Management were held to discuss information provided by Management to further understand developments since 30 June 2016.

1.3	In practice, any liquidation of the Group would be lengthy, expensive and subject to a high degree of uncertainty. The Joint Provisional Liquidators have assumed a rate of 6% of the total realisable value of the assets as an illustrative provision to cover the costs of liquidation (including associated legal expenses). However, the impact of timing is not included.

1.4	The analysis has been undertaken in order to provide an illustrative comparator, in the context of assessing the viability of the Restructuring. Accordingly, the Joint Provisional Liquidators’ review of the relevant documentation should not be taken to be exhaustive, and the Joint Provisional Liquidators have not, except where stated, sought to verify information via third party sources.

1.5	In conducting this Liquidation Analysis, it has been necessary to develop assumptions on the operation and validity of various security arrangements, and the sale approach by any appointed liquidators. While these assumptions have been developed through consultation with legal advisers, uncertainty remains as to how this would operate in practice. In addition, the Receivers and Delegates may need to be removed in order to enable the realisation process to take place.

1.6	Valuation assumptions are clearly a key element of any liquidation analysis. Given the recent volatility in commodity, and in particular coke markets, any valuation assumptions developed are inherently subject to significant uncertainty.

1.7	No reliance should be placed on the Liquidation Analysis for the consideration or admission of claims for the purpose of any future liquidation processes, in which all claims would be subject to verification and adjudication.

2.	Security Framework

2.1	As at 30 June 2016, the Group is mainly indebted at the Company level to offshore creditors, and at the ERC and Energy Resources level to onshore creditors.

2.2	At the Company level, there are three major creditors:

(a)	the Senior Lenders, whose exposure totalled approximately US$97m (US$93m of outstanding loan principal, and US$4m of accrued interest) pursuant to the Senior Secured Facilities Agreement, as of 30 June 2016;

(b)	the Noteholders, whose exposure totalled approximately US$640m (US$600m of outstanding loan principal, and US$40m of accrued interest) as of 30 June 2016; and

(c)	QGX, whose exposure totalled approximately US$74m (US$72m of outstanding promissory note principal, and US$2m accrued interest) as of 30 June 2016.

2.3	At the ERC level, there is a US$1.8m unsecured loan (US$1.2m of outstanding loan principal, and US$0.6m of accrued interest) from the TDBM. Although, under the relevant facility agreement, the loan is unsecured, the agreement gives TDBM the right to, under liquidation, offset its loans against any deposits and current accounts of ERC at TDBM, which totalled US$11k as of 30 June 2016. As noted in section 5.5(c)(ii) (Debt Structure) of the Explanatory Statement, this has been fully repaid as at the date of the Explanatory Statement. Due to the relative size of the TDRM facility relative to other liabilities, it is considered that the repayment of such facility will have limited influence on the Liquidation Analysis.

2.4	In addition, Energy Resources is indebted to Thiess, the sole contactor of the Group’s mining activities, for US$113m as of 30 June 2016. Details of this indebtedness and other potential contingent claims will be further discussed below.

2.5	According to the Old Intercreditor Agreement, the Senior Lenders and the Noteholders share the Shared Security.

2.6	Pursuant to the Senior Secured Facilities Agreement, the Senior Lenders are additionally secured by the Non-Shared Security, as detailed below:

(a)	Coal Pledge Agreement: The coal collateral herein is defined as "all coal, whether in raw or washed form, whether existing now or in the future and which is stockpiled (whether awaiting washing, processing, shipment or otherwise) at (a) the Ukhaa Khudag mining site, (b) Tsagaan Khad, Javkhlant bag, Khanbogd sum, Umnugovi aimag, Mongolia, and (c) any stockyard built and operated by Energy Resources (or its subsidiaries) near the Gashun Sukhait Mongolia-China border crossing point".

The Coal Pledge Agreement also provides that the pledge includes any proceeds realised from the sale or other conversion of the coal collateral. According to management accounts as of 30 June 2016, the net book value of its existing coal stockpiles under the ER Group is US$14m, with details illustrated below. For comparison purposes, the net book value of all existing coal stockpiles under the Group is US$18m.

As to future stockpiles, the Joint Provisional Liquidators understand that under the current contract terms, once the relevant coal is separated and extracted from the ground and stockpiled, it becomes automatically charged under the Senior Secured Facilities Agreement. However, it would appear that these arrangements do not give the Senior Lenders the security rights over all the unmined coal reserves, as the Joint Provisional Liquidators understand that under Mongolian law, notwithstanding relevant mining licences, underground resources remain assets of the Mongolian Government. The mining licences only allow companies to separate and extract resources from the ground, at the point where the relevant resources are separated and extracted do they become the property of the Company.

Further, the Joint Provisional Liquidators understand that under Article 154.4 of Civil Code under Mongolian law, a security interest over future assets is only created when future assets come into existence and are owned by the pledgor. Given the above, the charge over future stockpiles would have nil value under the scenario where operations standstill upon liquidation. However, where operations are assumed to run down gradually over time (if that would be possible in the current circumstances, and noting in particular the reliance on Thiess), the value of the pledge is uncertain.

Details (Storage Location)	Inventory Volume (Tonnes)	Net Book Value (US$ ‘000)
Hard Coking Coal (Tsagaan Khad)	86,577	3,803
Hard Coking Coal (Ukhaa Khudag)	19,376	666
Middlings (Tsagaan Khad)	335,495	1,990
Middlings (Ukhaa Khudag)	711,289	-
Raw Coal Grade A (Ukhaa Khudag)	37,345	426
Raw Coal Grade B (Ukhaa Khudag)	44,892	513
Raw Coal Grade C (Ukhaa Khudag)	859,858	6,876
Total		14,274

Source: Management’s figures

(b)	Assignment of ER HCC contracts: The covenant provides that the aggregated nominal value of the assigned contracts for the sale of clean HCC must be at least 150% of the outstanding amount under the Senior Secured Facilities Agreement. The Group operates by entering into long-term master sales contracts with customers, specifying base price, quantity and quality of the coal to be supplied. However, the actual transactional price and delivery date remains open until the corresponding addendum contract is executed. Originally the Group assigned three master sales contracts to the Senior Lenders. However two of them have expired, such that as of 30 June 2016, only one of the assigned master sales contracts remains, namely the contract with Inner Mongolia Qinghua Group ("Qinghua Group"). The remaining contract provides for sales of 2mt of clean coal per annum over the period from 2014 to 2016 at a base price of CNY550 per tonne. Based on the prevailing exchange rates, the contract size is c. US$166m. However, according to Management, no addendum contract was entered into with Qinghua Group which has not demanded product delivery. We note that the Group failed to comply with the Security Coverage Ratio requirement under the Senior Secured Facilities Agreement.

(c)	Collection Account Charge: Two of Energy Resources' collection accounts and one of the Company's collection accounts with BNP Paribas Hong Kong have been pledged. The covenant provides that all contract proceeds from ER HCC contracts must be deposited into the accounts, with no less than US$40m cash (reduced by a waiver letter dated 4 September 2015) flowing through the accounts in any 3-month period. Two contracts have expired, and the remaining contract with Qinghua Group has generated minimal revenue. Sales proceeds flowing through the collection accounts have been extremely limited. As of 30 June 2016, US$1.8k was in the accounts. We note that the Group failed to comply with the deposit requirements as stated above.

(d)	Cash Collateral Account Charge: The Company has also separately pledged three accounts with BNP Hong Kong to the Senior Lenders. However, as of 30 June 2016, these accounts have zero balances.

3.	Guarantee Framework

3.1	It is understood that pursuant to the Senior Secured Facilities Agreement, the obligations of each Old Facility Subsidiary Guarantor will not be affected by the taking of any security over assets of the Company. As such, it is expected that the Senior Lenders will file a claim against each Old Facility Guarantor for the full amount of their claim, which stands at US$97m (US$93m of outstanding loan principal, and US$4m of accrued interest) as of 30 June 2016. Similarly, it is also expected that the Noteholders would file a claim against each of the Old Notes Subsidiary Guarantors for the full amount of their claim, which stands at US$640m (US$600m of outstanding note principal, and US$40m of accrued interest) as of 30 June 2016.

3.2	There is no guarantee for the Promissory Notes.

3.3	According to the amendment agreement dated 28 December 2015, payables of Energy Resources to Thiess (the sole mining contractor), are guaranteed by the Company subject to a maximum amount of US$60m.

Guarantor	Senior Lenders pursuant to Senior Secured Facilities Agreement	Old Notes	Payable to Thiess
MMC	n.a. (Borrower)	n.a. (Borrower)	√
MCCL	√	√
MCCS	√	√
ERC	√	√
Energy Resources	√	√	n.a. (Debtor)
ERM(1)		√
TG(1)	√	√

Note (1): On 27 January 2017, ERM and TG were merged into Energy Resources. As none of them has material assets nor operations except for intercompany receivables, the JPLs are of the view that impact of such on the liquidation analysis is not material.

4.	Key Assumptions on Piecemeal Approach

4.1	When carrying out the Liquidation Analysis, the conventional bottom-up asset-by-asset liquidation approach (the "Piecemeal Approach") has been adopted, whereby realisation of assets is expected to start from the lowest level subsidiaries, with proceeds flowing upwards to immediate shareholding entities through channels such as intercompany balances, shareholder’s loans, or residual equity value. It assumes that the Company's mining licenses will be voided by the Mongolian Government in the event of an operational standstill and the resulting unfulfillment of legal obligations (including legal environmental obligations) following the commencement of liquidation of the Company.

4.2	In view of the market conditions, there is a lack of reliable, comparable transaction data on which to base valuation assumptions, such as the multiples and marketability discounts. As a result, given the limited data available the approach has been to apply discounts to book value based on discussions with industry experts and Management. The figures derived should therefore be treated as illustrative only and do not comprise a valuation. Key assumptions relating to the Group’s assets are detailed below.

4.3	Mining rights:

As of 30 June 2016, total net book value of the Mining Licences was US$495k, mainly representing the capitalised application fee. It is understood that the commencement of liquidation proceedings is not an automatic ground to terminate a mining licence under Article 56 of the Minerals Law of Mongolia (the "Minerals Law"). In general, under the Minerals Law, as long as a licence holder pays its licence fees and complies with its obligations relating to environmental reclamation, the mining licence should remain in effect. However, it is understood that under Mongolian law, a mining licence cannot be sold on a stand-alone basis. Pursuant to Clause 49.3 of the Minerals Law, a mining licence could be transferred to another Mongolian entity along with the relevant mine and mining machines and equipment (the "Bundled Sale"). It is assumed that such a Bundled Sale will be executed outside the Mongolian bankruptcy framework, but instead under the direction of the liquidator at the Company level. Although all mining equipment is currently owned by Thiess via an operating lease arrangement, the Joint Provisional Liquidators are of the view that Thiess would be indifferent to any potential Bundled Sale if it is appropriately compensated in the liquidation. However, the payments required to be made to Thiess may discourage a potential purchaser. Pursuant to the Senior Secured Facilities Agreement and under the Old Notes, the Bundled Sale of the mining operations would require creditors’ consent. If the Bundled Sale proceeded without creditors’ consent, the buyer would have potential exposure for tortious interference with contractual obligations. A Bundled Sale is considered unlikely. It follows that under the Piecemeal Approach, the mining licence would be revoked as mining operations would cease. By contrast, the share-based sale approach, which is discussed later, assumes the business is sold as a going concern, with mining licenses intact. In this regard, the recoverability of these mining licences is expected to be nil. This is a significant and material assumption, the impact of which affects the recoverability of other associated mining assets.

4.4	Mining properties at the UHG mining site:

Mining properties, carried at a net book value of US$231m as of 30 June 2016, mainly comprise the stripping activity assets. As discussed above, given the hypothetical case whereby the mining licences are revoked by the Mongolian Government, recovery is expected to be limited given their immovability and lack of alternative use. Any potential purchaser of the site would also have to be the future operator of the UHG mine. As such, a recovery ratio of 10% based on their respective net book value is assumed.

4.5	Supporting facilities to the UHG mines:

In order to support its operations in the UHG mine, the Group established a number of coal handling and preparation plants, water facilities and power plants at adjacent locations. These operations are mutually dependent and would be realised together on a combined basis to enhance recoveries. However, given the geographical remoteness of the mine, in the event that the mining licenses are revoked by the Mongolian Government upon liquidation under the criteria as discussed under section 4.1 above, recovery of those supporting facilities is expected to be minimal due to limited alternative uses. A recovery ratio of 10% is assigned to the relevant assets.

4.6	Tavan Tolgoi airport:

According to Management, this is a full-scale airport 12km located away from the UHG mine which is wholly-owned by the Group. However, given the depressed coal market, operations at the airport ceased in the first half of 2014 as part of the cost reduction exercise. Given its geographical remoteness, the only possible buyer of this asset will be the future operator of the TT Mining Project. As such, a recovery ratio of 10% is assigned.

4.7	Other infrastructure:

This consists mainly of paved roads between BN and UHG, as well as UHG and the Tavan Tolgoi airport. Given the limited alternative use for this infrastructure other than to link up the UHG mine with other key infrastructure, a recovery ratio of 10% is assigned.

4.8	Construction in progress:

The key asset under this category represents the Naimdai water supply system project, which is part of the effort for the Group to expand its coal processing capacity. Given the geographical remoteness of the mine and the limited alternative uses of these supporting facilities, a recovery ratio of 10% has been assigned to the relevant assets.

4.9	Investment in associates:

According to Management, the Group has the following investment in associates. As financial information for these associates have not been sighted, and given uncertainties around ability to monetise these underlying investment positions, nil recovery has been assumed.

(a)	33.3% interest in International Technical College LLC, which runs a vocational school to supply the Group with skilled workforce;

(b)	16.5% interest in International Medical Centre LLC, which runs a healthcare centre in the UHG area for its employees and relatives;

(c)	17% in Gashuun Sukhait Railway LLC, which was originally set up to construct and operate the New Railway Project after the Group was chosen as the preferred bidder for the TT Mining Project in 2014; and

(d)	40% in Gashuun Sukhait Road LLC, which provides maintenance service for the UHG-Gashuun Sukhait paved road.

4.10	Machinery and equipment:

The Group currently leases most of its mining equipment from Thiess on an operating lease arrangement. According to the leasing contract, in the event of early termination, Thiess has the option to retain the mining equipment, or to sell all the equipment to the Group at net book value per Thiess’ accounting records, which as of 30 June 2016 was US$232m. Under a liquidation scenario, it is unlikely that the Group will have sufficient cash to settle the payments to Thiess to acquire the equipment. In this regard, the Joint Provisional Liquidators assume that Thiess will retain the mining equipment or sell to a third party. Hence, as it is assumed that the Group will not obtain the ownership of the equipment, there will be nil recovery for these assets. Other potential contingent liabilities in respect of Thiess will be further discussed below.

4.11	Lease prepayments:

The lease prepayments are made to the Mongolian Government for the use of land in the UHG mining area as well as the warehouse facility at TKH. According to Management, there is no relevant regulation governing the sale of land use rights in Mongolia. To be prudent it is considered that such rights are not transferrable for value. It is understood this has historically been the practice of the Mongolian Government to settle its liabilities of this nature by granting tax credits rather than cash. Accordingly, these prepayments are expected to be non-refundable. Nil recovery is assumed.

4.12	Coal inventory:

As of 30 June 2016, the Group has 2.4mt of coal inventory on a consolidated basis, which includes HCC, middlings coal, and raw coal of different grades (i.e. A, B and C grade), with total book value of US$18m. The Joint Provisional Liquidators understand that all coal stockpiles held by Energy Resources, with net book value totalling US$14m, are pledged to the Senior Lenders. Management are of the view that, among all inventory holdings, only HCC and grade A raw coal are marketable. They further provide that the latest book value has already been subject to impairment testing which account for the latest market price and potential realisation costs such as transportation, exporting fee, royalty and other processing expenses. Accordingly, the Joint Provisional Liquidators are assuming a 50% recovery for both HCC and grade A raw coal inventory to account for potential discount under a fire-sale scenario. As for grade B and C raw coal, they have little realisable value as they can only be used via blending with higher grade raw coal into products of higher value. In this regard, nil recovery has been assumed for grade B and C raw coal inventory. Nil recovery has also been assigned for middlings coal. According to Management, given the depressed coal market there is no market appetite for middlings coal. Indeed, the Group has not been selling any middlings coal since FY15.

A summary of inventory details is provided below, including the total estimated realisable value of US$4m, of which US$2m is pledged to the Senior Lenders.

Note (1): Coal stockpiles held by MCCL and Tianjin Zhengcheng Import and Export Co., Ltd have already been shipped to respective selling agents.

Note (2): Tianjin Zhengcheng Import and Export Co., Ltd is 51% owned by the Group.

Source: PwC analysis

4.13	Accounts receivable:

According to the accounts receivable ageing schedule provided by Management, 82% of the balance of the accounts receivable on a consolidated basis is due in less than 90 days, and 100% of the same is due within 180 days. In view of the age profile, 80% recovery is assigned to this item.

4.14	Tax receivable:

As of 30 June 2016, the Group has US$17m of tax receivable. According to Management, the coal mining industry is exempted from value-added taxes ("VAT") under Mongolian law and, as such, the Company may claim VAT refunds from the Mongolian Government. VAT is borne when purchasing goods and services from suppliers. However, it has been the practice of the Mongolian Government not to settle such tax receivable in cash, but by offsetting the same against future tax liabilities that the Group may incur (after performing an appropriate tax audit). In liquidation such tax receivable will not be recoverable in cash. A nil recovery rate is therefore assigned.

4.15	Cash:

It is understood that ERC has a bank loan of US$1.8m (US$1.2m of outstanding loan principal, and US$0.6m of accrued interest) with the TDBM, which holds US$11k in the same bank in current accounts. According to the loan agreement, in the event of liquidation TDBM will have the right to offset its loan outstanding with the deposits. As such, it is assumed such bank deposits will be fully offset by TDB and therefore would not form part of the assets available for unsecured creditors of this entity.

4.16	Liquidation fees:

As it is uncertain regarding the costs of the liquidation and associated legal expenses would be, a rate of 6% of the total realisable value of the assets has been applied as an illustrative provision for these costs.

4.17	Tax liabilities:

Tax liabilities are assumed to be paid in full ahead of the distribution to ordinary unsecured creditors, i.e. as a preferential creditor.

4.18	Contingent liabilities to Thiess:

As noted above, according to the operating leasing contract with Thiess, the Group may be required to buy back all the mining equipment at the UHG mining sites owned by Thiess at US$232m, being the net book value per Thiess’ book. However, the Joint Provisional Liquidators are aware that as the Group is not expected to have sufficient cash for the buyback, Thiess is likely to exercise the option to retain the equipment. However, the Group will still be required to compensate Thiess for its cumulative costs incurred to set up its operations at the mining site, which are estimated by Management at US$206m as of 30 June 2016. This contingent liability at the Energy Resources level will rank pari passu with all the other unsecured creditors of Energy Resources. Please note that the contingent claim from Thiess is still subject to verification and adjudication.

4.19	Guarantee claims from creditors:

Pursuant to the Senior Secured Facilities Agreement, the obligations of each guarantor will not be affected by the taking of any security over assets of the borrower. As such, it is assumed that the Senior Lenders will claim the full extent of their indebtedness against each of them, which stands at approximately US$97m (US$93m of outstanding loan principal, and US$4m of accrued interest) as of 30 June 2016. Given the lack of physical collateral for the Noteholders (save for the pledged shares in MCCL and MCCS), it is expected that the Noteholders will submit a claim in respect of their indebtedness against each of the Old Notes Subsidiary Guarantors, which stands at US$640m (US$600m of outstanding principal and US$40m accrued interest) as of 30 June 2016.

4.20	Intercompany balances and shareholder’s loans:

Both items are expected to rank pari passu with all the remaining unsecured creditors when the corresponding recovery for each entity of the Group is calculated.

5.	Alternative Liquidation Scenario – Share-Based Approach

5.1	In order to consider options to maximise recovery, the sale of the ER Group as a going concern has been considered (the "Shared-Based Approach") as an alternative liquidation scenario, i.e. ERC is put into bankruptcy and sells the shares of the ER Group in connection with such bankruptcy proceeding, while the ER Group is not put into bankruptcy. There is significant synergy between different assets of the ER Group, however, it is anticipated that such a sale will be difficult to achieve given that:

5.2	Under Clause 5.4 of the Mongolian Minerals Law, the Mongolian Government may participate up to 50% jointly with a private legal entity in exploitation of a mineral deposit of strategic importance where the reserves are determined through state-funded exploration. According to Management, the ER Group was able to circumvent this rule for its UHG mine in FY08, by surrendering 5 mining licences to the Mongolian Government. In the scenario where ER Group is sold, however, it is possible the above agreement would be revoked, such that the buyer has to accept the Mongolian Government as its 50% equity partner. This requirement alone is expected to restrict the pool of interested potential investors.

5.3	On commercial grounds, given that the Energy Resources and some of its subsidiaries have granted guarantees of the Company indebtedness under the Old Notes and pursuant to the Senior Secured Facilities Agreement, any sale will be unlikely if such guarantees are not released. Release of any guarantee under the Old Notes requires 100% consent from all Noteholders, which is likely to be impossible to obtain without a scheme of arrangement relating to the Company.

5.4	Similarly, pursuant to the Senior Secured Facilities Agreement, all the existing and future coal stockpiles are pledged to the Senior Lenders. As a result, the Senior Lenders will effectively have the right to enforce their security rights over the coal inventories of Energy Resources at any time, unless the loan is fully settled or the pledges are released.

5.5	Additionally, both Noteholders’ and the Senior Lenders’ consents must be sought for the sale. Otherwise it will constitute a breach of the asset sales covenant under the Old Notes Indenture and pursuant to the Senior Secured Facilities Agreement. As a remedy, the creditors may be able to apply for a court-ordered injunction to prevent such a sale, or if the injunction order is not sought, to sue the buyer for tortious interference with contractual relations.

5.6	Due to the depressed international commodity market, Management is of the view that the likelihood for larger miners to acquire the ER Group is limited, albeit this view is subject to further verification.

5.7	Merger and acquisition activity in coal mining industry has been depressed in recent years, due to the market downturn with only a limited number of cases around the world.

5.8	According to Clause 21.1 of the Investment Law of Mongolia, where a foreign government-owned legal entity proposes to acquire or hold 33% or more of the equity interest in any legal entity in Mongolia in the mining sector, approval from the Mongolian Government must be sought. This requirement is expected to further complicate or frustrate any sale.

5.9	In terms of operational feasibility, it is understood that Thiess is critical to the Group’s mining operations, as it provides and maintains all the mining equipment on an operating lease basis, and coordinates all the mining efforts. The ongoing commitment by Thiess will be critical to the continued operations of the ER Group if a sale takes place. The Joint Provisional Liquidators have not verified Thiess' position in such circumstances.

5.10	It is assumed that upon sale of the equity interest of Energy Resources, the ER Group will not be able to secure the TT Mining Project. According to Management, one of the reasons that the Group was chosen as the preferred bidder was due to the current Management’s successful track record of major projects in Mongolia. In the absence of a successful restructuring at the Company level, it would be difficult for the ER Group alone (with new controlling shareholder) to progress the TT Mining Project. On this basis, if a third party were to acquire Energy Resources' shares, due to the change of control, there would be significant uncertainties over any new investor’s ability to win the support of the Mongolian Government as well as to secure the TT Mining Project.

5.11	Other alternative liquidation analysis approaches are considered to be less relevant, as the Joint Provisional Liquidators believe the two approaches above have covered the best and worst scenarios.

5.12	Unlike the Piecemeal Approach liquidation analysis, the Share-Based Approach assumes the business is sold as a going concern, with mining licenses intact.

5.13	As discussed above, there are limited reliable data available with respect to valuation metrics, such as comparable multiples and marketability discounts. This limited number of comparable transactions reflects the shallow pool of potential buyers. In these circumstances, the Joint Provisional Liquidators consider that a discounted cash flow ("DCF") is the most appropriate approach basis for estimating value, and is particularly relevant for single-asset miners such as the Company.

5.14	The Company and its financial advisers, J.P. Morgan Securities (Asia Pacific) and SC Lowy Financial (HK) Ltd, have developed a DCF valuation of the ER Group, based on the cash flows projected under the Downside Case, using a 15% discount rate. With regard to this valuation, the Joint Provisional Liquidators note that:

(a)	use of the downside case, rather than the base case, as scenario for the DCF valuation appears appropriate on the basis that the Joint Provisional Liquidators consider it unlikely that the TT Mining Project and New Railway Project transaction would be "priced-in" to any sale of the shares, given the uncertainty of consummating those transactions following a liquidation sale; and

(b)	the 15% discount rate, while higher than the typical weighted average cost of capital for miners, represents a risk premium given the Groups current loss making performance and the long-term uncertainties in the HCC market.

5.15	Accordingly, for the purposes of the Shared-Based Approach Liquidation Analysis, the Joint Provisional Liquidators have used the Company’s DCF valuation for illustrative purposes.

5.16	In addition, the following assumptions have been applied under the Share-Based Approach:

(a)	The guarantee obligations of Energy Resources and some of its subsidiaries are released in order to facilitate the sale.

(b)	The pledge/assignment regarding the Non-Shared Security by Energy Resources and relevant covenants are released to facilitate the sale.

(c)	The shareholder’s loans made to and intercompany receivables from any members of the ER Group will be waived to facilitate the sale.

(d)	The sale of shares will be effected at the Energy Resources level, such that all sales proceeds, net of the transactional costs, will be distributed to ERC. Total sale proceeds before tax, as estimated by the discounted cash flow valuation as discussed above in Points 4 and 5, are estimated at approximately US$253m. This is higher than the original estimate of US$90m following the recent increase in coal prices.

(e)	Pursuant to Clause 17.1 of the Corporate Income Tax Law of Mongolia (the "CIT Law"), income generated from sale of shares is subject to a tax rate of 10%, determined by the difference between the sales proceeds and the initial purchase price. However, in practice, the Mongolian tax authority considers a sale of shares in a company holding a mining licence, such as Energy Resources, as a "sale of rights", the income from which is subject to a 30% tax rate under Clause 17.2.7 of the CIT Law. In this regard, a 30% tax rate has been assumed.

(f)	Similarly, if the Mongolian tax authority considers the sale a "sale of rights", the sales proceeds will be subject to a 10% value added tax (see Clause 11.1 of the VAT Law). In this regard, a 10% VAT has been applied to sales proceeds.

(g)	Pricing information adopted has been updated to reflect the Brokers' Consensus price forecast in December 2016.

6.	Key Assumptions on Inter-creditor Positions

6.1	Under the Old Intercreditor Agreement, the Senior Lenders and the Noteholders share the security rights over 100% of the shares of MCCL and MCCSARL on a pari passu basis. Hence, this liquidation analysis assumes any residual equity value of MCCL and MCCSARL, after honouring all their respective liabilities, will be split by the Senior Lenders and Noteholders on a pro rata basis according to their respective outstanding claims against the Company.

7.	Possible Range of Recoveries to Financial Stakeholders

7.1	The table below illustrates the possible recoveries estimated for the major offshore creditors under the two different liquidation scenarios (based on the financial positions of the Group as at 30 June 2016): the Piecemeal Approach and the Share-Based Approach (both onshore and offshore).

Source: PwC analysis

7.2	Under the Piecemeal Approach, most of the recovery will come from Energy Resources, which is the most asset-rich subsidiary within the Group. The recovery proceeds would flow to the offshore creditors as below:

(a)	by way of guarantee extended by Energy Resources to cover the obligations of the Company to the Senior Lenders and the Noteholders; and

(b)	through repayment of a shareholder’s loan made by the Company to Energy Resources, which will rank pari passu with the unsecured creditors at the Energy Resources level. Around US$18m will be channelled from Energy Resources to the Company directly. These proceeds will then be shared by the Senior Lenders, the Noteholders and QGX on a pari passu basis.

7.3	As for the Non-Shared Security pledged to the Senior Lenders, due to the low realisable value and the minimal balance in the deposits account, estimated recovery from these asset pledges will be around US$2.4m. As such, the recovery rates of the Noteholders and the Senior Lenders will be similar at 7% and 8% respectively.

7.4	Under the Share-Based Approach, it is assumed that the disposal will take place at the Energy Resources level. In this regard, all disposal proceeds would flow to ERC. Under this scenario, asset recovery proceeds would mainly flow to the offshore creditors in the following three ways:

(a)	by way of the guarantee extended by ERC, both the Senior Lenders and the Noteholders will submit claims under their guarantee;

(b)	through repayment of shareholder’s loan by ERC to MCCSARL, which will rank pari passu with all unsecured creditors at the ERC level, around US$45m will be channelled from ERC to MCCSARL directly. These proceeds will then be shared by the Senior Lenders, the Noteholders, and the unsecured creditors at the MCCSARL level, being MCCL and the Company; and

(c)	proceeds flowing from MCCSARL to MCCL will be split by the Noteholders and the Senior Lenders, while those flowing to the Company will be split by the Noteholders, the Senior Lenders and QGX.

7.5	However, no upside is assumed from any negotiated payments required to release the relevant charges and guarantee obligations from the ER Group.

7.6	The sale of ER Group via an onshore transaction as a whole should achieve a higher liquidation value but the income will be subject to 30% tax (on transfer of rights), and another 10% VAT. Following the recent increase in coal prices, the recovery for the both Noteholders and the Senior Lenders is expected to be approximately 42% on a post-tax basis for such onshore transaction.

7.7	For illustrative purposes, the Joint Provisional Liquidators have also considered a sale of the shares via an offshore transaction as this transaction might avoid a tax charge. Under such scenario, the estimated recovery for the Noteholders and the Senior Lenders would be approximately 69% on a pre-tax basis. However, according to Management, the Mongolian Government in recent years has taken a stricter stance on tax avoidance, such that in several cases taxes are levied even if the transaction is structured offshore. It is difficult to determine whether the Mongolian Government will levy a tax for the sale in an offshore scenario. This range reflects Brokers' Consensus regarding the price forecast in December 2016. The increase in the recovery of coal prices since the First Progress Report dated 25 August 2016 has been significant. This price increase is reflected in the uplifted estimated recovery range. Based on the additional assumption on the release of guarantees and collateral obligations of the ER Group in order to facilitate the sale, the recoveries for the Noteholders and Senior Lenders are assumed to be even, on the basis that consent would be required for each of these parties. In practice, the relative bargaining positions of these parties could potentially result in a different allocation of these recoveries. However, for the purpose of this analysis, there is no basis for determining the result of such a negotiation.

7.8	In addition and in any event, the Mongolian Government may challenge a sale of the ER Group as envisaged by the Shared-Based Approach due to the perceived significant value to the Mongolian Government of the mining rights held by ER, and because clause 21.1 of the Investment Law of Mongolia provides that where a foreign government-owned legal entity proposes to acquire or hold 33% or more of the equity interest in any legal entity in Mongolia in the mining sector, approval from the Mongolian Government must be sought. As such, for the reasons outlined above, the approximate 69% recovery to the Scheme Creditors on a pre-tax, offshore Shared-Based Approach is considered unlikely to be achievable, and the recovery under the Piecemeal Approach is more likely representative of the actual outcome in a liquidation.

Appendix 4

2016 INTERIM REPORT

Appendix 4

2016 INTERIM REPORT

5766630.24 M5707.H13569

[IMAGE OMITTED]

CONTENTS

Company Profile	2
Mission, Vision and Values	4
Corporate Information	6
Group Structure	8
Management Discussion and Analysis	9
Corporate Social Responsibility	35
Disclosure of Information	38
Consolidated Statement of Comprehensive Income - Unaudited	45
Consolidated Statement of Financial Position - Unaudited	47
Consolidated Statement of Changes in Equity - Unaudited	49
Condensed Consolidated Cash Flow Statement - Unaudited	50
Notes to the Unaudited Interim Financial Report	51
1
Glossary and Technical Terms	86

COMPANY PROFILE

Mongolian Mining Corporation (In Provisional Liquidation) (“MMC” or the “Company” and together with its subsidiaries, the “Group”) (Stock Code: 975) is the largest producer and exporter of high-quality washed hard coking coal (“HCC”) in Mongolia. MMC owns and operates the Ukhaa Khudag (“UHG”) and the Baruun Naran (“BN”) open-pit coking coal mines, both located in the Umnugobi aimag (South Gobi province), Mongolia.

2

[image omitted]

MISSION, VISION AND VALUES

OUR MISSION

To undertake safe and profitable mining and processing of mineral resources while promoting the development of Mongolia, through combination of modern technology and human endeavor

OUR VISION

We strive to become a leading mining company in the region by maximising value for our shareholders and for the communities where we operate

OUR VALUES AND OBJECTIVES

4

WE RECOGNISE THAT PEOPLE ARE OUR KEY ASSET. THEREFORE:

WE BELIEVE THAT WE ARE COMMITTED

MODERN AND COST-EFFICIENT TO ENVIRONMENTAL

TECHNOLOGY WILL BRING SUSTAINABILITY IN OUR

SUSTAINABLE GROWTH AND OPERATIONS. THEREFORE:

PROSPERITY. THEREFORE:

MMC places the safety of our	MMC aims to use technology	MMC strives to
personnel the highest priority	and innovate in the same	minimise the impact of
	to produce quality products	our operations on the
	safely at the lowest cost	environment
As a responsible employer,	MMC continues to contribute	MMC complies with all
MMC provides equal	to the development of	required environmental
employment opportunities	technical standards in the	standards, and take
within a meritocratic	global extractive industry	further measures to
workplace		prevent and mitigate
potential environmental
impact

Mission, Vision and Values

WE ARE COMMITTED TO	WE ARE COMMITTED TO	WE BELIEVE SOUND
	TRANSPARENT AND FAIR	5
SOCIALLY RESPONSIBLE		CORPORATE GOVERNANCE
MINING PRACTICES.	BUSINESS PRACTICES.	IS A CORNERSTONE OF
THEREFORE:	THEREFORE:	MMC’S MANAGEMENT AND
OPERATIONS. THEREFORE:
MMC strives to build	MMC fosters mutually	MMC complies with the best
mutually beneficial	beneficial relationships	international practices
relationships with local	with our suppliers and
communities and officials	contractors
MMC contributes to social	MMC develops, maintains	MMC continues to
development through	and values long-term	cultivate a culture of good
community development	relationships with our	corporate governance as an
initiatives and other	customers	integral part of its ongoing
programs		organisational development

CORPORATE INFORMATION

BOARD OF DIRECTORS

COMPANY SECRETARY

6

Executive Directors

Odjargal Jambaljamts (Chairman)

Battsengel Gotov (Chief Executive Officer)

Non-Executive Directors

Oyungerel Janchiv

Od Jambaljamts

Gankhuyag Adilbish

Independent Non-Executive Directors

Khashchuluun Chuluundorj

Unenbat Jigjid

Chan Tze Ching, Ignatius

Ng Sin Yee, Clare

INDEPENDENT AUDITOR

KPMG

8th Floor, Prince’s Building

10 Chater Road

Central, Hong Kong

AUTHORISED REPRESENTATIVES

Battsengel Gotov

Ng Sin Yee, Clare

LEGAL ADVISERS

Davis Polk & Wardwell

REGISTERED OFFICE

18 Forum Lane, Camana Bay

PO Box 258

Grand Cayman, KY1-1104

Cayman Islands

PRINCIPAL PLACE OF BUSINESS IN HONG KONG

Level 54, Hopewell Centre

183 Queen’s Road East

Hong Kong

HEADQUARTERS AND PRINCIPAL PLACE OF BUSINESS IN MONGOLIA

16th Floor, Central Tower

Sukhbaatar District

Ulaanbaatar 14200

Mongolia

18th Floor, The Hong Kong Club Building 3A Chater Road, Hong Kong

Economic & Legal Consultancy LLP 6th Floor, Shonkhor Tower

Genden Street 16

Sukhbaatar District

Ulaanbaatar 211213

Mongolia

Conyers Dill & Pearman

2901, One Exchange Square

8 Connaught Place

Central, Hong Kong

Corporate Information

PRINCIPAL SHARE REGISTRAR

AND TRANSFER OFFICE

Royal Bank of Canada Trust Company

(Cayman) Limited

4th Floor, Royal Bank House

24 Shedden Road, George Town

Grand Cayman KY1-1110

Cayman Islands

HONG KONG SHARE REGISTRAR
Computershare Hong Kong Investor Services
Limited
Shops 1712-1716, 17th Floor
Hopewell Centre
183 Queen’s Road East	7

Wanchai, Hong Kong
COMPANY WEBSITE
www.mmc.mn
STOCK CODE
975

GROUP STRUCTURE (as at 30 June 2016)

Mongolian Coal Corporation
Limited (Hong Kong)
100%
8

	Tianjin Zhengcheng Import and			Baruun Naran S.à.r.l.			Mongolian Coal Corporation
		Export Trade Co., Ltd.			(Luxembourg)		S.à.r.l. (Luxembourg)
			(China)		100%			100%
51%

				Khangad Exploration			Energy Resources
					LLC (Mongolia)		Corporation LLC
					100%			(Mongolia)
100%

				Tavan Tolgoi Power Plant			Energy Resources LLC
				Water Supply LLC (Mongolia)				(Mongolia)
					100%			100%

	United Power	Ukhaa Khudag	Enrestechnology LLC	Tavan Tolgoi	Gobi Road	Transgobi	Energy Resources	Energy Resources
	LLC	Water Supply LLC	(Mongolia)	Airport LLC	LLC	LLC	Mining LLC	Rail LLC
	(Mongolia)	(Mongolia)	100%	(Mongolia)	(Mongolia)	(Mongolia)	(Mongolia)	(Mongolia)
100%		100%		100%	100%	100%	100%	100%

MANAGEMENT DISCUSSION

AND ANALYSIS

INDUSTRY OVERVIEW

According to the data released by the World Steel Association (“WSA”), in the first half of 2016, China’s crude steel production reached 399.6 million tonnes (“Mt”), which decreased by 1.1% from the same period in 2015.

Industry sources indicated that China has reduced its steel production capacity by 13 Mt in the first half of 2016, which accounts for about 30% of the planned target for this year. The Ministry of Industry and Information Technology (“MIIT”) stated that the Chinese government remains fully committed to meet its policy targets for steel production capacity cuts, and as such, one may expect that the officials will intensify the enforcement measures for the remaining period of the year.

It was estimated by China Coal Resource (“CCR”) that the domestic steel consumption decreased by 5.4% on a year-on-year basis to 338.3 Mt in the first half of 2016 from 357.5 Mt recorded in the corresponding period in the previous year.

With shrinking domestic steel consumption, Chinese steel producers continue to focus on exports to international markets and Chinese steel export increased to 57.1 Mt, representing 9.0% increase in the first half of 2016. However, this leads to the elevated tensions with other nations and corresponding anti-

9

dumping allegations and investigations on such practices. Recently the European Union (“EU”) announced that it will impose anti-dumping custom duties for products imported from multiple Chinese and Russian steel producers.

Following the decrease in the domestic crude steel production, China’s coke production decreased by 4.7% on a year-on-year basis in the first half of 2016 to 215.2 Mt according to CCR. Coke exports from China remained at high level of 4.8 Mt in the first half of 2016, representing a 0.1% year-on-year increase.

According to CCR, China’s coking coal consumption was 258.9 Mt in the first half of 2016, representing a 2.6% drop from the same period in the previous year. Subsequently, the domestic coking coal production decreased to 210.2 Mt as a result of sluggish demand and coal production capacity cuts.

In order to balance demand and supply from cost competitive sources, Chinese coking coal imports increased by 25.0% on a year-on-year basis to 27.0 Mt in the first half of 2016, which to a certain extent contributed to the stabilization of market prices for coking coal in the international markets.

As such, Australia, the largest coking coal supplier to China, increased its volume supplied by 21.4% on a year-on-year basis to 13.2 Mt in the first half of 2016, followed by Mongolia which increased its volume by 44.7% to 9.0 Mt in the first half of 2016. Australia and Mongolia continue to dominate the coking coal volumes imported to China with combined market share reaching 82.3% by coking coal import volumes compared to 79.1% reported for the first half of 2015.

Note: Due to rounding, discrepancy may exist in year-on-year percentage change.

Management Discussion

and Analysis

OPERATING ENVIRONMENT

Legal Framework

On 1 February 2016, the Government of Mongolia (“GoM”) issued Resolution No.81 revising the pricing determinants for mineral products exported by mining license holders from Mongolia used for royalty calculations. For coal exports, two sources are identified: (i) contract price; and (ii) market index source as indicated under http://www.sxcoal.com.

Mining license holders exporting coal are allowed to pay their royalties based on their actual contract pricing, which shall be adjusted with reference to the closest border crossing point used for export from Mongolia. If mining license holders fail to comply with the respective requirements for royalty calculation based on their contractual prices, the royalty payable will be calculated according to the benchmark reference price which will be determined by the relevant authorities, based on the information obtained from the market index source.

On 28 March 2016, the GoM issued Resolution No.179 to adopt a template agreement for community cooperation as stipulated under the Minerals Law, with such agreement to be entered between exploration

10	and mining license holders and aimag (province) governors representing local authorities. This template agreement covers various aspects of community engagement, including matters related to environmental protection, employment creation and infrastructure development. The Company remains committed to a sustainable business model with strong focus on community development by way of implementing various programs. As such the Company will continue to work closely with local authorities by ensuring that its previous community engagement documentation is in line with the latest template.

Political Environment

The parliamentary election of Mongolia was held on 29 June 2016 and the opposition party, Mongolian People’s Party (“MPP”), clinched landslide victory, gaining 65 seats out of 76 seats in the Parliament. The Democratic Party took 9 seats while the remaining 2 seats went to the Mongolian People’s Revolutionary Party and an independent candidate, respectively. Following the election results declared by the General Election Committee and officially presented to the President of Mongolia, Mr. Elbegdorj Tsakhia, the first session of the newly elected Parliament was called. On 5 July 2016, Mr. Enkhbold Miyegombo, the Head of the MPP, was elected as the Speaker of the Parliament. On 8 July 2016, Mr. Erdenebat Jargaltulga was appointed by the Parliament as the Prime Minister to lead the newly formed cabinet, consisting of 16 ministers.

Management Discussion

and Analysis

BUSINESS OVERVIEW

Coal Resources and Exploration Activities

Ukhaa Khudag deposit

The UHG deposit sits within Mining License MV-11952 (“UHG mining license”), held by the Group for a period of 30 years commencing from 29 August 2006. The UHG mining license covers 2,960 hectares, and is extendable twice by 20-year periods. Since acquiring the UHG mining license, the Group has prepared three JORC compliant Coal Resource estimates.

The most recent JORC compliant Coal Resource estimate with statement date as of 30 November 2015, was made in accordance with the requirements of the JORC Code (2012) including in compliance with the most recent Australian Guidelines for the Estimation and Classification of Coal Resources (2014). Internal peer audit against these requirements was conducted by Mr. Gary Ballantine, who was employed as Executive General Manager of Exploration and Geology within the Group at that time.

Compared to the previous JORC compliant Coal Resource estimate as at 31 December 2014, the recent update did not include any new exploration data, but accounted for the changes in surface topography as 11 a result of mining activity between the statement dates. Information gained from past exploration activities by the Group was used to prepare the structural and coal quality models used for the latest Coal Resource estimate as at 30 November 2015. These past exploration activities included:

drilling of 1,556 individual boreholes for a total of 191,275 metres (“m”), including 104,369m of HQ-3 (63.1 millimetre (“mm”) core holes, 96.0mm hole diameter) and 86,906m of 122mm diameter open holes;

collection and analysis of 37,548 individual analytical samples;

collection and analysis of 71 kilometres (“km”) of high resolution 2D seismic survey in-field measurements, collected by Polaris Seismic International Ltd (“Polaris”) and analysed by Velseis Processing Pty Ltd (“Velseis”); and

analysis of large-diameter, bulk-sample drilling samples collected and conducted at the ALS Group (“ALS”) laboratories in Ulaanbaatar.

JORC compliant Coal Resource estimate figures are summarised in Table 1. These figures are reported based upon an in situ density, at an as-received moisture basis. According to official mine survey measurement, production activity between 1 December 2015 and 30 June 2016 has depleted the stated JORC compliant Coal Resource by approximately 1 Mt and thus considered not to have caused any material change. No further exploration activities have been conducted within the UHG mining license area in 2016.

Management Discussion

and Analysis

Table 1. UHG mining license JORC compliant Coal Resource estimate, by depth and category, as at 30 November 2015 (Notes):

	Total Coal Resource		Resource Category (Mt)
	Depth limit from topographic surface	Measured	Indicated	Inferred	Total	Total
					(M+I)	(M+I+I)

	Subcrop to Base Horizon of
	Weathering Elevation (“BHWE”)	2	3	5	5	10
	BHWE to 100m	73	23	17	97	114
	From 100m to 200m	94	48	26	141	168
	From 200m to 300m	91	64	21	155	176
	From 300m to 400m	57	35	15	92	108
	Below 400m	40	44	30	84	114

	Sub-Total above 300m	260	138	70	398	468
	Sub-Total below 300m	97	79	45	177	222

12	Total	357	217	115	575	689

	Total (Rounded)	360	220	120	580	690

Notes:

(i)	The UHG deposit Coal Resource estimation was compiled by Mr. Lkhagva-Ochir Said, General Manager of Technical Services, Mongolian Mining Corporation. Mr. Said is a member of the Australasian Institute of Mining and Metallurgy (the “AusIMM”). He has over 8 years of experience relevant to both the style and type of coal deposit under consideration, and to the activity which has been undertaken to qualify as a Competent Person as defined by the Australasian Code for Reporting of Exploration Results, Minerals Resources and Ore Reserves (the “JORC Code (2012)”). Mr. Said consents to the inclusion in the release of the matters based on this information in the form and context in which it appears. The estimate of the Coal Resource set out in Table 1 is considered to be a true reflection of the UHG deposit Coal Resource as at 30 November 2015, prepared in accordance with the principles and guidelines of the JORC Code (2012).

(ii)	Mr. Gary Ballantine was employed by the Group as Executive General Manager for Exploration and Geology at that time, and is a member of the AusIMM. With over 25 years of experience relevant to the style and type of coal deposit under consideration, and to the activity which has been undertaken, to qualify as a Competent Person as defined by the JORC Code (2012).

(iii)	Due to rounding, discrepancy may exist between sub-totals and totals. Rounding rules refer to Clause 25 of the JORC Code (2012).

Management Discussion

and Analysis

Baruun Naran deposit

The BN deposit comprises two distinct yet contiguous mining licenses. Through the acquisition of Baruun Naran Limited, formerly known as QGX Coal Limited on 1 June 2011, Mining License 14493A (“BN mining license”) of 4,482 hectares area was obtained for 30 years from 1 December 2008. Mining License MV-017336 (“THG mining license”) of 8,340 hectares area was granted to the Group on 24 June 2013, effective for 30 years. Both licenses are extendable twice, by 20-year periods.

The Group last updated JORC compliant Coal Resource estimates as at 30 June 2015 for the BN and THG mining license areas. This process applied the more stringent requirements of the Australian Guidelines for the Estimation and Classification of Coal Resources (2014), as compared to the previous JORC (2012) Coal Resource estimates prepared by McElroy Bryan Geological Services Pty Ltd. (“MBGS”), stated as of 30 June 2012 and 30 April 2013 for the BN mining license and the THG mining licenses respectively.

These most recent updates of the JORC compliant Coal Resources estimate within the BN deposit incorporated new data obtained from exploration work conducted by the Group in 2014, as well as data obtained earlier that was used in preparation of the previous JORC (2012) and JORC (2004) Coal Resource estimates. The following information provided the basis for updating the structural and coal quality geological models underpinning the most recent JORC compliant Coal Resource statement:

drilling of 92 exploration boreholes at BN, with a total of 28,540m drilled, of which 14,780m were HQ-3 boreholes, 9,640m PQ-3 boreholes (83.0mm core, 122.6mm hole diameter) and 4,120m of 122mm diameter open boreholes;

drilling of 32 exploration boreholes at Tsaikhar Khudag (“THG”), with a total of 9,970m drilled, of which 5,900m were HQ-3 boreholes, 3,610m PQ-3 boreholes and 460m were 122mm open boreholes;

collection and analysis of 8,720 (BN) and 3,824 (THG) coal samples; and

13

collection and analysis of 75km of 2D seismic survey in-field measurements over the BN mining license, captured by Polaris and analysed by Velseis.

Internal peer review was conducted by Mr. Gary Ballantine. External peer review of the structural and coal quality geological models was provided by Mr. Todd Sercombe of GasCoal Pty Ltd, and by Mr. Brett Larkin from Geocheck Pty Ltd with regard to the geostatistical analysis required to be prepared under the Australian Guidelines for the Estimation and Classification of Coal Resources (2014). These reviews confirmed that the Group’s work to update the Coal Resource estimates complied with requirements of the JORC Code (2012).

Summary of the updated JORC compliant Coal Resources estimate for BN and THG mining license areas are shown in Table 2 and Table 3 respectively. The figures in these tables represent calculation based upon in situ density, at an assumed 5% moisture basis. With no mining activity having occurred since the latest statement date, there has been no depletion of the stated Coal Resources.

Management Discussion

and Analysis

Table 2. BN mining license JORC compliant Coal Resource estimate, by depth and category, as at 30 June 2015 (Notes):

	Total Coal Resource		Resource Category (Mt)
	Depth limit from topographic surface	Measured	Indicated	Inferred	Total	Total
					(M+I)	(M+I+I)

	Subcrop to BHWE	10	2	1	12	13
	BHWE to 100m	42	9	3	51	54
	From 100m to 200m	62	11	5	73	78
	From 200m to 300m	67	13	7	80	87
	From 300m to 400m	70	16	9	86	95
	Below 400m	—	—	—	—	—

	Sub-Total above 300m	181	35	16	216	232
	Sub-Total below 300m	70	16	9	86	95

	Total	251	51	25	302	327
14
	Total (Rounded)	250	50	30	300	330

Table 3. THG mining license JORC compliant Coal Resource estimate, by depth and category, as at 30 June 2015 (Note):

Total Coal Resource		Resource Category (Mt)
Depth limit from topographic surface	Measured	Indicated	Inferred	Total	Total
				(M+I)	(M+I+I)

Subcrop to BHWE	—	—	2	—	2
BHWE to 100m	—	—	14	—	14
From 100m to 200m	—	—	19	—	19
From 200m to 300m	—	—	19	—	19
From 300m to 400m	—	—	18	—	18
Below 400m	—	—	—	—	—

Sub-Total above 300m	—	—	54	—	54
Sub-Total below 300m	—	—	18	—	18

Total	—	—	72	—	72

Total (Rounded)	—	—	70	—	70

Notes:

(i)	The BN deposit Coal Resource estimation was compiled by Mr. Lkhagva-Ochir Said, General Manager of Technical Services, Mongolian Mining Corporation. Mr. Said is a member of the AusIMM. He has over 8 years of experience relevant to both the style and type of coal deposit under consideration, and to the activity which has been undertaken, to qualify as a Competent Person as defined by the JORC Code (2012). Mr. Said consents to the inclusion in the release of the matters based on this information in the form and context in which it appears. The estimates of the Coal Resource set out in Table 2 and Table 3 are considered to be a true reflection of the BN deposit Coal Resource as at 30 June 2015, prepared in accordance with the principles and guidelines of the JORC Code (2012).

Management Discussion

and Analysis

(ii)	Mr. Gary Ballantine was employed by the Group as Executive General Manager for Exploration and Geology at that time, and is a member of the AusIMM. With over 25 years of experience relevant to the style and type of coal deposit under consideration, and to the activity which has been undertaken, to qualify as a Competent Person as defined by the JORC Code (2012).

(iii)	Due to rounding, discrepancy may exist between sub-totals and totals. Rounding rules refer to Clause 25 of the JORC Code (2012).

Coal Reserves

Ukhaa Khudag deposit

The most recent JORC compliant Coal Reserve estimate for the UHG deposit was prepared by RungePincockMinarco Limited (“RPM”) in 2015, stated as of 30 November 2015. This estimate was based upon the most recent JORC compliant Coal Resource estimate, of the same statement date. This most recent JORC compliant Coal Reserve estimate represented an update to the work previously completed by RPM in 2013, which produced the previous JORC (2012) compliant Coal Reserve estimate stated as at 31 December 2012. This update focused only on UHG stand-alone operation.

The process used in development of the most recent JORC (2012) Coal Reserve estimate was the same

15

as used in the previous estimate, which was based upon continued execution of open cut, multi seam, truck and excavator mining methods. Pit optimization software was used to generate a series of nested pit shells corresponding to varying revenue factors, simulating incrementally different economic scenarios as impacted by mining cost or coal price variance. The pit algorithms used included for incorporation of:

geotechnical constraints, including limitation of overall slope angles within the pit by sector, ex-pit dump offset from Life-of-Mine (“LOM”) pit shell crest and maximum pit depth, with updates on basis of research and analyses made since timing of the previous JORC (2012) Coal Reserve estimate, as provided by Mr. John Latilla of AMC Consultants Pty Ltd (“AMC”);

washability curves on seam ply basis, as prepared previously by Mr. John Trygstad of Norwest Corporation (“Norwest”) for inclusion in the previous JORC (2012) Coal Reserve estimate, to individual coal seams based upon propensity for processing into coking and/or thermal products, with update made to reassign some of Seam 0B from thermal to coking coal production, based upon results observed during production trials in 2015;

updated assumptions with regard to coal losses and dilution, and manual re-assignment of the proportion of coal mined from coking to thermal product streams, based on the reconciliation of actual production performance at UHG, as well as allowing for unadjusted presentation of Proved and Probable categorisation of Coal Reserves as per JORC Code (2012) specification;

updated cost input assumptions, derived from recent historical operating performance at UHG mine on the basis of negotiated reduction in cost for mining and blasting contractor services and sustainable cost reductions achieved in response to difficult market conditions; and

updated revenue input assumptions, derived from an updated market study commissioned from Shanxi Fenwei Energy Consulting Co. Ltd (“Shanxi Fenwei”) in October 2015, which provided for medium to long term forecasting of expected Free-on-Transport (“FOT”) pricing at UHG mine for hard coking, semi-soft coking and thermal coal products planned for production.

Management Discussion

and Analysis

Following pit optimisation works to determine the economic pit limits, practical pit designs were then created, and mineable in situ coal within the pit shell was converted to run-of-mine (“ROM”) and product coal quantities. Resulting raw coal tonnages based upon an as-received basis with 5% total moisture are shown in Table 4. Between 1 December 2015 and 30 June 2016, the stated Coal Reserve has been depleted by approximately 1 Mt as result of mining activity, and it is thus considered not to have caused any material change.

Table 4. UHG mining license JORC (2012) Coal Reserve estimate, as at 30 November 2015 (Notes):

ROM Coal Reserve	Reserve Category (Mt)
Coal Type	Proved	Probable	Total

Coking	119	52	171
Thermal	52	4	55

Total	171	55	226

Notes:

16	(i) The estimate of the UHG deposit Coal Reserve presented in Table 4 has been carried out in accordance with requirements of the JORC Code (2012). The UHG deposit Coal Reserve estimation has been compiled by Mr. Greg Eisenmenger, who is a member of the AusIMM. Mr. Eisenmenger is a full time employee of RPM and has extensive experience in the mining industry, working for over 30 years with major mining companies, mining contractors and consultants. During this time he has either managed or contributed significantly to numerous mining studies related to the estimation, assessment, evaluation and economic extraction of coal in Australia, New Zealand, Indonesia, Mozambique and Mongolia. He has sufficient experience relevant to the style of mineralization and type of deposit under consideration, and to the activity which has been undertaken, to qualify as a Competent Person as defined by the JORC Code (2012). Mr. Eisenmenger consents to the inclusion in the release of the matters based on this information in the form and context in which it appears.

(ii)	Due to rounding, discrepancy may exist between sub-totals and totals.

Baruun Naran deposit

The current JORC (2012) Coal Reserve estimate for the BN deposit was prepared in 2013 by RPM (stated 31 December 2012), as part of a LOM study considering integrated operation with the UHG deposit. This estimate was prepared using the previous JORC (2012) Coal Resource estimate, which was prepared by MBGS within the BN mining license area and stated as at 30 June 2012. The JORC (2012) Coal Reserve estimate for the BN deposit has not yet been updated on account of the recent non-operational nature of the deposit, however, the updated BN mining license and THG mining license JORC (2012) compliant Coal Resource estimates stated as at 30 June 2015 provide the basis for future update.

The LOM plan prepared by RPM underpinning the current JORC (2012) Coal Reserve estimate for the BN deposit was based upon open cut, multi seam, truck and excavator mining methods. Pit optimization software was used to generate a series of nested pit shells corresponding to varying revenue factors, simulating incrementally different economic scenarios as impacted by operating cost and coal revenue variance.

Management Discussion

and Analysis

The pit optimisation algorithms are used and included for implementation of the following:

limitation of open pit depth to 350m from surface, and overall slope angle restrictions, based upon geotechnical advice received from Mr. John Latilla from AMC;

categorisation of coal seams for scheduling purposes based on propensity for coking or thermal coal production, based upon recommendations made by Mr. John Trygstad of Norwest;

cost input assumptions based upon historical operating performances at both the UHG and BN mines, up until end of 2012; and

revenue input assumptions derived from a market study of the principal coking and thermal coal markets in China, completed by Shanxi Fenwei in March 2012.

Summary of JORC (2012) Coal Reserve estimate for the BN deposit is shown in Table 5, with tonnages stated on as-received basis at an assumed, standardized 6% total moisture. Production activity between 1 January 2013 and 30 June 2016 depleted the stated JORC (2012) Coal Reserve by less than 1 Mt, according to mine survey measurement, and is considered to cause no material change.

Table 5. BN mining license JORC (2012) Coal Reserve estimate, as at 30 June 2012 (Notes):

17

ROM Coal Reserve	Reserve Category (Mt)
Coal Type	Proved	Probable	Total

Coking	118	22	140
Thermal	23	2	25

Total	141	24	165

Notes:

(i)	The estimate of the BN deposit Coal Reserve presented in Table 5 has been carried out in accordance with requirements of the JORC Code (2012). The BN deposit Coal Reserve estimation has been compiled by Mr. Greg Eisenmenger, who is a member of the AusIMM. Mr. Eisenmenger is a full time employee of RPM and has extensive experience in the mining industry, working for over 30 years with major mining companies, mining contractors and consultants. During this time he has either managed or contributed significantly to numerous mining studies related to the estimation, assessment, evaluation and economic extraction of coal in Australia, New Zealand, Indonesia, Mozambique and Mongolia. He has sufficient experience relevant to the style of mineralization and type of deposit under consideration, and to the activity which has been undertaken to qualify as a Competent Person as defined by the JORC Code (2012). Mr. Eisenmenger consents to the inclusion in and the release of the matters based on this information in the form and context in which it appears.

(ii)	Due to rounding, discrepancy may exist between sub-totals and totals.

Management Discussion

and Analysis

Production and Transportation

Coal Mining

In the first half of 2016, mine production increased as compared to the second half of 2015 with semi-annual ROM coal mining output achieving 0.9 Mt. To access coal, approximately 3.2 million bank cubic metres (“bcm”) of prime overburden was also mined, resulting in an actual stripping ratio of 3.5 bcm per ROM tonne for the period. Recent semi-annual mine production can be seen in Figure 1, all of which has been extracted from UHG mine whilst mine operation at BN remains suspended.

The continuation of a low stripping ratio in the ROM coal production has been possible due to both strategic scheduling to delay overburden movement as much as possible, and the continued success in utilising Seam 0B in ROM feed blend delivered to the coal handling and preparation plant (“CHPP”) in the production of HCC meeting customers’ specifications. Significant quantities of Seam 0B exist largely uncovered in the current pit floor, and utilising this Seam 0B instead of the usual Seam 0C allows for coal mining to occur without further need to strip overburden to uncover more coal from Seam 0C.

Mine production and technical services personnel continued to focus on the scheduling and utilisation of equipment with the lowest unit cost production during the period, as well as to exploit the identified

18

short haulage overburden dumping locations as much as possible, following the revision of geotechnical recommendations in the second half of 2015. In collaboration with the mining contractor, some of its surplus fleet was identified for relocation to other projects, which will assist in reducing mining contractor fixed costs payable in the second half of 2016.

Management Discussion

and Analysis

Coal Processing

In parallel with the increased mine production compared with the second half of 2015, the volume of ROM coal processed at the Group’s CHPP also increased in the first half of 2016. Total ROM feed of 1.0 Mt was processed, resulting in the production of 0.5 Mt of HCC primary product at 50% yield, and 0.25 Mt of thermal middlings secondary product at 25% yield. All ROM coal processed in the first half of 2016 was sourced from the UHG deposit, and the recent semi-annual washed coal production for the Group is shown in Figure 2.

Following successful production trials in 2015 incorporating Seam 0B into the normal ROM feed blend in the production of HCC, full scale operation incorporating this concept was executed in the first half of 2016. Primary and secondary yields have not been affected by this, and the slight dip in semi-annual yield was caused by other influences related to mine production sequencing. It is expected that Seam 0B shall remain included in the ROM feed blend, with product coal unit costs reduced on account of the lower stripping ratio and correspondingly the mining cost incurred to access this coal.

19

Transportation and Logistics

To meet the output of the CHPP, the Group’s transportation and logistics operations within Mongolia responded by increasing total production and by further improving on productivity improvements realised in 2015.

Within the period, approximately 0.6 Mt of HCC primary product was hauled from the UHG CHPP to the Tsagaan Khad (“TKH”) coal stockpile and trans loading facility adjacent to the Mongolia — China border. As per normal practice in recent years, this was achieved by solely utilizing the Company’s fleet of double trailer heavy haulage trucks without any assistance from third party haulage contractors.

In addition, approximately 0.3 Mt of thermal middlings secondary product produced by the CHPP was rehandled onsite at UHG to satellite stockpiles near the CHPP stacker to reduce the short term cost of operation.

Productivity gains realised in 2015 as a result of systematic improvements to remove system bottlenecks were maintained in the first half of 2016, with the utilisation of double trailer heavy haulage trucks approaching 45 round trips per month. Further improvements were made where average truck payload was increased by approximately 2 tonnes per trip, or approximately 1.5%, and via sharing of equipment resources with the mine production team, some third party fleet of wheel loaders used for loading trucks were able to be off-hired.

Management Discussion

and Analysis

Occupational Health, Safety and Environment

In the first half of 2016, approximately 1.1 million man-hours were recorded by employees, contractors and sub-contractors of the Group. During this period, no occurrence of Lost Time Injury (“LTI”) was recorded, resulting in a Lost Time Injury Frequency Rate (“LTIFR”) of 0.0 LTIs per million man-hours worked equivalent being recorded for the period. This represents the first semi-annual period of zero LTIs being recorded by the Group since the commencement of the Company’s public reporting, and results in a very low 12-month rolling average LTIFR of 0.5 LTIs per million man-hours worked equivalent being realised.

Although no LTIs were recorded in the reporting period, 1 Medical Treatment Injury (“MTI”) and 2 First Aid Injury (“FAI”) cases were recorded. These represent injuries of lower severity that do not result in an absence from work by the injured persons. However, recording and reporting do emphasize the importance that the Group places on achieving its goal of Zero Harm to employees. The Total Recordable Injury Frequency Rate (“TRIFR”) for the period was at 0.88 Total Recordable Injuries (“TRI”) per million man-hours worked equivalent.

During the reporting period, only 3 low level environmental incidents were recorded; 2 Level 1 incidents, and 1 Level 2 incident. Within the MMC system of categorisation, Level 1 represents the lowest possible level, whereas Level 5 would represent an incident of highest severity.

The continued reduction in number of incidents and related frequency rates is testament to the

20

commitment of the Group’s management to the concept of Zero Harm in terms of health, safety and environment. This was again demonstrated by the frequency and quantity of related trainings provided to employees, contractors, subcontractors and visitors, with 5,168 individual training sessions delivered for 7,512 man-hours of training in the first half of 2016.

Sales and Marketing

Affected by the reduced pace of economic growth in China and subsequent reduction in steel consumption, the prolonged market slowdown continued in the first half of the year resulting in coking coal prices remaining stagnant at low levels. Amid this continued challenging market environment, the Group strove to maintain its relationship with its existing customer base of key end-users with long term strategic value, while continuing to maintain focused on liquidity and credit risk management through prepaid arrangements in its sales operation.

The Group’s existing customers mostly comprise of steel mills and coke plants located in Inner Mongolia and Hebei areas, including Baotou Iron and Steel Co. Ltd, Jianlong Janeboat Steel Co., Ltd, Qiananshi Jiujiang Wire Co., Ltd and Tangshan Dafeng Coking Co., Ltd.

Besides maintaining sales through its already existing sales channels, the Group continued to seek new end-user customers in the first half of 2016 and has subsequently started supplying HCC to new customers such as Chifeng Jiu Lian Coal Chemical Co., Ltd and Chifeng Defeng Coking Co. Ltd in Inner Mongolia province, Jiuquan Iron and Steel in Gansu province, Hebei Iron and Steel Group Company, Tangshan Dongfang Gas and Coking Coal Co., Ltd, Tangshan Lanhai Industrial Co. Ltd, and Tangshan Yongshun Gas and Coking Co. Ltd, in Hebei province.

With the above mentioned developments in the first half of 2016, the Group is focused to overcome the ongoing downtrend of the market with the prudent practice of maintaining existing market share whilst laying foundations for long term sustainable operations.

The Group sold a total of 0.6 Mt of HCC in the first half of 2016, of which 0.1 Mt, 0.4 Mt and 0.1 Mt were sold under Delivery-at-Place (“DAP”) at Ganqimaodu (“GM”), FOT, and Cost-and-Freight (“C&F”) terms respectively. This represents a decrease by 20.5% year-on-year compared to 0.7 Mt HCC sold in the first half of 2015. However, HCC sales volume in the first half of 2016 increased by 32.8% compared to 0.45 Mt of HCC sold in the second half of 2015.

Note: Due to rounding, discrepancy may exist between sub-totals, totals, volume of market shares and year-on-year change.

Management Discussion

and Analysis

OUTLOOK AND BUSINESS STRATEGIES IN 2016

The Company intends to pursue the following key strategies in order to maintain and enhance its competitive position as a major washed coking coal producer in Mongolia: (i) adjusting the capital structure and its debt to adequate and sustainable levels; (ii) maximizing assets utilization to drive unit fixed costs down; (iii) supporting initiatives to improve logistics infrastructure providing access to Chinese railway network to reach its customers in the People’s Republic of China (“PRC”) and beyond; (iv) exploring opportunities for expanding and diversifying its business operations through potential strategic cooperation and joint ventures agreements; and (v) continuing its strong commitment to safe, environmentally and socially responsible operations.

In light of the adverse market conditions, and to better protect the interests of all the stakeholders of the Company, the Company is engaged in ongoing discussions with its creditors about a possible restructuring arrangement in relation to its indebtedness. The Company is committed to transparent communication with broader investment community with the ultimate goal to achieve outcomes acceptable and in the long term beneficial to all its stakeholders.

THERE CAN BE NO ASSURANCE THAT ANY DISCUSSIONS WITH ANY CREDITOR WILL LEAD TO A PROPOSAL ACCEPTABLE TO THE CREDITOR MORE GENERALLY OR THAT DISCUSSIONS WITH THE 21 CREDITOR CAN BE PROGRESSED TO ANY POSITIVE CONCLUSION. ACCORDINGLY, THE COMPANY

OFFERS NO ASSURANCE THAT THE PROPOSED RESTRUCTURING WILL BE SUCCESSFULLY CONCLUDED. SHAREHOLDERS OF THE COMPANY, HOLDERS OF OTHER SECURITIES OF THE COMPANY AND POTENTIAL INVESTORS IN THE SECURITIES OF THE COMPANY ARE ADVISED TO EXERCISE EXTREME CAUTION WHEN DEALING IN THE SECURITIES OF THE COMPANY.

The Company will continue to pursue its long term development objectives, including the opportunity to engage in coal mining, processing, and transportation and exploration activities at Tavan Tolgoi coalfield in Mongolia. The ultimate benefit to Mongolia is seen from significant improvements of the competitive position of Mongolian coal at international markets by way of consolidating commercial operations within Tavan Tolgoi coalfield under the public private partnership model. However, the final outcome of this transaction remains highly uncertain given the complex nature of negotiations, involving multiple parties, including regulators.

SHAREHOLDERS AND POTENTIAL INVESTORS SHOULD NOTE THAT THE COMPANY MAY OR MAY NOT ENTER INTO ANY DEFINITIVE AGREEMENTS WITH ITS CONSORTIUM PARTNERS, THE GOM AND/OR ITS DESIGNATED ENTITIES. EVEN IF DEFINITIVE AGREEMENTS ARE ENTERED INTO, COMPLETION AND FULFILLMENT OF SUCH AGREEMENTS WILL BE SUBJECT TO SATISFACTION OF THE CONDITIONS PRECEDENT SET OUT THEREIN. ACCORDINGLY, THE COMPANY MAY OR MAY NOT BENEFIT FROM THE TAVAN TOLGOI COALFIELD DEVELOPMENT. SHAREHOLDERS AND POTENTIAL INVESTORS ARE ADVISED TO EXERCISE CAUTION WHEN DEALING IN THE SECURITIES OF THE COMPANY.

Management Discussion

and Analysis

FINANCIAL REVIEW

Revenue

Coking coal prices momentarily rebounded from its prolonged decline during the first half of 2016. However, severe excess supply of coal products still exist in the market, and the brief rebound in prices had no material impact on the Group’s financial performance during the period. The Chinese economy continued to cool down with weak steel consumption and excess supply of coal products made up for a challenging environment during the first half of 2016.

The Group’s total sales volume for the six months ended 30 June 2016 reached approximately 0.6 Mt of coal products generating total revenue of United States Dollar (“USD”) 31.1 million, whilst for the six months ended 30 June 2015 total sales volume was 1.0 Mt of coal products with a total revenue of USD71.8 million. For the six months ended 30 June 2016, approximately 86.4 thousand tonnes of HCC was sold at DAP GM terms, representing 14.5% of total sales volume which generated USD4.3 million in revenue. Approximately 0.5 Mt of HCC was sold at FOT and C&F terms under inland China sales generating USD26.8 million in revenue. There were no sales of coal products procured from Chinese third party sources during the first half of 2016 compared to 0.3 Mt in the first half of 2015.

22

The Group’s pricing reflected the current challenging price environment for all coking coal products in the global market. The average selling price (“ASP”) of HCC achieved on a combined basis at all selling points was USD63.2 per tonne for the six months ended 30 June 2016 compared to USD64.1 per tonne for the same period in 2015. The ASP of HCC under FOT and C&F term sales were USD47.3 per tonne and USD76.8 per tonne, respectively during the first half of 2016, compared to USD77.0 and USD110.4 in the first half of 2015 respectively. It is worth noting that the ASP of sales under C&F terms is an average price of sold quantity across different locations in China, therefore year-on-year comparison may not depict the true trend as selling quantity and locations may differ each year. The ASP of sales of HCC under DAP GM terms was USD49.6 per tonne in the first half of 2016 which was approximately 8.5% lower compared to USD54.2 per tonne in the first half of 2015.

For the six months ended 30 June 2016, the Group derived individually more than 10.0% of its revenue from five customers, with purchase amounts of approximately USD5.3 million, USD4.9 million, USD4.5 million, USD4.3 and USD3.3 million, respectively. In the first half of 2015, the Group derived individually more than 10.0% of its revenue from four customers, with the purchase amounts of approximately USD26.1 million, USD15.4 million, USD10.7 million and USD7.5 million, respectively.

Cost of Revenue

The Group’s cost of revenue consists primarily of mining costs, processing and handling costs, transportation and logistics costs, and costs related to site administration, stockpile and transportation loss, and governmental royalties and fees.

During the first half of 2016, the total cost of revenue of USD64.6 million was solely associated with self-produced coal, compared to USD97.1 million during the first half of 2015 which included costs relating to both self-produced and procured coal from Chinese third parties.

There was no cost of revenue associated with procured coal in the first half of 2016 compared with USD23.4 million incurred in first half of 2015 relating to trading of coal procured from Chinese third party sources.

Management Discussion

and Analysis

The total cost of revenue of USD64.6 million, is inclusive of USD11.8 million inventory provision booked due to continuous weakening prices of coal products. The provision was made based on the assessment of the net realizable value of coal inventories.

Table 6. Total and individual costs of revenue and unit costs of revenue of self-produced coal:

	Six months ended 30 June
	2016	2015
	(USD’000)	(USD’000)

Cost of revenue	52,791	64,253
Idling costs	17,859	19,057
Cost of revenue excluding idling costs	34,932	45,196
Mining cost	11,224	20,169
Variable cost	6,105	9,242
Fixed cost	4,596	9,688
Depreciation and amortization	523	1,239
Processing cost	6,994	7,783	23
Variable cost	3,292	3,097
Fixed cost	574	1,815
Depreciation and amortization	3,128	2,871
Handling cost	625	697
Transportation cost	8,155	8,748
Logistic cost	1,942	1,598
Variable cost	1,162	908
Fixed cost	712	640
Depreciation and amortization	68	50
Site administration cost	3,551	3,552
Transportation and stockpile loss/(gain)	(235)	(733)
Royalties and fees	2,676	3,382
Royalty	1,620	2,168
Air pollution fee	590	675
Customs fee	466	539

In accordance with the Group’s policy to conserve cash outflow when confronted with an ASP which is trending lower, it made tactical sense for the Group to temporarily suspend operations at certain times during the period under review for conservation and efficiency purposes. In relation to this, idling costs arose during certain periods when production was held at a limited level and incurred associated costs were USD17.9 million, including depreciation and amortization of USD7.7 million.

Management Discussion

and Analysis

The mining cost consists of costs associated with overburden and topsoil removal and ROM coal extraction, including the costs related to mining staff and equipment, together with base and performance fees paid to the mining contractor, blasting contractor fees, and costs paid to fuel suppliers. For the six months ended 30 June 2016, the Group’s mining costs were approximately USD11.2 million (first half of 2015: USD20.2 million). Mining unit cost was USD9.4 per ROM tonne for the six months ended 30 June 2016, compared to USD14.7 in the first half of 2015, representing a decrease of 36.1% which was due to the successful negotiation and revision of the agreement with the Company’s mining contractor. Major amendments include adjustment in the mining fleet rate, indexing project base fee to market coal prices and reducing plant rates which, in aggregate, helped the Group to reduce mining unit costs.

	Table 7. Total unit mining cost per ROM tonne:
		Six months ended 30 June
		2016	2015
		(USD/	(USD/
		ROM tonne)	ROM tonne)

	Mining cost	9.4	14.7
24	Blasting	1.0	1.3
	Plant cost	2.1	3.3
	Fuel	2.0	2.1
	National staff cost	0.7	1.4
	Expatriate staff cost	0.3	0.6
	Contractor fee	2.8	5.0
	Ancillary and support cost	0.1	0.1
	Depreciation and amortization	0.4	0.9

Note: The above mining cost does not include idling cost

The Group identified components of the mine in accordance with the mine plan. Accounting of mining unit costs is based on the stripping ratio applicable to each component of the mine. Average accounting stripping ratio for components mined during the six months ended 30 June 2016 was 2.4 bcm per tonne, compared to 2.6 bcm per tonne for the six months ended 30 June 2015. The mining cost together with the costs of pre-stripped overburden, which is associated with the coal to be mined, processed, transported and sold in the future, are all recorded in the Consolidated Statement of Comprehensive Income.

The processing cost primarily includes the costs associated with operations of the CHPP including power and water costs. During the six months ended 30 June 2016, the Group’s processing cost was approximately USD7.0 million (first half of 2015: USD7.8 million), of which approximately USD3.1 million is related to the depreciation and amortization of the CHPP, USD2.0 million was incurred in the UHG Power Plant for power generation and distribution, and USD0.8 million was incurred in the UHG Water Supply Facility for water extraction and distribution related to the washed coal sold during the period.

Unit processing cost calculated per ROM coal in-feed tonne increased from USD5.7 per ROM tonne in the first half of 2015 to USD5.9 per ROM tonne in the first half of 2016, representing an increase of 3.5%. The increase was mainly attributable to the lower utilisation of CHPP capacity.

Management Discussion

and Analysis

Table 8. Total processing cost and unit processing cost per ROM tonne:

		Six months ended 30 June
	2016	2015	2016	2015
			(USD/	(USD/
	(USD’000)	(USD’000)	ROM tonne)	ROM tonne)

Total	6,994	7,783	5.9	5.7
Consumables	281	386	0.2	0.3
Maintenance and spares	209	587	0.2	0.4
Power	1,994	1,631	1.7	1.2
Water	808	493	0.7	0.4
Staff	288	1,190	0.2	0.8
Ancillary and support	286	625	0.3	0.5
Depreciation and amortisation	3,128	2,871	2.6	2.1
Note: The above processing cost does not include idling cost
The handling cost is related to feeding ROM coal from ROM coal stockpiles to the CHPP, and also the	25

removal of course reject (primarily rock and sediment separated from coal) after coal processing. During the six months ended 30 June 2016, the Group’s handling cost was approximately USD0.6 million (first half of 2015: USD0.7 million). Unit handling cost was USD1.0 per tonne for the first half of 2016, which was the same as that in the first half of 2015.

Transportation costs include costs related to the transportation of coal products from UHG to TKH, and the transportation of coal products from TKH to GM, including fees paid to third party transportation contractors. During the six months ended 30 June 2016, the Group’s transportation costs, excluding idling cost, were USD8.2 million (first half of 2015: USD8.7 million). On a unit cost basis, the Group’s overall transportation costs in the UHG-GM section increased by USD1.1 per tonne or 8.7% from USD12.6 per tonne in the first half of 2015 to USD13.7 per tonne in the first half of 2016. The transportation cost in the long haul section (UHG-TKH) increased from USD6.6 per tonne in the first half of 2015 to USD8.0 per tonne in the first half of 2016 due to lower transportation volume. In the short-haul (TKH-GM) section, where the Group utilised fleet from third party contractors, the costs slightly decreased to USD5.7 per tonne in the first half of 2016 from USD6.0 per tonne as recorded in the same period in 2015.

The logistics cost is mainly related to costs associated with operating product stockpiles at UHG and TKH. For the six months ended 30 June 2016, the Group’s logistics cost was approximately USD1.9 million (first half of 2015: USD1.6 million).

The site administration cost is primarily related to the site support facilities such as the airstrip operations, and also overall supervision and joint management of the Group’s mining, processing, transportation and logistics operations. For the six months ended 30 June 2016, the Group’s site administration cost was approximately USD3.6 million, which was the same as that in the first half of 2015.

Management Discussion

and Analysis

For the six months ended 30 June 2016, the Group recorded a total transportation loss of around USD83,000 compared to a gain of around USD4,000 in the first half of 2015. For the six months ended 30 June 2016, the Group recorded unrealized inventory gain of USD0.3 million for ROM coal and washed coal product stockpiles compared to unrealised gain of USD0.7 million as recorded in the first half of 2015. The inventory losses or gains are assessed based on periodic survey measurements of the Group’s ROM coal stockpile inventories at the UHG and BN mines, and product coal stockpile inventories at UHG and TKH. Survey of coal quantity is a measurement of volume, and as for every bulk commodity, the conversion to tonnage requires the application of density assumption, which involves natural variance. Subsequently, the measurement of stockpile quantities is an estimation in which errors are inherent. Therefore, variations within 5% are tolerated, and any tonnages above/below this limit are recorded as stockpile gain/loss. The management expects that by maintaining lower levels of inventory and improving overall inventory management, the Company will be in a position to keep inventory losses under control.

Governmental royalties and fees are related to royalties, air pollution fees and custom fees paid according to the applicable laws and regulations in Mongolia. The progressive royalty rate is applied in the range of 5-8% for processed coal products and 5-10% for raw coal products based on monthly reference price determined by the Ministry of Mining of Mongolia. The Group’s effective royalty rate for the six months ended 30 June 2016 was approximately 5.0% for coal exported from Mongolia based on customs

26

clearance documentation (first half of 2015: 5.5%).

Gross Loss

The Group’s gross loss for the six months ended 30 June 2016 was approximately USD33.6 million, compared to the gross loss of approximately USD25.3 million recorded for the six months ended 30 June 2015. The gross loss position was largely driven by further downward pressure on ASP of coking coal products due to the oversupplied state of the market, lower sales volume, idling costs incurred during the periods of limited production and inventory provision.

Selling and Distribution Costs

The Group’s selling and distribution costs of USD5.7 million for the six months ended 30 June 2016 (30 June 2015: USD5.5 million) in an aggregate amount were associated with inland China sales activities and include expenses relating to fees and charges incurred for importing coal into China, logistics, transportation, governmental fees and charges and fixed agent fees. The selling and distribution costs were higher compared to the same period in 2015 due to higher sales volume realized under inland China sales activities.

General and Administration Expenses

The Group’s general and administrative expenses relate primarily to head office staff costs, share option expenses, allowance for doubtful debts, consultancy and professional fees, depreciation and amortisation of office equipment and other expenses. For the six months ended 30 June 2016, the Group’s general and administrative expenses decreased by approximately USD6.7 million or 55.9% from USD12.0 million for the six months ended 30 June 2015 to approximately USD5.3 million for the six months ended 30 June 2016.

Management Discussion

and Analysis

Net Finance Costs
Net finance costs for the six months ended 30 June 2016 was approximately USD19.9 million (30 June
2015: USD42.9 million). Net finance costs for the six months ended 30 June 2016 comprised of interest expense and other credit facilities related expenses, and approximately USD17.4 million foreign exchange net gain, which is mainly attributable to the gain arising from exchange rate differences realized between the receivables recognition and settlement dates.
The Group has triggered the event of default under the secured interest-bearing borrowings from
BNP Paribas Singapore Branch and Industrial and Commercial Bank of China Limited (collectively, the
“Lenders”) with a principal amount of USD93,000,000 (the “BNP and ICBC Facility”) as disclosed in the announcements of the Company dated since 23 March 2016, which also constituted an event of default under certain of the Group’s other indebtedness that contain cross-default provisions, including the senior notes (“Senior Notes”) issued by the Company with a principal amount of USD600,000,000 on 29 March
2012. Accrued interest expenses in respect of the BNP and ICBC Facility totalled USD3.7 million for the first half of 2016, which is inclusive of 2% per annum default interest calculated starting from 22 March
2016, in addition to accumulated interest payables of USD0.3 million for the prior period. Accrued interest in respect of the Senior Notes was USD26.6 million for the first half of 2016, in addition to accumulated
interest payables of USD13.6 million for the prior period.	27

Income Tax Expenses

The Group did not have income tax expense for the six months ended 30 June 2016 due to the loss incurred during the period, but had income tax credit of approximately USD1.8 million. The Group had income tax credit of USD6.7 million due to the recognition of deferred tax asset for the six months ended 30 June 2015.

Loss for the Period

As a result of the costs listed above, losses attributable to equity shareholders of the Company for the six months ended 30 June 2016 amounted to approximately USD61.7 million (30 June 2015: loss of USD79.1 million). The major contributing factor of the Group’s net loss position is the continuing depressed ASP and lower sales volume of coking coal products due to prolonged tough market conditions in China as coking coal price continues to be negatively impacted by global supply and demand imbalances.

Liquidity and Capital Resources

For the six months ended 30 June 2016, the Company’s cash needs had been primarily related to working capital requirements.

Management Discussion

and Analysis

The Company’s cash resources were mainly funded by revenue generated from sales of coal products.

Table 9. Combined cash flows:
	For the six months
	ended 30 June
	2016	2015
	USD’000	USD’000

Net cash generated from/(used in) operating activities	8,650	(55,170)
Net cash generated from/(used in) investing activities	53,237	(39,230)
Net cash used in financing activities	(59,694)	(98,500)
Net increase/(decrease) in cash and cash equivalents	2,193	(192,900)
Cash and cash equivalents at beginning of the period	702	202,856
Effect of foreign exchange rate changes	87	(43)
Time deposits with original maturity over three months	—	60,000
Cash and cash equivalents at end of the period	2,982	69,913

28 Note: USD53.2 million generated from investing activities comprises of USD53.5 million generated from the release of time deposits and its interest income, which were utilised to offset against the obligations under the credit facilities from Mongolian domestic banks, and USD0.2 million incurred for payments for deferred stripping activity and USD0.1 million incurred for payments for property, plant and equipment. The settlement of the credit facilities from Mongolian domestic banks is reflected under the net cash used in financing activities section of the combined cash flows.

The gearing ratio (calculated as total bank and other borrowings divided by total assets) of the Company as at 30 June 2016 was 54.8% (31 December 2015: 57.0%). All borrowings are denominated in USD. Cash and cash equivalents are held in MNT, USD, RMB, Euro (“EUR”) and Hong Kong Dollars (“HKD”). The Company’s policy is to regularly monitor current and expected liquidity requirements and compliance with debt covenants to ensure that the Company maintains sufficient reserves of cash to meet its liquidity requirements in the short and long term.

Indebtedness

As of 30 June 2016, the Group had USD746.1 million in outstanding short-term and long-term borrowings, including indebtedness incurred under (i) USD600 million Senior Notes, (ii) USD150 million BNP and ICBC Facility, (iii) USD180 million facility agreements with European Bank for Reconstruction and Development (“EBRD”), Nederlandse Financierings - Maatschappij voor Ontwikkelingslanden N.V. (“FMO”), and Deutsche Investitions - und Entwicklungsgesellschaft mbH (“DEG”) (collectively the “Parallel Lenders”) (the “EBRD, FMO and DEG Loans”), and (iv) USD40 million revolving credit line from Trade and Development Bank of Mongolia.

Under the EBRD, FMO and DEG Loans, the outstanding principal amount was USD51.8 million as at 30 June 2016. On 11 March 2016, the Group entered into the Deed of Termination and Release (the “DTR”) with the Parallel Lenders regarding the repayment of the EBRD, FMO and DEG Loans. Pursuant to the DTR, the Group endorsed to the Parallel Lenders certain promissory notes issued by the Ministry of Finance (“MOF”) with a total amount of approximately MNT105.6 billion, and in return the obligations under the borrowings will be discharged in their entirety and the relevant security thereunder will be released after 121 calendar days plus 2 business days from the signing of the DTR (the “Timing Condition”).

Subsequent to the balance sheet date, on 25 July 2016, the Timing Condition has been fulfilled. Therefore, the EBRD, FMO and DEG Loans have been discharged in its entirety and the relevant security thereunder has been released.

Management Discussion

and Analysis

The Senior Notes bear a fixed interest rate of 8.875% per annum payable semi-annually. The Senior Notes will mature in March 2017, unless earlier redeemed. As of 30 June 2016, the outstanding principal amount was USD600 million. The Group published an announcement on 14 March 2016 in relation to a formation of the steering committee (“Steering Committee”) for potential restructuring of the Senior Notes and announced that the Group will likely not be able to pay the interest due on 29 March 2016.

On 5 March 2014, the Company as a borrower entered into the BNP and ICBC Facility Agreement for a coal pre-export loan facility of USD150 million. The loan bears an interest rate of LIBOR plus 6.00% per annum, and is repayable in 10 quarterly installments starting from September 2014 and ending in December 2016. As of 30 June 2016, the outstanding principal amount of the BNP and ICBC Facility was USD93.0 million. Under the BNP and ICBC Facility, the Company shall not issue any shares if such issue results in (i) the creation of a new share class of the issued share capital of the Company, and (ii) a change of control by controlling shareholder of the Company ceases to beneficially hold (directly or indirectly) at least 30% of the total issued share capital of the Company.

On 23 March 2016, the Group published an announcement stating an event of default had occurred under the BNP and ICBC Facility Agreement and cross-default under the Senior Notes due to failure to make certain repayment of principal installments and interests and replenish certain collection account. On 26

April 2016, the Group received a notice from the agent under the BNP and ICBC Facility Agreement (the 29 “Agent”) on acceleration and demand of the BNP and ICBC Facility Agreement (“Acceleration Notice”)

and a notice from the shared security agent (“Shared Security Agent”) on enforcement under the intercreditors agreement (“Intercreditors Agreement”) entered into between the Company, certain of its subsidiaries, the original lenders under the BNP and ICBC Facility Agreement, the trustee of the Senior Notes and the Shared Security Agent thereunder as referenced to in the Group’s announcement dated 23 March 2012. Under the Acceleration Notice, the Agent makes demand for immediate payment of all amounts accrued or outstanding under the BNP and ICBC Facility of USD95,433,943.90. As such, all such amounts are immediately due and payable. On 29 April 2016, the Group published an announcement stating that a default of interest payment of the Senior Notes had continued for a period of 30 consecutive calendar days and, as such, an event of default under the Senior Notes had been triggered. As at the date of this interim report, the Group received no acceleration or demand request under the Senior Notes. Subsequent to the balance sheet date, the Company announced on 8 July 2016 an indicative terms of the restructuring of the Senior Notes and the BNP and ICBC Facility (the “Debt Restructuring”) as the Group currently proposes (the “Debt Restructuring Proposal”). The Steering Committee supports the Debt Restructuring Proposal. Further developments regarding the Debt Restructuring Proposal can be found in the paragraph headed “Other and Subsequent Events” under the Management Discussion and Analysis section on pages 33 and 34 of this interim report.

In addition to the Senior Notes and the BNP and ICBC Facility, the Debt Restructuring also includes the Company’s promissory notes issued to QGX Holding Ltd. (“QGX”) which are booked under other payables of the Company. For further details, please see Note 19 of the Notes to the Unaudited Interim Financial Report on pages 69 and 70.

The loan granted by Trade and Development Bank of Mongolia is a revolving credit facility with the outstanding principal amount of USD1.3 million as of 30 June 2016. The facility bears 11.2% per annum interest, the latest extension of the maturity date was granted until 29 July 2016. The Company continues to maintain regular and constructive discussions with the lender regarding the extension and settlement arrangements.

Management Discussion

and Analysis

Credit Risk

The Group closely monitors its credit exposure. Credit risk is primarily attributable to trade and other receivables.

As at 30 June 2016, the Group had approximately USD2.9 million in trade receivables, USD104.2 million in other receivables and USD0.4 million for allowance of doubtful debts. As at 31 December 2015, the Group had approximately USD2.0 million in trade receivables and USD92.3 million in other receivables, as well as USD0.4 million for allowance of doubtful debts.

As of 30 June 2016, in accordance with the internal credit policy of the Group (the “Credit Policy”), there was no addition to or reversal of allowance for doubtful debts, in line with the overall aging analysis of trade receivables balance as at 30 June 2016. The management continues to monitor, on an ongoing basis, the exposure, including but not limited to the current ability to pay, and takes into account information specific to the customer and pertaining to the economic environment in which the customer operates on an ongoing basis.

The major components of the other receivables of USD104.2 million comprise of USD17.3 million value added tax (“VAT”) and other tax receivables, USD30.4 million of other deposits and prepayments and

30	USD53.8 million receivables in relation to certain promissory notes which were endorsed to the Parallel Lenders during the period where the related obligations and securities under the EBRD, FMO and DEG Loan Agreements have not yet been released as of 30 June 2016. For the VAT receivables, based on the Tax Authority inspection and approval of the VAT tax refund, the Group offset USD6.6 million against its other tax payments and payables to certain suppliers. The remaining amounts are deposits, advances, prepayments and other receivables in the ordinary course of business. Management believes that there is no issue in the collectability of such receivables.

Substantially all of the Group’s cash at bank are deposited with reputable banks, which the management assessed the credit risk to be insignificant.

Foreign Exchange Risk

Cash and cash equivalents denominated in the currency other than the functional currency of the entity to which they relate as at 30 June 2016 and 31 December 2015 amounted to USD1.5 million and USD50.2 million, respectively. Total borrowings denominated in the currency other than the functional currency of the entity to which they relate as at 30 June 2016 and 31 December 2015 amounted to USD53.1 million and USD101.8 million, respectively.

The majority of the Group’s assets and operating expenses are denominated in MNT. However, a large portion of expenses, including fuel and capital expenditures, are import costs and are thus linked to USD and RMB prices. Also, the majority of the Group’s finance costs are denominated in USD. Therefore, the Group believes that there is a natural hedge that partially offsets foreign exchange risk.

The Group has not entered into any derivative instruments to manage foreign exchange fluctuations. However, the management monitors foreign exchange exposure and will consider hedging significant foreign currency exposure should the need arise.

Management Discussion

and Analysis

Pledge of Assets of the Group
As at 30 June 2016, the Company pledged Energy Resources LLC (“ER”) current accounts held with
Trade and Development Bank of Mongolia, Khan Bank of Mongolia, Golomt Bank of Mongolia and
XacBank of Mongolia, its Debt Reserve Account held with BNP Paribas London; cooperation contract with Inner Mongolia Qinghua Group of China, coal mining agreement with Thiess Mongolia LLC (formerly known as Leighton LLC); engineering, procurement and construction management contract for the CHPP constructed at the UHG site with Sedgman LLC; CHPP modules 1 and 2; UHG Power Plant; and water facilities for EBRD, FMO and DEG Loan Agreements. Such pledges in relation to the EBRD, FMO and DEG
Loan Agreements were released of security by the Parallel Lenders on 25 July 2016, subsequent to the balance sheet date.
The Company also pledged Collection and Cash Collateral accounts with BNP Paribas Hong Kong and certain coal stockpiles under the BNP and ICBC Facility Agreement as at 30 June 2016.
Share pledges of Mongolian Coal Corporation Limited and Mongolian Coal Corporation S.à.r.l. are shared among the BNP and ICBC Facility and the Senior Notes.
The total amount of indebtedness covered with the above pledges is USD744.8 million as at 30 June
2016.	31

ER pledged its 4,207,500 common shares, being 16.46% common shares held by it in International Medical Centre LLC (“IMC”), to secure loan repayment obligation of IMC in proportion to its equity interest in IMC.

Contingent Liabilities

As at 30 June 2016, the Company has contingent liability in respect of the consideration adjustments for the acquisition of BN mine pursuant to the share purchase agreement (the “Share Purchase Agreement”) entered into by the Company and its subsidiary Mongolian Coal Corporation Limited with Quincunx (BVI) Ltd and Kerry Mining (Mongolia) Limited (“KMM”) on 31 May 2011 in relation to the acquisition of the entire share capital of Baruun Naran Limited (formerly known as QGX Coal Ltd.) (the “Acquisition”), which may arise from the royalty provision. Under the royalty provision, an additional LOM payment of USD6 per tonne may be payable in the event that the actual amount of coal extracted from the BN mine exceeds a specified semi-annual production target fixed on the date of the determination of the total reserves in each semi-annual period after 1 June 2011 commencing on 1 January and ending on 30 June and commencing on 1 July and ending on 31 December.

Under the royalty provisions for excessive coal production at the BN mine pursuant to the Share Purchase Agreement and the Settlement Agreement, the specified semi-annual ROM coal production has to exceed approximately 5.0 Mt. Therefore, the probability of royalty provision is considered to be very low.

Management Discussion

and Analysis

Financial Instruments

The Company has a share option scheme, adopted on 17 September 2010 (“Share Option Scheme”), in which the board of directors of the Company (the “Board”) is authorised, at its discretion, to grant to eligible participants options to subscribe for shares (“Share Options” or “Options”) subject to the terms and conditions stipulated therein as incentives or rewards for their contributions to the Company.

Under the Share Option Scheme, the Company granted three batches of Share Options to its director and employees. On 12 October 2011, the Company granted 3,000,000 and 32,200,000 Share Options to a director and employees respectively, at the exercise price of HKD6.66 (which was adjusted to HKD4.53 due to rights issue in December 2014). On 28 November 2012, the Company granted another 5,000,000 and 17,750,000 Share Options to a director and employees respectively, at the exercise price of HKD3.92 (which was adjusted to HKD2.67 due to rights issue in December 2014). On 10 June 2015, the Company granted another 60,000,000 and 94,750,000 Share Options to a director and employees respectively, at the exercise price of HKD0.445.

The fair value of services received in return for Share Options granted is measured with reference to the fair value of Share Options granted. For the six months ended 30 June 2016, USD0.8 million was recognised in administrative expenses and capital reserves in relation to the equity-settled share-based

32

transactions.

The Senior Notes have been accounted for as a hybrid financial instrument containing both a derivative component and a liability component. The derivative component was initially recognised at its fair value of USD4.9 million, and the attributable transactions costs of USD0.1 million were charged to the profit or loss for the year ended 31 December 2012.

The fair value of the derivative component of the Senior Notes as at 30 June 2016 was nil. The liability component was initially recognised at an amortised cost of USD591.7 million after taking into account of USD13.2 million as attributable costs.

Capital Commitments and Capital Expenditures

As at 30 June 2016, the Group had USD0.5 million of contracted capital commitments (as at 31 December 2015: USD0.5 million).

Table 10. The Group’s historical capital expenditure for the periods indicated:
	For the six months
	ended 30 June
	2016	2015
	USD’000	USD’000

Water supply facility	—	6
Others	59	—

Total	59	6

Operating Lease Commitments

As at 30 June 2016, the Company had contracted obligations consisting of operating leases which totalled approximately USD0.5 million due within one year. Lease terms range from one to five years, with fixed rentals.

Management Discussion

and Analysis

Significant Investments Held

As at 30 June 2016, the Company did not hold any significant investments. Save as disclosed in this interim report, the Company has no future plans for material investment or capital assets in the coming period.

Material Acquisitions and Disposals of Subsidiaries and Associated Companies

For the six months ended 30 June 2016, the Company did not have any material acquisitions and disposals of subsidiaries and associated companies.

Other and Subsequent Events

(a)	The Company had a meeting with the Steering Committee to finalise the Debt Restructuring term sheet. Following subsequent negotiations, the Company and the Steering Committee have agreed on the form of a term sheet that is available as Appendix A to the announcement of the Company dated 8 July 2016.

(b)	On 7 July 2016 (Cayman Islands time), the Company filed (i) an application (the “Application”) with

the Grand Court of the Cayman Islands (the “Cayman Court”) to assist in the process of negotiations	33

with its creditors and to facilitate recognition of the Debt Restructuring in different jurisdictions (as appropriate), as well as (ii) a petition for the winding up of the Company (the “Petition”) which is a necessary pre-cursor to facilitate the Application, with the Cayman Court. The Application was heard by the Cayman Court on 19 July 2016 and the Cayman Court granted the order (the “Court Order”) sought in the Application to appoint the joint provisional liquidators (“JPLs”) who are authorized to develop and propose the Debt Restructuring in accordance with their powers conferred by the Court Order, which are limited to the Company itself rather than the Company’s subsidiaries. Under the Court Order, experienced restructuring professionals, Mr. Simon Conway of PwC Corporate Finance Recovery (Cayman) Limited and Mr. Christopher So Man Chun of PricewaterhouseCoopers Ltd., are appointed as the JPLs of the Company. The JPLs submitted their first report to the Cayman Court on 25 August 2016 (Cayman Islands time). Court hearing of the Petition is scheduled to be heard on 1 September 2016. Relevant announcements were posted on the websites of Hong Kong Exchanges and Clearing Limited and the Company on 21 July 2016 and 26 August 2016.

(c)	As the Company was informed by counsel to the lenders (including the Lenders to the Company under the BNP and ICBC Facility, as amended from time to time, dated 5 March 2014) on 8 July 2016, BNP Paribas Singapore Branch filed an application for the winding-up of the Company and the appointment of the joint official liquidators to the Company (the “BNP Petition”) with the Cayman Court immediately after the Company submitted the Application and the Petition to the Cayman Court on 7 July 2016 (Cayman Islands time). This information on the submission of the BNP Petition is available in the announcement of the Company dated 11 July 2016. All future events and announcements relating to the JPLs and the Cayman Court will be duly announced by the Company in due course.

(d)	On 25 July 2016, the Group has fulfilled all conditions set forth in the DTR entered into by and between with the Parallel Lenders on 11 March 2016. Under the DTR, the Group’s obligations under the borrowings taken from the Parallel Lenders have been discharged in their entirety and the relevant security thereunder have been fully released.

Management Discussion

and Analysis

(e)	The Group agreed to transfer its entire investment in Tavan Tolgoi Power Plant Water Supply LLC (the “TTPPWS”), a wholly-owned subsidiary of the Group, to a third party for consideration of MNT12.5 billion as a part of settlement of its certain overdue obligations. The transaction was completed and share transfer was registered on 8 July 2016. The book value of investment in TTPPWS was MNT6.6 billion and as such the Group realized a gain of MNT5.9 billion from this transaction.

Employees

As at 30 June 2016, the number of employees of the Group was 1,494, compared with 1,897 employees as at 30 June 2015. The Group’s total staff costs for the six months ended 30 June 2016 was USD6.0 million, compared to USD17.3 million for the six months ended 30 June 2015 (see Note 7(b) of the Notes to the Unaudited Interim Financial Report on page 59).

The Group’s employees are remunerated with reference to the individual performance, experience, qualification and the prevailing salary trends in the local market, which is subject to review from time to time. With reference to the Group’s financial and operational performance, employees may also enjoy other benefits such as discretionary bonus and Share Options pursuant to the Company’s Share Option Scheme.

In the six months ended 30 June 2016, the Company focused on internally sourced trainings rather than

34

trainings provided by external parties. As at 30 June 2016, a total of 256 employees attended professional trainings, out of which 10 employees attended mining heavy equipment operator training, 194 employees attended mine maintenance training and 52 employees attended professional development training.

PURCHASE, SALE OR REDEMPTION OF THE COMPANY’S LISTED SECURITIES

For the six months ended 30 June 2016, neither the Company nor any of its subsidiaries had purchased, sold, or redeemed any of the Company’s listed securities.

DIVIDEND

The Board does not recommend the payment of dividend in respect of the six months ended 30 June 2016 (dividend for the six months ended 30 June 2015: nil)

REVIEW BY AUDIT COMMITTEE

The Audit Committee of the Company currently comprises of one non-executive Director, Mr. Gankhuyag Adilbish, and three independent non-executive Directors, namely Mr. Chan Tze Ching, Ignatius, Mr. Unenbat Jigjid, and Dr. Khashchuluun Chuluundorj. Mr. Chan Tze Ching, Ignatius is the chairman of the Audit Committee.

The Audit Committee of the Company, together with the management, have reviewed the accounting principles and practice adopted by the Group, and also discussed issues related to financial reporting, including the review of the Group’s unaudited interim results and interim report for the period under review. The Audit Committee is of the opinion that such statements and the interim report comply with the applicable accounting standards, the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) and legal requirements, and that adequate disclosures have been made.

CORPORATE SOCIAL RESPONSIBILITY

CORPORATE SOCIAL RESPONSIBILITY

In line with our Corporate Social Responsibility (“CSR”) policy, we aim to build long-lasting and meaningful relationships with the communities in which we operate. We care about their sustainable economic and social development, and therefore, we support and implement a wide range of programs and initiatives that focus on job creation, improved access to health and education, and local business development. The ultimate aim is to build stronger and more sustainable communities.

During the reporting period, the Company continued with the following CSR initiatives:

Sustainable livelihood support program
To create better economic opportunities for resettled and affected herders, the Company is implementing a sustainable livelihood support program that primarily focuses on supporting local start-up businesses and small and medium enterprises. As of the end of the reporting period, a total of 15 herder households, looking to expand their businesses, got enrolled in the program and received interest-free business loans from a revolving loan fund set up by the Company. Out of these, six herder households have fully paid off their business loans and the remaining nine households have
been repaying their loans on schedule.	35

Health support program

To strengthen the capacity of the local health care infrastructure and help improve the quality and accessibility of health care services for community members, MMC contributed approximately MNT110 million for the construction of a new inter-soum hospital in Tsogttsetsii soum, Umnugobi aimag. The financing was mainly used to purchase modern medical equipment and furniture required for the new hospital. The new hospital provides health care services for the residents of Tsogttsetsii and neighboring soums in the region. It was officially opened in April 2016.

Corporate Social Responsibility

Community development program

Five years ago, the Company created a wind protected area for the Tsogttsetsii soum residents to support their community vegetable gardening initiatives and has sustained it as part of its community development program. In addition to properly managing the land and an irrigation system, the Company organizes professional training programs on vegetable growing and provides the community members with seeds and supplies. During the reporting period, over 60 households of the soum grew 20 types of fruits and vegetables in the area. In April 2016, the Company organized a community meeting jointly with the local government and discussed various ways of strengthening the collective actions among those who grow vegetables as part of the program.

“Good Neighborhood” initiative

Within the framework of the “Good Neighborhood ” initiative, the Company provides various forms of in-kind assistance to its host communities. During the period under review, the following activities were carried out:

36

Free-of-charge seedlings, shrubs and trees were provided to the local administration for their use in various landscaping projects in and around Tsogttsetsii soum;

Free-of-charge thermal coal was provided to Dalanzadgad power plant and Khanhongor soum of Umnugobi aimag during harsh winter months;

Gently-used office furniture and computers were donated to a number of local organizations including the police office in Tsogttsetsii soum, Mongolian Sustainable Development and Social Responsibility Council, a local non-governmental organization, and a secondary school for disabled children.

HEALTH, SAFETY AND ENVIRONMENT

Our health, safety and environment (“HSE”) performance is driven by our commitment to “Zero Harm” to people and host communities and minimal adverse impacts on the environment. Below is an overview of activities carried out in the reporting period.

In the first half of 2016, the LTIFR, an injury frequency rate expressed as the number of injuries per million hours worked, was 0.0 for 1,133,958 man-hours recorded within the Company’s coal mining, processing and transportation operations.

Workplace occupational hygiene and safety inspections were carried out more than 90 times at various workplace locations. All identified hazards and incidences of occupational health, safety and environment management system non-conformance were investigated in order to discover and eliminate the root causes.

A total of 11 workplace safety risk assessments were conducted during the reporting period to minimize or eliminate work-related hazards and to enhance awareness of daily safety routines among the Company’s employees.

Re-vegetation activity was conducted last year on a topsoil stockpile which covers an area of 1.3 hectares. Onobrychis arenaria and Medicago falcate are perennial plant species which support soil nutrient cycling and are well adapted to the local climate. Also, two species of Gobi endemic trees were planted in the re-vegetation. In the first half of 2016, the vegetation cover percentage in restored lands measured 70% higher than that of analogue sites as a result of improved regular irrigation and caring activities.

Corporate Social Responsibility

Re-vegetated topsoil stockpile, July 2015 Re-vegetated topsoil stockpile, July 2016

Soil restoration activity was carried out last year at a disturbed land near the site power plant. Silverberry, a tree native to the Gobi region was used in the restoration project and the survival rate of the trees was approximately 95% for the first half of 2016. Using native trees in land rehabilitation 37 offers a number of benefits, such as a reduction in emissions and haul road noise as well as the provision of shelter and habitat for small mammals and invertebrates.

Within the framework of the UHG project’s Biodiversity action plan, two species (Olgaea leucophylla and Caryoptheris mongolica /of) endangered and endemic plants in the Gobi region were planted at the nursery field in April 2016. It was the first time such endangered species of plant, native to the region, had been planted for biodiversity conservation purposes in a mine-site area.

The Company’s environmental team provides ice and hay to hoofed mountain animals in the region, including the Siberian ibex and argali (wild sheep), throughout the winter months in several locations in Tsetsii Mountain every year. The activity, also a part of the Biodiversity action plan, was carried forward into 2016 and the Company’s employees provided salt to hoofed mountain animals in cooperation with local environmental protection officers. It is believed that such activities help keep animals’ habitat stable during harsh winter months.

The Company organizes voluntary environmental protection activities in Tsogttsetsii soum on a regular basis. On National Tree Planting Day, the Company’s employees planted over 1,835 trees in and around the UHG project mine site and 200 seedlings were donated to local organizations. In addition, tree planting activities were organized in May 2016 along the paved road between the worker’s camp and the mine site. Employees also installed an irrigation system and a water tank in the area and approximately 750 tree seedlings were planted.

DISCLOSURE OF INFORMATION

MODEL CODE FOR SECURITIES TRANSACTIONS

The Company has adopted the Model Code for Securities Transactions by Directors of Listed Issuers (the “Model Code”) as set out in Appendix 10 to the Listing Rules. Specific enquiry has been made to all the Directors and all the Directors have confirmed that they have complied with the Model Code throughout the six months ended 30 June 2016.

The Company has also established written guidelines on no less exacting terms than the Model Code for securities transactions by relevant employees (the “Employees Written Guidelines”) who are likely to possess inside information of the Company. No incident of non-compliance with the Employees Written Guidelines by the employees was noted by the Company during the reporting period.

STATEMENT OF COMPLIANCE WITH CORPORATE GOVERNANCE CODE

The Company has adopted the code provisions set out in the Corporate Governance Code (the “CG Code”) contained in Appendix 14 to the Listing Rules as its code of corporate governance. The Company has complied with all the applicable code provisions as set out in the CG Code for the six months ended

38	30 June 2016.

DIRECTORS’ AND CHIEF EXECUTIVE’S INTERESTS AND SHORT POSITIONS IN SHARES, UNDERLYING SHARES AND DEBENTURES OF THE COMPANY OR ITS ASSOCIATED CORPORATIONS

As at 30 June 2016, the interest and short positions of the Directors and chief executive of the Company in the shares and underlying shares or debentures of the Company or its associated corporations (within the meaning of Part XV of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) which were required (i) to be notified to the Company and The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests and short positions which they are taken or deemed to have under such provisions of the SFO); or (ii) pursuant to section 352 of the SFO, to be entered in the register referred to therein; or (iii) pursuant to the Model Code to be notified to the Company and the Stock Exchange were as follows:

(a) Table 11. Interests in Shares:
		Ordinary shares of USD0.01 each
				Approximate
				percentage of
		Total number		total issued
Name of Director	Nature of interest	of Shares held		share capital

Mr. Odjargal Jambaljamts (Note 1)	Interest of controlled corporation	3,693,241,531	(L)	39.87%
		2,815,457,053 (S)		30.40%
Mr. Od Jambaljamts (Note 2)	Interest of controlled corporation	3,497,356,251	(L)	37.76%
		2,921,761,960 (S)		31.54%
Dr. Oyungerel Janchiv (Note 3)	Interest of controlled corporation	112,833,333	(L)	1.22%
Mr. Gankhuyag Adilbish (Note 4)	Interest of controlled corporation	11,819,579	(L)	0.13%
		11,819,579 (S)		0.13%

(L) – Long position (S) – Short position

Disclosure of Information

Notes:

(1)	Mr. Odjargal Jambaljamts holds the entire interest of Novel Holdings Group Limited. Novel Holdings Group Limited directly holds 461,647,547 shares in the Company and is also interested in approximately 49.84% of MCS (Mongolia) Limited. MCS (Mongolia) Limited holds the entire interest of MCS Global Limited which in turn holds the entire interest of MCS Holding LLC. MCS Holding LLC is interested in approximately 57.76% of MCS Mining Group Limited which in turn holds 3,231,593,984 shares in the Company. MCS (Mongolia) Limited also directly holds approximately 42.24% interest of MCS Mining Group Limited. MCS Mining Group Limited had a short position in 2,815,457,053 shares of the Company.

(2)	Mr. Od Jambaljamts holds the entire interest of Trimunkh Limited. Trimunkh Limited directly holds 265,762,267 shares in the Company and is also interested in approximately 28.69% of MCS (Mongolia) Limited. MCS (Mongolia) Limited holds the entire interest of MCS Global Limited which in turn holds the entire interest of MCS Holding LLC. MCS Holding LLC is interested in approximately 57.76% of MCS Mining Group Limited which in turn holds 3,231,593,984 shares in the Company. MCS (Mongolia) Limited also directly holds approximately 42.24% interest of MCS Mining Group Limited. MCS Mining Group Limited had a short position in 2,815,457,053 shares and Trimunkh Limited had a short position in 106,304,907 shares of the Company.

(3)	Dr. Oyungerel Janchiv, through Lotus Amsa Limited which is 100% owned by her, held 112,833,333 shares in the Company.

(4) Mr. Gankhuyag Adilbish, through Tugs Investments Limited which is 100% owned by him, held 11,819,579	39

shares and had a short position in 11,819,579 shares in the Company.

(b) Table 12. Interest in underlying Shares:

Ordinary shares of USD0.01 each
Total number
of underlying
Shares held
pursuant to
		Share Options	Approximate
		under the	percentage of
		Share Option	total issued
Name of Director	Nature of interest	Scheme	share capital

Dr. Battsengel Gotov	Beneficial owner	71,764,707 (L)	0.77%

(L) – Long position

Save as disclosed above, as at 30 June 2016, so far as was known to any Director or chief executive of the Company, neither the Directors nor the chief executive had any interests or short positions in any Shares, underlying Shares or debentures of the Company or any of its associated corporations (within the meaning of Part XV of SFO).

Disclosure of Information

SUBSTANTIAL SHAREHOLDERS’ INTERESTS AND SHORT POSITIONS IN SHARES AND UNDERLYING SHARES

As at 30 June 2016, so far as was known to the Directors and chief executive of the Company and based on the information publicly available, the following persons (other than a Director or chief executive of the Company whose interests are disclosed above) had interest or short position in the shares or underlying shares of the Company which would fall to be disclosed to the Company under the provisions of Divisions 2 and 3 of Part XV of the SFO, or which were recorded in the register required to be kept by the Company under section 336 of the SFO:

Table 13. Interests in the Shares and underlying Shares:

			Ordinary shares of USD0.01 each
					Approximate
					percentage of
	Name of substantial		Total number		total issued
	shareholder	Nature of interest	of Shares held		share capital
40
	MCS Mining Group Limited	Beneficial owner	3,231,593,984	(L)	34.89%

	(Note 1)		2,815,457,053 (S)		30.40%
	MCS (Mongolia) Limited (Note 1)	Interest of controlled corporation	3,231,593,984	(L)	34.89%
			2,815,457,053 (S)		30.40%
	MCS Global Limited (Note 1)	Interest of controlled corporation	3,231,593,984	(L)	34.89%
			2,815,457,053 (S)		30.40%
	MCS Holding LLC (Note 1)	Interest of controlled corporation	3,231,593,984	(L)	34.89%
			2,815,457,053 (S)		30.40%
	Novel Holdings Group Limited (Note 1)	Interest of controlled corporation/	3,693,241,531	(L)	39.87%
		Beneficial owner
			2,815,457,053 (S)		30.40%
	Trimunkh Limited (Note 1)	Interest of controlled corporation/	3,497,356,251	(L)	37.76%
		Beneficial owner
			2,921,761,960 (S)		31.54%
	Ms. Batmunkh Dashdeleg	Interest of spouse	3,693,241,531	(L)	39.87%
	(Note 1)		2,815,457,053 (S)		30.40%
	Ms. Munkhsuren Surenkhuu	Interest of spouse	3,497,356,251	(L)	37.76%
	(Note 1)		2,921,761,960 (S)		31.54%
	Kerry Mining (UHG) Limited	Beneficial owner	750,000,000	(L)	8.10%
	(“KMUHG”) (Note 2)
	KMM (Note 2)	Interest of controlled corporation	750,000,000	(L)	8.10%
	Fexos Limited (“Fexos”) (Note 2)	Interest of controlled corporation	756,890,120	(L)	8.17%
	Kerry Holdings Limited	Interest of controlled corporation	756,890,120	(L)	8.17%
	(“KHL”) (Note 2)
	Kerry Group Limited (“KGL”)	Interest of controlled corporation	1,197,461,111	(L)	12.93%
	(Notes 2 and 3)
	Trade and Development Bank	Beneficial owner	507,749,999	(L)	5.48%
	of Mongolia

(L) – Long position (S) – Short position

Disclosure of Information

Notes:

(1)	MCS Mining Group Limited is owned as to approximately 57.76% by MCS Holding LLC and approximately 42.24% by MCS (Mongolia) Limited. MCS Holding LLC is wholly-owned by MCS Global Limited which in turn is wholly-owned by MCS (Mongolia) Limited. MCS (Mongolia) Limited is owned as to approximately 49.84% by Novel Holdings Group Limited which in turn is wholly-owned by Mr. Odjargal Jambaljamts, and 28.69% by Trimunkh Limited which in turn is wholly-owned by Mr. Od Jambaljamts. MCS Mining Group Limited holds 3,231,593,984 shares and had a short position in 2,815,457,053 shares in the Company. Novel Holdings Group Limited and Trimunkh Limited each also directly held 461,647,547 shares and 265,762,267 shares in the Company, and Trimunkh Limited had a short position in 106,304,907 shares in the Company. Ms. Batmunkh Dashdeleg is the spouse of Mr. Odjargal Jambaljamts, and Ms. Munkhsuren Surenkhuu is the spouse of Mr. Od Jambaljamts.

(2)	(a) KMUHG is a direct wholly-owned subsidiary of KMM. Fexos controls more than one-third of the voting power of KMM. Fexos is a direct wholly-owned subsidiary of KHL which in turn is a direct wholly-owned subsidiary of KGL. Accordingly, KMM, Fexos, KHL and KGL were deemed to be interested in the 750,000,000 shares that KMUHG was interested.

(b)	Fexos controls more than one-third of the voting power of Kerry Asset Management Limited (“KAM”). Fexos, KHL and KGL were deemed to be interested in the 6,890,120 shares that KAM was interested.

(3)	Out of KGL’s corporate interest in 1,197,461,111 shares of the Company, KGL’s wholly-owned subsidiaries (other than KHL) were interested in 440,570,991 shares of the Company, KHL (through companies that it controls more

than one-third of the voting power) was interested in 756,890,120 shares of the Company.	41

Save as disclosed above, as at 30 June 2016, the Company has not been notified by any person (other than the Directors or chief executive of the Company) who had interests or short position in the shares or underlying shares of the Company.

CHANGE IN INFORMATION OF DIRECTORS

Changes in information of Directors which are required to be disclosed pursuant to Rule 13.51B(1) of the Listing Rules since the date of the 2015 Annual Report are set out below:

The director’s fee for each of the Directors under the respective director’s service agreement and letter of appointment for the first half of the year 2016 was reduced by 50%.

Mr. Chan Tze Ching, Ignatius was redesignated as Chairman of the Council of Hong Kong Polytechnic University with effect from 1 January 2016.

Disclosure of Information

SHARE OPTION SCHEME

The Share Option Scheme was adopted by the Company on 17 September 2010, which became effective on the Listing Date on 13 October 2010 (the “Adoption Date”). Share Options could be granted within a period of 10 years from the Adoption Date. Therefore, as at 30 June 2016, the remaining life of the Share Option Scheme was approximately 4 years and 3 months. The purpose of the Share Option Scheme is to provide an opportunity for employees of the Group to acquire an equity participation in the Company and to encourage them to work towards enhancing the value of the Company for the benefit of the Company and its shareholders as a whole.

Under the Share Option Scheme, the Company granted three batches of Share Options to a Director and employees. On 12 October 2011, the Company offered 3,000,000 and 34,500,000 Share Options to a Director and employees respectively at the exercise price of HKD6.66, and 3,000,000 and 32,200,000 Share Options were accepted by a Director and employees respectively. On 28 November 2012, the Company granted 5,000,000 and 17,750,000 Share Options to a Director and employees respectively with the exercise price of HKD3.92.

As a result of the rights issue completed on 29 December 2014, adjustments were made to the exercise

[42]	price and the number of Shares falling to be issued upon the exercise of the Share Options in accordance with the terms of the Share Option Scheme and the supplementary guidance issued by the Stock Exchange on 5 September 2005 regarding the adjustment of share options under Rule 17.03(13) of the Listing Rules. The exercise price of HKD6.66 for the Share Options granted on 12 October 2011 was adjusted to HKD4.53 and the exercise price of HKD3.92 for the Share Options granted on 28 November 2012 was adjusted to HKD2.67.

A total of 48,100,000 Share Options were outstanding under the Share Option Scheme as at the completion of the rights issue. The number of the Shares falling to be issued under the outstanding Share Options were adjusted and both the exercise price and the number of Shares falling to be issued were adjusted pursuant to Clause 11 of the Share Option Scheme (the “Option Adjustments”) with effect from 1 January 2015, and such adjustments have been reviewed and confirmed by the independent financial adviser of the Company, Somerley Capital Limited. Please refer to the 2014 Annual Report of the Company for details of the adjustment.

On 10 June 2015, the Company granted another 60,000,000 and 94,750,000 Share Options to a Director and employees respectively at the exercise price of HKD0.445. Details of the movements in the number of Share Options of the Company during the six months ended 30 June 2016 were as follows:

Disclosure of Information

Table 14. Director:

							Number of Share Options
						Granted	Lapsed	Cancelled	Exercised
						during the	during the	during the	during the
					Balance as	six months	six months	six months	six months	Balance
Name of	Date of		Exercise	Exercise price	at 1 January	ended 30	ended 30	ended 30	ended 30	as at 30
Director	grant		period	per share	2016	June 2016	June 2016	June 2016	June 2016	June 2016

Dr. Battsengel Gotov 12		October 2011	(Note 1)	HKD4.53	4,411,765	—	—	—	—	4,411,765
	28	November 2012	(Note 2)	HKD2.67	7,352,941	—	—	—	—	7,352,941
	10	June 2015	(Note 3)	HKD0.445	60,000,000	—	—	—	—	60,000,000

Total					71,764,706	—	—	—	—	71,764,706

Table 15. Employees of the Group other than Directors:

						Number of Share Options
					Granted	Lapsed	Cancelled	Exercised
					during the	during the	during the	during the
				Balance as	six months	six months	six months	six months	Balance	43
Date of		Exercise	Exercise price	at 1 January	ended 30	ended 30	ended 30	ended 30	as at 30
grant		period	per share	2016	June 2016	June 2016	June 2016	June 2016	June 2016

12	October 2011	(Note 1)	HKD4.53	34,062,500	—	—	—	—	34,062,500
28	November 2012	(Note 2)	HKD2.67	24,632,353	—	—	—	—	24,632,353
10	June 2015	(Note 3)	HKD0.445	94,750,000	—	7,125,000	—	—	87,625,000

Total				153,444,853	—	7,125,000	—	—	146,319,853

Disclosure of Information

Notes:

1.	The Share Options are subject to vesting scale in four tranches of 25% each. The exercise periods are as follows:

(1)	first 25% of the Share Options granted – 12 October 2012 to 12 October 2019

(2)	second 25% of the Share Options granted – 12 October 2013 to 12 October 2019

(3)	third 25% of the Share Options granted – 12 October 2014 to 12 October 2019

(4)	fourth 25% of the Share Options granted – 12 October 2015 to 12 October 2019

2.	The Share Options are subject to vesting scale in three tranches. The exercise periods are as follows:

(1)	first 25% of the Share Options granted – 28 November 2013 to 28 November 2020

(2)	second 25% of the Share Options granted – 28 November 2014 to 28 November 2020

(3)	third 50% of the Share Options granted – 28 November 2015 to 28 November 2020

3.	The Share Options are subject to vesting scale in four tranches of 25% each. The exercise periods are as follows:

(1)	first 25% of the Share Options granted – 10 June 2015 to 10 June 2020

(2)	second 25% of the Share Options granted – 10 June 2016 to 10 June 2020

44

(3)	third 25% of the Share Options granted – 10 June 2017 to 10 June 2020

(4)	fourth 25% of the Share Options granted – 10 June 2018 to 10 June 2020

4.	As a result of the rights issue of the Company completed on 29 December 2014, the exercise prices and the number of the Shares falling to be issued upon full exercise of the outstanding Share Options were adjusted in accordance with the Option Adjustments with effect from 1 January 2015.

Treatment of Lapse of the Share Options

Pursuant to the Share Option Scheme, in the event that an employee ceases to be an employee of the Company before exercising the option in full, the option (to the extent not already exercised) shall lapse on the date of cessation or termination and not be exercisable unless the Directors otherwise determine. The offer letter to grantees also states that any option shares that have not yet vested according to the vesting scales shall be considered “Unvested Shares”, and upon cessation of employment or services on behalf of the Company for any reason, no further vesting of the option will occur and any unvested portion of the option will terminate.

The Directors determined that in the event that an employee ceases to be an employee of the Company before exercising the option in full, only unvested Share Options (but not all the outstanding Share Options) will lapse effective from 1 August 2013.

Hong Kong, 26 August 2016

CONSOLIDATED STATEMENT OF

COMPREHENSIVE INCOME

for the six months ended 30 June 2016 - unaudited

		Six months ended 30 June
		2016	2015
	Note	USD’000	USD’000

Revenue	5	31,066	71,804
Cost of revenue	6	(64,628)	(97,145)

Gross loss		(33,562)	(25,341)
Other revenue		1,392	330
Other net loss		(482)	(470)
Selling and distribution costs		(5,707)	(5,500)
General and administrative expenses		(5,287)	(11,993)

Loss from operations		(43,646)	(42,974)
Finance income	7(a)	18,592	3,021
Finance costs	7(a)	(38,487)	(45,939)
Net finance costs	7(a)	(19,895)	(42,918)	45
Share of losses of associates		(2)	(8)
Share of profits/(losses) of joint venture		3	(14)
Loss before taxation	7	(63,540)	(85,914)
Income tax	8	1,833	6,727

Loss for the period		(61,707)	(79,187)
Attributable to:
Equity shareholders of the Company		(61,720)	(79,050)
Non-controlling interests		13	(137)

Loss for the period		(61,707)	(79,187)

Basic and diluted loss per share	9	(0.67) cents	(0.85) cents

The notes on pages 51 to 85 form part of this interim financial report.

Consolidated Statement of

Comprehensive Income

for the six months ended 30 June 2016 - unaudited

		Six months ended 30 June
		2016	2015
	Note	USD’000	USD’000

Loss for the period		(61,707)	(79,187)
Other comprehensive income for the period
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation	10	10,750	(22,949)

Total comprehensive income for the period		(50,957)	(102,136)

Attributable to:
Equity shareholders of the Company		(50,970)	(101,999)
Non-controlling interests		13	(137)

Total comprehensive income for the period		(50,957)	(102,136)

46

The notes on pages 51 to 85 form part of this interim financial report. Details of dividends payable to equity shareholders of the Company are set out in Note 23(a).

CONSOLIDATED STATEMENT OF

FINANCIAL POSITION

at 30 June 2016 - unaudited

		At	At
		30 June	31 December
		2016	2015
	Note	USD’000	USD’000
			(audited)

Non-current assets
Property, plant and equipment, net	11	537,139	540,714
Construction in progress	12	56,380	55,164
Lease prepayments		68	68
Intangible assets	13	510,220	510,380
Interest in associates		44	45
Interest in joint venture		100	95
Other non-current assets	14	63,615	50,582
Deferred tax assets		48,841	46,629

Total non-current assets		1,216,407	1,203,677
Current assets			47

Assets held for sale		170	55
Inventories	15	30,637	45,829
Trade and other receivables	16	106,699	93,857
Cash at bank and in hand	17	2,982	50,702

Total current assets		140,488	190,443
Current liabilities
Short-term borrowings and current portion
of long-term borrowings	18(b)	145,166	197,631
Trade and other payables	19	302,871	213,429
Senior Notes	20	598,487	—
Current taxation		45	144

Total current liabilities		1,046,569	411,204
Net current liabilities		(906,081)	(220,761)
Total assets less current liabilities		310,326	982,916

The notes on pages 51 to 85 form part of this interim financial report.

Consolidated Statement of

Financial Position

at 30 June 2016 - unaudited

			At	At
			30 June	31 December
			2016	2015
		Note	USD’000	USD’000
				(audited)

	Non-current liabilities
	Long-term borrowings, less current portion	18(a)	—	—
	Senior Notes	20	—	597,634
	Provisions	22	16,974	13,567
	Deferred tax liabilities		102,448	102,483
	Other non-current liabilities		51,271	79,441

	Total non-current liabilities		170,693	793,125

	NET ASSETS		139,633	189,791

	CAPITAL AND RESERVES
48	Share capital	23	92,626	92,626
	Reserves	23	46,652	96,823

	Total equity attributable to equity shareholders
	of the Company		139,278	189,449
	Non-controlling interests		355	342

	TOTAL EQUITY		139,633	189,791

The notes on pages 51 to 85 form part of this interim financial report.

CONSOLIDATED STATEMENT OF

CHANGES IN EQUITY

for the six months ended 30 June 2016 - unaudited

								Non-
		Share	Share	Other	Exchange	Accumulated		controlling	Total
		capital	premium	reserve	reserve	losses	Total	interest	equity
		USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	Note	(Note 23(b))	(Note 23(c) (i))	(Note 23(c) (ii))	(Note 23(c) (iii))

At 1 January 2015		92,626	748,527	30,539	(312,162)	(162,984)	396,546	292	396,838
Changes in equity for the
six months ended 30 June 2015:
Loss for the period		—	—	—	—	(79,050)	(79,050)	—	(79,050)
Other comprehensive income		—	—	—	(22,949)	—	(22,949)	—	(22,949)

Total comprehensive income		—	—	—	(22,949)	(79,050)	(101,999)	—	(101,999)
Contribution from non-controlling interests		—	—	—	—	—	—	(137)	(137)
Equity-settled share-based transactions	21	—	—	1,919	—	—	1,919	—	1,919

At 30 June 2015		92,626	748,527	32,458	(335,111)	(242,034)	296,466	155	296,621
Changes in equity for the
six months ended 31 December 2015:
Loss for the period		—	—	—	—	(108,713)	(108,713)	—	(108,713)	49
Other comprehensive income		—	—	—	317	—	317	—	317

Total comprehensive income		—	—	—	317	(108,713)	(108,396)	—	(108,396)
Contribution from non-controlling interests		—	—	—	—	—	—	187	187
Equity-settled share-based transactions	21	—	—	1,379	—	—	1,379	—	1,379

At 31 December 2015		92,626	748,527	33,837	(334,794)	(350,747)	189,449	342	189,791

At 1 January 2016		92,626	748,527	33,837	(334,794)	(350,747)	189,449	342	189,791
Changes in equity for the
six months ended 30 June 2016:
Loss for the period		—	—	—		(61,720)	(61,720)	13	(61,707)
Other comprehensive income		—	—	—	10,750	—	10,750	—	10,750

Total comprehensive income		—	—	—	10,750	(61,720)	(50,970)	13	(50,957)
Contribution from non-controlling interests		—	—	—	—	—	—	—	—
Equity-settled share-based transactions	21	—	—	799	—	—	799	—	799

At 30 June 2016		92,626	748,527	34,636	(324,044)	(412,467)	139,278	355	139,633
The notes on pages 51 to 85 form part of this interim financial report.

CONDENSED CONSOLIDATED

CASH FLOW STATEMENT

for the six months ended 30 June 2016 - unaudited

			Six months ended 30 June
			2016	2015
		Note	USD’000	USD’000

	Operating activities
	Cash generated from/(used in) operations		8,661	(54,944)
	Income tax paid		(11)	(226)

	Net cash generated from/(used in) operating activities		8,650	(55,170)
	Investing activities
	Payments for acquisition of property, plant and
	equipment and construction in progress		(568)	(34,974)
	Proceeds from disposal of assets held for sale		318	1,041
	Interest received		3,487	4,703
	Other cash flows generated from/(used in) investing activities		50,000	(10,000)

	Net cash generated from/(used in)
50	investing activities		53,237	(39,230)

	Financing activities
	Proceeds from borrowings		—	10,000
	Repayment of borrowings		(55,331)	(70,909)
	Interest paid		(4,363)	(37,591)

	Net cash used in financing activities		(59,694)	(98,500)
	Net increase/(decrease) in cash and cash equivalents		2,193	(192,900)
	Cash and cash equivalents at the beginning of
	the period		702	202,856
	Effect of foreign exchange rates changes		87	(43)

	Cash and cash equivalents at the end of the period	17	2,982	9,913

The notes on pages 51 to 85 form part of this interim financial report.

NOTES TO THE UNAUDITED INTERIM

FINANCIAL REPORT

1 CORPORATE INFORMATION

The Company was incorporated in the Cayman Islands on 18 May 2010 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The Group is principally engaged in the mining, processing, transportation and sale of coal products.

Pursuant to a group reorganisation completed on 17 September 2010 (the “Reorganisation”) to rationalise the group structure for the public listing of the Company’s shares on the Main Board of the Stock Exchange, the Company’s shares were listed on the Stock Exchange on 13 October 2010. Details of the Reorganisation are set out in the prospectus of the Company dated 28 September 2010.

2 BASIS OF PREPARATION

	The Group had net current liabilities of USD906,081,000 as at 30 June 2016 (as at 31 December
	2015: net current liabilities of USD220,761,000) and made a loss of USD61,707,000 for the six
	months period then ended. These conditions indicate the existence of a material uncertainty which
	may cast significant doubt upon the going concern assumption.	51
	In view of such circumstances, the Directors have given careful consideration to the future liquidity
	and performance of the Group and its available resources of financing in evaluating whether the
	going concern basis in preparing the consolidated financial statements is appropriate. The Directors
	have reviewed trading and cash flow forecasts which take into consideration the uncertainties in the
	current operating environment. The Directors have concluded that there are material uncertainties
	surrounding going concern as below:
–	Future trading may not be in line with the assumption in the Group’s latest forecasts, the
	achievability of which is dependent upon the current economic environment and the price of
	coking coal market.

Notes to the Unaudited

Interim Financial Report

2 BASIS OF PREPARATION (Continued)

– The Group is due to redeem the Senior Notes issued by the Company with a principal amount of USD600,000,000 on 29 March 2017 (see Note 20). The Group is due to repay the BNP and ICBC Facility within the year ending 31 December 2016 (see Note 18). The Group is overdue in payment of interest under the Senior Notes and in repayment of certain principal and interest under the BNP and ICBC Facility. As announced by the Company on 26 January 2016, 14 March 2016 and 23 March 2016, the Group has been actively seeking for the potential restructuring of the Senior Notes with the holders of the Senior Notes (the “Holders”) and maintained active discussions with the Steering Committee. Given the material amount of the BNP and ICBC Facility and also the Intercreditors Agreement in relation to the shared securities and guarantees, the discussions to revise the BNP and ICBC Facility are undertaken in connection with the Debt Restructuring. The Company announced on 8 July 2016 an indicative terms of the Debt Restructuring Proposal. The Steering Committee has indicated that it supports the indicative terms of the Debt Restructuring Proposal. The discussions and negotiations with the Steering Committee, the Lenders and other creditors of the Group are still ongoing. The Directors have no reason to believe that the Debt Restructuring will not 52 be achieved after formulating and agreeing a detailed plan for protecting the interests of all stakeholders of the Group in this regard.

– As disclosed in Note 28 (b), the Company filed the Application with the Cayman Court on 7 July 2016 (Cayman Islands time) for the appointment of the JPLs over the Company on a “soft touch” basis, to assist the Debt Restructuring negotiation with its creditors; and also filed the Petition as a necessary pre-cursor to facilitate the Application. An order was granted by the Cayman Court on 19 July 2016 with respect of the appointment of the JPLs, and the hearing of the Petition is scheduled to be heard on 1 September 2016. The Company has worked together with the JPLs, and the Directors are not aware of any impediments yet indicating negative result of the upcoming hearing.

Notes to the Unaudited

Interim Financial Report

2 BASIS OF PREPARATION (Continued)

– As announced by the Company on 29 April 2016, the Group was in payment default under the BNP and ICBC Facility (see Note 18). This default also triggered a cross default under the Senior Notes. On 26 April 2016, the Company received (i) a notice from the Agent on immediate payment of all amounts accrued or outstanding under the BNP and ICBC Facility of USD95 million, and (ii) a notice from the Shared Security Agent on enforcement of the security interest over capital stock of Mongolian Coal Corporation Limited. As disclosed in Note 28 (c), BNP Paribas Singapore Branch filed the BNP Petition with the Cayman Court immediately after the Company filed its Application and the Petition. Given the aforementioned order granted by Cayman Court on 19 July 2016, the BNP Petition has been adjourned. The Directors closely monitor the progress and status of the BNP Petition, and maintain regular and active communication with the Lenders.

– The Group is overdue in repaying promissory notes of USD72,216,000 to QGX (see Note 19(v)). The Company continues to maintain regular and constructive discussions with QGX regarding the settlement arrangements, with awareness of the Debt Restructuring.

The Directors consider that, among all the above-mentioned matters and conditions, the key	53

determining factor lies with the Debt Restructuring and it is the material uncertainty in relation to the going concern assumption.
Based on the Group’s business plan and cash flow forecast, and assuming having the support from its creditors in relation to the Debt Restructuring and also the ongoing support from its shareholders, the Directors are optimistic to have sufficient financial resources to cover operating costs and to meet its financial obligations as and when they fall due for the twelve-month period from 30 June
2016. In the meantime, the Directors have identified a number of management initiatives that the business could pursue and which they are of the opinion that can be achieved to mitigate the liquidity and solvency pressure including:

– The Group had updated the service agreement with the mining contractor by taking decreased charge rates; such cost saving effect has been revealed during the six months ended 30 June 2016 and thereafter;

– The Group manages capital expenditure to minimum levels;

– The Group is seeking prepayments at reaching new coal off-take agreements, and negotiating business terms with suppliers to ease cash flow demands.

Notes to the Unaudited

Interim Financial Report

2 BASIS OF PREPARATION (Continued)

Accordingly, the Directors are of the opinion that it is appropriate to prepare the consolidated financial statements on a going concern basis. The consolidated financial statements do not include any adjustments that would result from the going concern basis of preparation being inappropriate.

This interim financial report has been prepared in accordance with the applicable disclosure provisions of the Listing Rules, including compliance with International Accounting Standard (“IAS”) 34, Interim financial reporting, issued by the International Accounting Standards Board (“IASB”). It was authorised for issuance on 26 August 2016.

The interim financial report has been prepared in accordance with the same accounting policies adopted in the 2015 annual financial statements, except for the accounting policy changes that are expected to be reflected in the 2016 annual financial statements. Details of these changes in accounting policies are set out in Note 3.

The preparation of an interim financial report in conformity with IAS 34 requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses on a year to date basis. Actual results may differ from

[54]	these estimates.

The interim financial report contains condensed consolidated financial statements and selected explanatory notes. The notes include an explanation of events and transactions that are significant to an understanding of the changes in financial position and performance of the Group since the 2015 annual financial statements. The condensed consolidated interim financial statements and notes thereon do not include all of the information required for full set of financial statements prepared in accordance with International Financial Reporting Standards (“IFRSs”).

The financial information relating to the financial year ended 31 December 2015 that is included in the interim financial report as comparative information does not constitute the Company’s statutory annual consolidated financial statements for that financial year but is derived from those financial statements. The Company’s auditor has reported on those financial statements. The auditor’s report was unqualified but included a reference to a matter relating to the existence of the material uncertainties which may cast significant doubt about the Group’s ability to continue as a going concern to which the auditor drew attention by way of emphasis without qualifying its report dated 24 March 2016.

Notes to the Unaudited

Interim Financial Report

3 CHANGES IN ACCOUNTING POLICIES

The IASB has issued a number of amendments to IFRSs that are first effective for the current accounting period of the Group. Of these, the following developments are relevant to the Group:

Annual Improvements to IFRSs 2012-2014 Cycle

Amendments to IAS 1, Presentation of financial statements: Disclosure initiative

The Group has not applied any new standard or interpretation that is not yet effective forthe current accounting period.

Annual Improvements to IFRSs 2012-2014 Cycle

This cycle of annual improvements contains amendments to four standards. Among them, IAS 34, Interim financial reporting, has been amended to clarify that if an entity discloses the information required by the standard outside the interim financial statements by a cross-reference to the information in another statement of the interim financial report, then users of the interim financial statements should have access to the information incorporated by the cross-reference on the same terms and at the same time. The amendments do not have an impact on the group’s interim financial 55 report as the group does not present the relevant required disclosures outside the interim financial statements.

Amendments to IAS1, Presentation of financial statements: Disclosure initiative

The amendments to IAS 1 introduce narrow-scope changes to various presentation requirements. The amendments do not have a material impact on the presentation and disclosure of the group’s interim financial report.

4 SEGMENT REPORTING

The Group has one business segment, the mining, processing, transportation and sale of coal products. The majority of its customers are located in the PRC. Based on information reported to the chief operating decision maker for the purpose of resource allocation and performance assessment, the Group’s only operating segment is the mining, processing, transportation and sale of coal. Accordingly, no additional business and geographical segment information are presented.

Notes to the Unaudited

Interim Financial Report

5 REVENUE

The Group is principally engaged in the mining, processing, transportation and sale of coal products. Revenue represents the sales value of goods sold to customers exclusive of value added or sales taxes and after deduction of any trade discounts and volume rebates. The amount of each significant category of revenue recognised for the six months ended 30 June 2016 is as follows:

	Six months ended 30 June
	2016	2015
	USD’000	USD’000

Self-produced coal
HCC	31,066	47,963
Washed thermal coal (“middlings”)	—	1
Trading of coal procured from Chinese third party sources	—	23,840

	31,066	71,804
56	Revenue during the six months ended 30 June 2016 include approximately USD26,777,000 (six months ended 30 June 2015: USD17,063,000) which arose from sales of HCC to customers through agent sales arrangements for diversifying and expanding the Group’s sales channels.

For the six months ended 30 June 2016, the Group had five customers that individually exceeded 10% of the Group’s turnover, with the purchase amounts of approximately USD5,264,000, USD4,937,000, USD4,540,000, USD4,322,000 and USD3,274,000, respectively. In the first half of 2015, the Group had four customers that individually exceeded 10% of the Group’s turnover, with the purchase amounts of approximately USD26,119,000, USD15,441,000, USD10,657,000, and USD7,503,000, respectively.

Notes to the Unaudited

Interim Financial Report

6 COST OF REVENUE
	Six months ended 30 June
	2016	2015
	USD’000	USD’000

Mining costs	11,224	20,169
Processing costs	6,994	7,783
Transportation costs	8,155	8,748
Provision for coal inventories (Note 15)	11,837	6,122
Others (Note (i))	8,559	35,266

Cost of revenue during mine operations	46,769	78,088
Cost of revenue during idled mine period (Note (ii))	17,859	19,057

Cost of revenue	64,628	97,145

Notes:

57

(i)	Others include cost of coal procured from Chinese third party sources and royalty tax for the coal exported from Mongolia.

(ii)	For the six months ended 30 June 2016, cost of revenue during idled mine period includes mining contractor costs and depreciation expense related to idled plant and equipment.

Notes to the Unaudited

Interim Financial Report

7 LOSS BEFORE TAXATION

Loss before taxation is arrived at after charging/(crediting):
(a) Net finance costs:
		Six months ended 30 June
		2016	2015
		USD’000	USD’000

	Interest income	(1,235)	(3,021)
	Foreign exchange gain, net (Note(i))	(17,357)	—

	Finance income	(18,592)	(3,021)
	Interest on bank and other borrowings	9,229	11,129
	Interest on liability component of Senior Notes (Note 20)	27,478	27,242
	Transaction costs	1,601	2,223
58	Unwinding interest on

	– Accrued reclamation obligations (Note 22)	179	431

	Net interest expense	38,487	41,025
	Foreign exchange loss, net	—	4,914

	Finance costs	38,487	45,939
	Net finance costs	19,895	42,918

Notes:

(i)	Foreign exchange gain (net) during the six months ended 30 June 2016 includes realized foreign exchange gain of approximately USD18,384,000 (six months ended 30 June 2015: nil) in respect of certain receivables.

* No borrowing costs have been capitalised during the six months ended 30 June 2016 and the six months ended 30 June 2015.

Notes to the Unaudited

Interim Financial Report

7 LOSS BEFORE TAXATION (Continued)

(b) Staff costs:
	Six months ended 30 June
	2016	2015
	USD’000	USD’000

Salaries, wages, bonuses and benefits	4,621	13,815
Retirement scheme contributions	625	1,565
Equity-settled share-based payment expenses (Note 21)	799	1,919

	6,045	17,299

Pursuant to the relevant labour rules and regulations in Mongolia, the Group participates in defined contribution retirement benefit schemes (“the Schemes”) organised by the GoM whereby the Group is required to make contributions to the Schemes at a rate of 7% of the eligible employees’ salaries. Contributions to the Schemes vest immediately.

59

The Group has no other material obligation for the payment of pension benefits beyond the annual contributions described above.

(c) Other items:
	Six months ended 30 June
	2016	2015
	USD’000	USD’000

Depreciation and amortisation	17,117	23,599
Operating lease charges: minimum lease payments	236	1,108
Costs of inventories	64,628	97,145
Loss/(gain) on disposal of property, plant and
equipment and assets held for sale	65	(60)
Selling and distribution costs (Note (i))	5,707	5,500

Note:

(i)	Selling and distribution costs represent fees and charges incurred for exporting coal into PRC, logistics and transportation costs, governmental fees and charges and fixed agent fees associated with the market penetration strategy to diversify and expand sales channels in the PRC.

Notes to the Unaudited

Interim Financial Report

8 INCOME TAX

(a) Income tax in the consolidated statement of comprehensive income represents:

	Six months ended 30 June
	2016	2015
	USD’000	USD’000

Current tax	169	214
Deferred taxation	(2,002)	(6,941)

	(1,833)	(6,727)

(b) Reconciliation between tax expense and accounting loss at applicable tax rates:

		Six months ended 30 June
		2016	2015
		USD’000	USD’000
60
	Loss before income tax	(63,540)	(85,914)

	Tax on loss before taxation, calculated at the rates
	applicable in profits/(loss) in the countries concerned	(1,062)	(7,489)
	Tax effect of non-deductible expense (Note (iii))	8,173	585
	Tax effect of non-taxable income (Note (iii))	(9,191)	(821)
	Tax losses not recognized	227	998

	Actual tax expenses	(1,833)	(6,727)

Notes:

(i)	Pursuant to the income tax rules and regulations of Mongolia, the Group is liable to Mongolian Enterprise Income Tax at a rate of 10% of the first MNT3 billion taxable income and 25% of the remaining taxable income for the six months ended 30 June 2016 and 2015. According to the Corporate Income Tax Law of the PRC, the Company’s subsidiary in the PRC is subject to statutory income tax rate of 25%.

(ii)	Pursuant to the rules and regulations of the Cayman Islands, the Group is not subject to any income tax in the Cayman Islands. The Group is not subject to Hong Kong and Luxembourg profits tax as it has no assessable income arising in or derived from Hong Kong and Luxembourg during the six months ended 30 June 2016 and 2015.

(iii)	Non-deductible and non-taxable items represent mainly the unrealised exchange gain which is non-taxable and other non-deductible expenses and non-taxable income pursuant to the income tax rules and regulations of Mongolia and other related tax source regions during the six months ended 30 June 2016 and 2015.

Notes to the Unaudited

Interim Financial Report

9 LOSS PER SHARE

(a)	Basic loss per share

The calculation of basic loss per share for the six months ended 30 June 2016 is based on the loss attributable to ordinary equity shareholders of the Company for the period of USD61,720,000 (six months ended 30 June 2015: loss attributable to ordinary equity shareholders of the Company of USD79,050,000) and the 9,262,591,250 ordinary shares (six months ended 30 June 2015: 9,262,591,250 ordinary shares) in issue during the six months ended 30 June 2016. In calculating the loss per share, the weighted average number of shares outstanding during the six months ended 30 June 2016 and 2015 were calculated as if the bonus elements without consideration included in the rights issue had existed from the beginning of the comparative period.

(b)	Diluted loss per share

For the six months ended 30 June 2016 and 30 June 2015, basic and diluted loss per share are the same as the effect of the potential ordinary shares outstanding is anti-dilutive.

61

The equity-settled share-based payment transactions (see Notes 21) are anti-dilutive and therefore not included in calculating diluted loss per share for the six months ended 30 June 2016 and 30 June 2015.

10 OTHER COMPREHENSIVE INCOME

	Six months ended 30 June
	2016	2015
	USD’000	USD’000

Exchange differences on translation of:
– financial statements of overseas subsidiaries	3,607	606
– net investment	(13,379)	24,418
Reclassification adjustments for amounts transferred to profit or loss:
– disposal of net investment	(978)	(2,075)

	(10,750)	22,949

Notes to the Unaudited

Interim Financial Report

11 PROPERTY, PLANT AND EQUIPMENT

Mining properties of the Group at 30 June 2016 include stripping activity assets carrying book value of USD230,545,000 (31 December 2015: USD225,233,000).
During the six months ended 30 June 2016, the additions of property, plant and equipment of the
Group, representing mainly various mining structures, amounted to USD6,643,000 (six months ended 30 June 2015: USD22,226,000). Items of property, plant and equipment with a net book value of USD1,606,000 were disposed of during the six months ended 30 June 2016 (six months ended 30 June 2015: USD276,000). As at 30 June 2016, certain of the Group’s borrowings were secured by the Group’s coal handling and preparation plant-modules I and II, power plant and water supply infrastructure assets-phase I with a net book value of USD88,063,000, USD22,653,000 and USD2,418,000, respectively (31 December 2015: USD91,100,000, USD23,519,000 and
USD2,532,000 respectively) (see Note 18).
12 CONSTRUCTION IN PROGRESS
The construction in progress is mainly related to water supply extension facilities and other mining
62	related machinery and equipment.

13 INTANGIBLE ASSETS

Intangible assets represent the acquired mining right.

Given the fact that coking coal market experienced continuing price decline and the operating losses sustained by the Group during the six months ended 30 June 2016, according to IAS 36, Impairment of assets, management has performed impairment assessment on the carrying amount of the Group’s property, plant and equipment, construction in progress, intangible assets and long-term prepayments related to the UHG Mine and BN Mine operations (collectively referred to as “UHG and BN Assets”). For the purpose of this, the UHG and BN Assets are treated as a cash generating unit (“CGU”).

The recoverable amount of the CGU was based on value in use, determined by discounting the future cash flows to be generated from the continuing use of the UHG and BN Assets. The key assumptions used in the estimation of value in use were based on the management’s best estimation and were in line with the reserves and resource statements and exploration and evaluation works undertaken by appropriately qualified persons, detailed LOM plans.

Based on the impairment assessment, the carrying amount of the CGU has not exceeded its recoverable amount as at 30 June 2016, and has not resulted in the identification of an impairment loss as at 30 June 2016. The Directors are of the opinion that the impairment provision is adequate as at 30 June 2016 and no additional or reversal of impairment provision is needed in respect of the Group’s non-financial assets in this regard. The Directors believe that the estimates and assumptions incorporated in the impairment assessment are reasonable; however, the estimates and assumptions are subject to significant uncertainties and judgements.

Notes to the Unaudited

Interim Financial Report

14 OTHER NON-CURRENT ASSETS

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Prepayments in connection with construction work,
equipment purchases and others	61,816	48,813
Financial assets available-for-sale	1,799	1,769

	63,615	50,582
15	INVENTORIES

(a)	Inventories in the consolidated statement of financial position comprise:

	At	At	63
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Coal	35,902	39,434
Materials and supplies	12,694	12,517

	48,596	51,951
Less: provision for coal inventories	(17,959)	(6,122)

	30,637	45,829

Notes to the Unaudited

Interim Financial Report

15 INVENTORIES (Continued)

(b)	The analysis of the amount of inventories recognised as an expense and included in profit or loss is as follows:

	Six months ended 30 June
	2016	2015
	USD’000	USD’000

Carrying amount of inventories sold	34,932	71,966
Write down of inventories	11,837	6,122

	46,769	78,088

As at 30 June 2016, certain of the Group’s borrowings were secured by the Group’s coal inventory, net of provision for coal inventories, of USD14,274,000 (31 December 2015: USD27,941,000, net of provision for coal inventories) (see Note 18).

During six months ended 30 June 2016, USD11,837,000 (six months ended 30 June 2015:

64

USD6,122,000) has been recognised as provision for coal inventories and expensed in profit or loss as cost of revenue. This provision was due to the decrease in the estimated net realisable value of coal products as a result of decreasing selling price, and changes in production plan.

16 TRADE AND OTHER RECEIVABLES

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Trade receivables (Note (a))	2,922	1,976
Other receivables (Note (c))	104,213	92,317

	107,135	94,293
Less: allowance for doubtful debts (Note (b)	(436)	(436)

	106,699	93,857

Notes to the Unaudited

Interim Financial Report

16 TRADE AND OTHER RECEIVABLES (Continued)

Notes:

(a)	Ageing analysis

Trade receivables (net of allowance for doubtful debts) are invoiced amounts due from the Group’s customers which are due from the date of billing. Respective ageing analysis is as follows:

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Within 90 days	2,042	631
90 to 180 days	444	734
180 to 365 days	—	175

	2,486	1,540
(b) Impairment of trade receivables	65

Impairment losses in respect of trade receivables are recorded using an allowance account unless the Group is satisfied that recovery of the amount is remote, in which case the impairment loss is written off against trade receivables directly.

As at 30 June 2016, an allowance for doubtful debts amounts to USD436,000 (31 December 2015: USD436,000) which was made on a collective basis in respect of the Group’s trade receivable balances outstanding at the balance sheet date. Receivables that were past due but not impaired relate to a number of independent customers that have good track record with the Group, or had reached payment schedules with the Group before the authorised issue of this interim financial report. Therefore, management anticipates full recovery of its remaining outstanding trade receivables; therefore, no further loss provisions have been recorded in respect of the Group’s trade receivables.

Notes to the Unaudited

Interim Financial Report

16 TRADE AND OTHER RECEIVABLES (Continued)

Notes: (Continued)
(c) Other receivables
	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Amounts due from related parties (Note (i))	386	456
Prepayments and deposits (Note (ii))	30,355	25,462
VAT and other tax receivables (Note (iii))	17,252	20,752
Amounts due from the GoM in relation to the termination of the
Concession Agreement (Note (iv))	—	41,952
Amounts due from EBRD, FMO and DEG (Note(v))	53,825	—
Others	2,395	3,695

	104,213	92,317

66

Notes:

(i)	Amount due from related parties are unsecured, interest-free and have no fixed repayment terms (see Note 25(a)).

(ii)	At 30 June 2016, prepayments and deposits mainly represent the prepayments made to the Group’s mining contractor.

(iii)	VAT and other tax receivables include amounts that have been accumulated to date in certain subsidiaries and were due from the Tax Authority of Mongolia. Based on current available information the Group anticipates full recoverability of such amounts.

(iv)	It represented the compensation amount receivable from the GoM upon the termination of a Build-Operate-Transfer Concession Agreement (the “Concession Agreement”) signed on 6 May 2013, relating to the railway base infrastructure between Ukhaa Khudag coking coal mine and Gashuun Sukhait border check point of Mongolia (the “UHG-GS Railway”), which was settled by issuance of MNT denominated promissory notes by the MOF to the Group.

(v)	On 11 March 2016, the Group entered into the DTR with the Parallel Lenders regarding the repayment of secured interest-bearing borrowings (see Note 18). Pursuant to the DTR, to release the obligations under the borrowings in their entirety and the relevant security (the “Release”), the Group endorsed to the Parallel Lenders certain promissory notes issued by MOF (see Note 16 (iv)) with total amount of approximately MNT105.6 billion; the Release is only effective after 121 calendar days plus 2 business days from the signing of the DTR.The Timing Condition has been fulfilled on 25 July 2016.

Notes to the Unaudited

Interim Financial Report

17 CASH AT BANK AND IN HAND

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Cash in hand	4	13
Cash at bank	2,978	50,689

Cash at bank and in hand	2,982	50,702
Less: time deposits with original maturity over three months	—	(50,000)

Cash and cash equivalents in the condensed
consolidated cash flow statement	2,982	702

As at 30 June 2016, certain of the Group’s borrowings were secured	by the Group’s cash at bank of
USD1,508,000 (31 December 2015: USD39,000) (see Note 18).		67

18	BORROWINGS

(a)	The Group’s long-term interest-bearing borrowings comprise:

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Bank loan
– secured	144,818	144,818
– unsecured	1,265	40,000
Less: Current portion of long-term borrowings
less amortised transaction costs	(145,166)	(182,631)
Less: Unamortised transaction costs	(917)	(2,187)

	—	—

As at 30 June 2016, the Group’s current portion of long-term interest-bearing borrowings from EBRD, FMO and DEG of USD40,909,000 (31 December 2015: USD40,909,000), USD6,545,000 (31 December 2015: USD6,545,000) and USD4,364,000 (31 December 2015: USD4,364,000), respectively, bearing interest of one month LIBOR + 3.5%~3.75%, were secured by the Group’s property, plant and equipment (see Note 11) and cash at bank (see Note 17). The obligations under this loan have been fully settled and released as at 25 July 2016 (see Note 16 (c) (v))

Notes to the Unaudited

Interim Financial Report

18 BORROWINGS (Continued)

(a)	The Group’s long-term interest-bearing borrowings comprise: (Continued)

As at 30 June 2016, the Group’s current portion of long-term interest-bearing borrowings under the BNP and ICBC Facility of USD93,000,000 (31 December 2015: USD93,000,000), bearing interest of LIBOR + 6.00% per annum, were secured by the Group’s cash at bank (see Note 17) and inventory (see Note 15). The attributable transaction cost amounts to USD917,000 as at 30 June 2016.

As at 30 June 2016, unpaid borrowings under USD40,000,000 revolving credit facility was USD1,265,000 (31 December 2015: USD40,000,000). The facility bears 11.2% per annum interest, the latest extension of the maturity date was granted until 29 July 2016. The Company continues to maintain regular and constructive discussions with the lender regarding the extension and settlement arrangements.

	The Group’s long-term borrowings are repayable as follows:
		At	At
68		30 June	31 December
		2016	2015
		USD’000	USD’000
			(audited)

	Within 1 year or on demand	146,083	184,818
	After 1 year but within 2 years	—	—

		146,083	184,818
(b) The Group’s short-term interest-bearing borrowings comprise:
		At	At
		30 June	31 December
		2016	2015
		USD’000	USD’000
			(audited)

	Bank loans
	– Unsecured	—	15,000
	Current portion of long-term borrowings
	– Bank loan	146,083	184,818
	Less: Unamortised transaction costs	(917)	(2,187)

		145,166	197,631

Certain bank loans of the Group are subject to the fulfillment of covenants relating to certain of the Group’s financial ratios, as are commonly found in lending arrangements with financial institutions. As at 30 June 2016, the Group was in payment default and breach of certain financial covenants under the BNP and ICBC Facility as at 30 June 2016.

Notes to the Unaudited

Interim Financial Report

19 TRADE AND OTHER PAYABLES

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Trade payables (Note (i))	97,130	39,287
Receipts in advance (Note (ii))	43,374	40,016
Amounts due to related parties (Note (iii))	10,421	11,565
Payables for purchase of equipment	3,330	2,691
Security deposit on construction work	877	978
Interest payables (Note (iv))	46,365	18,961
Other taxes payables	5,812	3,310
Promissory notes (Note (v))	72,216	72,230
Others (Note (vi))	23,346	24,391
			69
	302,871	213,429

Notes:

(i)	As of the end of the reporting period, the ageing analysis of trade creditors and bills payable (which are included in trade and other payables), based on the invoice date, is as follows:

	At 30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Within 90 days	25,188	14,122
90 to 180 days	17,482	2,153
180 to 365 days	47,737	14,019
Over 365 days	6,723	8,993

	97,130	39,287
(ii)	Receipts in advance represent payments in advance made by third party customers in accordance with the terms set out in respective sales agreements.

(iii)	Amounts due to related parties represent payables for equipment, construction work and services provided which are unsecured, interest-free and have no fixed terms of repayments (see Note 25(a)).

(iv)	Interest payables as at 30 June 2016 include 2% default interest calculated on the BNP and ICBC Facility starting from 22 March 2016, and unpaid semi-annual coupon under the Senior Notes, which were due in March 2016.

Notes to the Unaudited

Interim Financial Report

19 TRADE AND OTHER PAYABLES (Continued)

Notes: (Continued)

(v)	On 27 November 2012, the Company issued two promissory notes to QGX each in the amount of USD52,500,000, and bear interest at a rate of 8.0% per annum as at 30 June 2016. The original maturity date was 22 November 2013 and it has been extended several times since then, the latest extension of the maturity date of two promissory notes was granted until 15 April 2016. The Company continues to maintain regular and constructive discussions with QGX regarding the settlement arrangements.

(vi)	Others represent accrued expenses, payables for staff related costs and other deposits.

All of the other payables and receipts in advance are expected to be settled or recognised in profit or loss within one year or are repayable on demand.

20 SENIOR NOTES

		USD’000

	At 1 January 2015	595,906
70	Interest charged during the year	54,978
	Interest payable	(53,250)

	At 31 December 2015	597,634

	At 1 January 2016	597,634
	Interest charged during the period (Note 7(a))	27,478
	Interest payable	(26,625)

	At 30 June 2016	598,487

On 29 March 2012, the Company issued the guaranteed Senior Notes in the aggregate principal amount of USD600,000,000 which were listed on the Singapore Exchange Securities Trading Limited. The Senior Notes bear interest at 8.875% per annum, payable semi-annually in arrears, and will be due in March 2017.

The Senior Notes may be redeemed at the option of the Company upon giving not less than 30 days or no more than 60 days notice to the Holders.

The Company has agreed, for the benefit of the Holders, to pledge all of the capital stock of Mongolian Coal Corporation Limited owned by the Company and to cause Mongolian Coal Corporation Limited to pledge all of the capital stock of Mongolian Coal Corporation S.à.r.l. owned by Mongolian Coal Corporation Limited. The Senior Notes are guaranteed by some of the Company’s subsidiaries, namely Mongolian Coal Corporation Limited, Mongolian Coal Corporation S.à.r.l., Energy Resources Corporation LLC, ER, Energy Resources Mining LLC and Transgobi LLC.

The Senior Notes have been accounted for as a hybrid financial instrument containing both a derivative component and a liability component.

Notes to the Unaudited

Interim Financial Report

20 SENIOR NOTES (Continued)

The derivative component was initially recognised at its fair value of USD4,920,000, and the attributable transaction cost of USD107,000 were charged to the profit or loss for the year ended 31 December 2012. Fair value of the derivative component as at year ended 31 December 2015 was nil; this amount was valued by the Directors with the reference to a valuation report issued by an independent business valuer based on the Binomial model. As at 30 June 2016, the Directors were of the opinion that the fair value of the derivative component remained unchanged as that of 31 December 2015.

The liability component was initially recognised at an amortised cost of USD591,707,000, after taking into account of attributable transaction costs of USD13,213,000.

The Group is seeking the Debt Restructuring. The Group has appointed restructuring advisers to assist with negotiations with the Holders and to achieve the Debt Restructuring. Further details are set out in Note 2.

21 EQUITY-SETTLED SHARE-BASED PAYMENT TRANSACTIONS

71

The Company has the Share Option Scheme which was adopted on 17 September 2010 whereby the Board is authorised, at their discretion, to invite eligible participants to receive options to subscribe for shares subject to the terms and conditions stipulated therein as incentives or rewards for their contributions to the Group.

Under the Share Option Scheme, the Company may grant options to employees and directors, suppliers, customers and professional advisers of the Group to subscribe for shares of the Company. The exercise price of the options is determined by the Board at the time of grant, and shall be the highest of the nominal value of the shares, the closing price of the shares at the date of grant and the average closing price of the shares for the five business days immediately preceding the date of grant. The Share Option Scheme remains in force for a period of 10 years commencing on the Adoption Date and will expire on 12 October 2020.

Notes to the Unaudited

Interim Financial Report

21 EQUITY-SETTLED SHARE-BASED PAYMENT TRANSACTIONS

(Continued)
(a) The terms and conditions of the grants are as follows:
		Number of			Contractual
	Grant Date	options	Vesting conditions		life of options
		’000

12	October 2011	8,800	12	October 2011	12	October 2011
			to 12 October 2012		to 12 October 2019
12	October 2011	8,800	12	October 2011	12	October 2011
			to 12 October 2013		to 12 October 2019
12	October 2011	8,800	12	October 2011	12	October 2011
			to 12 October 2014		to 12 October 2019
12	October 2011	8,800	12	October 2011	12	October 2011
72			to 12 October 2015		to 12 October 2019
28	November 2012	5,688	28	November 2012	28	November 2012
			to 28 November 2013		to 28 November 2020
28	November 2012	5,688	28	November 2012	28	November 2012
			to 28 November 2014		to 28 November 2020
28	November 2012	11,374	28	November 2012	28	November 2012
			to 28 November 2015		to 28 November 2020
10	June 2015	38,688	10	June 2015	10	June 2015
					to 10 June 2020
10	June 2015	38,688	10	June 2015	10	June 2015
			to 10 June 2016		to 10 June 2020
10	June 2015	38,687	10	June 2015	10	June 2015
			to 10 June 2017		to 10 June 2020
10	June 2015	38,687	10	June 2015	10	June 2015
			to 10 June 2018		to 10 June 2020

	Total share options	212,700

Notes to the Unaudited

Interim Financial Report

21 EQUITY-SETTLED SHARE-BASED PAYMENT TRANSACTIONS

(Continued)

(b)	The movement of the number and weighted average exercise price of share options are as follows:

	2016		2015
	Weighted		Weighted
	Average		Average
	Exercise	Number	Exercise	Number
	Price	of options	Price	of options
	HKD	’000	HKD	’000

Outstanding at
1 January (Note(i))	1.21	225,210	3.09	70,735
Granted during the
period/year	—	—	0.45	154,750
Forfeited during the
period/year	0.45	(7,125)	4.53	(275)	73

Outstanding at
30 June/31 December	1.49	218,085	1.21	225,210

Exercisable at
30 June/31 December	2.01	145,960	2.09	102,530

Note:

(i)	As a result of the rights issue completed on 29 December 2014, adjustments were required to be made to the exercise price and the number of Shares falling to be issued upon the exercise of the Share Options in accordance with the terms of the Share Option Scheme and the supplementary guidance issued by the Stock Exchange on 5 September 2005 regarding the adjustment of share options under Rule 17.03(13) of the Listing Rules.

Notes to the Unaudited

Interim Financial Report

21 EQUITY-SETTLED SHARE-BASED PAYMENT TRANSACTIONS

(Continued)

(b)	The movement of the number and weighted average exercise price of share options are as follows: (Continued)

A total of 48,100,000 Options are outstanding under the Share Option Scheme as at the completion of the rights issue. The exercise price and the number of the Shares falling to be issued under the outstanding Share Options have been adjusted pursuant to the Option Adjustments, with effect from 1 January 2015, and such adjustments have been reviewed and confirmed by the independent financial adviser of the Company, Somerley Capital Limited, as follows:

					Original		Adjusted
					number		number	Basis of additional
				Original	of Shares	Adjusted	of Shares	Shares pursuant
				Subscription	subject to	Subscription	subject to	to the Option
	Date of grant	Exercise period		Price (HKD)	Options	Price (HKD)	Options	Adjustments
74

	12 October 2011	12 October 2012 to		6.66	26,350,000	4.53	38,750,000	8 additional Shares for every
		12	October 2019					17 Shares subject to Options
		12	October 2013 to
		12	October 2019
		12	October 2014 to
		12	October 2019
		12	October 2015 to
		12	October 2019
	28 November 2012	28 November 2013 to		3.92	21,750,000	2.67	31,985,294	8 additional Shares for every
		12	October 2020					17 Shares subject to Options
		28	November 2014 to
		12	October 2020
		28	November 2015 to
		12	October 2020

The options outstanding at 30 June 2016 had an exercise price of HKD4.53 or HKD2.67 or HKD0.445 (2015: HKD4.53 or HKD2.67 or HKD0.445) per share and a weighted average remaining contractual life of 3.9 years (2015: 4.4 years).

Notes to the Unaudited

Interim Financial Report

21 EQUITY-SETTLED SHARE-BASED PAYMENT TRANSACTIONS

(Continued)

(c)	Fair value of share options and assumptions

The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair value of the share options granted is measured based on the Black-Scholes option pricing model. The variables of the models included expected life of the options, risk-free interest rate, expected volatility and expected dividend of the shares of the Company.

Fair value of share options and assumptions:

	10 June	28 November	12 October
	2015	2012	2011

Fair value at measurement date	HKD0.160	HKD1.8155	HKD3.3793
	~HKD0.220	~ HKD2.0303	~ HKD3.7663
Share price	HKD0.445	HKD3.92	HKD6.66
Exercise price	HKD0.445	HKD3.92	HKD6.66	75

Expected life	5 years	4.5-5.5 years	4.5-6 years
Risk-free interest rate	1.19%	0.249%~0.298%	0.755%~1.054%
Expected volatility	60%	57.71%~59.43%	61.87%~63.43%
Expected dividends	—	—	—

The expected volatility is based on the historic volatility of entities in the same industry (calculated based on the weighted average remaining life of the share options), adjusted for any expected changes to future volatility based on publicly available information. Expected dividends are based on management’s estimates. The risk-free interest rate is based on the yield of Hong Kong Exchange Fund Notes corresponding to the expected life of the options as at the grant date. Changes in the subjective input assumptions could materially affect the fair value estimate.

Share options were granted under a service condition. The condition has not been taken into account in the grant date fair value measurement of the services received. There was no market condition associated with the share option grants.

Notes to the Unaudited

Interim Financial Report

22 PROVISIONS

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Accrued reclamation obligations	16,974	13,567
Others	1,500	1,500

	18,474	15,067
Less: Current portion	(1,500)	(1,500)

	16,974	13,567

The accrual for reclamation costs has been determined based on management’s best estimates. The estimate of the associated costs may be subject to change in the near term when the reclamation on

76	the land from current mining activities becomes apparent in future periods. At the balance sheet date, the Group reassessed the estimated costs and adjusted the accrued reclamation obligations, where necessary. The Group’s management believes that the accrued reclamation obligations at 30 June 2016 are adequate and appropriate. The accrual is based on estimates and therefore, the ultimate liability may exceed or be less than such estimates. The movement of the accrued reclamation cost is as follows:

	2016	2015
	USD’000	USD’000

At 1 January	13,567	12,995
Adjustment of estimations	2,928	454
Accretion expense (Note 7(a))	179	854
Exchange adjustments	300	(736)

At 30 June/31 December	16,974	13,567

Notes to the Unaudited

Interim Financial Report

23 CAPITAL, RESERVES AND DIVIDENDS

(a)	Dividends

The Board does not recommend declaration and payment of interim dividend in respect of the six months ended 30 June 2016 (six months ended 30 June 2015: nil).

(b)	Share capital Authorised:

	At 30 June 2016		At 31 December 2015
	No. of shares		No. of shares
	’000	USD’000	’000	USD’000

Ordinary shares	15,000,000	150,000	15,000,000	150,000

Ordinary shares, issued and fully paid:
77
	At 30 June 2016		At 31 December 2015
	No. of shares		No. of shares
	’000	USD’000	’000	USD’000

Ordinary shares	9,262,591	92,626	9,262,591	92,626

The Company was incorporated on 18 May 2010 with an authorised share capital of USD50,000 comprising 5,000,000 ordinary shares of USD0.01 each. On 18 May 2010, MCS Mining Group Limited acquired its initial share of one share of USD0.01. By an ordinary resolution passed at the annual general meeting held on 23 August 2010, the Company’s authorised ordinary share capital was increased to USD60,000,000 by the creation of an additional 5,995,000,000 ordinary shares of USD0.01 each, ranking pari passu with the existing ordinary shares of the Company in all respects.

On 29 December 2014, 5,557,554,750 ordinary shares were issued pursuant to the rights issue on the basis of three rights shares for every two existing shares at HKD0.28 each. Total net consideration amounted to USD195,453,000, of which USD55,576,000 was credited to share capital and the remaining proceeds of USD139,877,000 was credited to the share premium account. The Company’s authorised ordinary share capital was increased to USD150,000,000 by the creation of an additional 9,000,000,000 ordinary shares of USD0.01 each, raking pair with the existing ordinary shares of the Company in all respects.

The aggregate amount of share capital of the companies now comprising the Group, after elimination of interests in subsidiaries, was included in other reserve during the period/year ended 30 June 2016 and 31 December 2015.

Notes to the Unaudited

Interim Financial Report

23 CAPITAL, RESERVES AND DIVIDENDS (Continued)

(c)	Reserves

(i)	Share premium

Under the Companies Law of the Cayman Islands, the share premium account of the Company may be applied for payment of distributions or dividends to shareholders provided that immediately following the date on which the distribution or dividend is proposed to be paid, the Company is able to pay its debts as they fall due in the ordinary courses of business.

(ii)	Other reserve

The other reserve comprises the following:

	–	the aggregate amount of share capital and other reserves of the companies now comprising the Group after elimination of the investments in subsidiaries; and
78	–	the portion of the grant date fair value of unexercised share options granted to directors and employees of the Company that has been recognised in accordance with the accounting policy adopted for share-based payments.

(iii)	Exchange reserve

The exchange reserve comprises foreign exchange adjustments arising from the translation of the MNT denominated financial statements of the Group’s operations to the Group’s presentation currency.

Notes to the Unaudited

Interim Financial Report

24 FAIR VALUE MEASUREMENT OF FINANCIAL INSTRUMENTS

(a)	Financial assets and liabilities measured at fair value

(i)	Fair value hierarchy

The level into which a fair value measurement is classified is determined with reference to the observability and significance of the inputs used in the valuation technique as follows:

– Level 1: valuation is based on unadjusted quoted prices in active markets for identical financial assets and liabilities.

– Level 2: valuation is based on inputs (other than quoted prices included within Level 1) that are observable for the financial asset or liability, either directly or indirectly.

– Level 3: valuations is based on unobservable inputs.

Fair value of the Group’s financial instruments, including redemption option embedded in senior notes and conversion option embedded in convertible notes which is categorised into Level 3 of the fair value hierarchy was valued by the directors with the reference to a 79 valuation report issued by an independent business valuer.

	Fair value at	Fair value measurements
	30 June	as at 30 June 2016 categorised into
	2016	Level 1	Level 2	Level 3
	USD’000	USD’000	USD’000	USD’000

Recurring fair value
measurement
Assets
– Redemption option
embedded in
senior notes	—	—	—	—

	Fair value at	Fair value measurements
	31 December	as at 31 December 2015 categorised into
	2015	Level 1	Level 2	Level 3
	USD’000	USD’000	USD’000	USD’000

Recurring fair value
measurement
Assets
– Redemption option
embedded in
senior notes	—	—	—	—

There have been no transfer between Level 1 and Level 2, or transfers into or out of Level 3 during the six months ended 30 June 2016 (six months ended 30 June 2015: nil). The Group’s policy is to recognise transfers between levels of fair value hierarchy as at the balance sheet date in which they occur.

Notes to the Unaudited

Interim Financial Report

24 FAIR VALUE MEASUREMENT OF FINANCIAL INSTRUMENTS

(Continued)

(a) Financial assets and liabilities measured at fair value (Continued)

(ii) Information about Level 3 fair value measurements
	Valuation	Significant	Expected
	techniques	unobservable inputs	volatility

Redemption option	Binomial model	Expected volatility	38%
embedded in
senior notes

The fair value of redemption option embedded in senior notes is determined using binomial model and the significant unobservable input used in the fair value measurement is expected volatility. The fair value measurement is positively correlated to the expected

[80]	volatility. As at 30 June 2016, it is estimated that with all other variables held constant, an increase/decrease in the expected volatility by 1% would have no impact on the Group’s loss.

The movement during the period in the balance of Level 3 fair value measurements is as follows:

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
(audited)

Redemption option embedded in senior notes:
At 1 January	—	—
Changes in fair value recognized in profit or
loss during the period	—	—

At 30 June/31 December	—	—

The changes in fair value arising from the remeasurement of the redemption option embedded in senior notes are presented in “finance cost/income” in the consolidated statement of comprehensive income.

Notes to the Unaudited

Interim Financial Report

24 FAIR VALUE MEASUREMENT OF FINANCIAL INSTRUMENTS

(Continued)

(b)	Fair value of financial assets and liabilities carried at other than fair value

In respect of cash and cash equivalents, trade and other receivables, and trade and other payables, the carrying amounts approximate fair value due to the relatively short-term nature of these financial instruments.

In respect of borrowings, the carrying amounts are not materially different from their fair values as at 30 June 2016. The fair values of borrowings are estimated as the present value of future cash flows, discounted at current market interest rates for similar financial instruments.

The aggregate carrying values of other financial liabilities carried on the consolidated balance sheet are not materially different from their fair values as at 30 June 2016.

25	MATERIAL RELATED PARTY TRANSACTIONS

(a) Transactions with related parties	81

Related parties refer to enterprises over which the Group is able to exercise significant influence or control during the six months ended 30 June 2016. During the six months ended 30 June 2016, the Group entered into transactions with the following related parties.

Name of party	Relationship

MCS (Mongolia) Limited (“MCS”)	Shareholder
Uniservice Solution LLC	Subsidiary of MCS
MCS International LLC	Subsidiary of MCS
M Armor LLC (previously MCS Armor LLC)	Subsidiary of MCS
MCS Estates LLC	Subsidiary of MCS
MCS Property LLC	Subsidiary of MCS
Chinggis Eco Tour LLC	Subsidiary of MCS
Unitel LLC	Subsidiary of MCS
Univision LLC	Subsidiary of MCS
Shangri-La Ulaanbaatar LLC	Subsidiary of MCS

Particulars of significant transactions between the Group and the above related parties during the six months ended 30 June 2016 are as follows:

	Six months ended 30 June
	2016	2015
	USD’000	USD’000

Ancillary services and related interest charge (Note (i))	5,272	9,795
Lease of property, plant and equipment (Note (ii))	240	—

Notes to the Unaudited

Interim Financial Report

25 MATERIAL RELATED PARTY TRANSACTIONS (Continued)

(a)	Transactions with related parties (Continued)

Notes:

(i)	Ancillary services represent expenditures for support services such as power and heat generation, management fee paid to MCS International LLC, security service & vehicle inspection paid to M Armor LLC, cleaning and canteen expense paid to Uniservice Solution LLC, and other ancillary services fee paid to Shangri-La Ulaanbaatar LLC, MCS and its affiliates. The service charges are based on comparable or prevailing market rates, where applicable.

(ii)	Lease of property, plant and equipment represents rental paid or payable in respect of properties and office equipment leased from Shangri-La Ulaanbaatar LLC, MCS and its affiliates. The rental charges are based on comparable or prevailing market rates, where applicable.

	Amounts due from/(to) related parties
		At	At
		30 June	31 December
82		2016	2015
		USD’000	USD’000
			(audited)

	Other receivables (Note 16)	386	456

	Other accruals and payables (Note 19(iii))	(10,421)	(11,565)

	Other non-current liabilities (Note (i))	(6,930)	—

Note:

(i)	Pursuant to settlement agreements reached with respective parties within the six months ended 30 June 2016, the repayment of USD6,930,000 ancillary service payables was deferred for more than twelve months period.

Notes to the Unaudited

Interim Financial Report

25 MATERIAL RELATED PARTY TRANSACTIONS (Continued)

(b)	Key management personnel remuneration

Key management personnel are those persons holding positions with authority and responsibility for planning, directing and controlling the activities of the Group, directly or indirectly, including the Group’s directors.

	Six months ended 30 June
	2016	2015
	USD’000	USD’000

Salaries and other emoluments	700	812
Discretionary bonus	14	1,064
Retirement scheme contributions	46	120
Equity-settled share-based payment expenses	672	964

	1,432	2,960

83

Total remuneration is included in “staff costs” (see Note 7(b)).

26	COMMITMENTS AND CONTINGENCIES

(a)	Capital commitments

Capital commitments outstanding at respective balance sheet dates not provided for in the interim financial report were as follows:

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Contracted for
– property, plant and equipment	525	525

Notes to the Unaudited

Interim Financial Report

26 COMMITMENTS AND CONTINGENCIES (Continued)

(b)	Operating lease commitments

(i)	At 30 June 2016, the total future minimum lease payments under non-cancellable operating leases are payable as follows:

	At	At
	30 June	31 December
	2016	2015
	USD’000	USD’000
		(audited)

Within 1 year	500	1,570
After 1 year but within 5 years	—	123

	500	1,693

84 (ii) The Group leases certain buildings through operating leases. These operating leases do not contain provisions for contingent lease rentals. None of the agreements contain escalation provisions that may require higher future rental payments.

(c)	Environmental contingencies

Historically, the Group has not incurred any significant expenditure for environmental remediation. Further, except for the accrued reclamation obligations as disclosed in Note 22 and amounts incurred pursuant to the environment compliance protection and precautionary measures in Mongolia, the Group has not incurred any other significant expenditure for environmental remediation, is currently not involved in any other environmental remediation, and has not accrued any other amounts for environmental remediation relating to its operations. Under existing legislation, the directors believe that there are no probable liabilities that will have a material adverse effect on the financial position or operating results of the Group. Environmental liabilities are subject to considerable uncertainties which affect the Group’s ability to estimate the ultimate cost of remediation efforts. The outcome of environmental liabilities under future environmental legislations cannot be estimated reasonably at present and which could be material.

27	MAJOR NON-CASH TRANSACTIONS

According to the relevant tax regulations in Mongolia, the income tax payable and payables to suppliers can be offset by the VAT receivables. During the six months ended 30 June 2016, the Group offset the VAT receivables of USD519,000 (six months ended 30 June 2015: USD1,024,000), USD897,000 (six months ended 30 June 2015: nil), USD116,000 (six months ended 30 June 2015: nil) and USD5,101,000 (six months ended 30 June 2015: nil) with royalty tax payable, income tax payable and other tax payables, air pollution fee and payables to suppliers, respectively.

Notes to the Unaudited

Interim Financial Report

28 SUBSEQUENT EVENTS AFTER THE BALANCE SHEET DATE

(a)	The Company had a meeting with the Steering Committee to finalise the Debt Restructuring term sheet. Following subsequent negotiations, the Company and the Steering Committee have agreed on the form of a term sheet that is available as Appendix A to the announcement of the Company dated 8 July 2016.

(b)	On 7 July 2016 (Cayman Islands time), the Company filed (i) the Application to assist in the process of negotiations with its creditors and to facilitate recognition of the Debt Restructuring in different jurisdictions (as appropriate), as well as (ii) the Petition which is necessary pre-cursor to facilitate the Application, with the Cayman Court. The Application was heard by the Cayman Court on 19 July 2016 and the Cayman Court granted the Court Order sought in the Application to appoint the JPLs who are authorised to develop and propose the Debt Restructuring in accordance with their powers conferred by the Court Order, which are limited to the Company itself rather than the Company’s subsidiaries. Under the Court Order, experienced restructuring professionals, Mr. Simon Conway of PwC Corporate Finance Recovery (Cayman) Limited and Mr. Christopher So Man Chun of PricewaterhouseCoopers Ltd., are appointed as the JPLs of the Company. The JPLs submitted their first report to the Cayman Court on 25 August 2016

(Cayman Islands time). Court hearing of the Petition is scheduled to be heard on 1 September 85 2016. Relevant announcements were posted on the websites of Hong Kong Exchanges and

Clearing Limited and the Company on 21 July 2016 and 26 August 2016.

(c)	As the Company was informed by counsel to the lenders (including the Lenders to the Company under the BNP and ICBC Facility, as amended from time to time, dated 5 March 2014) on 8 July 2016, BNP Paribas Singapore Branch filed the BNP Petition with the Cayman Court immediately after the Company submitted the Application and the Petition to the Cayman Court on 7 July 2016 (Cayman Islands time). This information on the submission of the BNP Petition is available in the announcement of the Company dated 11 July 2016. All future events and announcements relating to the JPLs and the Cayman Court will be duly announced by the Company in due course.

(d)	On 25 July 2016, the Group has fulfilled all conditions set forth in the DTR entered into by and between with the Parallel Lenders on 11 March 2016. Under the DTR, the Group’s obligations under the borrowings taken from the Parallel Lenders have been discharged in their entirety and the relevant security thereunder have been fully released.

(e)	The Group agreed to transfer its entire investment in TTPPWS, a wholly-owned subsidiary of the Group, to a third party for consideration of MNT12.5 billion as a part of settlement of its certain overdue obligations. The transaction was completed and share transfer registered on 8 July 2016. The book value of investment in TTPPWS was MNT6.6 billion and as such the Group realized a gain of MNT5.9 billion from this transaction.

GLOSSARY AND

TECHNICAL TERMS

“Adoption date” 13 October 2010, the date the Share Option Scheme became unconditional and effective

“ASP” Average selling price

“bcm” Bank cubic metres

“BHWE” Base Horizon of Weathering Elevation

“BN” Baruun Naran

“BN deposit” BN coal deposit located in the Tavan Tolgoi formation

“BN mine” The area of the BN deposit that can be mined by open pit mining methods

“Board” The Board of Directors of the Company

“C&F” Cost-and-Freight

“CG Code” The Corporate Governance Code contained in Appendix 14 to

86 the Listing Rules

“China” or “PRC” The People’s Republic of China

“CHPP” Coal handling and preparation plant

“coke” Bituminous coal from which the volatile components have been removed

“coking coal” Coal used in the process of manufacturing steel. It is also known as metallurgical coal

“Company”, “our Company”, Mongolian Mining Corporation, a company incorporated in the

“we”, “us”, “our” Cayman Islands with limited liability on 18 May 2010 or “Mongolian Mining Corporation”

“CSR” Corporate Social Responsibility

“DAP” Delivery-at-Place

“Director(s)” Director(s) of the Company

“EUR” Euro, the currency unit of the European Monetary Union

“Fexos” Fexos Limited

“FOT” Free-on-Transport

“Ganqimaodu” or “GM” The China side of the China-Mongolia border crossing

“Gashuun Sukhait” or “GS” The Mongolia side of the China-Mongolia border crossing

Glossary and

Technical Terms

“GoM”	Government of Mongolia
“Group”, “our Group”	The Company together with its subsidiaries
“HCC”	Hard coking coal
“HKD”	Hong Kong Dollar
“HSE”	Health, safety and environment
“IASs”	International Accounting Standards
“IASB”	International Accounting Standards Board
“IFRSs”	International Financial Reporting Standards
“JORC”	Joint Ore Reserves Committee of The Australasian Institute of
Mining and Metallurgy, Australian Institute of Geoscientists and
Minerals Council of Australia
“KAM”	Kerry Asset Management Limited
“KGL”	Kerry Group Limited	87

“KHL”	Kerry Holdings Limited
“km”	Kilometres
“KMM”	Kerry Mining (Mongolia) Limited
“KMUHG”	Kerry Mining (UHG) Limited
“Listing Date”	13 October 2010
“Listing Rules”	The Rules Governing the Listing of Securities on the Stock
Exchange of Hong Kong Limited
“LOM”	Life-of-Mine
“LTIFR”	Lost Time Injury Frequency Rate
“LTIs”	Lost Time Injuries
“MBGS”	McElroy Bryan Geological Services Pty Ltd.
“middlings”	Thermal coal by-product of washed coking coal production
“MIIT”	Ministry of Industry and Information Technology of China

Glossary and

Technical Terms

“mineral resource” A concentration or occurrence of material of intrinsic economic interest in or on the earth’s crust in such form, quality and quantity that there are reasonable prospects for eventual

economic extraction. The location, quantity, quality, geological characteristics and continuity of a mineral resource are known,

estimated or interpreted from specific geological evidence

and knowledge. Mineral resources are sub-divided, in order of increasing geological confidence, into inferred, indicated and measured categories

“mining rights” The rights to mine mineral resources and obtain mineral products in areas where mining activities are licensed

“MNT” Togrog or tugrik, the lawful currency of Mongolia

“Model Code” The Model Code for Securities Transactions by Directors of

Listed Issuers as set out in Appendix 10 to the Listing Rules

“Mt” Million tonnes

88

“Norwest” Norwest Corporation

“Offer Date” 12 October 2011, 28 November 2012 and 10 June 2015,

the dates of offer of a total of 37,500,000, 22,750,000 and

154,750,000 Share Options, respectively, to its Director and certain employees under the Share Option Scheme adopted by

the Company

“open-pit” The main type of mine designed to extract minerals close to the surface; also known as “open cut”

“ore” A naturally occurring solid material from which a metal or valuable mineral can be extracted profitably

“Parliament” Parliament of Mongolia

“raw coal” Generally means coal that has not been washed and processed

“RMB” Renminbi

“ROM” Run-of-mine, the as-mined material during room and pillar mining operations as it leaves the mine site (mined glauberite ore and out-of-seam dilution material)

“seam” A stratum or bed of coal or other mineral; generally applied to large deposits of coal

Glossary and

Technical Terms

“SEHK” or “Stock Exchange”	The Stock Exchange of Hong Kong Limited
“SFO”	Securities and Futures Ordinance (Chapter 571 of the Laws of
Hong Kong)
“Share(s)”	Ordinary share(s) of USD0.01 each in the share capital of the
Company
“Share Options” or “Options”	The share options which were granted under the Share Option
Scheme to eligible participants to subscribe for Shares of the
Company
“Share Option Scheme”	A share option scheme which was adopted by the Company
on 17 September 2010
“Share Purchase Agreement”	Share purchase agreement entered by the Company and its
subsidiary Mongolian Coal Corporation Limited with Quincunx
(BVI) Ltd and Kerry Mining (Mongolia) Limited in relation to the acquisition of the entire issued share capital of QGX Coal Ltd
“soum”	The second level of Mongolian administrative subdivisions	89
(essentially equivalent to a sub-province)
“strip ratio” or “stripping ratio”	The ratio of the amount of waste removed (in bank cubic
metres) to the amount of coal or minerals (in tonnes) extracted by open-pit mining methods
“Tavan Tolgoi”	The coal formation located in South Gobi, Mongolia which
includes our UHG and BN deposits
“the Schemes”	The Group participates in defined contribution retirement
benefit schemes
“thermal coal”	Also referred to as “steam coal” or “steaming coal”, thermal coal is used in combustion processes by power producers and
industrial users to produce steam for power and heat. Thermal coal tends not to have the carbonisation properties possessed by coking coals and generally has lower heat value and higher volatility than coking coal
“THG”	Tsaikhar Khudag
“TKH”	Tsagaan Khad
“tonne”	Metric tonne, being equal to 1,000 kilograms
“TRIFR”	Total Recordable Injury Frequency Rate
“Tsogttsetsii”	Tsogttsetsii soum is the location where Tavan Tolgoi sits
“UHG”	Ukhaa Khudag

Glossary and

Technical Terms

“UHG deposit” Ukhaa Khudag deposit located in the Tavan Tolgoi coalfield which includes both aboveground (<300m) and underground

(>300m) deposits

“UHG mine” The aboveground (<300m) portion of our UHG deposit

“USD” United States Dollar

“VAT” Value added tax

“washed coal” Coals that have been washed and processed to reduce its ash content

“WSA” World Steel Association

90

APPENDIX 5

CAYMAN SCHEME

Filed separately as Exhibit T3E.3

APPENDIX 6

HONG KONG SCHEME

Filed separately as Exhibit T3E.2

APPENDIX 7

NOTICE OF CAYMAN SCHEME MEETING

in the grand court of the cayman islands

FINANCIAl SERvices division

FSD Cause no: 39 of 2017 (RMJ)

IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2016 REVISION)

AND

IN THE MATTER OF MONGOLIAN MINING CORPORATION (IN PROVISIONAL LIQUIDATION)

________________________________________

Notice of CAYMAN scheme meeting

_______________________________________

Terms used in this Notice have the same meanings as in the explanatory statement (the "Explanatory Statement") relating to the proposed scheme of arrangement between Mongolian Mining Corporation (in Provisional Liquidation) (the "Company") and the Scheme Creditors (as defined therein) under section 86 of the Companies Law (2016 Revision) (the "Cayman Scheme").

NOTICE IS HEREBY GIVEN that, by an Order dated 13 March 2017 (the "Cayman Convening Order"), the Grand Court of the Cayman Islands (the "Cayman Court") has directed that a meeting of Scheme Creditors (the "Cayman Scheme Meeting") be convened for the purposes of considering and, if thought fit, approving the Cayman Scheme (with or without modification, addition or condition approved or imposed by the Cayman Court).

The Cayman Scheme Meeting will be held at the offices of Walkers at 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands commencing at 9.00pm on 10 April 2017 (Cayman Islands time), the equivalent time being 10.00am on 11 April 2017 (Hong Kong time), with any adjournment as may be appropriate. A telephone dial in facility will be made available and also a connection via video-link to Hong Kong at the offices of Walkers at 15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong. Scheme Creditors will be able to obtain the telephone dial-in details for the Scheme Meeting from the Information Agent (contact details below).

All Scheme Creditors are requested to attend the Scheme Meeting at such place and time either in person, by a fully authorised representative (if a corporation) or by proxy.

A copy of the Cayman Scheme and a copy of the Explanatory Statement are incorporated in the document of which this Notice forms part.

Scheme Creditors may vote in person, by a duly authorised representative or by proxy to vote in their place. Scheme Creditors may appoint proxies to vote at the Cayman Scheme Meeting by filling out all of Part 2 of the Account Holder Letter (the "Voting and Appointment of Proxy" at pages 29 to 32 of the Solicitation Packet, including Section 2 thereof at pages 31 to 32 of the Solicitation Packet). Unless a Scheme Creditor is an individual, it must appoint a proxy to vote on its behalf at the Cayman Scheme Meeting by filling out all of Part 2 of the Account Holder Letter in order to be entitled to vote at the Cayman Scheme Meeting.

The Company understands that the Old Notes Trustee and the Old Notes Depository do not intend to vote in respect of the Old Notes at the Cayman Scheme Meeting.

Each Scheme Creditor or its proxy intending to vote in person at the Cayman Scheme Meeting will be required to register its attendance at the Cayman Scheme Meeting no later than one hour prior to the scheduled start time of the Cayman Scheme Meeting being 9.00pm on 10 April 2017 (Cayman Islands time), the equivalent time being 10.00am on 11 April 2017 (Hong Kong time).

Any Scheme Creditor that wishes to attend the Cayman Scheme Meeting in person should produce at the Cayman Scheme Meeting a duplicate copy of the Account Holder Letter that was executed and delivered on their behalf, evidence of personal identity (for example, a passport, driving license or other picture identification) and, in the case of a corporation, evidence of corporate authority (for example, a valid power of attorney and/or board minutes).

Each proxy must bring to the Cayman Scheme Meeting a copy of the Account Holder Letter of the Scheme Creditor including Part 2 of the Account Holder Letter having been duly completed (the Voting and Appointment of Proxy at pages 29 to 32 of the Solicitation Packet, including Section 2 thereof at pages 31 to 32 of the Solicitation Packet) authorising him or her to act as proxy on behalf of the Scheme Creditor and evidence of personal identity (for example, a passport, driving license or other picture identification).

If the appropriate personal identification and authorisation evidence is not produced, that person may not be permitted to attend or vote.

The Record Time or the Initial Deadline for the Cayman Scheme is 4.00pm on 5 April 2017 (Cayman Islands time) / 5.00pm on 5 April 2017 (New York time) / 5.00am on 6 April 2017 (Hong Kong time).

In order to vote on the Cayman Scheme and attend the Cayman Scheme Meeting (in person, by duly authorised representative, if a corporation, or by proxy), a Scheme Creditor must ensure that the Account Holder Letter is completed and lodged with the Information Agent (marked for the attention of Elizabeth Wilson / Michelle Michaels) in accordance with the instructions set out in the Account Holder Letter and Solicitation Packet and a Scheme Creditor must ensure that Part 2 of the Account Holder Letter (the Voting and Appointment of Proxy at pages 29 to 32 of the Solicitation Packet, including Section 2 thereof at pages 31 to 32 of the Solicitation Packet) has been duly completed and lodged with the Information Agent in accordance with the instructions set out in the Account Holder Letter and Solicitation Packet by no later than the Record Time or the Initial Deadline being 4.00pm on 5 April 2017 (Cayman Islands time) / 5.00pm on 5 April 2017 (New York time) / 5.00am on 6 April 2017 (Hong Kong time).

Copies of the Cayman Scheme, the Explanatory Statement and the Solicitation Packet (this will include the Account Holder Letter to be completed by all Scheme Creditors) are available to download from the Scheme Website (http://www.lynchpinbm.com/project/mongolian-mining/).

Pursuant to the Cayman Convening Order, the Cayman Court appointed Simon Conway (one of the joint provisional liquidators of the Company) to act as the Chairperson of the Cayman Scheme Meeting and directed Simon Conway in his capacity as the Chairperson of the Cayman Scheme Meeting to report the results of the Cayman Scheme Meeting to the Cayman Court within 7 days of the date of the Cayman Scheme Meeting. The results of the Cayman Scheme Meeting will also be made available on the Scheme Website and will be the subject of a public announcement to be published on the Hong Kong Stock Exchange and the Singapore Stock Exchange.

The Cayman Scheme will be subject to the subsequent approval and sanction of the Cayman Court. The Cayman Scheme Sanction Hearing is presently scheduled to take place at 10.00am on 24 April 2017 (Cayman Islands time) at the Cayman Court. Any Scheme Creditor is entitled (but not obliged) to attend the Cayman Scheme Sanction Hearing, through legal counsel, to support or oppose the sanction of the Cayman Scheme.

For further information please contact:

1.	the Information Agent on +852 2526 5406 or by email to mminfo@lynchpinbm.com; or

2.	the Joint Provisional Liquidators on +1 (345) 914 8688 or by email to mongolian.mining@ky.pwc.com.

Mongolian Mining Corporation (in provisional liquidation)

Dated: 20 March 2017

APPENDIX 8

NOTICE OF HONG KONG SCHEME MEETING

HCMP 370 / 2017

IN THE HIGH COURT OF THE

HONG KONG SPECIAL ADMINISTRATIVE REGION

COURT OF FIRST INSTANCE

MISCELLANEOUS PROCEEDINGS NO. 370 OF 2017

IN THE MATTER of MONGOLIAN MINING CORPORATION (in Provisional Liquidation in the Cayman Islands)

AND

IN THE MATTER of Section 670 of the Companies Ordinance (Cap. 622)

________________________________________

Notice of Hong kong scheme meeting

_______________________________________

Terms used in this Notice have the same meanings as in the explanatory statement (the "Explanatory Statement") relating to the proposed scheme of arrangement between Mongolian Mining Corporation (in Provisional Liquidation in the Cayman Islands) (the "Company") and the Scheme Creditors (as defined therein) under sections 673 and 674 of the Companies Ordinance (Cap. 622) of Hong Kong (the “Hong Kong Scheme”).

NOTICE IS HEREBY GIVEN that, by an Order dated 14 March 2017 (the "Hong Kong Convening Order"), the High Court of the Hong Kong Special Administrative Region (the “Hong Kong Court”) has directed that a meeting of Scheme Creditors (the "Hong Kong Scheme Meeting") be convened for the purposes of considering and, if thought fit, approving the Hong Kong Scheme (with or without modification, addition or condition approved or imposed by the Hong Kong Court).

The Hong Kong Scheme Meeting will be held at the offices of Walkers at 15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong, commencing at 10.00am on 11 April 2017 (Hong Kong time), the equivalent time being 9.00pm on 10 April 2017 (Cayman Islands time), with any adjournment as may be appropriate. A telephone dial in facility will be made available and also a connection via video-link to the Cayman Islands at the offices of Walkers at 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands. Scheme Creditors will be able to obtain the telephone dial-in details for the Scheme Meeting from the Information Agent (contact details below).

All Scheme Creditors are requested to attend the Scheme Meeting at such place and time either in person, by a fully authorised representative (if a corporation) or by proxy.

A copy of the Hong Kong Scheme and a copy of the Explanatory Statement are incorporated in the document of which this Notice forms part.

Scheme Creditors may vote in person, by a duly authorised representative or by proxy to vote in their place. Scheme Creditors may appoint proxies to vote at the Hong Kong Scheme Meeting by filling out all of Part 2 of the Account Holder Letter (the "Voting and Appointment of Proxy" at pages 29 to 32 of the Solicitation Packet, including Section 2 thereof at pages 31 to 32 of the Solicitation Packet). Unless a Scheme Creditor is an individual, it must appoint a proxy to vote on its behalf at the Hong Kong Scheme Meeting by filling out Part 2 of the Account Holder Letter in order to be entitled to vote at the Hong Kong Scheme Meeting.

The Company understands that the Old Notes Trustee and the Old Notes Depository do not intend to vote in respect of the Old Notes at the Hong Kong Scheme Meeting.

Each Scheme Creditor or its proxy intending to vote in person at the Hong Kong Scheme Meeting will be required to register its attendance at the Hong Kong Scheme Meeting no later than one hour prior to the scheduled start time of the Hong Kong Scheme Meeting being 10.00am on 11 April 2017 (Hong Kong time), the equivalent time being 9.00pm on 10 April 2017 (Cayman Islands time).

Any Scheme Creditor that wishes to attend the Hong Kong Scheme Meeting in person should produce at the Hong Kong Scheme Meeting a duplicate copy of the Account Holder Letter that was executed and delivered on their behalf, evidence of personal identity (for example, a passport, driving license or other picture identification) and, in the case of a corporation, evidence of corporate authority (for example, a valid power of attorney and/or board minutes).

Each proxy must bring to the Hong Kong Scheme Meeting a copy of the Account Holder Letter of the Scheme Creditor including Part 2 of the Account Holder Letter having been duly completed (the Voting and Appointment of Proxy at pages 29 to 32 of the Solicitation Packet, including Section 2 thereof at pages 31 to 32 of the Solicitation Packet) authorising him or her to act as proxy on behalf of the Scheme Creditor and evidence of personal identity (for example, a passport, driving license or other picture identification).

If the appropriate personal identification and authorisation evidence is not produced, that person may not be permitted to attend or vote.

The Record Time or the Initial Deadline for the Hong Kong Scheme is 4.00pm on 5 April 2017 (Cayman Islands time) / 5.00pm on 5 April 2017 (New York time) / 5.00am on 6 April 2017 (Hong Kong time).

In order to vote on the Hong Kong Scheme and attend the Hong Kong Scheme Meeting (in person, by duly authorised representative, if a corporation, or by proxy), a Scheme Creditor must ensure that the Account Holder Letter is completed and lodged with the Information Agent (marked for the attention of Elizabeth Wilson / Michelle Michaels) in accordance with the instructions set out in the Account Holder Letter and Solicitation Packet and a Scheme Creditor must ensure that Part 2 of the Account Holder Letter (the Voting Instructions and Appointment of Proxy at pages 29 to 32 of the Solicitation Packet, including Section 2 thereof at pages 31 to 32 of the Solicitation Packet) has been duly completed and lodged with the Information Agent in accordance with the instructions set out in the Account Holder Letter and Solicitation Packet by no later than the Record Time or the Initial Deadline being 4.00pm on 5 April 2017 (Cayman Islands time) / 5.00pm on 5 April 2017 (New York time) / 5.00am on 6 April 2017 (Hong Kong time).

Copies of the Hong Kong Scheme, the Explanatory Statement and the Solicitation Packet (this will include the Account Holder Letter to be completed by all Scheme Creditors) are available to download from the Scheme Website (http://www.lynchpinbm.com/project/mongolian-mining/).

Pursuant to the Hong Kong Convening Order, one of the joint provisional liquidators of the Company in the Cayman Islands will be appointed to act as the Chairperson of the Hong Kong Scheme Meeting or, if neither is able to so act, such other independent will be appointed to act as the Chairperson of the Hong Kong Scheme Meeting. The Hong Kong Court directed the Chairperson of the Hong Kong Scheme Meeting to report the results of the Hong Kong Scheme Meeting to the Hong Kong Court. The results of the Hong Kong Scheme Meeting will also be made available on the Scheme Website and will be the subject of a public announcement to be published on the Hong Kong Stock Exchange and the Singapore Stock Exchange.

The Hong Kong Scheme will be subject to the subsequent approval and sanction of the Hong Kong Court. The Hong Kong Scheme Sanction Hearing is presently scheduled to take place at 10:00 am on 25 April 2017 (Hong Kong time) at the Hong Kong Court. Any Scheme Creditor is entitled (but not obliged) to attend the Hong Kong Scheme Sanction Hearing, through legal counsel, to support or oppose the sanction of the Hong Kong Scheme.

For further information please contact:

1.	the Information Agent on +852 2526 5406 or by email to mminfo@lynchpinbm.com; or

2.	the Joint Provisional Liquidators on +1 (345) 914 8688 or by email to mongolian.mining@ky.pwc.com.

Mongolian Mining Corporation (in provisional liquidation IN THE cAYMAN ISLANDS)

Dated: 20 March 2017

APPENDIX 9

SOLICITATION PACKET

THIS SOLICITATION PACKET IS IMPORTANT AND CONCERNS MATTERS WHICH MAY AFFECT YOUR RIGHTS AS A SCHEME CREDITOR OF THE COMPANY. IT REQUIRES YOUR IMMEDIATE ATTENTION AND VALID RESPONSE BY 5:00PM NEW YORK TIME ON 5 APRIL 2017 (4:00 PM CAYMAN TIME ON 5 APRIL 2017 / 5:00AM HONG KONG TIME ON 6 APRIL 2017) TO VOTE IN RESPECT OF THE SCHEMES AND PARTICIPATE IN THE INITIAL DISTRIBUTION OF SCHEME CONSIDERATION.

This Solicitation Packet performs a number of important functions:

Firstly, the Company is soliciting votes from the Scheme Creditors in respect of the Hong Kong Scheme and the Cayman Scheme. This Solicitation Packet sets out instructions and guidance for voting at the Scheme Meetings.

Secondly, in order to receive any Scheme Consideration if the Schemes become effective in accordance with their terms, Scheme Creditors are required to ensure that a duly completed Account Holder Letter, Distribution Confirmation and, if applicable, Designated Recipient Form are submitted to the Information Agent. This Solicitation Packet includes the forms of those documents, as well as instructions and guidance for how to complete them.

The New Notes and the New Perpetual Notes will be eligible for clearing and settlement only through Euroclear and Clearstream. It is highly recommended that each Scheme Creditor instructs its Account Holder to move its Old Notes from DTC to an account with Euroclear or Clearstream without delay. It will not be possible to receive the New Notes and New Perpetual Notes without providing relevant Euroclear or Clearstream account details.

•	Please read the Explanatory Statement and the Schemes and follow the instructions contained herein before completing your Account Holder Letter.

•	Please check the appropriate boxes on the Account Holder Letter to indicate your acceptance or rejection of the Schemes or, alternatively, indicate your desire to attend and vote at the Scheme Meetings in person or by proxy.

•	If you wish to accede to the Noteholder RSA to undertake to vote in favour of the Schemes and to be eligible to receive the Late Consent Fee you must complete and sign the form of Accession Letter at Schedule 3 to the Noteholder RSA. In order to be eligible to receive the Late Consent Fee, a duly completed and signed Accession Letter must be received by the Information Agent before the Late Consent Fee Longstop Date, being 1:00 a.m. New York time on 29 March 2017 / 12:00 a.m. Cayman time on 29 March 2017 / 1:00 p.m. Hong Kong time on 29 March 2017.

•	If you wish to vote in respect of the Schemes, please ensure that the Account Holder Letter is duly completed, executed and returned in accordance with the instructions set out therein so that it is received by the Information Agent by the Initial Deadline being no later than 5:00 p.m. New York time on 5 April 2017, the equivalent being 4:00 p.m. Cayman time on 5 April 2017 / 5:00 a.m. Hong Kong time on 6 April 2017.

•	If you wish to participate in the initial distribution of Scheme Consideration on the Initial Distribution Date, please ensure that the Account Holder Letter, Distribution Confirmation and, if applicable, Designated Recipient Form are duly completed, executed and returned in accordance with the instructions set forth therein so that they are received by the Information Agent by the Initial Deadline, being 5:00 p.m. New York time on 5 April 2017, the equivalent being 4:00 p.m. Cayman time on 5 April 2017 / 5:00 a.m. Hong Kong time on 6 April 2017.

•	Otherwise, in order to receive any Scheme Consideration, please ensure that the Account Holder Letter, Distribution Confirmation and, if applicable, Designated Recipient Form are duly completed, executed and returned in accordance with the instructions set forth therein so that they are received by the Information Agent by no later than the Bar Date, being a time to be specified on the date falling twelve months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date) as notified by the Company to Scheme Creditors pursuant to the provisions of the Schemes. There will be a Holding Period from the Initial Distribution Date up to and including the Final Distribution Date during which the Scheme Consideration Trustee will hold the Surplus Scheme Consideration on trust for the Participating Scheme Creditors in accordance with the terms of the Distribution Agreement. Quarterly Distributions of the Surplus Scheme Consideration will be made during the Holding Period (including on the Final Distribution Date) to settle Surplus Scheme Consideration in respect of Account Holder Letters, Distribution Confirmations and, if applicable, Designated Recipient Forms which are received after the Initial Deadline and by the Bar Date (but note that Scheme Claims will be determined as at the Record Time).

•	If you wish to nominate a Designated Recipient to receive any Scheme Consideration to which you may be entitled, please ensure that a duly completed and executed Designated Recipient Form is also returned with the other documents to be submitted to the Information Agent. Any Designated Recipient appointed by a Scheme Creditor must hold its account with the same Account Holder as that Scheme Creditor.

•	The Information Agent will accept all documents in pdf or facsimile form for the purposes of the deadlines specified in this Solicitation Packet, the Schemes and the Explanatory Statement.

•	Any Scheme Creditor that procures the submission of an Account Holder Letter (to vote at the Scheme Meetings and/or receive any Scheme Consideration) must block its Old Notes by ensuring that its Account Holder, prior to delivering the Account Holder Letter to the Information Agent:

▪	Submits relevant custody instructions to block its Old Notes held with Euroclear or Clearstream ("Blocking Instructions") and includes in the relevant Account Holder Letter reference to the custody instruction reference number ("Blocking Reference Number"), save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream in order to block its Old Notes the Scheme Creditor must confirm the instructions contained in the Account Holder Letter (which among other things confirms to the Company and the Information Agent that the Scheme Creditor holds the Old Notes as at the Record Time and will not trade the Old Notes) and arrange for the Old Notes referred to in the Account Holder Letter to be signature medallion guarantee stamped by the Account Holder.

▪	An Account Holder Letter will not be valid and the Company reserves the right to reject any Account Holder Letter that does not contain reference to a valid Blocking Reference Number (if the Old Notes are held through Euroclear and Clearstream) or affix a signature medallion guarantee stamp (if the Old Notes are held through DTC and outside of Euroclear and Clearstream) (to the extent that the Old Notes have not been cancelled).

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•	Please note that the Clearing System in which you hold your Old Notes (or your custodian) may impose an earlier deadline for the submission of the relevant blocking instructions and/or Account Holder Letter. To ensure timely submission of your relevant blocking instructions and Account Holder Letter, please ask your custodian to check with the Clearing System as to whether any earlier deadline is applicable and ensure that your relevant blocking instructions and/or Account Holder Letter are received before any applicable deadline. This is particularly important if you wish to submit an Account Holder Letter by the Initial Deadline in order to vote at the Scheme Meetings and receive Scheme Consideration on the Initial Distribution Date.

•	Additionally, by completing the Account Holder Letter, the Scheme Creditor undertakes that it will not from the date of delivery of its Account Holder Letter sell, transfer, assign or otherwise dispose of its interest in all or any part of its specified Old Notes. Such undertaking will terminate immediately upon the occurrence of certain circumstances.

For the purposes of this document, the Explanatory Statement and the Schemes:

•	"Scheme Creditors" are those persons with a beneficial interest as principal in the Old Notes held in global form or global restricted form through the Clearing Systems as at the Record Time and which have a right, upon satisfaction of certain conditions, to be issued definitive notes in accordance with the terms of the Old Notes and the Old Notes Indenture; and

•	"Account Holders" are those persons who are direct participants in the Clearing Systems with their interests in the Old Notes being recorded directly in the books or other records maintained by the Clearing System.

Unless otherwise defined herein, defined words shall have the meaning given to them in the Explanatory Statement.

IMPORTANT

IF A DULY COMPLETED ACCOUNT HOLDER LETTER IS NOT SUBMITTED BY OR ON BEHALF OF A SCHEME CREDITOR SO IT IS RECEIVED BY THE INFORMATION AGENT BY THE INITIAL DEADLINE, BEING 5:00 PM NEW YORK TIME ON 5 APRIL 2017, THE EQUIVALENT BEING 4:00 PM CAYMAN TIME ON 5 APRIL 2017 / 5:00 AM HONG KONG TIME ON 6 APRIL 2017, THAT SCHEME CREDITOR WILL NOT BE ELIGIBLE TO VOTE IN RESPECT OF THE SCHEME AT THE SCHEME MEETINGS.

IF A DULY COMPLETED ACCOUNT HOLDER LETTER, DISTRIBUTION CONFIRMATION and, if applicable, Designated Recipient Form are NOT SUBMITTED BY OR ON BEHALF OF A SCHEME CREDITOR SO IT IS RECEIVED BY THE INFORMATION AGENT BY THE INITIAL DEADLINE, BEING 5:00 PM NEW YORK TIME ON 5 APRIL 2017, THE EQUIVALENT BEING 4:00 PM CAYMAN TIME ON 5 APRIL 2017 / 5:00 AM HONG KONG TIME ON 6 APRIL 2017, THAT SCHEME CREDITOR WILL NOT BE ELIGIBLE TO VOTE IN RESPECT OF THE SCHEME AT THE SCHEME MEETINGS AND THAT SCHEME CREDITOR WILL NOT RECEIVE SCHEME CONSIDERATION ON THE INITIAL DISTRIBUTION DATE.

IF A DULY COMPLETED ACCOUNT HOLDER LETTER, DISTRIBUTION CONFIRMATION and, if applicable, Designated Recipient Form are NOT SUBMITTED BY OR ON BEHALF OF A SCHEME CREDITOR SO IT IS RECEIVED BY THE INFORMATION AGENT BY NO LATER THAN THE BAR DATE, BEING a time to be specified on the date falling twelve months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date) as notified by the Company to Scheme Creditors pursuant to the provisions of the Schemes, THAT SCHEME CREDITOR WILL RECEIVE ZERO SCHEME CONSIDERATION.

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ALL COMPLETED DOCUMENTS SHOULD BE RETURNED TO, AND FOR ASSISTANCE SCHEME CREDITORS AND/OR ACCOUNT HOLDERS SHOULD CONTACT, THE INFORMATION AGENT WHOSE DETAILS ARE AS FOLLOWS:

Lynchpin Bondholder Management

Attn: Elizabeth Wilson / Michelle Michaels

Wellington Plaza, 4th Floor, Suite 402

56-58 Wellington Street, Central, Hong Kong

http://www.lynchpinbm.com/project/mongolian-mining

Phone: +852 2526 5406

Fax: +852 2526 5020

E-Mail: mminfo@lynchpinbm.com

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ACTIONS TO BE TAKEN – DOCUMENTS AND DEADLINES
SUMMARY TABLE

Action	Documents1 / blocking instructions[2] to submit	Deadline
To accede to the Noteholder RSA to be eligible to receive the Late Consent Fee	• Accession Letter	• Late Consent Fee Longstop Deadline (1:00 a.m. New York time on 29 March 2017 / 12:00 a.m. Cayman time on 29 March 2017 / 1:00 p.m. Hong Kong time on 29 March 2017)
To vote at the Scheme Meetings	• Relevant blocking instructions	• Prior to submission of the Account Holder Letter (Check relevant deadlines with your custodian and/or Clearing System)
	• Account Holder Letter (to include Blocking Reference Number)[3]	• Initial Deadline (5:00 p.m. New York time on 5 April 2017 / 4:00 p.m. Cayman time on 5 April 2017 / 5:00 a.m. Hong Kong time on 6 April 2017)
To receive Scheme Consideration	• Relevant blocking instructions	• Prior to submission of the Account Holder Letter (Check relevant deadlines with custodian and Clearing System)
• Account Holder Letter (to include Blocking Reference Number if submitted prior to the Initial Distribution Deadline)[4] • Distribution Confirmation

•   Initial Deadline (5:00 p.m. New York time on 5 April 2017 / 4:00 p.m. Cayman time on 5 April 2017 / 5:00 a.m. Hong Kong time on 6 April 2017) (to receive Scheme Consideration on the Initial Distribution Date)

•   No later than the Bar Date[5] (to receive Scheme Consideration by the Final Distribution Date)[6]

To appoint a Designated Recipient to receive Scheme Consideration on your behalf	• Designated Recipient Form	• To be submitted together with the Account Holder Letter and the Distribution Confirmation

[1]	All documents (save for the Accession Letter) must be submitted to the Information Agent by Account Holders. To accede to the Noteholder RSA to be eligible to receive the Late Consent Fee, the Accession Letter must be delivered to the Information Agent by the Scheme Creditor in accordance with paragraph 1.2 below.
[2]	Blocking Instructions to block the Old Notes in the Clearing Systems must be submitted by Account Holders to Clearstream / Euroclear, save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream the Old Notes must be blocked in accordance with paragraph 4.3 below.
[3]	Save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream, the Account Holder Letter must be affixed with a signature medallion guarantee stamp in accordance with paragraph 4.3 below.
[4]	Save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream, the Account Holder Letter must be affixed with a signature medallion guarantee stamp in accordance with paragraph 4.3 below.

[5]	Being a time to be specified on the date falling twelve months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date) as notified by the Company to Scheme Creditors pursuant to the provisions of the Schemes.
[6]	There will be a Holding Period from the Initial Distribution Date up to and including the Final Distribution Date during which the Scheme Consideration Trustee will hold the Surplus Scheme Consideration on trust for the Participating Scheme Creditors in accordance with the terms of the Distribution Agreement. Quarterly Distributions of the Surplus Scheme Consideration will be made during the Holding Period (including on the Final Distribution Date) to settle Surplus Scheme Consideration in respect of Account Holder Letters, Distribution Confirmations and, if applicable, Designated Recipient Forms which are received after the Initial Deadline and by the Bar Date (but note that Scheme Claims will be determined as at the Record Time).

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TABLE OF CONTENTS

1.	GENERAL GUIDANCE	7

2.	VOTING INSTRUCTIONS	10

3.	INSTRUCTIONS RELATING TO SCHEME CONSIDERATION	13

4.	BLOCKING OLD NOTES AND UNDERTAKING NOT TO TRADE	15

	SCHEDULE 1 - FORM OF ACCOUNT HOLDER LETTER	19

	PART 1 - SCHEME CREDITOR, ACCOUNT HOLDER AND HOLDINGS DETAILS	23

	PART 2 - VOTING AND APPOINTMENT OF PROXY	28

	PART 3 - DISTRIBUTION OF NEW SHARES	32

	APPENDIX 1 - DESIGNATED RECIPIENT FORM	34

	APPENDIX 2 - DISTRIBUTION CONFIRMATION	36

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1.	General guidance

1.1	Introduction

(a)	These instructions have been prepared to assist Scheme Creditors in completing the Account Holder Letter located at Schedule 1 to this Solicitation Packet and the documents enclosed therewith.

(b)	The Account Holder Letter encloses the following documents:

(i)	The Designated Recipient Form, being a form that Scheme Creditors may complete in order to appoint a Designated Recipient to be the recipient of the Scheme Consideration that would otherwise be issued to a Scheme Creditor. The Designated Recipient Form is located at Appendix 1 to the Account Holder Letter.

(ii)	The Distribution Confirmation, being a confirmation, that must be completed in order to confirm (amongst other things) that the Scheme Creditor (or its Designated Recipient) may lawfully be issued the Scheme Consideration. The Distribution Confirmation is located at Appendix 2 to the Account Holder Letter.

(c)	The Depository Trust Company ("DTC"), in its capacity as depositary for the Old Notes and on behalf of its nominee (Cede & Co.) as registered holder of the Old Notes, has confirmed that it does not intend to vote in respect of the Old Notes at the Scheme Meetings.

(d)	The Old Notes Trustee is not a Scheme Creditor and will not vote at the Scheme Meetings.

(e)	The Information Agent has been appointed to facilitate communications with Scheme Creditors concerning the Schemes. The Information Agent's remuneration and expenses, and all costs incurred by it on behalf of the Company, shall be met by the Company.

1.2	Noteholder RSA

(a)	Instructions regarding accession to the Noteholder RSA are set out at section 5.19 of the Explanatory Statement. In summary, Scheme Creditors wishing to accede to the Noteholder RSA to undertake to vote in favour of the Schemes and to be eligible to receive the Late Consent Fee must complete and sign the form of Accession Letter at Schedule 3 to the Noteholder RSA. In order to be eligible to receive the Late Consent Fee, a duly completed and signed Accession Letter must be received by the Information Agent before the Late Consent Fee Longstop Date, being 1:00 a.m. New York time on 29 March 2017 / 12:00 a.m. Cayman time on 29 March 2017 / 1:00 p.m. Hong Kong time on 29 March 2017. An editable version of the Accession Letter is available on the Scheme Website. Completed and signed Accession Letters should be returned to Mongolian.mining@ky.pwc.com and mminfo@lynchpinbm.com. Originals are not required. Scheme Creditors who have queries regarding the process for acceding to the Noteholder RSA are advised to contact the Information Agent.

(b)	For the avoidance of doubt, Scheme Creditors are not required to accede to the Noteholder RSA in order to vote on the Schemes or receive Scheme Consideration.

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1.3	Voting at the Scheme Meetings

(a)	Before the Schemes can become effective and binding on the Company and the Scheme Creditors, a majority in number representing at least 75% (by value) of the Scheme Claims of each of the Scheme Creditors present and voting (whether in person or by proxy) at each of the Hong Kong Scheme Meeting and the Cayman Scheme Meeting must vote to approve the Scheme. The Cayman Scheme Meeting and the Hong Kong Scheme Meeting, at which the Scheme Creditors will consider and vote on the Cayman Scheme and the Hong Kong Scheme respectively, will be convened as separate meetings but taking place at the same time.

(b)	The Cayman Scheme Meeting will be held at the offices of Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, with any adjournment as may be appropriate, at 9:00 p.m on 10 April 2017 (Cayman Islands time), the equivalent time being 10:00 a.m. Hong Kong time on 11 April 2017 / 10:00 p.m. New York time on 10 April 2017. The Hong Kong Scheme Meeting will be held at the offices of Walkers, 15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong, with any adjournment as may be appropriate, at 10:00 a.m. on 11 April 2017 (Hong Kong time), the equivalent time being 9:00 p.m. Cayman Islands time on 10 April 2017 / 10:00 p.m. New York time on 10 April 2017.

(c)	For convenience, the Cayman Scheme Meeting and the Hong Kong Scheme Meeting are referred to in this Solicitation Packet as the "Scheme Meetings" save where explicit reference is made to the Cayman Scheme Meeting or the Hong Kong Scheme Meeting, as applicable.

(d)	Scheme Creditors will be able to attend each of the Scheme Meetings in person, and will also be able to join by video conference at the relevant locations or by telephone in listening mode using the dial-in details published on the Scheme Website (but it will not be possible to vote at the Scheme Meetings by telephone).

(e)	A formal notice convening the Cayman Scheme Meeting is set out in Appendix 7 (Notice of Cayman Scheme Meeting) to the Explanatory Statement.

(f)	A formal notice convening the Hong Kong Scheme Meeting is set out in Appendix 8 (Notice of Hong Kong Scheme Meeting) to the Explanatory Statement.

(g)	The dates referred to in paragraph (b) above assume that the Scheme Meetings will not be adjourned or delayed.

1.4	Process and deadline for voting at the Scheme Meetings

(a)	Voting on the Schemes will take place at the Scheme Meetings by Scheme Creditors appearing in person, by a duly authorised representative or by proxy as explained in more detail in paragraph 2 below.

(b)	For voting purposes, a Scheme Creditor must ensure that its Account Holder Letter is transmitted to its Account Holder for submission to the Information Agent before the Initial Deadline, being 5:00 p.m. New York time on 5 April 2017, the equivalent being 4:00 p.m. Cayman time on 5 April 2017 / 5:00 a.m. Hong Kong time on 6 April 2017. Each Scheme Creditor must submit its voting instructions to its Account Holder sufficiently in advance of the Initial Deadline to enable its respective Account Holder to complete and return the Account Holder Letter to the Information Agent by no later than the Initial Deadline.

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(c)	The Company reserves the right to terminate or amend this solicitation at any time prior to the Initial Deadline with the prior written agreement of the Majority Consenting Noteholders (as defined in the Noteholder RSA). The Company also reserves the right to change the Initial Deadline to a later time or date with the prior written agreement of the Majority Consenting Noteholders (as defined in the Noteholder RSA). Any such extension will be followed as promptly as practicable by notice thereof. If the Company extends the Initial Deadline, it also reserves the right to establish a later Record Time.

(d)	Subject to paragraph (e) below, the failure to deliver a valid Account Holder Letter on behalf of a Scheme Creditor by the Initial Deadline will mean that the voting instructions, votes and elections contained in any Account Holder Letter subsequently received by the Information Agent will be disregarded for the purposes of voting at the Scheme Meetings.

(e)	Notwithstanding any other provision of the Explanatory Statement, the Chairperson of the Scheme Meetings will be entitled, at the sole discretion of the Chairperson, to permit a Scheme Creditor in respect of which a completed Account Holder Letter has not been delivered prior to the Initial Deadline to vote at the Scheme Meetings if the Chairperson considers that the relevant Scheme Creditor has produced sufficient proof that it is a Scheme Creditor.

1.5	Assessment of Scheme Claims for voting purposes

(a)	The amount of the Scheme Claims of each Scheme Creditor who submits a valid Account Holder Letter will be determined as at the Record Time based on that Account Holder Letter, as verified by the Information Agent against the books and records of the Depository. This information will be used by the Chairperson to determine whether each resolution is passed at the Scheme Meetings.

(b)	Only those persons who are Scheme Creditors as at the Record Time are entitled to attend and vote, either in person or by proxy, at the Scheme Meetings.

(c)	The assessment of Scheme Claims for voting purposes shall be carried out by the Chairperson. The Chairperson may, for voting purposes only, reject a Scheme Claim in whole or in part if the Chairperson considers that the relevant Scheme Creditor has not complied with the voting procedures described in this Solicitation Packet and the Explanatory Statement. If a Scheme Claim is disputed, the Chairperson may value the Scheme Claim at US$1 for voting purposes.

(d)	Votes cast by Scheme Creditors will be applied against the positions and held by such entities in the Old Notes as at the Record Time. Votes submitted by an Account Holder pursuant to the Account Holder Letter will not be counted in excess of the Scheme Claim held by such Account Holder. To the extent that conflicting votes or "over-votes" are submitted by an Account Holder, the Chairperson, in good faith and in consultation with the Information Agent, will attempt to reconcile discrepancies, failing which such votes shall not be counted for or against.

(e)	For the purposes of tabulating votes, each Scheme Creditor will be deemed to have voted the principal amount related to such Scheme Claim.

(f)	The Chairperson will report to the Hong Kong Court and the Cayman Court at the hearings to sanction the Schemes with his or her decision to reject the Scheme Claims (if any), with details of those Scheme Claims and the reasons for rejection.

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(g)	The admission and valuation of any Scheme Claim for voting purposes does not (in itself) constitute an admission of the existence or value of the Scheme Claim and will not bind the Company for any purpose other than voting at the Scheme Meetings.

1.6	Transfers / Assignments after the Record Time

(a)	Under the Schemes, the Company is under no obligation to recognise any assignment or transfer of any Scheme Claim after the Record Time for the purposes of determining entitlements under the Schemes, save that where the Company has received from the relevant parties written notice of an assignment or transfer of the Scheme Claim, the Company may, in its discretion (acting reasonably) and subject to such evidence as it may reasonably require and any other terms and conditions which the Company may consider necessary or desirable, agree to recognise such assignment or transfer for the purposes of determining entitlements under the Schemes.

2.	Voting instructions

2.1	General

(a)	Each Scheme Creditor who is not an Account Holder shall submit its voting instructions through its Account Holder. If you are a Scheme Creditor who is not an Account Holder, in order to ensure your vote is counted, your Account Holder must:

(i)	complete the relevant portion of the Account Holder Letter in accordance with these instructions and the instructions contained therein;

(ii)	indicate the decision to either accept or reject the Schemes or to vote at the Scheme Meetings at your discretion or that of your proxyholder; and

(iii)	sign and return the Account Holder Letter to the Information Agent in accordance with the instructions contained therein.

(b)	Each Scheme Creditor who is not an Account Holder should procure that its Account Holder submits an Account Holder Letter to the Information Agent allowing sufficient time for the Account Holder to receive the Account Holder Letter, complete the Account Holder Letter, and transmit the Account Holder Letter to the Information Agent so that it is actually received by the Initial Deadline.

(c)	It will be the responsibility of Account Holders to obtain from the Scheme Creditor (through any Intermediaries, if applicable) on whose behalf they are acting, in accordance with the procedures established between them, whatever information or instructions they may require to identify in an Account Holder Letter the relevant Scheme Creditor and to provide the information, instructions and confirmations required by the Account Holder Letter. None of the Company, the Information Agent or any other person will be responsible for any loss or liability incurred by a Scheme Creditor as a result of any determination by the Company that an Account Holder Letter contains an error or is incomplete, even if this is subsequently shown not to have been the case.

(d)	If a person is in any doubt as to whether or not it is a Scheme Creditor or an Account Holder, such person should contact the Information Agent using the contact details set out in the Account Holder Letter to this Solicitation Packet.

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2.2	Completion of an Account Holder Letter by a Scheme Creditor

(a)	Each Scheme Creditor who is not an Account Holder will need to provide its voting instructions to its Account Holder for the purposes of completing the Account Holder Letter.

Elections relating to Scheme Meetings

(b)	In summary, each Scheme Creditor may decide, among other things:

(i)	to attend and vote at the Scheme Meetings in person or, if a corporation, by a duly authorised representative; or

(ii)	to instruct the Chairperson as its proxy to cast its vote in accordance with the wishes of such Scheme Creditor or at the Chairperson’s discretion; or

(iii)	to appoint someone else as its proxy to attend and vote at the Scheme Meetings in person on its behalf in accordance with the wishes of such Scheme Creditor or at such person’s discretion.

in each case, by ensuring that such election is recorded in the Account Holder Letter delivered on its behalf and that Part 2 (Voting and Appointment of Proxy) of the Account Holder Letter is completed.

(c)	Each Scheme Creditor is recommended to appoint a proxy (either the Chairperson or someone else of its choice who would be willing to attend the Scheme Meetings) in any event, even if that Scheme Creditor intends to attend and vote in person or, if a corporation, by a duly authorised representative, in case such Scheme Creditor is unable to do so for some reason. If a Scheme Creditor appoints a proxy and then decides to attend and vote at the Scheme Meetings in person or, if a corporation, by a duly authorised representative, that Scheme Creditor will be entitled to do so.

Instructions to be included

(d)	Each Scheme Creditor should ensure that the following is included in the Account Holder Letter delivered on its behalf:

(i)	its identity;

(ii)	details of the Old Notes which are the subject of the Account Holder Letter, including the ISIN / CUSIP code, the principal amount of the Old Notes held, the Clearing System account number of the Account Holder, in respect of the relevant blocking instructions the relevant Blocking Reference Number (in respect of Old Notes held through Euroclear or Clearstream) or affixing a signature medallion guarantee stamp (in respect of Old Notes held through DTC and outside of Euroclear and Clearstream) to the extent that the Old Notes have not been cancelled;

(iii)	the appropriate confirmations to be given by the Account Holder; and

(iv)	its voting instructions with respect to the Schemes.

(e)	Each Scheme Creditor that submits, delivers or procures the delivery of an Account Holder Letter shall be deemed to make the representations, warranties and undertakings to the Company and the Information Agent set forth in the Account Holder Letter.

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2.3	Completion and delivery of an Account Holder Letter by the Account Holder

(a)	The Solicitation Packet (including the Account Holder Letter), the Explanatory Statement, the Schemes and related materials are available for inspection on the Scheme Website to Scheme Creditors and through the relevant Clearing Systems to Account Holders who hold Old Notes through such relevant Clearing Systems. The Scheme Website is http://www.lynchpinbm.com/project/mongolian-mining. The Account Holders shall also forward the Solicitation Packet, the Explanatory Statement, the Schemes and any related materials (or, if this is impracticable for technical reasons, directions to the Scheme Website where all such documents may be accessed) to the beneficial holders of the Old Notes for voting. After individual holders of Scheme Claims return their voting instructions, votes and elections to the Account Holder, the Account Holder must ensure the Account Holder Letter is fully completed and then return the Account Holder Letter to the Information Agent.

(b)	All Account Holder Letters should be delivered by Account Holders as soon as possible to the Information Agent (and before any relevant deadline of the custodian in the Clearing System) to ensure your forms are in order. PLEASE NOTE THAT ACCOUNT HOLDER LETTERS SUBMITTED WITHIN 24 HOURS OF THE DEADLINE MAY NOT RECEIVE CONFIRMATION OF RECEIPT UNTIL AFTER THE DEADLINE HAS PASSED. Any Account Holder Letter received by the Information Agent after the Initial Deadline will be disregarded for voting purposes and the applicable Scheme Creditor shall not be entitled to vote at the Scheme Meetings, except as may be permitted by the Chairperson in their sole discretion.

(c)	By delivering an Account Holder Letter to the Information Agent (with Part 2 (Voting and Appointment of Proxy) thereof completed), the Account Holder gives the confirmations required by the Account Holder Letter in favour of the Company and the Information Agent.

2.4	Attending the Scheme Meetings

(a)	The Scheme Meeting will take place at the time and place described in paragraph 1.3(b) above.

(b)	If a Scheme Creditor wishes to attend the Scheme Meetings, it should produce a duplicate copy of the Account Holder Letter delivered on its, his or her behalf, evidence of personal identity (for example, a passport or other government-issued picture identification) and, in the case of a corporation, evidence of corporate authority (for example, a valid power of attorney and/or board minutes) at the registration desk by no later than one hour before the scheduled time of the Scheme Meetings.

(c)	Any proxy attending the Scheme Meetings on behalf of a Scheme Creditor should produce a duplicate copy of the Account Holder Letter in which he/she is named as proxy. Where this copy can be matched against one of the copies provided by the relevant Account Holder to the Information Agent on behalf of the Company, that Scheme Creditor's proxy will be admitted to the Scheme Meetings upon providing evidence of his/her personal identity (as described above). Where the Account Holder Letter cannot be produced by the person purporting to have been appointed by a Scheme Creditor as its proxy, that person will need to provide evidence of his/her personal identity (as described above) and, provided that the evidenced identity conforms with the details in the relevant copy of the Account Holder Letter provided by the relevant Account Holder to the Information Agent on behalf of the Company, that person will be admitted to the Scheme Meetings.

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(d)	If a Scheme Creditor appoints the Chairperson as its proxy, there is no need for the Chairperson to take the Account Holder Letter to the Scheme Meetings.

3.	Instructions relating to Scheme Consideration

3.1	General

(a)	The Scheme Creditors will be entitled to participate in a distribution of certain amounts of the following securities under the terms of the Schemes comprising the following:

(i)	New Notes to be issued by Energy Resources in the aggregate principal amount of US$395,000,000 plus accrued interest as if such notes were issued on 1 October 2016 as constituted pursuant to the New Notes Indenture;

(ii)	New Perpetual Notes in the aggregate principal amount of US$195,000,000 to be issued by the Company pursuant to the New Perpetual Notes Trust Deed; and

(iii)	New Shares comprising 1,029,176,778 Shares of the Company representing in aggregate 10% of the Company's total outstanding Shares as at the Initial Distribution Date.

(b)	The Scheme Consideration will be distributed on five separate dates under the terms of the Schemes:

(i)	on the Initial Distribution Date, being the same date as the Restructuring Effective Date as notified to Scheme Creditors by the Company, a proportion of the Scheme Consideration will be distributed among those Scheme Creditors that have submitted, to the Information Agent, the documentation described in paragraph (c) below by the Initial Deadline (the "Initial Participating Scheme Creditors"); and

(ii)	during the Holding Period, Quarterly Distributions of the Surplus Scheme Consideration will be made (the last Quarterly Distribution taking place on the Final Distribution Date being the date falling 10 Business Days after the Bar Date as notified to Scheme Creditors by the Company) to settle Surplus Scheme Consideration in respect of Participating Scheme Creditors who participate after the Initial Deadline, provided such Participating Scheme Creditors have submitted the documentation described in paragraph 3.3(b) below by no later than the Bar Date.

(c)	In order for any Scheme Creditor (or its Designated Recipient) to receive any Scheme Consideration under the Schemes, it must ensure that:

(i)	duly completed and signed copies of the Account Holder Letter, the Distribution Confirmation and, if applicable, a Designated Recipient Form are delivered by its Account Holder so that they are received by the Information Agent by the deadlines described below; and

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(ii)	instructions are submitted by its Account Holder via the relevant Clearing System to both: (i) confirm its status as a Participating Scheme Creditor; and (ii) block its Old Notes (to the extent that the Old Notes have not been cancelled), in each case by the deadlines specified below.

(d)	The New Notes and the New Perpetual Notes will be eligible for clearing and settlement only through Euroclear and Clearstream. It is highly recommended that each Scheme Creditor instructs its Account Holder to move its Old Notes from DTC to an account with Euroclear or Clearstream without delay and before taking any other steps set out in this Solicitation Packet. It will not be possible to receive the New Notes and New Perpetual Notes without providing relevant Euroclear or Clearstream account details.

3.2	Initial Distribution Date

(a)	In order to become an Initial Participating Scheme Creditor (and, therefore, to receive any Scheme Consideration on the Initial Distribution Date), a Scheme Creditor must ensure that duly completed and signed copies of the Account Holder Letter (to the extent not already submitted by the Initial Deadline), the Distribution Confirmation and, if applicable, a Designated Recipient Form are delivered so that they are received by the Information Agent by the Initial Deadline, being 5:00 p.m. New York time on 5 April 2017, the equivalent being 4:00 p.m. Cayman time on 5 April 2017 / 5:00 a.m. Hong Kong time on 6 April 2017 or, in the event that the Scheme Meetings is adjourned, being such later time and date as may be agreed between the Company and the Majority Consenting Noteholders (as defined in the Noteholder RSA) and notified to Scheme Creditors in the same manner in which the notice of the Scheme Meetings was notified to them).

(b)	A Scheme Creditor may be an Initial Participating Scheme Creditor even if it votes against, or does not submit a vote in respect of, the Schemes.

(c)	Any Scheme Creditor that fails to comply with paragraph 3.2(a) above (and fails to have provided valid relevant blocking instructions through a Clearing System by the Initial Deadline) shall receive no Scheme Consideration on the Initial Distribution Date but, subject to compliance with the instructions in paragraph 3.3(a) below, shall receive its entitlement to the Surplus Scheme Consideration as a Quarterly Distribution (being a date no later than the Final Distribution Date).

3.3	Quarterly Distribution Dates (including the Final Distribution Date) and Bar Date

(a)	The Bar Date, being a time to be specified on the date falling twelve months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date) as notified by the Company to Scheme Creditors pursuant to the provisions of the Schemes, is the final deadline for a Scheme Creditor to submit the documentation required to receive any Scheme Consideration under the terms of the Schemes.

(b)	If a Scheme Creditor has not already done so on or before the Initial Deadline, it must ensure that duly completed and signed copies of the Account Holder Letter, the Distribution Confirmation and, if applicable, a Designated Recipient Form are delivered so that they are received by the Information Agent by no later than the Bar Date. There will be a Holding Period from the Initial Distribution Date up to and including the Final Distribution Date during which the Scheme Consideration Trustee will hold the Surplus Scheme Consideration on trust for the Participating Scheme Creditors in accordance with the terms of the Distribution Agreement. Quarterly Distributions of the Surplus Scheme Consideration will be made during the Holding Period (including on the Final Distribution Date) to settle Surplus Scheme Consideration in respect of Account Holder Letters, Distribution Confirmations and, if applicable, Designated Recipient Forms which are received after the Initial Deadline and by the Bar Date (but note that Scheme Claims will be determined as at the Record Time).

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IF A SCHEME CREDITOR FAILS TO DO THE ABOVE, IT WILL RECEIVE ZERO SCHEME CONSIDERATION BUT SHALL HAVE ITS SCHEME CLAIMS RELEASED IRREVOCABLY UNDER THE TERMS OF THE SCHEMES AND SHALL BE BOUND BY THE RELEASES THEREUNDER.

(c)	After the Final Distribution has been made on the Final Distribution Date, any amount of Remaining Surplus Scheme Consideration shall be sold by the Scheme Consideration Trustee (using its reasonable endeavours) and the net proceeds of sale (after deducting the reasonable costs and expenses of sale) are to be transferred to any charity which the Company may select in its sole discretion.

4.	Blocking Old Notes and Undertaking Not to Trade

4.1	General

(a)	Subject to paragraph 4.1(f) below, a Scheme Creditor that procures the submission of an Account Holder Letter (to vote at the Scheme Meetings and/or receive any Scheme Consideration) must prior to delivering the Account Holder Letter to the Information Agent block its Old Notes by ensuring that its Account Holder follows the instructions set out in paragraphs 4.2 or 4.3 below (as applicable).

(b)	An Account Holder Letter will not be valid and the Company reserves the right to reject any Account Holder Letter that does not contain reference to a valid Blocking Reference Number (if the Old Notes are held through Euroclear and Clearstream) or affix a signature medallion guarantee stamp (if the Old Notes are held through DTC and outside of Euroclear and Clearstream) in accordance with paragraphs 4.2 or 4.3 below (as applicable) (to the extent that the Old Notes have not been cancelled).

(c)	Please note that the Clearing System in which you hold your Old Notes (or your custodian) may impose an earlier deadline for the submission of the relevant blocking instructions and/or Account Holder Letter. To ensure timely submission of your relevant blocking instructions and Account Holder Letter, please ask your custodian to check with the Clearing System as to whether any earlier deadline is applicable and ensure that your relevant blocking instructions and/or Account Holder Letter are received before any applicable deadline. This is particularly important if you wish to submit an Account Holder Letter by the Initial Deadline in order to vote at the Scheme Meetings and receive Scheme Consideration on the Initial Distribution Date.

(d)	For Old Notes held through Euroclear and Clearstream, such Old Notes should be blocked in accordance with the standard practices and procedures of Euroclear and Clearstream’s clearing systems and the deadlines required by Euroclear or Clearstream, their Account Holders and any Intermediary. Euroclear or Clearstream, as applicable, will automatically assign a Blocking Reference Number (as defined above) in respect of each Blocking Instruction (as defined above) and, as noted above, the Blocking Reference Number must be cross referenced in the Account Holder Letter relating to the Old Notes in respect of which the Blocking Reference Number has been obtained. It is the responsibility of Account Holders (and Scheme Creditors to ensure that their Account Holders) to comply with any particular deadlines required by such persons or the Information Agent in order to meet the Initial Deadline. As such, Account Holders should ensure that Euroclear or Clearstream has received Blocking Instructions regarding the subject of each Account Holder Letter and each Scheme Creditor procuring the submission of an Account Holder Letter by its Account Holder should instruct its Account Holder to confirm that (and the Account Holder should ensure that) the Account Holder Letter cross references the Blocking Reference Number.

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(e)	For Old Notes held through DTC, such Old Notes should be blocked in accordance with paragraph 4.3 below. You should note that DTC's ATOP (Automated Tender Offer Program) system may not be used.

(f)	The Old Notes will be cancelled in the Clearing Systems as at the Initial Distribution Date and thereafter will not be capable of being traded in the Clearing Systems. If an Account Holder Letter is being provided after the Initial Distribution Date, for the purpose of receiving the Scheme Consideration, it is no longer necessary for relevant instructions to be submitted to block the Old Notes in the relevant Clearing System. For the avoidance of doubt, such instruction should still be submitted prior to any Account Holder Letter which is being provided after the Initial Deadline and by the Initial Distribution Date.

(g)	At any time prior to the Initial Deadline, a Scheme Creditor may revoke any relevant blocking instructions already submitted (and the related submission of any Account Holder Letter, Distribution Confirmation and/or Designated Recipient Form) by requesting that its Account Holder (i) withdraw its Account Holder Letter and (ii) if applicable by withdrawing through the Clearing System and by providing confirmation of the same to the Information Agent. Upon doing so, its Old Notes shall cease to be blocked and it shall be treated for the purposes of the Schemes as if it had taken no action. Any such Scheme Creditor (or any transferee of its Old Notes) may subsequently submit further documentation and relevant blocking instructions in accordance with this Solicitation Packet. On and after the Initial Deadline, any documentation and relevant blocking instructions submitted by or on behalf of a Scheme Creditor shall be irrevocable for all purposes in connection with the Schemes.

(h)	The Company has provided an irrevocable instruction to the Information Agent to immediately cause the Old Notes to be unblocked if one of the circumstances set out in paragraph 4.4(b) below occurs (save in circumstances in which the Old Notes are cancelled as set out in paragraph 4.4(b)(i)).

4.2	Procedure for blocking where Old Notes are held through Euroclear / Clearstream

(a)	Subject to paragraph 4.1(f) above, where interests in the Old Notes are held through Euroclear or Clearstream, a Scheme Creditor that procures submission of an Account Holder Letter (to vote at the Scheme Meetings and/or receive any Scheme Consideration) (to the extent that the Old Notes have not been cancelled) must ensure that its Account Holder, prior to delivering the Account Holder Letter to the Information Agent:

(i)	submits relevant custody instructions to block its Old Notes in Euroclear or Clearstream ("Blocking Instructions") in accordance with the standard practices and procedures required by Euroclear or Clearstream; and

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(ii)	includes in the relevant Account Holder Letter reference to the custody instruction reference number ("Blocking Reference Number").

(b)	The relevant Clearing System will provide the Information Agent with confirmation that the Old Notes that are the subject of the relevant Account Holder Letter have been blocked with effect from or before the date of the relevant Account Holder Letter. In the event that the Clearing System has not received blocking instructions prior to its relevant deadline the Company may reject the Account Holder Letter.

4.3	Procedure for blocking where Old Notes are held through DTC and outside of Euroclear / Clearstream

(a)	Subject to paragraph 4.1(f) above, where interests in the Old Notes are held through DTC outside of Euroclear or Clearstream, a Scheme Creditor that procures submission of an Account Holder Letter (to vote at the Scheme Meetings and/or receive any Scheme Consideration) (to the extent that the Old Notes have not been cancelled) must ensure that its Account Holder, prior to delivering the Account Holder Letter to the Information Agent:

(i)	confirms the instructions contained in the Account Holder Letter (which among other things confirms to the Company and the Information Agent that the Scheme Creditor holds the Old Notes as at the Record Time and will not trade the Old Notes); and

(ii)	arranges for the Old Notes referred to in the Account Holder Letter to be signature medallion guarantee stamped by the Account Holder.

(b)	The Company will request DTC to provide an omnibus proxy confirming the identity of the Account Holders and their positions in the Old Notes as of the Record Time. In the event that the positions in the Account Holder Letters do not match the positions in the omnibus proxy the Company may reject the Old Notes Account Holder Letter.

(c)	The New Notes and the New Perpetual Notes will be eligible for clearing and settlement only through Euroclear and Clearstream. It is highly recommended that each Scheme Creditor instructs its Account Holder to move its Old Notes from DTC to an account with Euroclear or Clearstream without delay and before taking any other steps set out in this Solicitation Packet. It will not be possible to receive the New Notes and New Perpetual Notes without providing relevant Euroclear or Clearstream account details.

4.4	Undertaking not to trade

(a)	By completion of the Account Holder Letter, the Scheme Creditor undertakes that it will not, from the date of delivery of its Account Holder Letter, sell, transfer, assign or otherwise dispose of its interest in all or any part of its specified Old Notes.

(b)	Such undertaking will terminate immediately upon the earliest of the following circumstances:

(i)	the Initial Distribution Date (at which time the Old Notes will be cancelled);

(ii)	the Scheme not being approved by the requisite majorities of the Scheme Creditors at the Scheme Meetings;

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(iii)	the Scheme not being sanctioned by a final and unappealable order of the Cayman Court or Hong Kong Court;

(iv)	the Scheme Longstop Date; and

(v)	the Company giving Scheme Creditors written notice of an intention not to proceed with the Scheme.

(c)	The Company has provided an irrevocable instruction to the Information Agent to immediately cause the Old Notes to be unblocked if one of the circumstances set out in paragraph 4.4(b) above occurs (save in circumstances in which the Old Notes are cancelled as set out in paragraph 4.4(b)(i) above).

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SCHEDULE 1
FORM OF ACCOUNT HOLDER LETTER

For use by Account Holders in respect of 8.875% guaranteed senior notes due 2017 (Restricted Global Note: CUSIP No. 60937C AA3; Regulation S Global Note: CUSIP No. G6264V AAO; Common Code: 076529779) (the "Old Notes") issued by Mongolia Mining Corporation (in provisional liquidation) (the "Company") in relation to the Schemes.

Capitalised terms used but not defined in this Account Holder Letter have the meaning given to them in the Explanatory Statement.

The Schemes will, if implemented, materially affect the Scheme Creditors of the Company.

Account Holders should use this letter (upon receipt of written instructions from an underlying Scheme Creditor) to register details of their interests in the Old Notes and, if submitted by the Initial Deadline, to make certain elections in relation to the voting in respect of the Schemes.

Scheme Creditors who do not wish to vote at the Scheme Meetings but do wish to receive their entitlement to the Scheme Consideration if the Schemes become effective should leave Part 2 (Voting and Appointment of Proxy) blank but must ensure this Account Holder Letter, Distribution Confirmation and, if applicable, the Designated Recipient Form is otherwise duly completed and submitted to the Information Agent on or before the Initial Deadline if they wish to receive any Scheme Consideration on the Initial Distribution Date, or otherwise no later than on or before the Bar Date if they wish to receive any Scheme Consideration at all, in addition to blocking their Old Notes via the relevant Clearing Systems prior to such dates (as applicable).

The Chairperson shall be entitled to rely on the information provided in this Account Holder Letter for the purposes of determining the identity of a Scheme Creditor and the amount of its Scheme Claim for voting purposes at the Scheme Meetings.

The New Notes and the New Perpetual Notes will only be eligible for clearing and settlement through Euroclear and Clearstream. It is highly recommended that each Scheme Creditor instructs its Account Holder to move its Old Notes from DTC to an account with Euroclear or Clearstream without delay. It will not be possible to receive the New Notes and New Perpetual Notes without providing relevant Euroclear or Clearstream account details.

Deadline for voting at Scheme Meetings

•	In order to vote in respect of the Schemes, a duly completed and signed copy of this Account Holder Letter must be delivered to the Information Agent using the contact details set out below and must be received by the Information Agent by no later than the Initial Deadline, being 5:00 p.m. New York time on 5 April 2017, the equivalent being 4:00 p.m. Cayman time on 5 April 2017 / 5:00 a.m. Hong Kong time on 6 April 2017. Subject to paragraph 1.4(e) of the Solicitation Packet, an Account Holder Letter delivered after the Initial Deadline will not constitute valid voting instructions or votes for the purposes of the Schemes.

•	For the purposes of the above, the Information Agent will accept pdf or facsimile copies of the Account Holder Letter.

Deadline for receipt of Scheme Consideration on the Initial Distribution Date

•	The deadline for participating in the initial distribution of Scheme Consideration on the Initial Distribution Date is the Initial Deadline, being 5:00 p.m. New York time on 5 April 2017, the equivalent being 4:00 p.m. Cayman time on 5 April 2017 / 5:00 a.m. Hong Kong time on 6 April 2017. or, in the event that the Scheme Meetings is adjourned, being such later time and date as may be agreed between the Company and the Majority Consenting Noteholders (as defined in the Noteholder RSA) and notified to Scheme Creditors in the same manner in which the notice of the Scheme Meetings was notified to them) (the "Initial Deadline").

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•	If you wish to participate in the initial distribution of Scheme Consideration on the Initial Distribution Date, duly completed and signed copies of this Account Holder Letter, the Distribution Confirmation and, if applicable, a Designated Recipient Form must be delivered so that they are received by the Information Agent by the Initial Deadline. Further, you must ensure that your Account Holder submits relevant instructions to block your Old Notes in the relevant Clearing System as set out below (to the extent that the Old Notes have not been cancelled).

Deadline for receipt of any Scheme Consideration

•	In order to receive any Scheme Consideration under the terms of the Schemes, duly completed and signed copies of this Account Holder Letter, the Distribution Confirmation and, if applicable, a Designated Recipient Form must be delivered to the Information Agent using the contact details set out below and must be received by the Information Agent by no later than the Bar Date, being a time to be specified on the date falling twelve months after the Restructuring Effective Date (or if such date is not a Business Day, the next Business Day after that date) as notified by the Company to Scheme Creditors pursuant to the provisions of the Schemes. There will be a Holding Period from the Initial Distribution Date up to and including the Final Distribution Date during which the Scheme Consideration Trustee will hold the Surplus Scheme Consideration on trust for the Participating Scheme Creditors in accordance with the terms of the Distribution Agreement. Quarterly Distributions of the Surplus Scheme Consideration will be made during the Holding Period (including on the Final Distribution Date) to settle Surplus Scheme Consideration in respect of Account Holder Letters and Distribution Confirmations, and if applicable, Designated Recipient Forms which are received after the Initial Deadline and by the Bar Date (but note that Scheme Claims will be determined as at the Record Time). Further, you must ensure that your Account Holder submits relevant instructions to block your Old Notes in the relevant Clearing Systems as set out below.

•	IF A DULY COMPLETED AND SIGNED ACCOUNT HOLDER LETTER, DISTRIBUTION CONFIRMATION and, if applicable, Designated Recipient Form are NOT SUBMITTED BY OR ON BEHALF OF A SCHEME CREDITOR SO IT IS RECEIVED BY THE INFORMATION AGENT BY NO LATER THAN THE BAR DATE, THAT SCHEME CREDITOR WILL RECEIVE ZERO SCHEME CONSIDERATION, ITS SCHEME CLAIMS WILL BE IRREVOCABLY RELEASED UNDER THE SCHEMES AND IT WILL BE BOUND BY SUCH RELEASES.

Blocking Old Notes and relevant Clearing System deadlines

•	Any Scheme Creditor that procures the submission of an Account Holder Letter (to vote at the Scheme Meetings and/or receive any Scheme Consideration) must block its Old Notes by ensuring that its Account Holder, prior to delivering the Account Holder Letter to the Information Agent:

▪	Submits relevant custody instructions to block its Old Notes held with Euroclear or Clearstream ("Blocking Instructions") and includes in the relevant Account Holder Letter reference to the custody instruction reference number ("Blocking Reference Number"), save that where interests in the Old Notes are held through DTC and outside of Euroclear and Clearstream in order to block its Old Notes the Scheme Creditor must confirm the instructions contained in the Account Holder Letter (which among other things confirms to the Company and the Information Agent that the Scheme Creditor holds the Old Notes as at the Record Time and will not trade the Old Notes) and arrange for the Old Notes referred to in the Account Holder Letter to be signature medallion guarantee stamped by the Account Holder.

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•	An Account Holder Letter will not be valid and the Company reserves the right to reject any Account Holder Letter that does not contain reference to a valid Blocking Reference Number (if the Old Notes are held through Euroclear and Clearstream) or affix a signature medallion guarantee stamp (if the Old Notes are held through DTC and outside of Euroclear and Clearstream) (to the extent that the Old Notes have not been cancelled).

•	Please note that the Clearing System in which you hold your Old Notes (or your custodian) may impose an earlier deadline for the submission of the relevant blocking instructions and/or Account Holder Letter. To ensure timely submission of your relevant blocking instructions and Account Holder Letter, please ask your custodian to check with the Clearing System as to whether any earlier deadline is applicable and ensure that your relevant blocking instructions and/or Account Holder Letter are received before any applicable deadline. This is particularly important if you wish to submit an Account Holder Letter by the Initial Deadline in order to vote at the Scheme Meetings and receive Scheme Consideration on the Initial Distribution Date.

•	Old Notes should be blocked in accordance with the standard practices and procedures of the Clearing System and the deadlines required by the relevant Clearing System, the Account Holder and any Intermediary. It is the responsibility of Account Holders (and Scheme Creditors to ensure that their Account Holders) comply with any particular deadlines required by such persons or the Information Agent in order to meet the Initial Instruction Deadline. As such, each Scheme Creditor procuring the submission of an Account Holder Letter by its Account Holder should instruct its Account Holder to confirm that (and the Account Holder should ensure that) the Account Holder Letter cross references the relevant Blocking Reference Number (if the Old Notes are held through Euroclear and Clearstream) or affixes a signature medallion guarantee stamp (if the Old Notes are held through DTC and outside of Euroclear and Clearstream).

•	The Old Notes will be cancelled in the Clearing Systems as at the Initial Distribution Date and thereafter will not be capable of being traded in the Clearing Systems. If an Account Holder Letter is being provided after the Initial Distribution Date, for the purpose of receiving the Scheme Consideration, it is no longer necessary for relevant instructions to be submitted to block the Old Notes in the Clearing System. For the avoidance of doubt, such instruction should still be submitted prior to any Account Holder Letter which is being provided after the Initial Deadline and by the Initial Distribution Date.

•	Additionally, by completion of the Account Holder Letter, the Scheme Creditor undertakes that it will not from the date of delivery of its Account Holder Letter sell, transfer, assign or otherwise dispose of its interest in all or any part of its specified Old Notes. Such undertaking will terminate immediately upon the occurrence of certain circumstances.

A separate Account Holder Letter, Distribution Confirmation and, if applicable, Designated Recipient Form must be completed in respect of each separate beneficial holding of interest in the Old Notes.

You are strongly advised to read the Explanatory Statement, the Schemes and, in particular, the Solicitation Packet at Appendix 9 to the Explanatory Statement before you complete the Account Holder Letter.

This Account Holder Letter and any non-contractual obligations arising out of or in relation to this Account Holder Letter shall be governed by, and interpreted in accordance with, the laws of the Cayman Islands.

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ALL COMPLETED DOCUMENTS SHOULD BE RETURNED TO, AND FOR ASSISTANCE,
SCHEME CREDITORS AND/OR ACCOUNT HOLDERS SHOULD CONTACT, THE INFORMATION
AGENT WHOSE DETAILS ARE AS FOLLOWS:

Lynchpin Bondholder Management

Attn: Elizabeth Wilson / Michelle Michaels

Wellington Plaza, 4th Floor, Suite 402

56-58 Wellington Street, Central, Hong Kong

http://www.lynchpinbm.com/project/mongolian-mining

Phone: +852 2526 5406 Fax: +852 2526 5020 E-Mail: mminfo@lynchpinbm.com

SUMMARY OF THIS ACCOUNT HOLDER LETTER

The Account Holder Letter must be validly completed and submitted to the Information Agent.

Part 1	Scheme Creditor, Account Holder and Holdings Details	This Part 1 must be completed in all cases by the Account Holder for and on behalf of the Scheme Creditor
Section 1	Details of the Scheme Creditor
Section 2	Account Holder Details
Section 3	Details of Holdings
Part 2	Voting AND APPOINTMENT OF PROXY	This Part 2 must be completed by the Account Holder for and on behalf of the Scheme Creditor if the Scheme Creditor would like to vote on the Schemes
Section 1	Account Holder Confirmations
Section 2	Voting Instructions relating to the Schemes and Appointment of Proxy
Part 3	Distribution of New Shares	This Part 3 must be completed by the Account Holder for and on behalf of the Scheme Creditor in order for the Scheme Creditor (or its Designated Recipient) to receive the New Shares component of the Scheme Consideration
Appendix 1	Designated Recipient Form	This Appendix 1 must be completed by an Account Holder for and on behalf of the Scheme Creditor if the Scheme Creditor would like a Designated Recipient to receive its Scheme Consideration
Appendix 2	Distribution Confirmation

This Appendix 2 must be completed in all cases by the Account Holder for and on behalf of the Scheme Creditor in order for the Scheme Creditor (or its Designated Recipient) to receive any Scheme Consideration

For the avoidance of doubt, a Scheme Creditor does not have to complete a Distribution Confirmation in order to vote on the Schemes

Annex A	General confirmations, acknowledgements, warranties and undertakings
Annex B	Securities Law confirmations and undertakings

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PART 1
Scheme Creditor, Account Holder AND HOLDINGs Details

Section 1 Details of the Scheme Creditor

Irrespective of any elections made under any other Part of this Account Holder Letter, an Account Holder Letter received by the Information Agent that does not include all information requested in this Part 1will not constitute a validly completed Account Holder Letter and the relevant Scheme Creditor will not be entitled to cast a vote at the Scheme Meetings or receive any amount of the Scheme Consideration if the Schemes become effective in accordance with their terms.

Please identify the Scheme Creditor (that is, the person that is the beneficial owner of and/or the holder of the ultimate economic interest in the Old Notes, held in global form and/or the restricted global form, as the case may be, through the Clearing System) on whose behalf you are submitting this Account Holder Letter.

To be completed for all Scheme Creditors

Full Name of Scheme Creditor:
Contact Name:
E-mail Address:
Telephone Number (with country code):

To be completed if the Scheme Creditor is an institution

Jurisdiction of incorporation of Scheme Creditor:

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Section 2 Account Holder Details*

Full name of Account Holder:
Clearing System (circle one): Clearing System Account Number:	DTC / EUROCLEAR / CLEARSTREAM
Authorised employee of Account Holder (print name):
Telephone number of authorised employee (with country code):
E-mail of authorised employee:
Authorised employee signature (sign):
Date:

Additionally for Account Holders who hold positions in the Old Notes in DTC and outside of Euroclear or Clearstream

Signature Medallion Guarantee Stamp

* By signing this Section 2 and, if applicable, affixing its Signature Medallion Guarantee Stamp, the Account Holder is hereby instructed by the Scheme Creditor in respect of which this Account Holder Letter is being submitted to certify that such Scheme Creditor (i) holds the Old Notes detailed in Part 1, Section 3 below as at the Record Time; (ii) will not trade such Old Notes in accordance with the undertaking set out in Part 1, Section 3 below; (iii) in respect of any distribution of Scheme Consideration, acknowledges and agrees that the Company shall be entitled to treat such Scheme Creditor (or, if applicable, its Designated Recipient) as the party entitled to receive the Scheme Consideration in respect of such holding of Old Notes; and (iv) in respect of any distribution of Scheme Consideration, acknowledges and agrees to the terms, confirmations, acknowledgements, warranties and undertakings set out in the Distribution Confirmation below.

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Before returning this Account Holder Letter, please make certain that you have provided all the information requested.

For the purposes of a Scheme Creditor voting or receiving any Scheme Consideration under the Schemes:

•	relevant blocking instructions (as applicable) must have been delivered in respect of the Old Notes identified in Part 1, Section 3 below of this Account Holder Letter as being held in the Clearing System;

•	the Information Agent will accept this Account Holder Letter only if (as applicable) a valid Blocking Reference Number is included in Part 1, Section 3 below (if the Old Notes are held through Euroclear / Clearstream) or a valid Signature Medallion Guarantee is included in Part 1, Section 2 above (if the Old Notes are held through DTC outside of Euroclear or Clearstream) in respect of the Old Notes which are the subject of this Account Holder Letter (to the extent that the Old Notes have not been cancelled);

•	information in this Account Holder Letter must be consistent with the Omnibus Proxy obtained from DTC and (if the Old Notes are held through Euroclear / Clearstream) the Blocking Instructions; and

•	in respect of any distribution of Scheme Consideration, the Distribution Confirmation and, if applicable, the Designated Recipient Form must be validly completed.

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Section 3 Details of Holdings

The Account Holder holds the following Old Notes to which this Account Holder Letter relates which have been "blocked" (or cancelled as at the Initial Distribution Date). Such Old Notes must have been "blocked" (i) in the case of Account Holders in Euroclear or Clearstream through delivery of Blocking Instructions to the relevant Clearing System, the reference number in relation to which is identified below, or (ii) in the case of Account Holders who hold positions in the Old Notes in DTC and outside of Euroclear and Clearstream, Luxembourg by affixing a Signature Medallion Guarantee Stamp to Part 1, Section 2 above.

By completion of this Part 1, Section 3 by the Account Holder, the Scheme Creditor undertakes that it will not from the date of delivery of its Account Holder Letter sell, transfer, assign or otherwise dispose of its interest in all or any part of its specified Old Notes. Such undertaking will terminate immediately upon the earliest of the following circumstances:

(a)	the Initial Distribution Date (at which time the Old Notes will be cancelled);

(b)	the Scheme not being approved by the requisite majorities of the Scheme Creditors at the Scheme Meetings;

(c)	the Scheme Longstop Date; and

(d)	the Company giving Scheme Creditors written notice of an intention not to proceed with the Scheme.

By completion of this Part 1, Section 3 by the Account Holder, the Scheme Creditor confirms that it holds the Old Notes detailed in Part 1, Section 3 as at the Record Time and agrees that the Company shall be entitled to treat such Scheme Creditor (or its Designated Recipient) as the party entitled to receive the Scheme Consideration (if any) in respect of such holding of Old Notes.

ISIN / CUSIP (circle one)	Amount blocked[7]	Clearing System Account number	Blocking Reference Number[8]	Unique Reference Code From Consent[9] (circle one & specify)
USG6264VAA01 US60937CAA36				Early Consent / Interim Consent / Late Consent _______________________

[7]	The amount entered should be the entire principal amount of Old Notes in respect of which the Account Holder is giving instructions on behalf of the relevant Scheme Creditor pursuant to this Account Holder Letter. If the Account Holder holds Old Notes in respect of which it is not giving instructions pursuant to this Account Holder Letter, this amount should not be stated and is not required to be notified.
[8]	Corresponding to the Blocking Instruction in Euroclear / Clearstream submitted by the Account Holder on behalf of the Scheme Creditor. Otherwise, if the Old Notes are held through DTC outside of Euroclear / Clearstream, a Signature Medallion Guarantee must be included in Part 1, Section 2 above.
[9]	If any of the positions being submitted were consented as part of the Early, Interim or Late Consent options in connection with the RSA, please include the internal reference code that was assigned to such consented bonds in the Additional Information form that was submitted together with the Accession Letter and specify whether the Old Notes were consented by the Early Consent Fee Longstop Date (13 January 2017), Interim Consent Fee Longstop Date (4pm New York time on 20 January 2017) or Late Consent Fee Longstop Date (midnight Cayman time on 29 March 2017).

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USG6264VAA01 US60937CAA36	Early Consent / Interim Consent / Late Consent _______________________
USG6264VAA01 US60937CAA36	Early Consent / Interim Consent / Late Consent _______________________
USG6264VAA01 US60937CAA36	Early Consent / Interim Consent / Late Consent _______________________
USG6264VAA01 US60937CAA36	Early Consent / Interim Consent / Late Consent _______________________

Additionally, Scheme Creditors who hold their Old Notes in DTC and outside of Euroclear or Clearstream must indicate an Account Holder in Euroclear or Clearstream for receipt of the New Notes and New Perpetual Notes. Failure to do so will invalidate this Account Holder Letter for the purpose of receiving such Scheme Consideration.10

Full name of Account Holder:
Clearing System (circle one): Clearing System Account Number:	EUROCLEAR / CLEARSTREAM
Contact name at Account Holder:
Contact telephone number of Account Holder (with country code):
Contact e-mail of Account Holder:

[10]	The New Notes and the New Perpetual Notes will only be eligible for clearing and settlement through Euroclear and Clearstream. It is highly recommended that each Scheme Creditor instructs its Account Holder to move its Old Notes from DTC to an account with Euroclear or Clearstream prior to completing this Account Holder. If this is done, it is not necessary to complete this additional section as you should instead specify the Euroclear and Clearstream account where the Old Notes are held in the details requested above.

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PART 2
Voting AND APPOINTMENT OF PROXY

This Part 2 is required to be completed only if a Scheme Creditor intends to vote at the Scheme Meetings. For the avoidance of doubt, for the purposes of a Scheme Creditor comprising an Initial Participating Scheme Creditor or a Participating Scheme Creditor under the terms of the Schemes, this Account Holder Letter will be considered to be "duly completed" only if Part 1 is duly completed.

Section 1 Account Holder confirmations

The Account Holder named below for itself hereby confirms to the Company and the Information Agent as follows (select "yes" or "no" as appropriate for each item):

(a)	That all authority conferred or agreed to be conferred pursuant to this Account Holder Letter and every obligation of the Account Holder under this Account Holder Letter shall, to the best of its knowledge and the extent permitted by law, be binding upon the successors and assignors of the Account Holder (in the case of a corporation or institution) or the successors, assignors, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the Account Holder (in the case of a natural person) and shall not be affected by, and shall survive, the insolvency, bankruptcy, dissolution, death or incapacity (as the case may be) of the Account Holder and that all of the information in this Account Holder Letter is complete and accurate.

☐	Yes

☐	No

(b)	That, in relation to the Old Notes identified in Part 1, Section 3 (Details of Holdings) of Part 1 (Scheme Creditor, Account Holder and Holdings Details) of this Account Holder Letter, the Account Holder has authority to give the voting instructions set out in Part 2, Section 2 (Voting Instructions relating to the Schemes) of this Part 2 (Voting and Appointment of Proxy) of this Account Holder Letter, indicate the elections set forth herein (if applicable) and, if applicable, to nominate the person named in Part 2, Section 2 (Voting Instructions relating to the Schemes) of this Part 2 (Voting and Appointment of Proxy) of this Account Holder Letter to attend and speak at the Scheme Meetings.

☐	Yes

☐	No

In order for a Scheme Creditor to be eligible to vote (either in person or by proxy), an Account Holder must respond "yes" in respect of each of paragraphs (a) and (b) above.

By delivering this Account Holder Letter to the Information Agent, the Account Holder confirms that the Scheme Creditor agrees that the Scheme Creditor shall be deemed to have made the representations, warranties and undertakings set forth below in favour of the Company and the Information Agent as at the date on which this Account Holder Letter is delivered to the Information Agent.

1	Each Scheme Creditor who submits, delivers or procures the delivery of an Account Holder Letter represents, warrants and undertakes to the Company and the Information Agent that:

1.1	it has received the Schemes and the Explanatory Statement and has had sufficient opportunity to review all documents contained therein;

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1.2	to the best of its knowledge, it is lawful to seek voting instructions from that Scheme Creditor in respect of the Schemes;

1.3	it is assuming all of the risks inherent in that Scheme Creditor participating in the Schemes and has undertaken all the appropriate analysis of the implications of participating in the Schemes for that Scheme Creditor;

1.4	the Old Notes which are the subject of the Account Holder Letter are, at the time of delivery of such Account Holder Letter, held by it (directly or indirectly) or on its behalf at the relevant Clearing System;

1.5	it has not given voting instructions or submitted an Account Holder Letter with respect to Old Notes other than those that are the subject of this Account Holder Letter;

1.6	it authorises the Clearing Systems to provide details concerning its identity, the Old Notes which are the subject of the Account Holder Letter and delivered on its behalf and its applicable account details to the Company and the Information Agent and their respective legal and financial advisers at the time the Account Holder Letter is submitted;

1.7	neither the Company, Information Agent nor any of their respective Affiliates, directors, officers or employees has made any recommendation to that Scheme Creditor as to whether, or how, to vote in relation to the Schemes, and that it has made its own decision with regard to voting based on any legal, tax or financial advice that it has deemed necessary to seek;

1.8	all authority conferred or agreed to be conferred pursuant to these representations, warranties and undertakings shall, to the best of its knowledge and to the extent permitted by law, be binding on the successors and assigns of that Scheme Creditor (in the case of a corporation or institution) or the successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives of that Scheme Creditor (in the case of a natural person) and shall not be affected by, and shall survive, the insolvency, bankruptcy, dissolution, death or incapacity (as the case may be) of that Scheme Creditor; and

1.9	it is solely liable for any taxes or similar payments imposed on it under the laws of any applicable jurisdiction as a result of voting in favour of the Schemes, and that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Company, the Information Agent or any of their Affiliates, directors, officers, advisers or employees in respect of such taxes or similar payments.

2	Any Scheme Creditor that is unable to give any of the representations in paragraph 1 above should contact the Information Agent directly as soon as possible, as there may be additional procedures involved in respect of that Scheme Creditor's participation in the Schemes.

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Section 2 Voting Instructions relating to the Schemes and Appointment of Proxy

The Scheme Creditor (please check only one box):

☐	wishes to accept the Hong Kong Scheme and the Cayman Scheme (either in person or by proxy as set forth below); or

☐	wishes to reject the Hong Kong Scheme and the Cayman Scheme (either in person or by proxy as set forth below); or

☐	wishes to vote on the Hong Kong Scheme and the Cayman Scheme at its sole discretion or, if it has appointed a proxy as set forth below, the sole discretion of its proxy.

Attendance at the Scheme Meetings and Appointment of Proxy

The Scheme Creditor wishes (please check only one box):

☐	to appoint the Chairperson as its proxy to attend and vote on the Schemes on its behalf at the Scheme Meetings in accordance with the instructions set forth above;

☐	to appoint the proxy (other than the Chairperson) identified below to attend and vote on the Schemes on its behalf at the Scheme Meetings in accordance with the instructions set forth above:

Name:

Passport number:

or failing him:

Name ("Alternate 1"):

Passport number:

or failing Alternate 1:

the Chairperson; or

☐	to attend and vote on the Schemes at the Scheme Meetings in person or by a duly authorised representative, if a corporation, in such manner as the Scheme Creditor thinks fit.

Note:

1.	Unless a Scheme Creditor is an individual attending in person or a corporation attending by a duly authorized representative, it must appoint a proxy to vote on its behalf at the Scheme Meetings. It is recommended that the Chairperson is appointed as the proxy, as there is no need for any additional documents or identification to be taken to the Scheme Meetings by or on behalf of the Scheme Creditor.

2.	Any Scheme Creditor that wishes to attend the Scheme Meetings in person should produce at the Scheme Meetings a duplicate copy of the Account Holder Letter that was duly completed and delivered to the Information Agent on their behalf, evidence of personal identity (for example, a passport, driving license or other picture identification) and, in the case of a corporation attending by a duly authorized representative, evidence of corporate authority (for example, a valid power of attorney and/or board minutes). For the avoidance of doubt, the Account Holder Letter should be completed and submitted to the Information Agent in advance of the Scheme Meetings by the Initial Deadline.

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3.	Each proxy must bring to the Scheme Meetings a duplicate copy of the Account Holder Letter of the Scheme Creditor that was duly completed and delivered to the Information Agent including Part 2 of the Account Holder Letter (the Voting Instructions relating to the Schemes and Appointment of Proxy) authorising him or her to act as proxy on behalf of the Scheme Creditor and evidence of personal identity (for example, a passport, driving license or other picture identification). For the avoidance of doubt, the Account Holder Letter should be completed and submitted to the Information Agent in advance of the Scheme Meetings by the Initial Deadline.

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PART 3
DISTRIBUTION OF NEW SHARES

This Part 3 is required to be completed for the Scheme Creditor or its Designated Recipient to receive the New Shares component of the Scheme Consideration.

The Company intends wherever possible, to distribute the New Shares component of the Scheme Consideration to Scheme Creditors (or its Designated Recipient, as applicable) through the Central Clearing and Settlement System for listed shares in Hong Kong ("CCASS"). If the distribution of the New Shares to a Scheme Creditor (or its Designated Recipient, as applicable) through CCASS is not possible, the Scheme Creditor (or its Designated Recipient, as applicable) may elect to receive the New Shares through Euroclear or Clearstream to the account where its Old Notes are currently held as set out in Part 1, Section 3 hereof (or if a Designated Recipient is to receive the New Shares, to an account with the same relevant Account Holder as that Scheme Creditor in accordance with the Designated Recipient Form). Recipients of the New Shares should note that there is a liquidity risk where New Shares are received through Euroclear or Clearstream compared to where New Shares are received through CCASS.

The Company shall procure that in respect of the New Shares, the Share Registrar enters the name of that Scheme Creditor (or its Designated Recipient, as applicable), or the name of the relevant CCASS participant account, the Clearstream custodian and/or the Euroclear custodian (depending on the election made by that Participating Scheme Creditor in this Part 3 of its Account Holder Letter), in the Share Register in respect of the New Shares to which it is entitled.

YOU should tick only one box set out below:

I elect to receive my New Shares in the CCASS account set out below:

☐

The Scheme Creditor (or its Designated Recipient, if applicable) should set out below details of the CCASS account into which they wish for the New Shares to be distributed (where possible)

CCASS Details (where relevant)

CCASS Account Bank Name:

CCASS Account Number:

SWIFT CODE:

Account Name at CCASS Bank:

Account Number at CCASS Bank:

Responsible Employee Name:

Email:

Phone:

Fax:

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Address 1:

Address 2:

Address 3:

Alternatively, I elect to receive my New Shares in the relevant Euroclear or Clearstream account (where my Old Notes are currently held if applicable) as set out in Part 1, Section 3:

☐

Alternatively, I elect for my Designated Recipient to receive my New Shares in the relevant Euroclear or Clearstream account as specified in Appendix 1:

☐	if you tick this box, please also fill in the Designated Recipient Form at Appendix 1

Alternatively, the Scheme Creditor may elect to decline to receive all of its entitlement to New Shares by checking the below box:

☐	this box should NOT be checked unless the Scheme Creditor wishes to decline all of its entitlement to the New Shares

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APPENDIX 1 TO THE ACCOUNT HOLDER LETTER

DESIGNATED RECIPIENT FORM

Note: Scheme Creditors shall be entitled to appoint a Designated Recipient by duly completing and returning this form to the Information Agent. A Designated Recipient is a person that is designated as such by a Scheme Creditor to be the recipient of the Scheme Consideration otherwise to be issued to such Scheme Creditor. If the Scheme Creditor will be the recipient of the Scheme Consideration there is no need to complete this form.

A Designated Recipient may receive (a) all of the New Notes and New Perpetual Notes, and/or (b) all of the New Shares, otherwise attributable to the Scheme Creditor.

The Scheme Creditor hereby irrevocably and unconditionally nominates:

Name

Of:

(a)	to be its Designated Recipient for the purposes of the Schemes in respect of all of the New Notes and New Perpetual Notes otherwise attributable to it:

☐ Yes       ☐ No

Any Designated Recipient of the New Notes and New Perpetual Notes appointed by a Scheme Creditor must hold its account with the same relevant Account Holder in Euroclear or Clearstream as the Scheme Creditor as set out in Part 1, Section 3. Please also ensure you have specified such account details in this Designated Recipient Form below.

(b)	to be its Designated Recipient for the purposes of the Schemes in respect of all of the New Shares otherwise attributable to it:

☐ Yes      ☐ No

Part 3 (Distribution of New Shares) of this Account Holder Letter must be completed as appropriate in respect of the Designated Recipient.

If such Designated Recipient is to hold New Shares in CCASS please also ensure you have completed the CCASS details in Part 3.

If such Designated Recipient is to hold New Shares in Euroclear or Clearstream please tick the box at the end of Part 3 that reflects this option. Any Designated Recipient must hold its account with the same relevant Account Holder in Euroclear or Clearstream as the Scheme Creditor set out in Part 1, Section 3. Please also ensure you have specified such account details in this Designated Recipient Form below.

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Euroclear or Clearstream account details of the Designated Recipient:

Account name:	____________________________

Account number:	____________________________

Employee name:	____________________________

Phone:	____________________________

Email:	____________________________

The Designated Recipient cannot be:

1.	a "Disqualified Person", which is defined as a person who is disqualified from holding, receiving or handling any Scheme Consideration pursuant to any applicable laws or regulations; or

2.	a "Prohibited Transferee", which is defined as a person who is prohibited from being allotted, issued with, holding, receiving or handling any Scheme Consideration pursuant to any applicable laws or regulations or so prohibited except after compliance with conditions or requirements that the Company considers to be disproportionate to the value of the relevant Scheme Consideration.

A Scheme Creditor may not appoint more than one Designated Recipient.

The Scheme Creditor and any Account Holder (each a "Relevant Person") named below for itself hereby confirms to the Company and the Information Agent that, in relation to the Scheme Claim that is the subject of the Account Holder Letter, the Relevant Person has authority to identify the Designated Recipient(s) in this Appendix 2 (Appointment of Designated Recipient) (if any) and to give on its behalf the instruction given in the applicable Account Holder Letter:

☐ Yes                  ☐ No

Authorised employee signature (sign):

Date:

Full name of Scheme Creditor:

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APPENDIX 2 TO THE ACCOUNT HOLDER LETTER

DISTRIBUTION CONFIRMATION

Note:

In order for a Scheme Creditor (or its Designated Recipient) to be entitled to receive any Scheme Consideration under the terms of the Schemes (if they become effective in accordance with their terms), it must ensure that this Distribution Confirmation is duly completed in the affirmative and returned by its Account Holder, together with a duly completed Account Holder Letter (and, if applicable, a Designated Recipient Form), to the Information Agent by no later than the Bar Date.

Any Scheme Creditor that wishes to receive a proportion of the Scheme Consideration on the Initial Distribution Date must ensure that this Distribution Confirmation is duly completed in the affirmative and returned by its Account Holder, together with a duly completed Account Holder Letter (and, if applicable, a Designated Recipient Form), to the Information Agent by the Initial Deadline.

Any Scheme Creditor that does not make the relevant confirmations by checking the "Yes" box below shall not be entitled to receive a distribution of Scheme Consideration and should contact the Information Agent without delay.

For the avoidance of doubt, Scheme Creditors do not have to procure completion of this Distribution Confirmation (and, if applicable, Designated Recipient Form) in order to vote on the Schemes.

The Scheme Creditor and if applicable the Designated Recipient, acknowledges and agrees to the terms, confirmations, acknowledgements, warranties and undertakings set out in clauses 1 to 6 below of this Distribution Confirmation, including without limitation those set out at Annex A (General confirmations, acknowledgements, warranties and undertakings) and Annex B (Securities Law confirmations and undertakings):

☐       Yes

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Distribution Confirmation

1	Definitions and interpretation

1.1	Unless otherwise defined herein, defined terms in this Confirmation shall have the meanings given to them in the Explanatory Statement and the Schemes.

1.2	In this Confirmation unless the context otherwise requires:

(a)	words in the singular include the plural and in the plural include the singular;

(b)	the words "including" and "include" shall not be construed as or take effect as limiting the generality of the foregoing;

(c)	the headings shall not be construed as part of this Confirmation nor affect its interpretation;

(d)	references to any clause, without further designation, shall be construed as a reference to the clause of this Confirmation so numbered;

(e)	reference to any act, statute or statutory provision shall include a reference to that provision as amended, re-enacted or replaced from time to time whether before or after the date of this Confirmation and any former statutory provision replaced (with or without modification) by the provision referred to;

(f)	reference to a person includes a reference to any body corporate, unincorporated association or partnership and to that person's legal personal representatives or successors; and

(g)	the principles of construction set out in the Schemes apply to this Confirmation except that references to the Scheme shall instead be construed as referenced to this Confirmation.

2	Confirmations, warranties and undertakings

2.1	The Scheme Creditor or, if the Scheme Creditor has appointed a Designated Recipient, its Designated Recipient, hereby gives the confirmations, acknowledgements, warranties and undertakings set out in:

(a)	Annex A (General confirmations, acknowledgements, warranties and undertakings); and

(b)	Annex B (Securities Law confirmations and undertakings).

2.2	Without prejudice to the provisions in Annex A and Annex B, the Scheme Creditor and, if the Scheme Creditor has appointed a Designated Recipient, its Designated Recipient, hereby irrevocably warrants, undertakes and represents to the Company that with effect from the Restructuring Effective Date:

(a)	It will not seek to dispute, set aside, challenge, compromise or question in any jurisdiction the validity and efficacy of the cancellation and/or write-down of its Scheme Claims, including the Old Notes, provided that such cancellation and/or write-down was done in accordance with the terms of the Schemes.

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(b)	It will not seek to dispute, challenge, set aside or question the validity, authority or efficacy of the Schemes in any jurisdiction or before any court, regulatory authority, tribunal or otherwise and, without prejudice to the generality of the foregoing, notwithstanding that the Company (which is the issuer of the Old Notes) is incorporated in the Cayman Islands, that certain Group Companies are incorporated in Hong Kong, Luxembourg and Mongolia or that the Old Notes Indenture is governed by New York law.

(c)	It has obtained all necessary consents, authorisations, approvals and/or permissions required to be obtained by it under the laws and regulations applicable to it in any jurisdiction in order to sign this Confirmation and its signatory represents that it is duly authorised to sign this Confirmation on that party's behalf.

3	Grant of authority to the Company to execute certain documents on behalf of the Scheme Creditors

Subject only to the Scheme Effective Date occurring, the Scheme Creditor and, if the Scheme Creditor has appointed a Designated Recipient, its Designated Recipient, hereby irrevocably and unconditionally authorise the Company, and appoint the Company as their true and lawful attorney (acting by its directors or other duly appointed representative) to enter into, execute and deliver (as applicable) the Notes Restructuring Documents and such other documents that the Company reasonably considers necessary to give effect to the terms of the Schemes on behalf of each of them and agree to be bound by their terms.

4	Distribution of the Scheme Consideration

4.1	The Scheme Creditor or, if the Scheme Creditor has appointed a Designated Recipient, the Designated Recipient, confirms in relation to the claim that is the subject of the applicable Account Holder Letter that it intends to receive the Scheme Consideration to which it is entitled in accordance with the terms of the Schemes.

4.2	To the extent that a Scheme Creditor (or its Designated Recipient) is entitled to receive any of the New Notes under the terms of the Schemes, it irrevocably directs Energy Resources to issue such New Notes to it by depositing the New Notes in global registered form with the Depositary or its nominee for the accounts of the Clearing Systems.

4.3	To the extent that a Scheme Creditor (or its Designated Recipient) is entitled to receive any of the New Perpetual Notes under the terms of the Schemes, it irrevocably directs the Company to issue such New Perpetual Notes to it by depositing the New Perpetual Notes in global registered form with the Depositary or its nominee for the accounts of the Clearing Systems.

4.4	To the extent that a Scheme Creditor (or its Designated Recipient) is entitled to receive any of the New Shares under the terms of the Schemes, it irrevocably directs the Company to issue such New Shares to it by instructing the Share Registrar to enter the name of that Scheme Creditor (or its Designated Recipient) in the Share Register in respect of the New Shares to which it is entitled.

5	New York law release

5.1	With effect from the Restructuring Effective Date, the Scheme Creditor, on behalf of itself and each of its predecessors, successors and assigns (collectively, the "Releasing Parties") to the fullest extent permitted by law, shall and shall be deemed to completely and forever release, waive, void, acquit, forgive, extinguish and discharge unconditionally each of:

(a)	the Company, its Personnel and Affiliates (including the Joint Provisional Liquidators);

(b)	the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the Scheme Consideration Trustee, the Information Agent, the Registrar and the Old Notes Depositary, in such capacities, and their Personnel and Affiliates;

38

(c)	the Subsidiary Guarantors, their Personnel and Affiliates; and

(d)	the Steering Committee, the Advisers and their Personnel and Affiliates,

and each of their predecessors, successors and assigns, and in their capacities as such from any and all Claims and/or Liabilities whether known or unknown, fixed or contingent, including any continuing default and all Scheme Claims, arising prior to the Restructuring Effective Date or that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Restructuring Effective Date (or in respect of Clause 5.1(b) only, Claims and/or Liabilities which are based on actions taken or not taken by the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the Scheme Consideration Trustee, the Information Agent, the Registrar and the Old Notes Depositary, in such capacities, and their Personnel and Affiliates pursuant to the Schemes, whether before or after the Restructuring Effective Date) except for:

(a)	any and all claims or causes of action arising from or relating to fraud, wilful default or wilful misconduct;

(b)	any liability of any Adviser, its Personnel and Affiliates arising under a duty of care to its client;

(c)	any and all Claims or Liabilities that any Releasing Party may have against the Company and/or any Subsidiary Guarantor which do not arise directly or indirectly pursuant to, under or in connection with the Old Notes Documents;

(d)	any Claims against or Liabilities of any Adviser, its Personnel and Affiliates that are wholly unrelated to the Noteholder RSA, the Notes Restructuring, the Schemes, the negotiation or preparation thereof, or to any other related matter; and

(e)	in the case of the Old Notes Trustee, the Shared Security Agent, the Receivers, the Delegates, the Information Agent, the Registrar and the Old Notes Depositary and their Personnel and Affiliates, any and all Claims or Liabilities which do not relate to or arise in respect of the Old Notes and the Old Notes Documents, provided that the foregoing shall not prejudice or impair any right of any Releasing Party created under the Schemes and/or under or in connection with the Scheme Consideration.

6	Third Parties

6.1	This Confirmation is made for the benefit of, and with the intention and effect that it may be directly relied upon by, the Company and each beneficiary of any release granted under this Confirmation and any permitted assignee (together, the "Relying Persons").

7	Governing Law

7.1	This Confirmation shall be governed by, and this Confirmation shall be construed in accordance with, the laws of the State of New York. Any New York state or United States federal court located in the Borough of Manhattan, The City of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Confirmation and, for such purposes, we hereby irrevocably submit to the jurisdiction of any New York state or United States federal court located in the Borough of Manhattan, The City of New York.

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Annex A
to the Distribution Confirmation
General confirmations, acknowledgements, warranties and undertakings

1	The Scheme Creditor or, if the Scheme Creditor has appointed a Designated Recipient, the Designated Recipient, confirms to the Company, Energy Resources and the Information Agent that:

1.1	to the best of its knowledge, it has complied with all laws and regulations applicable to it in any jurisdiction with respect to the Schemes, the Account Holder Letter and this Confirmation;

1.2	it is (i) not a Disqualified Person and not a Prohibited Transferee; or (ii) if the Scheme Creditor has appointed a Designated Recipient, the Scheme Creditor will retain no beneficial interest in any Scheme Consideration nominated to be held by any Designated Recipient(s) if the Scheme Creditor is itself a Disqualified Person or a Prohibited Transferee;

1.3	it has received and reviewed the Schemes and the Explanatory Statement and assumes all of the risks inherent in participating in the Schemes and has undertaken all the appropriate analysis of the implications of participating in the Schemes;

1.4	it authorises the Clearing Systems to provide details concerning its identity, the Old Notes which are the subject of the Account Holder Letter and its applicable account details to the Company and the Information Agent and their respective legal and financial advisers at the time the Account Holder Letter is submitted;

1.5	it acknowledges that no information has been provided to it by the Old Notes Trustee or the Information Agent with regard to the tax consequences arising from the receipt of any of the Scheme Consideration or the participation in the Schemes and acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Schemes and agrees that it will not and does not have any right of recourse (whether by way of reimbursements, indemnity or otherwise) against the Old Notes Trustee or the Information Agent or any other person in respect of such taxes and payments;

1.6	it consents to, and agrees to be bound by the terms of the Schemes and the other matters contained herein, upon the Schemes becoming effective;

1.7	it acknowledges that all authority conferred or agreed to be conferred pursuant to the Account Holder Letter and this Confirmation and each obligation and the authorisations, instructions and agreements given by it shall, to the best of its knowledge and to the extent permitted by law, be binding upon its successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, its death or incapacity and that all of the information in the Account Holder Letter and this Confirmation is true, complete and accurate as at the date of this Confirmation;

1.8	it authorises the execution and the taking of all steps as are required to give effect to this Confirmation and its terms;

1.9	it authorises the execution and the taking of all such steps by any party as are required to give effect to: (i) the cancellation and discharge of the Old Notes, (ii) the release of the Guarantees provided by the Subsidiary Guarantors pursuant to the terms of the Old Notes Documents, and (iii) the release or cancellation of the Old Notes Documents in accordance with the terms of the Schemes;

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1.10	it acknowledges and agrees that the Company may, between the date on which the Explanatory Statement is issued and the Scheme Effective Date, make any modifications of, or additions to, the Scheme and/or the Restructuring Documents which would not directly or indirectly have an adverse effect on the interests of the Scheme Creditors, the Old Notes Trustee, the Collateral Agent, the Registrar or the Scheme Consideration Trustee under the Schemes and are necessary for the purpose of implementing the Notes Restructuring, and provided that the Company draws all such modifications or additions to the attention of the Hong Kong Court and the Cayman Court at the respective Sanction Hearings;

1.11	it acknowledges that neither the Schemes nor the transactions contemplated by the Explanatory Statement shall be deemed to be investment advice or a recommendation as to a course of conduct by the Old Notes Trustee or any of its officers, directors, employees or agents; and

1.12	it represents that it has made an independent decision in consultation with its advisers and professionals to the extent that it considers it necessary.

2	The Scheme Creditor or, if the Scheme Creditor has appointed a Designated Recipient, the Designated Recipient hereby acknowledges and agrees that the confirmations, authorisations, acknowledgements and waivers made by it in this Annex A are also given in favour of each relevant Relying Person (as defined above), who, in each case, are entitled to enforce and enjoy the benefit of any terms contained therein.

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Annex B
to the Distribution Confirmation
Securities Law confirmations and undertakings

1	The Scheme Creditor or, if the Scheme Creditor has appointed a Designated Recipient, the Designated Recipient, confirms to the Company, Energy Resources and the Information Agent that:

1.1	it understands that none of the Scheme Consideration has been or will be registered under the securities laws of any state of the United States, and will be issued pursuant to the Schemes in reliance on available exemptions from such state law registration requirements or the pre-emption of such requirements by the US Securities Act;

1.2	it understands that the Company intends to rely on the exemption from the registration requirements of the US Securities Act provided in Section 3(a)(10) thereof for the issuance of the Scheme Consideration to Scheme Creditors in exchange for their Scheme Claims as contemplated in the Schemes. This exemption is available subject to the following conditions:

(a)	the relevant Scheme Consideration must be issued in exchange for Scheme Claims; and

(b)	the Cayman Court and the Hong Kong Court, having been previously advised of the Company's reliance on their respective determinations on the exemption provided by Section 3(a)(10) of the US Securities Act, must hold an open hearing and approve the fairness of the terms and conditions of the exchange;

1.3	it understands that the Scheme Consideration generally should not be treated as “restricted securities” within the meaning of Rule 144(a)(3) under the US Securities Act and may be immediately resold without restriction under the US Securities Act by holders who are not “affiliates” (as defined under the US Securities Act) of the Company and have not been affiliates of the Company within 90 days prior to the Initial Distribution Date or the Final Distribution Date, as applicable;

1.4	it understands that, under the US Securities Act, a Scheme Creditor who is an affiliate of the Company at the time or within 90 days prior to any resale of any Scheme Consideration received under the Schemes will be subject to certain transfer restrictions relating to such Scheme Consideration to the extent they wish to sell such securities in the United States. In particular, such Scheme Consideration may not be sold in the United States without registration under the US Securities Act, except pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the US Securities Act, such as in an offshore transaction in accordance with Regulation S under the US Securities Act;

1.5	it will consult its own legal advisers prior to any resale of the Scheme Consideration received pursuant to the Schemes if it believes that it may be an affiliate of the Company and that whether a person is an affiliate of the Company for such purposes depends upon the circumstances;

1.6	it understands that neither Securities and Exchange Commission, nor any other United States state or other securities commission or regulatory authority has approved or disapproved of the Scheme Consideration or passed comment upon the accuracy or adequacy of the Explanatory Statement, and that any representation to the contrary is a criminal offence in the United States;

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1.7	it has consulted and will continue to consult, in each case as required, its own legal, financial and tax advisers with respect to the legal, financial and tax consequences of the Schemes, the Scheme Consideration and the Proposed Restructuring in its particular circumstances;

1.8	it understands that the Scheme Consideration will not be listed on a U.S. securities exchange or any inter-dealer quotation system in the United States and that the Company does not intend to take action to facilitate a market in any of the Scheme Consideration in the United States. Consequently, it understands that that it is unlikely that an active trading market in the United States will develop for any such securities;

1.9	it understands that the foregoing representations, warranties and agreements are required in connection with United States securities laws and that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. It agrees that, if any of the acknowledgements, representations and warranties made in connection with its receipt of the Scheme Consideration are no longer accurate, it will promptly, and in any event prior to the issuance of its Scheme Consideration, notify the Company in writing;

1.10	it is either (i) a "qualified investor" within the meaning of Article 2(1)(e) the EU Prospectus Directive (Directive 2003/71/EC and amendments thereto, including Directive 2010/73/EU); or (ii) is not incorporated or situated in any member state of the European Economic Area;

1.11	it is not located or resident in the United Kingdom or, if it is a resident of or located in the United Kingdom, it is (i) a person who has professional experience in matters relating to investments and qualifies as an Investment Professional in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); (ii) a high net worth company, unincorporated association, partnership, trustee or any person to whom communication may otherwise lawfully be made in accordance within Article 49(2) of the Order; or (iii) person falling with Article 43(2) of the Order;

1.12	it understands that the arrangements for the issue of the Scheme Consideration have not been authorised by Hong Kong's Securities and Futures Commission ("SFC"), nor has the Explanatory Statement (for this purposes including the Solicitation Packet) been approved by the SFC pursuant to section 105(1) of Hong Kong's Securities and Futures Ordinance ("SFO") or section 342C(5) of Hong Kong's Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("C(WUMP)O") or registered by Hong Kong's Registrar of Companies pursuant to section 342C(7) of C(WUMP)O;

1.13	it is not located or resident in Hong Kong or, if it is resident or located in Hong Kong, it is (i) a person whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or (ii) a professional investor as defined in the SFO;

1.14	it understands that the Scheme Consideration has not been and will not be registered under the relevant laws of the PRC;

1.15	it is not located or resident in Singapore or, if it is located or resident in Singapore, it is (i) an "institutional investor" as defined in the Securities and Futures Act, Chapter 289; or (ii) a person to whom the Scheme Consideration may otherwise be offered pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA;

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1.16	it understands that the Scheme Consideration has not been and will not be registered under the securities laws of Taiwan and, upon delivery, may not be offered, sold or otherwise transferred except (i) pursuant to an effective registration statement under Taiwan's Securities and Exchange Act; or (ii) in accordance with another exemption from registration under, or transaction not subject to Taiwan's Securities and Exchange Act;

1.17	it will comply with all securities laws relating to the Scheme Consideration that apply to it in any place in which it accepts, holds or sells any of its Scheme Consideration. It has obtained all consents or approvals that it needs in order to receive its Scheme Consideration, and the Company is not responsible for compliance with these legal requirements; and

1.18	it will not offer or resell any of its Scheme Consideration, or cause any offer for the resale of its Scheme Consideration, in any state or jurisdiction in which such offer, a solicitation for the purchase of, or resale of its Scheme Consideration would be unlawful under, or cause the Company to be in breach of, the securities laws of such state or jurisdiction and it has complied and will comply with all applicable laws and regulations with respect to anything done by it in relation to the Scheme Consideration.

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Appendix 10

PRE-RESTRUCTURING GROUP STRUCTURE CHART

Corporate and Capital Structure Chart immediately before Restructuring

Note (1): The Non-Shared Security is for the benefits of the Senior Lenders only.

Note (2): The Sales Proceeds Collection Account is pledged for the benefits of the Senior Lenders only.

Appendix 11

POST-RESTRUCTURING GROUP STRUCTURE CHART

Corporate and Capital Structure Chart post Restructuring

Appendix 12

JOINT PROVISIONAL LIQUIDATORS APPOINTMENT AND CONTINUATION ORDERS

IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION
FSD CAUSE NO: 99 OF 2016 (RMJ)

IN THE MATTER OF THE COMPANIES LAW (AS AMENDED)

AND IN THE MATTER OF MONGOLIAN MINING CORPORATION

IN CHAMBERS

19 JULY 2016

BEFORE THE HONOURABLE MR JUSTICE MCMILLAN

ORDER

UPON the application of Mongolian Mining Corporation (the “Company”) by its ex parte Summons dated 7 July 2016 for the appointment of joint provisional liquidators pursuant to section 104(3) of the Companies law (2013 Revision) (as amended) (the “Companies Law”)

AND UPON reading the Petition, the First, Second and Third Affirmations of Battsengel Gotov, the First Affidavit of Simon Conway, the First Affidavit of Christopher So Man Chun, the First Affidavit of Service of Brett Krishna Basdeo, the First Affirmation of Mr Daniel Matthew Anderson, Second Affirmation of Scott Gittins and the respective exhibits thereto

AND UPON hearing leading counsel for the Company, leading counsel for BNP Paribas Singapore Branch and Industrial and Commercial Bank of China and counsel for the Steering Committee of the Company’s noteholders

IT IS ORDERED that:

1.	Mr Simon Conway of PwC Corporate Finance and Recovery (Cayman) Limited, PO Box 258, Strathvale House, George Town, Grand Cayman KY1-1104, Cayman Islands, and Mr Christopher So Man Chun of PricewaterhouseCoopers Ltd., 22/F Prince’s Building, Central, Hong Kong, be appointed as joint provisional liquidators (the “JPLs”) of the Company with the power to act jointly and severally.

2.	The JPLs be authorised to develop and propose a restructuring of the Company’s indebtedness in a manner designed to allow the Company to continue as a going concern, with a view to making an arrangement with the Company’s creditors, including (without limitation) a compromise or arrangement by way of a scheme of arrangement pursuant to section 86 of the Companies Law.

3.	The JPLs are authorised as representatives of the Company, if so advised, to seek relief under Chapter 15 of Title 11 of the United States Bankruptcy Code, and to take such steps arising in connection therewith that the JPLs may consider appropriate.

4.	For the purposes set out at paragraph 2 hereof and without prejudice to the powers retained by the Company’s board of directors (“Board”) pursuant to paragraph 9 below, until further Order, the JPLs are authorised to exercise, within and outside of the Cayman Islands, and without further sanction of the Court, the powers to:

(a)	monitor, oversee and supervise the Board in its management of the Company (as such powers are retained by the Board by paragraph 9 below) with a view to develop and propose any compromise or arrangement with the Company’s creditors;

(b)	do all acts and execute, in the name and on behalf of the Company, all deeds, receipts and other documents and, for that purpose, use the Company seal when necessary;

(c)	oversee the existing Board of Directors of the Company (and attend any Board meetings) so as to effect a maximisation of returns to the stakeholders of the Company;

(d)	take possession of, collect and get in the property of the Company and for that purpose to demand all debts due;

(e)	take possession of, collect and get in the books and records of the Company, including accounting and statutory records;

(f)	deal with all questions in any way relating to or affecting the assets or the restructuring of the Company

(g)	do all such things as may be necessary or expedient for the protection or recovery of the Company’s property and assets at law or in equity in such jurisdictions as they may consider to be appropriate;

(h)	supervise the operation and/or opening and/or closing of any bank accounts in the name and on behalf of the Company; ·

(i)	open any bank accounts on behalf of the Company (in provisional liquidation) for the purpose of paying the costs and expenses of the provisional liquidation;

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(j)	draw, accept, make and indorse any bill of exchange or promissory note or borrow funds for the purpose of the day to day expenses of the provisional liquidation, in the name and on behalf of the Company, with the same effect with the respect of the Company’s liability as if the bill or note had been drawn, accepted, made or indorsed or the loan had been entered into by or on behalf of the Company in the course of its business;

(k)	communicate with and carry out any necessary filings with regulatory bodies as appropriate, including, without limitation, the Cayman Islands Registrar of Companies, the Hong Kong Stock Exchange and the Hong Kong Securities and Futures Commission in the name and on behalf of the Company;

(l)	make payments to creditors which may have the effect of preferring such creditors, in order to minimise the interruption to the day-to-day activities of the Company;

(m)	prove, rank and claim in the bankruptcy, insolvency or sequestration of any contributory for any balance against the estate of such contributory, and to receive dividends in the bankruptcy, insolvency or sequestration in respect of that balance, as a separate debt due from the bankrupt, insolvent or sequestrated contributory and rateably with the other separate creditors;

(n)	take such steps as the JPLs may consider appropriate in respect of the proceedings before the Grand Court entitled In the matter of Mongolian Mining Corporation; FSD Cause No. 100 of 2016 (RMJ), in the name of and on behalf of the Company;

(o)	discharge debts incurred by the Company after the commencement of these proceedings as expenses or disbursements properly incurred in the provisional liquidation;

(p)	engage staff (whether or not as employees of the Company and whether located in the Cayman Islands or elsewhere) to assist them in the performance of their duties for the purpose of the proceedings herein and to remunerate them out of the assets of the Company as an expense of the provisional liquidation;

(q)	seek recognition of the provisional liquidation and/or the appointment of the JPLs in any jurisdiction the JPLs consider necessary, including without limitation, Hong Kong, Luxembourg, Mongolia and the United States of America, together with such other relief as they may consider necessary for the proper exercise of their functions within those jurisdictions;

(r)	appoint attorneys and professional advisors, in the Cayman Islands, Hong Kong, the United States of America and elsewhere, as they may consider necessary to advise and assist them in the performance of their duties and to remunerate them for their reasonable fees and expenses out of the assets of the Company as an expense of the provisional liquidation;

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(s)	authorise the directors to exercise such of the above powers relating to Company on such terms as the JPLs consider fit;

(t)	establish a creditors committee in the same manner as contemplated by CWR Order 9 of the Companies Law; pay the JPLs’ remuneration on account out of the assets of the Company on the basis set out in the Insolvency Practitioners’ Regulations (2008) (as amended) (the “Regulations”); and

(u)	do all other things incidental to the exercise of the powers set out above.

5.	For the avoidance of doubt, the JPLs are not empowered to do anything which interferes with the rights of any receiver (as currently in place) over any shares in or assets of any immediate or indirect subsidiary of the Company.

6.	The JPLs shall submit a report to the Court on the conduct of the provisional liquidation by no later than 25 August 2016 and at other intervals as the court may from time to time direct (“Reports”).

7.	All applications to the Court for the approval of the JPLs’ fees shall relate to the work carried out during the periods covered by the Reports and shall be made within 7 days of the submission of each such Report.

8.	The JPLs are directed, to the extent practicable in the circumstances, to discuss and consult with the Board (or any relevant sub-committee thereof) any exercise of the powers conferred on them pursuant to this Order in relation to any decision made by them with respect to material matters concerning the Company;

9.	Until further Order, the Board shall retain all powers of management conferred upon it by the Company immediately prior to the date of this Order, subject to the JPLs’ oversight and monitoring of the exercise of such powers in relation to matters related to the ordinary course of business of the Company, pursuant to paragraph 4 hereof and, in relation to matters outside of the ordinary course of business of the Company, granting prior approval of the exercise of such powers. In the event that the JPLs and the Board cannot agree upon a proposed action outside the ordinary course of the Company’s business, the JPLs and the Board have liberty to apply to this Court for directions. Specifically, and without limitation to the foregoing, the Board continues to retain the following powers:

(a)	to continue to conduct the ordinary, day-to-day, business operations of the Company;

(b)	to continue to operate the bank accounts of the Company in the ordinary course of the Company’s business; and

5

(c)	subject to the approval and consent of the JPLs, to open and close bank accounts on behalf of the Company;

10.	The JPLs shall not be required to give security for their appointment.

11.	For the avoidance of doubt:

(a)	no disposition of the Company’s property by or with the authority of the JPLs in either case in the carrying out of their duties and functions and the exercise of their powers pursuant to this Order shall be avoided by virtue of Section 99 of the Companies Law; and

(b)	pursuant to Section 97 of the Companies Law, no suit, action or other proceedings, including criminal proceedings, shall be proceeded with or commenced against the Company except with the leave of this Court and subject to such terms as this Court may impose.

12.	The JPLs and the Company acting by its Board shall seek to agree a protocol which sets out the terms upon which the JPLs and the Board shall cooperate with respect to the management of the Company.

13.	The hearing of the Petition filed herein shall be adjourned to 1 September 2016.

14.	Any creditor of the Company has liberty to apply to this Court at any time to vary or discharge this Order, on not less than 7 clear days’ notice to the JPLs, and on receipt of such notice, the JPLs shall immediately notify the Board.

15.	The appointment of the JPLs be advertised once in the Cayman Islands Gazette and once, in English, in the International Edition of The Wall Street Journal, and once in English in the South China Morning Post, and once in the appropriate Mongolian script in a Mongolian Newspaper with national circulation within Mongolia, as soon as reasonably practicable.

16.	The remuneration and expenses of the JPLs, as approved by this Court, shall be paid out of the assets of the Company on such terms as the Court may direct.

17.	The JPLs and the directors shall be at liberty to apply for further directions in relation to, without limitation, any matter concerning the Company or the conduct of the provisional liquidation or the JPLs.

18.	Payments made into or out of the bank accounts(s) of the Company in the ordinary course of business of the Company between the date of the presentation of the Petition herein and the date of the appointments of the JPLs shall not be avoided by virtue of the provisions of section 99 of the Companies Law in the event of an order for the winding up of the Company being made of the Petition.

19.	Costs reserved.

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DATED the 19th day of July 2016.

FILED the 20th day of July 2016.

/s/ McMillan
The Honourable Mr Justice McMillan
JUDGE OF THE GRAND COURT

This ORDER was filed by Walkers, Attorneys-at-Law, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, for the Company whose address for service is care of its said Attorneys-at-Law.

7

IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION
FSD CAUSE NO: 99 OF 2016 (RMJ)

IN THE MATTER OF THE COMPANIES LAW (AS AMENDED)

AND IN THE MATTER OF MONGOLIAN MINING CORPORATION

IN OPEN COURT

1 SEPTEMBER 2016

BEFORE THE HONOURABLE MR JUSTICE MCMILLAN

ORDER

UPON the application of Simon Conway and Christopher So Man Chun in their capacity as the Joint Provisional Liquidators of Mongolian Mining Corporation (In Provisional Liquidation) (the “Company”)

AND UPON reading the Petition; the First Affirmation of Battsengel Gotov affirmed 7 July 2016; the Second Affirmation of Battsengel Gotov affirmed 7 July 2016; the First Affidavit of Simon Conway sworn 5 July 2016; the First Affidavit of Christopher So Man Chun sworn 6 July 2016; the First Affidavit of Service of Brett Krishna Basdeo sworn on 14 July 2016; the Third Affirmation of Battsengel Gotov affirmed 18 July 2016; the First Affirmation of Daniel Matthew Anderson affirmed 19 July 2016; the Second Affidavit of Simon Conway sworn 25 August 2016; the Third Affirmation of Scott Gittins affirmed 29 August 2016; the Third Affidavit of Simon Conway sworn 31 August 2016; the Second Affirmation of Daniel Matthew Anderson affirmed 31 August 2016; and the respective exhibits thereto

AND UPON hearing leading counsel for the Joint Provisional Liquidators; counsel for (i) BNP Paribas Singapore Branch and (ii) Industrial and Commercial Bank of China; and counsel for (i) Ashmore Investment Management Limited, (ii) Ashmore Investment Advisors Limited and (iii) Value Partners Greater China High Yield Income Fund (together, the “Steering Committee” of the Company’s bondholders)

IT IS ORDERED that:

1.	Simon Conway of PwC Corporate Finance and Recovery (Cayman) Limited, PO Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands, and Christopher So Man Chun of PricewaterhouseCoopers Ltd., 22/ F Prince’s Building, Central, Hong Kong, continue to be appointed as joint provisional liquidators (the “JPLs”) of the Company on the terms set out at paragraphs 1 to 5, 7 to 11 and 16 to 18 of the Court’s previous Order dated 19 July 2016.

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2.	The JPLs shall submit a report to the Court on the conduct of the provisional liquidation by no later than 20 October 2016.

3.	The hearing of the Petition filed herein shall be adjourned to 27 October 2016.

4.	The JPLs’ costs of and incidental to this application be paid out of the assets of the Company as an expense of the provisional liquidation.

DATED the 1st day of September 2016.

FILED the 1st day of September 2016.

/s/ McMillan
The Honourable Mr Justice McMillan
JUDGE OF THE GRAND COURT

This ORDER was filed by Walkers, Attorneys-at-Law, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, for the JPLs whose address for service is care of its said Attorneys-at-Law.

9

IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION
FSD CAUSE NO: 99 OF 2016 (RMJ)

IN THE MATTER OF THE COMPANIES LAW (AS AMENDED)

AND IN THE MATTER OF MONGOLIAN MINING CORPORATION

IN OPEN COURT

27 OCTOBER 2016

BEFORE THE HONOURABLE MR JUSTICE MCMILLAN

ORDER

UPON the Petition filed by Mongolian Mining Corporation (In Provisional Liquidation) (the “Company”) on 7 July 2016 (the “Petition”) and the application of Simon Conway and Christopher So Man Chun in their capacity as the Joint Provisional Liquidators of the Company

AND UPON reading Second Report of the Joint Provisional Liquidators dated 12 October 2016; the Fifth Affidavit of Simon Conway sworn 19 October 2016; the Fourth Affirmation of Scott Gittins sworn 26 October 2016; the Sixth Affidavit of Simon Conway sworn 26 October 2016; and the exhibits thereto

AND UPON hearing leading counsel for the Joint Provisional Liquidators; and counsel for (i) BNP Paribas Singapore Branch and (ii) Industrial and Commercial Bank of China

IT IS ORDERED that:

1.	Simon Conway of PwC Corporate Finance and Recovery (Cayman) Limited, PO Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands, and Christopher So Man Chun of PricewaterhouseCoopers Ltd., 22/F Prince’s Building, Central, Hong Kong, continue to be appointed as joint provisional liquidators (the “JPLs”) of the Company on the terms set out at paragraphs 1 to 5, 7 to 11 and 16 to 18 of the Court’s Order dated 19 July 2016.

2.	The hearing of the Petition shall be adjourned to 18 November 2016 at 10:30 am.

3.	The JPLs’ costs of and incidental to this application be paid out of the assets of the Company as an expense of the provisional liquidation.

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DATED the 27th day of October 2016.

FILED the 28th day of October 2016.

/s/ McMillan
The Honourable Mr Justice McMillan
JUDGE OF THE GRAND COURT

This ORDER was filed by Walkers, Attorneys-at-Law, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, for the JPLs whose address for service is care of its said Attorneys-at-Law.

11

IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION
FSD CAUSE NO: 99 OF 2016 (RMJ)

IN THE MATTER OF THE COMPANIES LAW (2016 REVISION)

AND IN THE MATTER OF MONGOLIAN MINING CORPORATION (IN PROVISIONAL LIQUIDATION)

IN CHAMBERS

____ NOVEMBER 2016

BEFORE THE HONOURABLE MR JUSTICE MCMILLAN

DEALT WITH ON THE PAPERS

CONSENT ORDER

UPON the Winding Up Petition filed by Mongolian Mining Corporation (In Provisional Liquidation) (the “Company”) on 7 July 2016 (the “Petition”) and the application of Simon Conway and Christopher So Man Chun in their capacity as the Joint Provisional Liquidators of the Company (the “JPLs”)

AND UPON reading the letter application of Walkers, attorneys for the JPLs, dated 15 November 2016 seeking an adjournment of the hearing of the Petition

AND UPON ·the letter application having been considered suitable to be disposed of on the papers without the need for an oral hearing

AND UPON the Company, the JPLs, the Liquidation Committee, Industrial and Commercial Bank of China Limited, ICBC (London) plc and Theiss Mongolia LLC agreeing to the Petition being further adjourned by consent

IT IS HEREBY ORDERED BY CONSENT that:

1.	Simon Conway of PwC Corporate Finance and Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands, and Christopher So Man Chun of PricewaterhouseCoopers Ltd., 22/F Prince’s Building, Central, Hong Kong, continue to be appointed as Joint Provisional Liquidators of the Company on the terms set out at paragraphs 1 to 5, 7 to 11 and 16 to 18 of the Court’s Order in these proceedings dated 19 July 2016.

2.	The hearing of the Petition shall be further adjourned until a date to be fixed being the first available date after 5 December 2016.

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3.	The JPLs’ costs of and incidental to this application be paid out of the assets of the Company as an expense of the provisional liquidation.

DATED the 17th day of November 2016.

FILED the 17th day of November 2016.

/s/ McMillan
The Honourable Mr Justice McMillan
JUDGE OF THE GRAND COURT

Approved as to form and content:

/s/ Walkers	/s/ Carey Olsen
Walkers	Carey Olsen
Attorneys for the JPLs

Attorneys for the Steering Committee, being:

(i) Ashmore Investment Management Limited; and (ii) Ashmore Investment Advisors Limited, each in its capacity as investment manager or advisor of certain funds and accounts holding the Notes (including the members of the Liquidation Committee); and (iii) Value Partners Great China High Yield Income Fund, a member of the Liquidation Committee.

/s/ Harney Westwood & Riegels	/s/ Ogier
Harney Westwood & Riegels	Ogier
(i) BNP Paribas Singapore Branch (a member of the Liquidation Committee); (ii) Industrial and Commercial Bank of China Limited; and (iii) ICBC (London) plc	Attorneys for Thiess Mongolia LLC

This CONSENT ORDER was filed by Walkers, Attorneys-at-Law, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, for the JPLs whose address for service is care of their said Attorneys-at-Law.

13

IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION
FSD CAUSE NO: 99 OF 2016 (RMJ)

IN THE MATTER OF THE COMPANIES LAW (2016 REVISION)

AND IN THE MATTER OF MONGOLIAN MINING CORPORATION (IN PROVISIONAL LIQUIDATION)

ORDER

UPON the Winding Up Petition presented by Mongolian Mining Corporation (In Provisional Liquidation) (the “Company”) on 7 July 2016 (the “Petition”)

AND UPON the application of Simon Conway and Christopher So Man Chun in their capacity as the Joint Provisional Liquidators of the Company (the “JPLs”) by Summons dated and filed herein on 9 December 2016

AND UPON reading the Seventh Affidavit of Simon Conway sworn on 14 December 2016 (“Conway 7”) and the Second Affidavit of Christopher So Man Chun sworn on 20 December 2016 (“So 2”) and the exhibits thereto

AND UPON hearing counsel for the JPLs

IT IS HEREBY ORDERED that:

1.	Simon Conway of PwC Corporate Finance and Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands, and Christopher So Man Chun of PricewaterhouseCoopers Ltd., 22/F Prince’s Building, Central, Hong Kong, continue to be appointed as Joint Provisional Liquidators of the Company on the terms set out at paragraphs 1 to 5, 7 to 11 and 16 to 18 of the Court’s Order in these proceedings dated 19 July 2016;

2.	the entry by the JPLs, on behalf of the Company, into each of (i) the Noteholder RSA, (ii) the Bank RSA and (iii) the Promissory Noteholder RSA (each as defined in Conway 7) (together, the “RSAs”) be approved and the JPLs be authorised to take all steps required to bring the RSAs into effect;

3.	the hearing of the Petition shall be adjourned generally;

4.	the JPLs’ costs of and incidental to this application be paid out of the assets of the Company as an expense of the provisional liquidation; and

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5.	there shall be liberty to apply generally.

DATED the 21st day of December 2016

FILED the 21st day of December 2016

/s/ McMillan
The Honourable Mr Justice McMillan
JUDGE OF THE GRAND COURT

This ORDER was filed by Walkers, Attorneys-at-Law, of 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, for the JPLs whose address for service is care of their said Attorneys-at-Law.

 15

Appendix 13

CAYMAN SCHEME MEETING CONVENING ORDER

IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION
FSD CAUSE NO: 39 OF 2017 (RMJ)

IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2016 REVISION)

AND IN THE MATTER OF MONGOLIAN MINING CORPORATION (IN PROVISIONAL LIQUIDATION)

IN CHAMBERS

13 MARCH 2017

BEFORE THE HONOURABLE JUSTICE MCMILLAN

ORDER

UPON the application made by way of Summons dated 17 February 2017 of Mongolian Mining Corporation (in Provisional Liquidation) (the “Company”), acting by Simon Conway of PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands and Christopher So Man Chun of PricewaterhouseCoopers Ltd. (Hong Kong), 22/F Prince’s Building, Central, Hong Kong (the “JPLs”) in their capacity as joint provisional liquidators of the Company, seeking orders convening a meeting of certain creditors of the Company to consider and if thought fit approve a scheme of arrangement pursuant to section 86 of the Companies Law (2016 Revision) in respect of the Company (the “Scheme”) in the form exhibited to the first affidavit of Simon Conway sworn on 7 March 2017 (with Exhibits “SC-1-1” to “SC-1-17”) (“Conway 1”)

AND UPON reading Conway 1, the first affidavit of Koon Ying Chow sworn on 6 March 2017 (with Exhibit “KYC-1”), the first affidavit of Balakrishnan Ashok Kumar sworn on 7 March 2017 (with Exhibit “BAK-1”), the first affidavit of Elizabeth Anne Wilson sworn on 7 March 2017 (with Exhibit “EAW-1”), the second affidavit of Koon Ying Chow sworn on 7 March 2017 (with Exhibit “KYC-2”) and the first affidavit of Timothy Graulich sworn on 6 March 2017 (with Exhibit “TG-1”)

AND UPON hearing counsel for the JPLs and the Company; and counsel for (i) BNP Paribas Singapore Branch and (ii) Industrial and Commercial Bank of China Limited (the “Senior Lenders”)

AND UPON the basis that all capitalised terms not otherwise defined in this Order shall have the meaning given to them in the explanatory statement in respect of the Scheme prepared pursuant to Order 102, Rule 20(4)(e) of the Cayman Islands Grand Court Rules 1995 (Revised Edition) in the form exhibited to Conway 1 (the “Explanatory Statement”)

AND UPON the JPLs providing an undertaking that the Scheme Documents (as defined below) will not be disseminated to the Scheme Creditors without the Senior Lenders having confirmed that the Senior Secured Facilities Restructuring Documents are in agreed form or without an order (the “Scheme Documents Dissemination Order”) having been granted by the Grand Court of the Cayman Islands (the “Grand Court”) provided such application seeking the Scheme Documents Dissemination Order has been made on 5 clear days’ notice to the Senior Lenders and the Steering Committee

IT IS HEREBY DECLARED THAT:

1.	The relevant class of creditors of the Company affected by the Scheme comprises those persons falling within the definition of Scheme Creditors as defined in the Scheme;

AND IT IS HEREBY ORDERED AND DIRECTED THAT:

2.	The Company be at liberty to convene a single meeting of Scheme Creditors (the “Scheme Meeting”) for the purpose of considering and, if thought fit, approving the Scheme;

3.	The Scheme Meeting be held at the offices of Walkers at 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands commencing at 9:00 p.m. (Cayman Islands time) on 10 April 2017, with any adjournment as may be appropriate;

4.	The notice of the Scheme Meeting shall be substantially in the form set out in Appendix 7 to the Explanatory Statement (the “Scheme Meeting Notice”);

5.	At least 21 days before the date of the Scheme Meeting a copy of the Scheme Meeting Notice shall be circulated to Scheme Creditors by:

(a)	the publication of a copy of the Scheme Meeting Notice on the Scheme Website (www.lynchpinbm.com/project/mongolian-mining/);

(b)	a corporate action notification through the Clearing Systems; and

(c)	an electronic mail to each person whom the JPLs believe may be a Scheme Creditor and who has registered as a Scheme Creditor with the Company or otherwise provided a valid email address to the Company;

6.	When providing notice of the Scheme Meeting in accordance with paragraph 5 above, there shall be provided electronic copies and/or a link to the Scheme Website to enable Scheme Creditors to access electronic copies of the following documents:

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(a)	the Scheme;

(b)	the Explanatory Statement; and

(c)	the Solicitation Packet (including, without limitation, the Account Holder Letter, the Distribution Confirmation and the Designated Recipient Form),

(together with the Scheme Meeting Notice, the “Scheme Documents”), each of which shall in each case be substantially in the form of the drafts exhibited to Conway 1 which are hereby approved (subject to the completion of blanks and minor modifications as advised by counsel to the JPLs and/or the Information Agent, together with any documents appended, annexed or scheduled thereto);

7.	At least 21 days before the date of the Scheme Meeting, the Company shall place an advertisement substantially in the form set out at Exhibit “SC-1-14” to Conway 1 in each of the Cayman Compass, South China Morning Post, the SingTao Daily in the Chinese language, the international edition of the Wall Street Journal and in the Mongolian language in the Mongolian newspaper with national circulation within Mongolia;

8.	The accidental omission to serve any Scheme Creditor with a copy of the Scheme Meeting Notice, or the non-receipt by any Scheme Creditor of a copy of the Scheme Meeting Notice or any of the documents referred to in paragraph 6 above, shall not invalidate the proceedings at the Scheme Meeting;

9.	Simon Conway be appointed to act as the chairperson of the Scheme Meeting (the “Chairperson”) or, if he is unable to so act, such other independent person as the JPLs may nominate shall be appointed to act as the Chairperson;

10.	The Chairperson shall be at liberty to adjourn the Scheme Meeting provided that such adjourned Scheme Meeting shall recommence as soon as reasonably practicable thereafter;

11.	The Chairperson shall report the result of the Scheme Meeting to the Grand Court in accordance with Order 102, Rule 20(8) of the Cayman Islands Grand Court Rules 1995 (Revised Edition) by 18 April 2017;

12.	The substantive hearing of the Petition at which the Grand Court will determine whether or not to sanction the Scheme shall be heard at 10:00 a.m. (Cayman Islands time) on 24 April 2017; and

13.	There shall be liberty to apply generally.

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DATED the 13th day of March 2017.

FILED the 13th day of March 2017.

/s/ McMillan
The Honourable Justice McMillan
JUDGE OF THE GRAND COURT

This ORDER was filed by Walkers, Attorneys-at-Law, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, for the JPLs whose address for service is care of its said Attorneys-at-Law.

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APPENDIX 14

HONG KONG SCHEME MEETING CONVENING ORDER

HCMP 370/2017

IN THE HIGH COURT OF THE

HONG KONG SPECIAL ADMINISTRATIVE REGION

COURT OF FIRST INSTANCE

MISCELLANEOUS PROCEEDINGS NO. 370 OF 2017

_______________

IN THE MATTER of MONGOLIAN MINING CORPORATION (in Provisional Liquidation in the Cayman Islands) - and - IN THE MATTER of Section 670 of the Companies Ordinance (Cap. 622)

_______________

BEFORE THE HONOURABLE MR JUSTICE HARRIS IN CHAMBERS

_________________________

ORDER

_____________________________

UPON the application of Mongolian Mining Corporation (in Provisional Liquidation in the Cayman Islands) (the “Company”), acting by Mr. Simon Conway and Mr. Christopher So Man Chun, as joint provisional liquidators of the Company appointed by the Grand Court of the Cayman Islands (the “JPLs”), by the Originating Summons filed on 17 February 2017, seeking orders convening meetings to consider and, if thought fit, approve scheme of arrangement in respect of the Company (the “Scheme”) in the form exhibited to the Affirmation of Christopher So Man Chun filed on 7 March 2017 together with Exhibit “CSMC-1” thereto

AND UPON reading the Affirmation of Christopher So Man Chun filed on 7 March 2017 with the exhibit referred to therein (“So 1”)

AND UPON hearing Counsel for the Company

AND UPON the basis that all capitalised terms not otherwise defined in this Order shall have the meaning given to them in the explanatory statement for the Scheme exhibited to So 1 (the “Explanatory Statement”).

IT IS ORDERED THAT:

1.	The Company be at liberty to convene a single meeting of Scheme Creditors (the "Scheme Meeting") for the purpose of considering and, if thought fit, approving the Scheme;

2.	The Scheme Meeting shall be held at the offices of Walkers in Hong Kong at 15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong on 11 April 2017 at 10 am Hong Kong time (10 April 2017 at 9 pm Cayman Islands time) (the “Hong Kong Scheme Meeting”), with any adjournment as may be appropriate;

3.	The Notice of the Hong Kong Scheme Meeting Notice shall be substantially in the form set out in Appendix 8 to the Explanatory Statement (the "Hong Kong Scheme Meeting Notice");

4.	At least 21 days before the date of the Hong Kong Scheme Meeting a copy of the Hong Kong Scheme Meeting Notice, together with a Chinese translation of the Hong Kong Scheme Meeting Notice, shall be circulated to Scheme Creditors by:

a)	publication of a copy of the Scheme Meeting Notice on the Scheme Website (www.lynchpinbm.com/project/mongolian-mining/);

b)	a corporation action notification through the Clearing Systems; and

c)	an electronic mail to each person whom the JPLs believe may be a Scheme Creditor and who has registered as a Scheme Creditor with the Company, or otherwise provided a valid email address to the Company;

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5.	Certified Chinese translation of the Chinese version of the Hong Kong Scheme Meeting Notice be dispensed with;

6.	An affirmation is to be filed by a solicitor of Davis Polk & Wardwell confirming the accuracy of the translation, the solicitor has to be fluent in both English and Chinese languages;

7.	When providing notice of the Hong Kong Scheme Meeting in accordance with paragraphs 4b) and 4c) above), there shall be provided electronic copies and/or a link to the Scheme Website to enable Scheme Creditors to access electronic copies of the following documents:

a)	the Scheme;

b)	the Explanatory Statement; and

c)	the Solicitation Packet (including, without limitation, the Account Holder Letter, the Distribution Confirmation Deed, the Designated Recipient Form and the Voting Instructions and Appointment of Proxy form), each of which shall in each case be substantially in the form of the drafts exhibited to So 1 which are hereby approved (subject to the completion of blanks and minor modifications);

8.	The Company shall place an advertisement in substantially the form exhibited to So 1 in the South China Morning Post, the Sing Tao Daily, Cayman Compass, the international edition of the Wall Street Journal and the Mongolian newspaper with national circulation within Mongolia;

9.	The accidental omission to serve any Scheme Creditor with a copy of the Hong Kong Scheme Meeting Notice, or the non-receipt by any Scheme Creditor of a copy of the Hong Kong Scheme Meeting Notice or any of the documents referred to in paragraph 5 above, shall not invalidate the proceedings at the Hong Kong Scheme Meeting;

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10.	One of the JPLs shall be appointed to act as the chairperson of the Scheme Meeting (the "Chairperson") or, if neither is able to so act, such other independent person as the JPLs may nominate shall be appointed to act as the Chairperson;

11.	The Chairman of the Scheme Meeting shall report the result of the Scheme Meeting to the Court;

12.	The substantive hearing of the Petition at which the Court will determine whether or not to sanction the Scheme shall be heard at 10:00 am on Tuesday, 25 April 2017 before the Honourable Mr Justice Harris;

13.	Costs of this application be paid out of the assets of the Company.

Dated this 14th day of March 2017.

Registrar

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HCMP 370 /2017

IN THE HIGH COURT OF THE

HONG KONG SPECIAL ADMINISTRATIVE REGION

COURT OF FIRST INSTANCE

MISCELLANEOUS PROCEEDINGS NO. 370 OF 2017

_______________

IN THE MATTER of MONGOLIAN MINING CORPORATION (in Provisional Liquidation in the Cayman Islands)

and

IN THE MATTER of Section 670 of the Companies Ordinance (Cap. 622)

_______________

_________________________

ORDER

_____________________________

Dated this 14th day of March 2017.

Filed this 20th day of March 2017.

Davis Polk & Wardwell

Solicitors for the Company

(in Provisional Liquidation in the Cayman Islands)

18/F The Hong Kong Club Building

3A Chater Road

Hong Kong

Tel: 2533 3300 / Fax: 2533 3388

Ref.: 13026/016 (JW/ET/KC)

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